Exhibit 4.4
U.S. BANCORP
401(k) SAVINGS PLAN
(2002 Restatement)

U.S. BANCORP
401(k) SAVINGS PLAN
(2002 Restatement)

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U.S. BANCORP
401(k) SAVINGS PLAN
(2002 Restatement)
THIS AGREEMENT, is made and entered into as of the 1st day of January, 2002, by and between U.S. Bancorp, a Delaware corporation (hereinafter sometimes referred to as the “Company”), and U.S. Bank National Association, a national banking association, as trustee (said trustee and its successor or successors in trust from time to time being hereinafter collectively referred to as the “Trustee”).
WHEREAS, the Company has heretofore established a profit sharing plan and trust which, in its most recent amended and restated form, is embodied in an instrument entitled “U.S. Bancorp 401(k) Savings Plan”, which has been amended from time to time (said restatement, as heretofore amended, being hereinafter sometimes referred to as the “Prior Plan Statement”); and
WHEREAS, the Company has reserved to itself the power to amend the Prior Plan Statement; and
WHEREAS, it is desired to amend and restate the Prior Plan Statement to reflect changes approved by the Board of Directors of the Company as part of a comprehensive revision of the retirement benefits for employees of the Company and certain of its affiliates;
NOW, THEREFORE, the Prior Plan Statement is hereby amended and restated, effective as of January 1, 2002, to read in full as follows:

SECTION 1
INTRODUCTION
1.1. History.
1.1.1. Firstar Thrift Savings 401(k) Plan. The Firstar Corporation Thrift Savings 401(k) Plan was originally adopted on December 4, 1968, and was amended on numerous occasions after that date. Following the merger of Star Banc Corporation with Firstar Corporation in November 1998, the Star Banc Thrift Savings 401(k) Plan was merged into the Firstar Corporation Thrift Savings 401(k) Plan, and the combined plan (the “Firstar Plan”) was amended and restated in its entirety effective September 1, 1999, the date of the merger.
1.1.2. U.S. Bancorp 401(k) Savings Plan. First Bank System, Inc. established a profit sharing plan effective January 1, 1957 which was amended and restated on January 1, 1984 and was amended on numerous occasions thereafter (the “Bancorp Plan”). By an amendment effective January 1, 1999, the Bancorp Plan was named the “U.S. Bancorp 401(k) Savings Plan”. Prior to that amendment the Bancorp Plan was known as the U.S. Bancorp Capital Accumulation Plan.
1.1.3. Merger of Plans. Effective January 1, 2002, the Firstar Plan and the Bancorp Plan were merged. This restatement, known as the “U.S. Bancorp 401(k) Savings Plan (2002 Restatement)” and generally effective January 1, 2002, sets forth the terms of the merged plan (the “Plan”).
1.2. Relation to Horizon Investment and Savings Plan. Employees who are eligible to participate in the Horizon Investment and Savings Plan maintained by U.S. Bancorp as successor to Mercantile Bancorporation Inc. are not eligible to participate in the Plan.
1.3. No Effect on Former Employees. Except as may be otherwise specifically provided or required by law, this amended and restated Plan Statement shall not affect the rights of or benefits payable to, or with respect to, any Participant (or any person who was a participant in a plan that merged with this Plan on or before the Effective Date), who died, retired or otherwise terminated employment prior to the Effective Date. The rights of, and benefits payable to or with respect to, any such person shall be governed (except as may be otherwise specifically provided or required by law) by the applicable plan documents as in effect at the time of such person’s death, retirement or other termination of employment.
1.4. No Reduction of Protected Benefits. Nothing in this amendment and restatement of the Plan, or in any subsequent amendment of this Plan, shall cause any “section 411(d)(6) protected benefits” (as defined by Treasury Regulations section 1.411(d)-4) of any Participant to be reduced, eliminated or made subject to employer discretion in a way that violates Code section 411(d)(6), valid regulations thereunder, or any other provision of the Code or ERISA. If any such amendment would appear to have the effect of reducing a protected accrued benefit, such amendment shall not be given effect to reduce the accrued benefit below the level immediately prior to the effective date of the amendment (but such amendment may have the effect of temporarily or indefinitely curtailing the accrual of additional benefits). If any such amendment would appear to have the effect of reducing any other type of section 411(d)(6) protected benefit, such amendment shall not be given effect with respect to the portion of the Participant’s benefit accrued prior to the effective date of the amendment.

SECTION 2
DEFINITIONS
2.1. Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:
2.1.1. Accounts — the following Accounts will be maintained under the Plan for Participants:
(a)
Total Account — for convenience of reference, a Participant’s entire interest in the Fund, including the Participant’s Earnings Reduction Account, Matching Contribution Account, Rollover Account, Transfer Account, Voluntary Account, and any other accounts.

(b)
Earnings Reduction Account — the account maintained for each Participant to which is credited the Employer contributions made in consideration of such Participant’s Earnings Reduction Agreement pursuant to Section 4.1 (or the comparable provisions of the Predecessor Plans), together with any increase or decrease thereon.

(c)
Matching Contribution Account — the account maintained for each Participant to which is credited the Participant’s allocable share of the Employer contributions made pursuant to Section 4.3 (or the comparable provisions of the Predecessor Plans), or made pursuant to Section 3.3 of Appendix D (or the comparable provisions of the Predecessor Plans), together with any increase or decrease thereon.

(d)
Rollover Account — the account maintained for each Participant to which is credited the Participant’s rollover contributions made pursuant to Section 4.5 hereof (or the comparable provisions of the Predecessor Plans), together with any increase or decrease thereon.

(e)
Transfer Account — the account maintained for each Participant to which is credited the Participant’s interest, if any, transferred from another qualified plan by the trustee of such other plan and not credited to any other Account, together with any increase or decrease thereon.

(f)
Voluntary Account — the account maintained for each Participant to which is credited any voluntary after-tax contributions made by the Participant to a Predecessor Plan, together with any increase or decrease thereon.

(g)
Other Accounts and Subaccounts — The Benefits Administration Committee shall have the authority to establish such other accounts and subaccounts as it shall determine to be necessary from time to time to for such purposes as the Benefits Administration Committee shall determine to be appropriate, including, without limitation, the segregation of qualified voluntary employee contributions made under a Predecessor Plan, together with any increase or decrease thereon.

2.1.2. Affiliate — a business entity which is under “common control” with the Employer or which is a member of an “affiliated service group” that includes the Employer, as those terms are defined in section 414(b), (c) and (m) of the Code. A business entity which is a predecessor to the Employer shall be treated as an Affiliate if the Employer maintains a plan of such predecessor business entity or if, and to the extent that, such treatment is otherwise required by regulations prescribed by the Secretary of the Treasury under section 414(a) of the Code. A business entity shall also be treated as an Affiliate if, and to the extent that, such treatment is required by regulations under section 414(o) of the Code. In addition to such required treatment, the Benefits Administration Committee may, in its discretion, designate as an Affiliate any business entity which is not such a “common control,” “affiliated service group” or “predecessor” business entity but which is otherwise affiliated with the Company, subject to such nondiscriminatory limitations as the Company may impose.
2.1.3. Alternate Payee — any spouse, former spouse, child or other dependent of a Participant who is recognized by a qualified domestic relations order as having a right to receive all or a portion of the Account of a Participant under the Plan.
2.1.4. Annual Valuation Date — each December 31 (or, if such date is not a Valuation Date, then the Annual Valuation Date shall instead be the nearest preceding Valuation Date).
2.1.5. Beneficiary or Beneficiaries — the person or persons designated by a Participant (or automatically by operation of this Plan Statement) to receive any benefit payable under the terms of this Plan Statement to a Beneficiary. A person so designated shall not be considered a Beneficiary until the Participant dies.
2.1.6. Benefits Administration Committee — the committee appointed pursuant to Section 12.2.
2.1.7. Code — the Internal Revenue Code of 1986, including applicable regulations for the specified section of the Code. Any reference in this Plan Statement to a section of the Code, including the applicable regulation, shall be considered also to mean and refer to any subsequent amendment or replacement of that section or regulation.
2.1.8. Company — U.S. Bancorp, a Delaware corporation, and any successor thereto.

2.1.9. Disability — a physical or mental condition that (i) the person or entity responsible for determining benefit eligibility under the Employer’s separate plan of long-term disability benefits has determined renders the Participant eligible for long-term disability income loss benefits under such plan, or (ii) solely in the case of a Participant who is not covered by such plan (for example, because the Participant is not in employment covered by such plan or because the Participant has opted out of coverage) at the time short-term disability benefits for the condition end, the Social Security Administration has determined renders the Participant eligible for Social Security disability benefits. A Participant shall cease to be treated as having a Disability for purposes of this Plan when the relevant person or entity (or in the case of a Participant whose Disability was established by the Social Security Administration, such Administration) determines that the Participant is no longer eligible for the disability benefits that originally established the Participant’s Disability.
2.1.10. Earnings Reduction Agreement — the agreement or agreements entered into (or deemed under default rules of the Benefits Administration Committee to be entered into) by a Participant as provided in Section 4.2 hereof.
2.1.11. Effective Date — January 1, 2002.
2.1.12. Eligibility Service — a measure of an employee’s service with the Employer and all Affiliates which is equal to the number of computation periods in which the employee is credited with at least one thousand (1,000) Hours of Service subject however to the following rules:
(a)
Computation Periods. The computation periods for determining Eligibility Service shall be the twelve (12) consecutive month period beginning with the date the employee first performs an Hour of Service and all Plan Years beginning after such date (regardless of any termination of employment and subsequent reemployment); provided, however, that in addition to the computation periods listed above, a Participant whose employment with the Employer terminates and who subsequently is reemployed by the Employer shall also have a computation period beginning with the date the employee first performs an Hour of Service on or after the date of the employee’s reemployment.

(b)
Completion. A year of Eligibility Service shall be deemed completed as of the last day of the computation period (irrespective of the date during such period that the employee completed one thousand Hours of Service). Fractional years of Eligibility Service shall not be credited.

(c)
Pre-Acquisition Service. If a person commences employment with an Employer after January 1, 2002, such employment is described in the limitation on Recognized Employment stated in Section 2.1.33(a)(v), and the Benefits Administration Committee declares such employment to be Recognized Employment, the person’s pre-acquisition service for the acquired trade or business shall be recognized for the purpose of determining such person’s Eligibility Service unless, in its declaration, the Benefits Administration Committee specifically provides to the contrary.

2.1.13. Employer — the Company, each corporation listed in Schedule I to this Plan Statement, and any business entity affiliated with the Company that adopts the Plan pursuant to Section 9.4 and subject to such limitations (not inconsistent with federal law) as the Company may impose with respect to the extent that service with such business entity prior to such adoption will be recognized hereunder, and any successor thereof that adopts the Plan.
2.1.14. Enrollment Date — the first day of each month.
2.1.15. ERISA — the Employee Retirement Income Security Act of 1974, as amended, including applicable regulations for the specified section of ERISA. Any reference in this Plan Statement to a section of ERISA, including the applicable regulation, shall be considered also to mean and refer to any subsequent amendment or replacement of that section or regulation.
2.1.16. ESOP Portion — the portion of the Plan that is a tax-qualified stock bonus plan under section 401(a) of the Code and an employee stock ownership plan under section 4975(e) of the Code. The ESOP Portion of the Plan at any time consists of all amounts invested in the ESOP Subfund.
2.1.17. ESOP Subfund — the Subfund established pursuant to Section 5.2 to hold the ESOP Portion of the Plan.
2.1.18. Event of Maturity — any of the occurrences described in Section 6 by reason of which a Participant or Beneficiary may become entitled to a distribution from the Plan.
2.1.19. Fund — the assets of the Plan held by the Trustee from time to time, including all contributions and the investments and reinvestments, earnings and profits thereon, whether invested under the general investment authority of the Trustee or under the terms applicable to any Subfund established pursuant to Section 5.
2.1.20. Highly Compensated Employee — any employee who (a) is a five percent (5%) owner (as defined in Appendix B) at any time during the current Plan Year or the preceding Plan Year, or (b) receives compensation from the Employer and all Affiliates during the preceding Plan Year in excess of Eighty-Five Thousand Dollars ($85,000)(as adjusted under the Code for cost-of-living increases after 2001). For this purpose, “compensation” means compensation as defined in Appendix A for purposes of section 415 of the Code. Compensation for any employee who performed services for only part of a year is not annualized for this purpose.

2.1.21. Hours of Service — a measure of an employee’s service with the Employer and all Affiliates, determined for a particular computation period and equal to the number of hours credited to the employee under the following rules:
(a)
Paid Duty. An Hour of Service shall be credited for each hour for which the employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliate. These Hours of Service shall be credited to the employee for the computation period or periods in which the duties are performed.

(b)
Paid Nonduty. An Hour of Service shall be credited for each hour for which the employee is paid, or entitled to payment, by the Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided, however, that:

(i)
no more than five hundred one (501) Hours of Service shall be credited on account of a single continuous period during which the employee performs no duties (whether or not such period occurs in a single computation period) unless such Hours in Service in excess of five hundred one (501) hours are due to Disability;

(ii)
no Hours of Service shall be credited on account of payments made under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation or disability insurance laws;

(iii)	no Hours of Service shall be credited on account of payments which solely reimburse the employee for medical or medically related expenses incurred by the employee; and
(iv)
payments shall be deemed made by or due from the Employer or an Affiliate whether made directly or indirectly from a trust fund or an insurer to which the Employer or an Affiliate contributes or pays premiums.

These Hours of Service shall be credited to the employee in accordance with applicable regulations for the computation period for which payment is made or, if the payment is not computed by reference to units of time, the Hours of Service shall be credited to the first computation period in which the event for which any part of the payment is made occurred.
(c)
Back Pay. An Hour of Service shall be credited for each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer or an Affiliate. The same Hours of Service credited under paragraph (a) or (b) shall not be credited under this paragraph (c). The crediting of Hours of Service under this paragraph (c) for periods and payments described in paragraph (b) shall be subject to all the limitations of that paragraph. These Hours of Service shall be credited to the employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

(d)	Unpaid Absences.
(i)
Military Leaves. During service in the Armed Forces of the United States if the employee both entered such service and returned to employment with an Employer or an Affiliate from such service under circumstances entitling the employee to reemployment rights granted veterans under federal law, the employee shall be credited with the number of Hours of Service which otherwise would normally have been credited but for such leave of absence; provided, however, that if the employee does not return to employment for any reason other than death, Disability or attainment of Normal Retirement Age within the time prescribed by law for the retention of veteran’s reemployment rights, such Hours of Service shall not be credited.

(ii)
Parenting Leaves. To the extent not otherwise credited and solely for the purpose of determining whether a One-Year Break in Service has occurred, Hours of Service shall be credited to an employee for any period of absence from work beginning in Plan Years commencing after December 31, 1984, due to pregnancy of the employee, the birth of a child of the employee, the placement of a child with the employee in connection with the adoption of such child by the employee or for the purpose of caring for such child for a period beginning immediately following such birth or placement. The employee shall be credited with the number of Hours of Service which otherwise would normally have been credited to such employee but for such absence. If it is impossible to determine the number of Hours of Service which would otherwise normally have been so credited, the employee shall be credited with eight (8) Hours of Service for each day of such absence. In no event, however, shall the number of Hours of Service credited for any such absence exceed five hundred one (501) Hours of Service. Such Hours of Service shall be credited to the computation period in which such absence from work begins if crediting all or any portion of such Hours of Service is necessary to prevent the employee from incurring a One-Year Break in Service in such computation period. If the crediting of such Hours of Service is not necessary to prevent the occurrence of a One-Year Break in Service in that computation period, such Hours of Service shall be credited in the immediately following computation period (even though no part of such absence may have occurred in such subsequent computation period). These Hours of Service shall not be credited until the employee furnishes timely information which may be reasonably required by the Employer to establish that the absence from work is for a reason for which these Hours of Service may be credited.

(e)
Special Rules. An Employee will not receive credit for the same Hour of Service under more than one subsection of this section. To the extent not inconsistent with other provisions hereof, Department of Labor Regulations 29 C.F.R. § 2530.200b-2(b) and (c) are hereby incorporated by reference herein. To the extent required under section 414 of the Code, services of leased employees, leased owners, leased managers, shared employees, shared leased employees and other similar classifications by the Employer or an Affiliate shall be taken into account as if such services were performed as a common law employee of the Employer for the purposes of determining Eligibility Service. (These classifications of persons are not employees. They are, therefore, not eligible to participate in this Plan or accrue benefits under this Plan for such services.) Application of the leased employee rules under section 414(n) of the Code shall be subject to the following: (i) “contingent services” shall mean services performed by a person for the Employer or an Affiliate during the period the person has not performed the services on a substantially full time basis for a period of at least twelve (12) consecutive months, (ii) except as provided in (iii), contingent services shall not be taken into account for purposes of determining Eligibility Service, (iii) contingent services performed by a person who has become a Leased Employee shall be taken into account for purposes of determining Eligibility Service, and (iv) all service performed as a Leased Employee (i.e., all service following the date an individual has satisfied all three requirements for becoming a Leased Employee) shall be taken into account for purposes of determining Eligibility Service.

(f)
Equivalency for Exempt Employees. Notwithstanding anything to the contrary in this Section 2.1.21, with respect to any period during which an employee is engaged in service for which the Employer is not required by state or federal “wage and hour” or other law to count hours worked, and any other period during which it is not administratively feasible to count Hours of Service as otherwise provided in this Section 2.1.21 (including certain periods during which no duties were performed), Hours of Service shall be credited at the rate of ninety-five (95) Hours of Service for each semi-monthly payroll period with respect to which, under the provisions of this section (other than this paragraph), such employee would be entitled to credit for at least one (1) Hour of Service.

2.1.22. Investment Manager — that person other than the Trustee appointed pursuant to Section 10.7 to manage all or a portion of the Fund.
2.1.23. Leased Employee — any individual (other than an employee of the Employer or an Affiliate) who performs services for the Employer or an Affiliate if (i) services are performed under an agreement between the Employer or an Affiliate and any other individual or company, (ii) the individual performs services for the Employer or an Affiliate on a substantially full time basis for a period of at least twelve (12) consecutive months, and (iii) the individual’s services are performed under the primary direction or control of the Employer or an Affiliate. In determining whether an individual is a Leased Employee of the Employer or an Affiliate, all prior service with the Employer or an Affiliate (including employment as a common law employee) shall be used for purposes of satisfying (ii) above. No individual shall be considered a Leased Employee unless and until all conditions have been satisfied.
2.1.24. Normal Retirement Age — the date a Participant attains age sixty-five (65) years.
2.1.25. Participant — an employee of the Employer who becomes a Participant in the Plan in accordance with the provisions of Section 3. An employee who has become a Participant shall be considered to continue as a Participant in the Plan until the earliest of the following: (i) the date of the Participant’s death, or (ii) the date of the Participant’s termination of employment if the Participant no longer has any account under the Plan (that is, the Participant has received a distribution of all of the Participant’s Total Account, if any). An employee who has not become a Participant in the Plan in accordance with the provisions of Section 3 and who makes a rollover contribution to the Plan in accordance with the provisions of Section 4 shall be considered a Participant solely for the purpose of making the rollover contribution and receiving a distribution upon an Event of Maturity in accordance with the provisions of Section 7.
2.1.26. Plan — the tax-qualified profit sharing plan of the Employer established for the benefit of employees eligible to participate therein that is amended and restated in this Plan Statement. (As used herein, “Plan” refers to the legal entity established by the Employer and not to the documents pursuant to which the Plan is maintained. Those documents are referred to herein as the “Plan Statement.”) The Plan shall be referred to as the “U.S. BANCORP 401(K) SAVINGS PLAN.” The ESOP Portion of the Plan is intended to be a tax-qualified stock bonus plan under Code section 401(a) and an employee stock ownership plan under Code section 4975(e)(7). The remainder of the Plan, the Profit Sharing Portion, is a tax-qualified profit sharing plan.
2.1.27. Plan Statement — the document entitled the “U.S. BANCORP 401(k) SAVINGS PLAN (2002 Restatement)“as adopted by the Company effective as of January 1, 2002, as the same may be amended from time to time.
2.1.28. Plan Year — the twelve (12) consecutive month period ending on any December 31.

2.1.29. Predecessor Plans — the U.S. Bancorp 401(k) Savings Plan and Firstar Thrift Savings 401(k) Plan, which merged to form this Plan on the Effective Date.
2.1.30. Profit Sharing Portion — the portion of the Plan that is a tax-qualified profit sharing plan (and not a stock bonus plan or employee stock ownership plan). The Profit Sharing Portion of the Plan at any time consists of all assets of the Plan other than those invested in the ESOP Subfund.
2.1.31. Qualifying Employer Securities — common stock of U.S. Bancorp, or of a corporation which is a member of a controlled group of corporations including U.S. Bancorp within the meaning of section 407(d)(7) of ERISA, which is readily tradable on an established securities market. If there is no such common stock, Qualifying Employer Securities shall mean only that class of common stock having a combination of voting power and dividend rights equal to or in excess of: (i) that class of common stock having the greatest voting power, and (ii) that class of common stock having the greatest dividend rights. Notwithstanding the foregoing, noncallable preferred stock shall be treated as Qualifying Employer Securities if such stock is convertible at any time into stock which satisfies those requirements and if such conversion is at a conversion price which (as of the date of the acquisition by the Plan) is reasonable. For the purposes of the preceding sentence, to the extent permitted by applicable regulations, preferred stock shall be treated as noncallable if after the call there will be reasonable opportunity for a conversion which meets the requirements of the preceding sentence.
2.1.32. Recognized Compensation — wages within the meaning of section 3401(a) of the Code for purposes of federal income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code) and paid to the Participant by the Employer for the applicable period; subject, however, to the following:
(a)
Included Items. In determining a Participant’s Recognized Compensation there shall be included all of the following: (i) elective contributions made by the Employer on behalf of the Participant that are not includible in gross income under sections 125, 132(f), 402(e)(3), 402(h), 403(b), 414(h)(2) and 457 of the Code (including elective contributions authorized by the Participant under a cafeteria plan or any qualified cash or deferred arrangement under section 401(k) of the Code), and (ii) amounts deferred by the Participant under a nonqualified deferred compensation plan maintained by the Employer.

(b)
Excluded Items. In determining a Participant’s Recognized Compensation there shall be excluded all of the following: (i) expense reimbursements, car allowances and other similar payments, including foreign service allowances, station allowances, foreign tax equalization payments and other similar payments, (ii) welfare and fringe benefits (cash and noncash), including tuition reimbursements, payments under an adoption assistance program, disability payments (but not continued payment of a Participant’s normal compensation under the Employer’s policy regarding short-term absences for medical reasons), payments for vacation or sick leave accrued but not taken, and final payments on account of termination of employment (e.g., severance payments), (iii) all noncash remuneration including income imputed from below-market loans and from insurance coverages and premiums, (iv) employee discounts and other similar amounts, (v) moving expenses, (vi) payments under a nonqualified deferred compensation plan, (vii) the value of all stock options and stock appreciation rights (whether or not exercised), restricted stock, and other similar amounts, (viii) cash payments in lieu of retirement plan contributions that could not be made due to the application of section 401(a)(17) of the Code, and (ix) retention bonuses.

(c)
Pre-Participation Employment. Enumeration paid by the Employer attributable to periods prior to the date the Participant became a Participant in the Plan shall not be taken into account in determining the Participant’s Recognized Compensation.

(d)	Non-Recognized Employment. Remuneration paid by the Employer for employment that is not Recognized Employment shall not be taken into account in determining a Participant’s Recognized Compensation.
(e)	Attribution to Periods. A Participant’s Recognized Compensation shall be considered attributable to the period in which it is actually paid and not when earned or accrued.
(f)	Excluded Periods. Amounts received more than 30 days after the Participant’s termination of employment shall not be taken into account in determining a Participant’s Recognized Compensation.
(g)	Multiple Employers. If a Participant is employed by more than one Employer in a Plan Year, a separate amount of Recognized Compensation shall be determined for each Employer.
(h)
Annual Maximum. A Participant’s Recognized Compensation for any twelve-month period shall not exceed the annual compensation limit under section 401(a)(17) of the Code. For purposes of the foregoing, the annual compensation limit under section 401(a)(17) of the Code shall be two hundred thousand dollars ($200,000) for the twelve-month period beginning January 1, 2002, and shall thereafter be adjusted as provided under the Code for cost of living increases.

2.1.33. Recognized Employment — all service with the Employer by persons classified by the Employer as an employee on both payroll and personnel records; subject, however, to the following:
(a)	Exclusions. Service classified by the Employer as being performed in any of the following categories of employment shall be excluded from Recognized Employment:
(i)
employment in a unit of employees whose terms and conditions of employment are subject to a collective bargaining agreement between the Employer and a union representing that unit of employees, unless (and to the extent) such collective bargaining agreement provides for the inclusion of those employees in the Plan;

(ii)	employment of a nonresident alien who is not receiving any earned income from the Employer which constitutes income from sources within the United States;
(iii)
employment of a United States citizen or a United States resident alien outside the United States unless and to the extent the Benefits Administration Committee shall declare such employment to be Recognized Employment (if such a designation is made, the Benefits Administration Committee also shall specify the extent to which the compensation payable to such citizen by the Employer, the foreign Affiliate, or both shall be recognized for purposes of the Plan);

(iv)
employment in a division or facility of the Employer which is not in existence on January 1, 2002 (that is, was acquired, established, founded or produced by the liquidation or similar discontinuation of a separate subsidiary after January 1, 2002) unless and to the extent the Benefits Administration Committee shall declare such employment to be Covered Employment;

(v)
employment by an Employer that began as a result of the Employer’s acquisition, by merger, asset purchase, or otherwise, of all or a portion of a trade or business, unless and to the extent the Benefits Administration Committee shall declare such employment to be Recognized Employment;

(vi)	employment of a Highly Compensated Employee to the extent agreed to in writing by that individual; and

(vii)	employment for which the person accrues or accrued benefits under any other tax-qualified defined contribution pension plan of the Employer or an Affiliate.
(b)
Non-Employees. Service performed for the Employer by an individual who is not classified by the Employer as an employee on both payroll and personnel records shall not be considered Recognized Employment. Without limiting the generality of the foregoing, such service shall include service performed by an individual classified by the Employer as a Leased Employee, leased owner, leased manager, shared employee, shared leased employee, temporary worker, independent contractor, contract worker, agency worker, freelance worker or other similar classification.

(c)
Effect of Classification. The Employer’s classification of an individual at the time of inclusion in or exclusion from Recognized Employment shall be conclusive for the purpose of the foregoing rules. No reclassification of an individual’s status with the Employer, for any reason, without regard to whether it is initiated by a court, governmental agency or otherwise and without regard to whether or not the Employer agrees to such reclassification, shall result in the individual being retroactively included in Recognized Employment. Notwithstanding anything to the contrary in this provision, however, the Benefits Administration Committee may declare that a reclassified individual will be included in Recognized Employment prospectively. Any uncertainty concerning an individual’s classification shall be resolved by excluding the individual from Recognized Employment.

2.1.34. Subfund — a separate pool of assets of the Fund set aside for investment purposes under Section 5.
2.1.35. Trustee — U.S. Bank National Association, a national banking association, and its successor or successors in trust. Where the context requires, Trustee shall also mean and refer to any one or more co-trustees serving hereunder.
2.1.36. Valuation Date — each day on which trading is conducted on the New York Stock Exchange.
2.1.37. Vested — nonforfeitable.

SECTION 3
ELIGIBILITY AND PARTICIPATION
3.1. General Eligibility Rule. An employee who was a participant in a Predecessor Plan immediately prior to the Effective Date and who is in Recognized Employment on the Effective Date shall be a Participant on the Effective Date. On and after the Effective Date, if an employee is then employed in Recognized Employment, the employee shall become a Participant on the first day of the month following the month in which the employee will have completed one (1) year of Eligibility Service; provided, however, that if the employee’s first Hour of Service occurred on the first day of a month and the employee completed a year of Eligibility Service in his or her first computation period, the employee shall become a Participant on the first day of the second month following the month in which the employee completes one (1) year of Eligibility Service (subject to being in Recognized Employment on that day). If the employee is not then employed in Recognized Employment, the employee shall not become a Participant until the first day of the month following the month in which the employee enters Recognized Employment.
3.2. Special Rule for Former Participants. A Participant whose employment with the Employer terminates and who subsequently is reemployed by the Employer shall be eligible to resume Earnings Reduction Contributions no later than the first day of the month following the month in which the Participant returns to Recognized Employment.
3.3. Enrollment. Each employee who is or will become a Participant may authorize earnings reductions by completing an Earnings Reduction Agreement and delivering it to the Benefits Administration Committee prior to the Enrollment Date as of which the employee desires to make it effective. If an employee does not enroll when first eligible to do so, the employee may enroll as of any subsequent Enrollment Date by completing an Earnings Reduction Agreement and delivering it to the Benefits Administration Committee prior to that Enrollment Date. The Benefits Administration Committee may, but need not, permit such enrollment to be made by telephonic, electronic or similar methods, in lieu of an enrollment in writing, and shall determine what information shall be required to be furnished in connection with the Participant’s enrollment.

SECTION 4
CONTRIBUTIONS AND ALLOCATION THEREOF
4.1. Employer Contributions.
4.1.1. Source of Employer Contributions. All Employer contributions to the Plan may be made without regard to profits.
4.1.2. Limitation. The contribution of the Employer to the Plan for any year, when considered in light of its contribution for that year to all other tax-qualified plans it maintains, shall, in no event, exceed the maximum amount deductible by it for federal income tax purposes as a contribution to a tax-qualified profit sharing plan under section 404 of the Code. Each such contribution to the Plan is conditioned upon its deductibility for such purpose.
4.1.3. Form of Payment. The appropriate contribution of the Employer to the Plan, determined as herein provided, shall be paid to the Trustee and may be paid either in cash or in common shares of the Employer or of any successor or in other assets of any character of a value equal to the amount of the contribution or in any combination of the foregoing ways.
4.2. Earnings Reduction Contributions.
4.2.1. Earnings Reduction Agreements. Subject to the following rules, each Participant may execute an Earnings Reduction Agreement which provides for a reduction of not less than one percent (1%) nor more than fifty percent (50%) of the amount of Recognized Compensation which otherwise would be paid to the Participant by the Employer each payday, and for equal amounts to be contributed by the Employer to the Plan (“Earnings Reduction Contributions”). The Benefits Administration Committee may from time to time establish rules changing the minimum and maximum allowable reduction. The reduction agreed to by the Participant shall be made by the Employer from the Participant’s Recognized Compensation each payday for so long as the Earnings Reduction Agreement remains in effect. Such Earnings Reduction Contributions and any elective contributions made under any other plans of the Employer and Affiliates for a taxable year of a Participant, however, shall not exceed the limit in effect for such taxable year under Code section 402(g).
4.2.2. Modification of Earnings Reduction Agreements. Earnings Reduction Agreements may be modified as follows:
(a)
Increase or Decrease. A Participant may, upon giving prior notice in a manner authorized by the Benefits Administration Committee, amend a Participant’s Earnings Reduction Agreement to increase or decrease the amount of reduction effective as of the first payday following the pay period in which the notice is given.

(b)
Cancellation of Earnings Reductions. A Participant who has an Earnings Reduction Agreement in effect may, upon giving prior notice in a manner authorized by the Benefits Administration Committee, completely terminate the Agreement effective as of the first payday following the pay period in which the notice is given which is designated by the Participant. Thereafter, such Participant may, upon giving prior notice in a manner authorized by the Benefits Administration Committee, enter into a new Earnings Reduction Agreement effective as of the first payday following the pay period in which the notice is given if, on that first payday, the Participant is employed in Recognized Employment.

(c)
Termination of Recognized Employment. The Earnings Reduction Agreement of a Participant who ceases to be employed in Recognized Employment shall be terminated automatically as soon as administratively feasible after the date the Participant ceases to be employed in Recognized Employment. If such Participant returns to Recognized Employment, the Participant may, upon giving prior notice in a manner authorized by the Benefits Administration Committee, enter into a new Earnings Reduction Agreement effective as of the date of the Participant’s return to Recognized Employment or effective as of the first payday following the month in which the notice is given which is designated by the Participant.

(d)
Form of Agreement. The Benefits Administration Committee shall specify the form of all Earnings Reduction Agreements, the form of any notices regarding such Agreements and all procedures for the delivery and acceptance of forms and notices.

4.2.3. Amount. Within the time required by regulations of the United States Department of Labor, the Employer shall contribute to the Trustee for deposit in the Fund the reduction in Recognized Compensation which was agreed to by each Participant pursuant to an Earnings Reduction Agreement.
4.2.4. Allocation. The Earnings Reduction Contribution made with respect to each Participant shall be credited to that Participant’s Earnings Reduction Account as soon as practicable after it is received by the Trustee.
4.2.5. Section 401(k) Compliance. Contributions made in accordance with Earnings Reduction Agreements described in this Section 4.2 shall satisfy the nondiscrimination requirements of section 401(k) of the Code by applying the applicable rules set forth in Appendix D.

4.3. Matching Contributions.
4.3.1. Amount. The Employer shall contribute to the Trustee for deposit in the Fund and for crediting to the Participant’s Matching Contribution Account an amount (“Matching Contribution”) equal to one hundred percent (100%) of the Participant’s reduction in Recognized Compensation for the Plan Year which was agreed to by the Participant pursuant to a Earnings Reduction Agreement, up to a maximum Matching Contribution of four percent (4%) of the Participant’s Recognized Compensation. Such Employer Matching Contributions shall be made only for Participants who are eligible Participants within the meaning of Section 4.3.2. Such Employer Matching Contributions shall be delivered to the Trustee for deposit in the Fund not later than the time prescribed by federal law (including extensions) for filing the federal income tax return of the Employer for the taxable year in which the Plan Year ends.
4.3.2. Eligibility. For purposes of Section 4.3.1, a Participant shall be eligible to receive a Matching Contribution for a Plan Year only if such Participant is employed in Recognized Employment on the last business day of that Plan Year. Any Participant who is then on a parental leave or who is in active service in the Armed Forces of the United States whose benefit is protected under USERRA shall be deemed to meet this requirement. No other Participant (including, without limitation, Participants who have severed or terminated employment, retired, or died) shall be eligible to receive a Matching Contribution.
4.3.3. Allocation. The Employer Matching Contribution which is made with respect to a Participant shall be allocated to that Participant’s Matching Contribution Account for the Plan Year with respect to which it is made and, for the purposes of Section 5, shall be credited as soon as practicable after it is received by the Trustee.
4.3.4. Section 401(m) Compliance. Matching Contributions made in accordance with this Section 4.3 shall satisfy the nondiscrimination requirements of section 401(m) of the Code by applying the applicable rules set forth in Appendix D.
4.4. Discretionary Contributions.
4.4.1. General. The Employer may (but shall not be required to) make additional contributions (“Discretionary Contributions”) from year to year during the continuance of the Plan in such amounts as the Employer shall from time to time determine. Such contributions shall be delivered to the Trustee for deposit in the Fund not later than the time prescribed by federal law (including extensions) for filing the federal income tax return of the Employer for the taxable year in which the Plan Year ends.
4.4.2. Additional Allocation. Any portion of the Employer’s Discretionary Contribution not allocated as provided in Appendix D shall be allocable to the Accounts of individuals who were Participants during that Plan Year. No other Participant shall be eligible to share in the allocation of this portion of the discretionary Employer contribution.
This allocation shall be made in the same ratio in which the amount of the Employer contributions allocated to the Earnings Reduction Account of each such eligible Participant for that Plan Year bears to the amount of the aggregate Employer contributions allocated to the Earnings Reduction Accounts of all such eligible Participants for that Plan Year. The Employer contribution which is so allocated to a Participant shall be credited to that Participant’s Matching Contribution Account as soon as practicable after it is received by the Trustee.

4.4.3. Eligible Participants. For purposes of Section 4.4.2, a Participant shall be an eligible Participant for a Plan Year only if such Participant is employed in Recognized Employment on the last day of such Plan Year. Any Participant who is then on parental leave and any Participant called to active service in the Armed Forces of the United States whose benefit is protected under USERRA shall be deemed to meet this requirement. No other Participant (including, without limitation, Participants who have severed or terminated employment, retired, or died) shall be eligible to receive a Discretionary Contribution.
4.5. Rollover Contributions.
4.5.1. Eligible Contributions. An employee in Recognized Employment may contribute to the Plan, in such form and manner as may be prescribed by the Benefits Administration Committee in accordance with those provisions of federal law relating to rollover contributions, cash (or the cash proceeds from distributed property) received by the employee in an eligible rollover distribution. The permitted sources for an eligible rollover distribution include: (i) an eligible retirement plan that is a tax-qualified retirement plan under section 401(a), (ii) a plan described in sections 403(a) or 403(b) of the Code, (iii) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, and (iv) an individual retirement account or annuity described in sections 408(a) or 408(b) of the Code. Such contributions (“Rollover Contributions”) shall be subject to such conditions and limitations as the Benefits Administration Committee may prescribe from time to time for administrative convenience and to preserve the tax-qualified status of the Plan (including, without limitation, delaying the acceptance of Rollover Contributions from sources that were not permitted sources prior to the Effective Date until such acceptance becomes administratively feasible). The Plan will not accept a rollover contribution of after-tax employee contributions.
4.5.2. Specific Review. The Benefits Administration Committee shall have the right to reject or return any such Rollover Contribution if, in its opinion, the acceptance thereof might jeopardize the tax-qualified status of the Plan or unduly complicate its administration, but the acceptance of any such Rollover Contribution shall not be regarded as an opinion or guarantee on the part of the Employer, the Trustee, the Benefits Administration Committee or the Plan as to the tax consequences which may result to the contributing employee thereby.
4.5.3. Allocation. All Rollover Contributions made by an employee to the Plan shall be allocated to a Rollover Account established for such employee. The amount so allocated to an employee shall be credited to such employee’s Rollover Account as soon as practicable after it is received by the Trustee.
4.6. Voluntary Contributions. Nondeductible voluntary contributions shall not be accepted by the Plan on or after the Effective Date. Any nondeductible voluntary contributions made in accordance with one of the Predecessor Plans shall be held in the Voluntary Account and shall continue to share in any trust earnings or losses, and be distributed in accordance with the provisions of Section 7.

4.7. Adjustments.
4.7.1. Make-Up Contributions for Omitted Participants. If, after the Employer’s annual contribution for a Plan Year has been made and allocated, it should appear that, through oversight or a mistake of fact or law, a Participant (or an employee who should have been considered a Participant) who should have been entitled to share in such contribution received no allocation or received an allocation which was less than the Participant should have received, the Benefits Administration Committee may, at its election, and in lieu of reallocating such contribution, direct the Employer to make a special make-up contribution for the Account of such Participant in an amount adequate to provide for him the same addition to the Participant’s Account for such Plan Year as the Participant should have received.
4.7.2. Mistaken Contributions. If, after the Employer’s annual contribution for a Plan Year has been made and allocated, it should appear that, through oversight or a mistake of fact or law, a Participant (or an individual who was not a Participant) received an allocation which was more than the Participant should have received, the Benefits Administration Committee may direct that the mistaken contribution, adjusted for its pro rata share of any net loss or net gain in the value of the Fund which accrued while such mistaken contribution was held therein, shall be withdrawn from the Account of such individual and retained in the Fund and used to reduce the amount of the next succeeding contribution of the Employer to the Fund due after the determination that such mistaken contribution had occurred.
4.8. Limitation on Allocations. In no event shall amounts be allocated to the Account of any Participant if, or to the extent, such amounts would exceed the limitations set forth in Appendix A to this Plan Statement.
4.9. Effect of Disallowance of Deduction or Mistake of Fact. All Employer contributions to the Plan are conditioned on their qualification for deduction for federal income tax purposes under section 404 of the Code should be disallowed, in whole or in part, for any Employer contribution to the Plan for any year, or if any Employer contribution to the Plan is made by reason of a mistake of fact, then there shall be calculated the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake in determining the deduction or a mistake of fact. The Benefits Administration Committee, at its election, may direct the Trustee to return such excess, adjusted for its pro rata share of any net loss (but not any net gain) in the value of the Fund which accrued while such excess was held therein, to the Employer within one (1) year of the disallowance of the deduction or the mistaken payment of the contribution, as the case may be. If the return of such amount would cause the balance of any Account of any Participant to be reduced to less than the balance which would have been in such Account had the mistaken amount not been contributed, however, the amount to be returned to the Employer shall be limited so as to avoid such reduction.
4.10. Vesting. Each Participant’s Total Account shall be fully (100%) Vested at all times.

SECTION 5
INVESTMENT AND ADJUSTMENT OF ACCOUNTS
5.1. Profit Sharing Portion.
5.1.1. Establishing Commingled Subfunds. At the direction of the Employer, the Trustee shall divide the Fund into two (2) or more Subfunds, which shall serve as vehicles for the investment of Participants’ Accounts and which shall be managed either by the Trustee or by one or more Investment Managers, as the Employer shall determine. The Employer shall determine, with the advice of the Trustee or such Investment Manager or Managers, the general investment characteristics and objectives of each Subfund. The Trustee or Investment Manager, as the case may be, shall have complete investment discretion over each Subfund assigned to it, subject only to the general investment characteristics and objectives established for the particular Subfund.
5.1.2. Individual Subfunds. The Benefits Administration Committee also may (but is not required to) establish additional Subfunds that consist solely of all or a part of the assets of a single Participant’s Total Account, which assets the Participant controls by investment directives to the Trustee and which may not be commingled with the assets of any other Participant’s Accounts. In no event, however, shall the Participant be allowed to direct the investment of assets in such individual Subfund in any work of art, rug or antique, metal or gem, stamp or coin, alcoholic beverage or other similar tangible personal property if the investment in such property shall have been prohibited by the Secretary of the Treasury.
Notwithstanding anything apparently to the contrary in Section 10, each Participant, each Beneficiary and each Alternate Payee for whom an individually directed Subfund is maintained shall be responsible for the exercise of any voting or similar rights which exist with respect to assets in such individually directed Subfund. The Trustee shall cooperate with Participants, Beneficiaries and Alternate Payees to permit them to exercise such rights. The Trustee shall not independently exercise such rights. Any Beneficiary of a deceased Participant with an individually directed Subfund shall have the responsibility to direct investments for such Subfund until the Beneficiary directs the Trustee otherwise in writing.
5.1.3. Operational Rules. In accordance with uniform rules, the Benefits Administration Committee shall determine the circumstances under which a particular Subfund may be elected, or shall be automatically utilized, the minimum or maximum amount or percentage of an Account which may be invested in a particular Subfund, the procedures for making or changing investment elections and the effect of a Participant’s or Beneficiary’s failure to make an effective election with respect to all or any portion of an Account.
5.1.4. Revising Subfunds. The Employer shall have the power, from time to time, to dissolve Subfunds, to direct that additional Subfunds be established, to change Investment Managers for any one or more of the Subfunds, and to establish uniform rules implementing Subfund changes, limiting participation in a particular Subfund, or regulating withdrawals from Subfunds.

5.2. ESOP Portion.
5.2.1. Employer Stock Subfunds. In addition to the Subfunds created pursuant to Section 5.1.1, the Trustee shall also maintain at least two (2) Subfunds which shall be invested in Qualifying Employer Securities: the ESOP Subfund and the Non-ESOP Stock Subfund. The ESOP Subfund shall be primarily invested in Qualifying Employer Securities and shall constitute the ESOP Portion of the Plan. The balance of the ESOP Subfund on the Effective Date shall consist of all amounts that were held in an employer stock subfund by one of the Predecessor Plans immediately prior to the Effective Date. The ESOP Subfund and the Non-ESOP Stock Subfund shall be collectively referred to herein as the Company Stock Fund. The following special rules shall apply to the Subfunds in the Company Stock Fund:
(a)
All Earnings Reduction Contributions credited to a Participant’s Account after the Effective Date and all amounts transferred after the Effective Date from another Subfund that are to be invested in the Company Stock Fund shall be initially invested in the Non-ESOP Subfund. All Matching Contributions credited to a Participant’s Account after the Effective Date shall be invested in the ESOP Subfund.

(b)
Once each calendar quarter, on or as soon as administratively feasible after the date designated by the Benefits Administration Committee or, if no date has been designated for a quarter, immediately prior to each dividend record date occurring during such quarter (or, if no dividend record date occurs during the quarter, on the last day of the quarter), all amounts held in the Non-ESOP Stock Subfund shall be automatically transferred to the ESOP Subfund. For purposes of this subsection (b), a dividend record date that occurs on the first day of a calendar quarter shall be treated as if that day was the last day of the immediately preceding quarter.

5.2.2. Investment of ESOP Portion. The ESOP Portion is designed to invest primarily in Qualifying Employer Securities and shall be so invested to the extent Qualifying Employer Securities are available and consistent with the reasonably anticipated liquidity needs of the ESOP Subfund. In no event shall the Trustee pay more than adequate consideration for Qualifying Employer Securities which it purchases for the Plan. In no event shall the Trustee receive less than adequate consideration for Qualifying Employer Securities that it sells for the Plan. The primary purpose of the ESOP Portion is to benefit Participants and Beneficiaries by obtaining and retaining for them, individually and collectively, a position of equity ownership in U.S. Bancorp and not by producing retirement income or investment gains.
5.2.3. Diversification. Any amounts in a Participant’s ESOP Account may be reinvested at any time in other Subfunds. All diversification and reinvestment elections authorized by this Section 5.2.3 shall be made in accordance with such rules regarding the form of such elections, the manner of their filing and the information required to be furnished as may be established from time to time by the Benefits Administration Committee.

5.2.4. Dividends. Dividends on Qualifying Employer Securities in the ESOP Subfund shall be allocated to each person who has any portion of his or her Total Account invested in the ESOP Portion of the Plan in proportion to their ESOP Subfund balances on the applicable dividend record date. Dividends allocated to a Participant or Beneficiary shall be subject to the following rules:
(a)
Election on Dividend Investment or Payment. Participants and Beneficiaries shall have the opportunity to elect whether any dividends allocated to them shall be paid in cash or invested in the ESOP Subfund. Such elections shall remain in force until changed by the Participant or Beneficiary. If the Participant or Beneficiary does not make an initial election, then any dividend allocated to that Participant or Beneficiary shall be invested in the ESOP Subfund. The Benefits Administration Committee shall establish the form of the election, the procedures for making the election, the frequency of the election (provided that the frequency is not less than once a year), and the restrictions, if any, on the period during which the election may be made.

(b)
Payment of Dividends Directly to Participant or Beneficiary or to Trustee. For those Participants and Beneficiaries who elect to receive their dividends in cash, such dividends may, at the discretion of the Benefits Administration Committee, be paid by U.S. Bancorp either directly to such Participant or Beneficiary or to the Trustee. If such dividends are paid to the Trustee, the Trustee shall pay the dividends to such Participant or Beneficiary not later than ninety (90) days after the end of Plan Year during which such dividends were paid to the Trustee. The Benefits Administration Committee may decide to use either method or both methods in any Plan Year, so long as the methods are applied to in a nondiscriminatory manner. Such payment shall not be considered a distribution under Section 7 and shall not qualify as an eligible rollover distribution.

(c)
Reinvestment of Dividends. Any reinvestment of dividends in the ESOP Subfund shall not be treated as an annual addition for the purposes of section 415 of the Code, as an elective contribution for purposes of section 401(k) of the Code, or as an employee contribution for purposes of section 401(m) of the Code.

5.2.5. Voting of Employer Securities. The Trustee shall vote Qualifying Employer Securities held in the Fund as specified below.
(a)
Issuance of Proxies. As soon as practicable after notice of any shareholders’ meeting is received by the Trustee from the issuer of such Qualifying Employer Securities, the Trustee shall prepare and deliver to each Participant and Beneficiary of a deceased Participant a form of proxy (and related materials, all of which shall be the same in form and content as are issued to shareholders in general) directing the Trustee as to how it shall vote at such meeting, or any adjournment thereof, the Participant’s or Beneficiary’s share of the Qualifying Employer Securities with voting rights held in the ESOP Subfund as of the most recent Valuation Date for which a valuation has been completed.

(b)
Voting of Securities. The Trustee shall vote all Qualifying Employer Securities with voting rights for which it has received timely directions from Participants and Beneficiaries, as they direct. The combined fractional shares of Participants and Beneficiaries shall be voted to the extent possible to reflect the directions of the Participants and Beneficiaries with fractional shares. The Trustee shall not honor or recognize any proxy given by any Participant or Beneficiary to any person other than the Trustee. The directions received by the Trustee from Participants and Beneficiaries shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of an Employer or any Affiliate, except as necessary to administer the Plan.

(c)
Nonresponse. The Trustee shall vote any Qualifying Employer Securities for which it has not received instructions at least five (5) days prior to the shareholder meeting in the same proportions as the Qualifying Employer Securities for which it did receive timely instructions.

5.2.6. Tender Offer. This Subsection shall be effective only if and when the Trustee determines that a bona fide tender offer has been made for some or all of the Qualifying Employer Securities held in the ESOP Subfund. A bona fide tender offer shall be deemed to have been made if the maker of the offer has filed copies of the offer with the Securities and Exchange Commission pursuant to section 14(d)(1) of the Securities Exchange Act of 1934.
(a)
Receipt of Tender. Upon the receipt by the Trustee of such an offer for some or all of the ESOP Subfund’s Qualifying Employer Securities, the Trustee shall prepare and deliver to each Participant and Beneficiary of a deceased Participant a notification (and related materials, all of which shall be the same in form and content as are issued to shareholders in general) of the existence of such a tender offer and shall solicit from each such Participant and Beneficiary binding directions with respect to whether the Trustee should tender the shares held for the benefit of such Participant or Beneficiary.

(b)
Tender of Securities. The Trustee shall tender Qualifying Employer Securities for which it has received timely directions from Participants and Beneficiaries, as directed. The combined fractional shares of Participants and Beneficiaries shall be tendered (or not) to the extent possible to reflect the directions of Participants and Beneficiaries with fractional shares. The Trustee shall not honor or recognize any proxy given by any Participant or Beneficiary to any person other than the Trustee. The directions received by the Trustee from Participants and Beneficiaries shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of an Employer or any Affiliate, except as necessary to administer the Plan.

(c)
Nonresponse. The Trustee shall tender any Qualifying Employer Securities for which it has not timely received instructions in the same proportions as the Qualifying Employer Securities for which it did receive timely instructions.

(d)	Fractional Tender. A Participant or Beneficiary may direct the Trustee to tender some but less than all of the Participant’s shares.
(e)
Proportional Tender. If, under the terms of the tender offer, the Trustee is able to sell some but less than all of the Qualifying Employer Securities for which it received timely directions to sell, the Trustee shall tender a uniform percentage of each Participant’s or Beneficiary’s shares which were under directions to be tendered.

(f)
Securities Law Restrictions. In no case shall the Trustee honor the direction of any Participant or Beneficiary to tender his or her Qualifying Employer Securities if the Trustee has determined that it is prevented by securities law from tendering such shares.

(g)
Future Investments. If the Trustee shall sell any of a Participant’s or Beneficiary’s Qualifying Employer Securities pursuant to the Participant’s or Beneficiary’s directions, the proceeds from such sale shall be reinvested in the manner elected by the Participant or, in the absence of such an election, in the manner established by the Benefits Administration Committee, which shall not provide for reinvestment in Qualifying Employer Securities.

5.2.7. Put Option. If they are not publicly traded when distributed or are subject to a trading limitation when distributed, Qualifying Employer Securities in the ESOP Subfund distributed hereunder shall be subject to a “put option” as follows:
(a)
The put option shall be exercised by the Participant or a Beneficiary, by any person to whom the Qualifying Employer Securities have passed by gift, and by any person (including an estate or a recipient of the estate) to whom the Qualifying Employer Securities passed upon the death of the Participant or Beneficiary (hereinafter the “Holder”).

(b)
The put option must be exercised during the sixty (60) day period beginning on the date the Qualifying Employer Securities are first distributed by the Plan or during the sixty (60) day period that begins one (1) year after such date. The period during which the put option is exercisable shall not include any time when a Holder is unable to exercise the put option because the Employer is prohibited from honoring the put option by federal or state law.

(c)	To exercise the put option, the Holder shall notify the Employer in writing that the put option is being exercised.
(d)
Upon receipt of such notice, the Employer shall tender to the Holder within thirty (30) days of exercise the fair market value either in cash or in a combination of cash equal to at least sixteen and two-thirds percent (16-2/3%) of the fair market value and a promissory note providing payment of the balance in not more than five (5) equal annual installments of principal (that is, 16-2/3% of total fair market value each), with the first installment due one (1) year after exercise and the last annual installment due five (5) years after exercise. The note shall provide for full right of prepayment without penalty. The interest rate on such promissory note shall be equal to the annual rate of interest on 30-year Treasury securities for the month prior to the month in which the promissory note is issued. The note shall be secured by (and only by) a pledge of the shares sold.

(e)
The Benefits Administration Committee shall have the option to cause the Plan to assume the Employer’s rights and obligations to acquire Qualifying Employer Securities under the put option. If the Plan issues a promissory note for payment, such note shall be guaranteed by the Employer and shall meet the requirements of an exempt guaranteed loan.

(f)
For the purposes of this Subsection, a “trading limitation” on a security is a restriction under any federal or state securities law, any regulation thereunder, or an agreement effecting the security which would make the security not as freely tradable as one not subject to such restrictions.

(g)
If the Qualifying Employer Securities were publicly traded and were not subject to a trading limitation when distributed but cease to be so traded during the period described in paragraph (b) above, the Employer must notify each Holder in writing within ten (10) days after the Qualifying Employer Securities cease to be so traded that for the remainder of such period the Qualifying Employer Securities are subject to the put option described in this Subsection.

5.2.8. Valuation of Employer Securities. The fair market value of any employer securities (including Qualifying Employer Securities) that are not publicly traded shall be determined by a qualified “independent appraiser” (within the meaning of Code section 401(a)(28)(C)) selected by the Benefits Administration Committee in good faith and on the basis of all relevant factors for determining the fair market value of securities. In the case of a transaction between the Plan and a disqualified person, fair market value must be determined as of the date of the transaction. In all other cases, fair market value shall be determined as of the most recent Annual Valuation Date.
5.3. ERISA Section 404(c) Compliance. The Benefits Administration Committee may establish investment Subfunds and operational rules which are intended to satisfy section 404(c) of ERISA and the regulations thereunder. Such investment Subfunds shall permit Participants and Beneficiaries, Beneficiaries and Alternate Payees the opportunity to choose from at least three investment alternatives, each of which is diversified, each of which presents materially different risk and return characteristics, and which, in the aggregate, enable Participants, Beneficiaries and Alternate Payees to achieve a portfolio with appropriate risk and return characteristics consistent with minimizing risk through diversification. Such operational rules shall provide the following, and shall otherwise comply with section 404(c) of ERISA and the regulations and rules promulgated thereunder from time to time:
(a)	Participants, Beneficiaries and Alternate Payees may give investment instructions to the Trustee at least once every three months;
(b)
The Trustee must follow the investment instructions of Participants, Beneficiaries and Alternate Payees that comply with the Plan’s operational rules, provided that the Trustee may in any event decline to follow any investment instructions that:

(i)	would result in a prohibited transaction described in section 406 of ERISA or section 4975 of the Code;
(ii)	would result in the acquisition of an asset that might generate income which is taxable to the Plan;
(iii)	would not be in accordance with the documents and instruments governing the Plan insofar as they are consistent with Title I of ERISA;
(iv)
would cause a fiduciary to maintain indicia of ownership of any assets of the Plan outside of the jurisdiction of the district courts of the United States other than as permitted by section 404(b) of ERISA and Department of Labor regulation section 2050.404b-1;

(v)	would jeopardize the Plan’s tax status under the Code;
(vi)	could result in a loss in excess of a Participant’s, Beneficiary’s or Alternate Payee’s Account balance;

(c)	Participants, Beneficiaries and Alternate Payees shall be periodically informed of actual expenses to their Accounts which are imposed by the Plan and which are related to their investment decisions.
(d)
With respect to any Subfund consisting of Employer securities and intended to satisfy the requirements of section 404(c) of ERISA, (i) Participants, Beneficiaries and Alternate Payees shall be entitled to all voting, tender and other rights appurtenant to the ownership of such securities, (ii) procedures shall be established to ensure the confidential exercise of such rights, except to the extent necessary to comply with federal and state laws not preempted by ERISA, and (iii) the Trustee shall ensure the sufficiency of and compliance with such confidentiality procedures.

5.4. Valuation and Adjustment of Accounts.
5.4.1. Valuation of Fund. The Trustee shall value each Subfund in the Profit Sharing Portion and the ESOP Portion from time to time (but not less frequently than each Annual Valuation Date), which valuation shall reflect, as nearly as possible, the then fair market value of the assets comprising such Subfund in the Profit Sharing Portion and ESOP Portion (including income accumulations therein). The ESOP Portion shall use so-called “unit accounting” with units holding only U.S. Bancorp stock and cash or cash equivalents. In making such valuations, the Trustee may rely upon information supplied by any Investment Manager having investment responsibility over the particular Subfund.
5.4.2. Adjustment of Accounts. The Benefits Administration Committee shall cause the value of each Account or portion of an Account invested in a particular Subfund in the Profit Sharing portion or in the ESOP Portion (including undistributed Total Accounts of former employees) to be increased (or decreased) from time to time for distributions, contributions, investment gains (or losses) and expenses charged to the Account.
5.4.3. Rules. The Benefits Administration Committee may establish additional rules for the adjustment of Accounts, including the times when contributions shall be credited for the purposes of allocating gains or losses under this Section.
5.5. Management and Investment of Fund. The Fund in the hands of the Trustee, together with all additional contributions made thereto and together with all net income thereof, shall be controlled, managed, invested, reinvested and ultimately paid and distributed to Participants and Beneficiaries by the Trustee (and Investment Manager, if appointed) with all the powers, rights and discretions generally possessed by trustees, and with all the additional powers, rights and discretions conferred upon the Trustee (and Investment Manager, if appointed) under this Plan Statement. Except to the extent that the Trustee is subject to the authorized and properly given investment directions of a Participant, Beneficiary or Investment Manager, and subject to the directions of the Benefits Administration Committee with respect to the payment of benefits hereunder, the Trustee shall have the exclusive authority to manage and control the assets of the Fund in its custody and shall not be subject to the direction of any person in the discharge of its duties, nor shall its authority be subject to delegation or modification except by formal amendment of this Plan Statement.

SECTION 6
MATURITY
A Participant’s Total Account shall mature and become distributable in accordance with Section 7 upon the earliest occurrence of any of the following events while in the employment of the Employer or an Affiliate:
(a)	the Participant’s death;
(b)
the Participant’s severance from employment, whether voluntary or involuntary, including, without limitation, the disposition by the Employer to a non-Affiliate of the Employer’s interest in a subsidiary (within the meaning of section 409(d)(3) of the Code) which employs the Participant;

(c)	the Participant’s Disability;
(d)	the Participant’s attainment of age seventy and one-half (70-1/2) years; or
(e)	the crediting of any amounts to the Participant’s Account after the Participant’s attainment of age seventy and one-half (70-1/2) years.
provided, however, that a transfer from Recognized Employment to employment with the Employer that is other than Recognized Employment or a transfer from the employment of one Employer participating in the Plan to another such Employer or to any Affiliate shall not constitute an Event of Maturity.

SECTION 7
DISTRIBUTION
7.1. Distribution to Participants Upon Event of Maturity.
7.1.1. Application Required. No distribution shall be made from the Plan until the Participant entitled to a distribution has made a request for distribution in the form and manner established by the Benefits Administration Committee. The Benefits Administration Committee may, but need not, permit such application to be made by telephonic, electronic or similar methods, in lieu of an application in writing, and shall determine what additional information shall be required to be furnished in connection with the Participant’s request.
(a)
Exception for Small Amounts. If a Participant whose Total Account does not exceed Five Thousand Dollars ($5,000) incurs an Event of Maturity, then the Total Account shall be distributed automatically in a single lump sum as soon as administratively practicable following such Event of Maturity without an application for distribution.

(b)
Exception for Required Distributions. Any Total Account for which no application has been received on the required beginning date effective as to a Participant under Section 7.1.5, shall be distributed automatically in a single lump sum as of that date without an application for distribution.

7.1.2. Spousal Consent Not Required. The consent of a Participant’s spouse shall not be required to make distributions from the Plan.
7.1.3. Form of Distribution. A Participant who was a participant in a Predecessor Plan shall have available all of the forms of distribution that were available to the Participant under the applicable Predecessor Plan for any distribution commencing on or after the Effective Date and before April 1, 2002. Subject to the foregoing and except as otherwise provided in Section 7.5.4 below, the only form of distribution available under the Plan on or after the Effective Date is a lump sum cash payment.
7.1.4. Time of Distribution. Upon receipt of a complete and properly submitted request from the Participant for distribution after an Event of Maturity, and after the right of the Participant to receive a distribution has been established, the Benefits Administration Committee shall cause the Trustee to determine the value of the Participant’s Total Account and to commence distribution of such Total Account as soon as administratively practicable thereafter. No distribution, however, shall be made as of a Valuation Date preceding the date the Participant’s completed request has been properly submitted.

7.1.5. Required Beginning Date. Notwithstanding anything in Section 7.1.4 to the contrary, distribution to a Participant shall be made not later than the Participant’s required beginning date.
(a)
Required Beginning Date for Five Percent (5%) Owners. If a Participant is a five percent (5%) owner (as defined in Appendix B) at any time during the Plan Year in which such Participant attains age seventy and one-half (70-1/2) years, distribution shall not be made later than the April 1 following the calendar year in which the Participant attains age seventy and one-half (70-1/2) years. If any amounts are thereafter credited to such a Participant’s Accounts, then each subsequent December 31 shall also be treated as a required beginning date.

(b)
Required Beginning Date for All Other Participants. If a Participant is not subject to (a) above, the Participant’s required beginning date shall be the later of (i) the April 1 following the calendar year in which the Participant attains age seventy and one-half (70-1/2) years, or (ii) the April 1 following the calendar year in which the Participant terminates employment.

7.1.6. Death Prior to Distribution. If a Participant dies after the Participant’s Event of Maturity but before distribution of the Participant’s Total Account has been completed, the undistributed Total Account shall be distributed to the Participant’s Beneficiary as provided in Section 7.5.
7.2. Distribution to Participants Prior to Severance of Employment.
7.2.1. Withdrawals From Voluntary Accounts. A Participant may make withdrawals while employed from time to time from the Participant’s Voluntary Account. To receive such a withdrawal, the Participant must complete and submit a request for the withdrawal in the form and manner established by the Benefits Administration Committee. The Benefits Administration Committee may, but need not, permit such application to be made by telephonic, electronic or similar methods, in lieu of an application in writing, and shall determine what information shall be required to be furnished in connection with the Participant’s request in addition to the dollar amount to be withdrawn. Such withdrawal shall be made in a lump sum payment as soon as administratively practicable following approval of the request.
(a)
Accounting. The amount of such withdrawals by a Participant shall be deemed to first come from the aggregate amount of nondeductible voluntary contributions theretofore made by the Participant and only thereafter from the earnings or gains in, or attributable to, the Voluntary Account.

(b)
Accounting. The amount of such withdrawals shall be deemed to have been first taken from the Participant’s nondeductible voluntary contributions made prior to January 1, 1987, to the extent of the aggregate amount not previously withdrawn. Thereafter, withdrawals shall be deemed to have been taken from a combination of (i) the Participant’s nondeductible voluntary contributions made after December 31, 1986, to the extent of the aggregate amount thereof not previously withdrawn, and (ii) a portion of the earnings in the Voluntary Account. The portion of each such withdrawal that is deemed to be earnings will be in the same ratio as the total earnings of the Voluntary Account bear to the total Voluntary Account.

(c)	Spousal Consent Not Required. Spousal consent shall not be required for a withdrawal to a married Participant.
(d)
Coordination with Section 5.1. If the Voluntary Account is invested in more than one (1) Subfund authorized and established under Section 5.1, the amount withdrawn shall be charged to each Subfund in the same proportions as the Voluntary Account is invested in each Subfund.

7.2.2. In-Service Distributions. A Participant may receive in-service distributions while employed from time to time from the following Accounts: Voluntary Account, Rollover Account, Transfer Account, and the portion of the Participant’s Matching Contribution Account attributable to contributions under the Firstar Plan classified as “Pre 2000 Employer” or to contributions under the Bancorp Plan made prior to 1999. To receive such a distribution, the Participant must complete and submit a request for the distribution in the form and manner established by the Benefits Administration Committee. The Benefits Administration Committee may, but need not, permit such application to be made by telephonic, electronic or similar methods, in lieu of an application in writing, and shall determine what information shall be required to be furnished in connection with the Participant’s request in addition to the dollar amount to be distributed. Such distribution shall be made in a lump sum payment as soon as administratively practicable following approval of the request.
(a)	Spousal Consent. Spousal consent shall not be required to make an in-service distribution to a married Participant.
(b)
Sequence of Accounts. Each distribution made pursuant to this Section 7.2.2 shall first be taken from and charged to the Participant’s Accounts in a sequence to be determined by the Benefits Administration Committee. Distributions from the Participant’s Voluntary Account shall be distributed in the sequence described in Section 7.2.1.

(c)
Coordination with Section 5.1. If a distribution is made from an Account which is invested in more than one (1) Subfund, the amount distributed shall be charged to each Subfund in the same proportions as the Account is invested in each Subfund.

7.2.3. Age 59-1/2 Distributions. A Participant may receive a distribution while employed of all or any portion of the Participant’s Accounts if the Participant has attained age fifty-nine and one-half (59-1/2) years. To receive such a distribution, the Participant must complete and submit a request for the distribution in the form and manner established by the Benefits Administration Committee. The Benefits Administration Committee may, but need not, permit such application to be made by telephonic, electronic or similar methods, in lieu of an application in writing, and shall determine what information shall be required to be furnished in connection with the Participant’s request in addition to the dollar amount to be distribution. Such distribution shall be made in a lump sum payment as soon as administratively practicable following approval of the request.
(a)	Spousal Consent. Spousal consent shall not be required to make an age 59-1/2 distribution to a married Participant.
(b)	Sequence of Accounts. Each distribution made pursuant to this Section 7.2.3 shall first be taken from and charged to the Participant’s Accounts in the following sequence:
Voluntary Account
Rollover Account
Transfer Account
Earnings Reduction Account
Matching Contribution Account
Other Accounts.
Distributions from the Participant’s Voluntary Account shall be distributed in the sequence described in Section 7.2.1.
(c)
Coordination with Section 5.1. If a distribution is made from an Account which is invested in more than one (1) Subfund, the amount distributed shall be charged to each Subfund in the same proportions as the Account is invested in each Subfund.

7.2.4. Hardship Distributions. A Participant may receive a hardship distribution while employed from the Accounts listed in (e) below if the Benefits Administration Committee determines that such hardship distribution is for one of the purposes described in (a) below and the conditions in (b) and (d) below have been fulfilled. To receive such a withdrawal, the Participant must complete and submit a request for the withdrawal in the form and manner established by the Benefits Administration Committee. The Benefits Administration Committee may, but need not, permit such application to be made by telephonic, electronic or similar methods, in lieu of an application in writing, and shall determine what information shall be required to be furnished in connection with the Participant’s request in addition to the dollar amount to be withdrawn. Such withdrawal shall be made in a lump sum payment as soon as administratively practicable following approval of the request.

(a)	Purposes. Hardship distributions shall be allowed under this Section 7.2.4 only if the Participant establishes that the hardship distribution is to be made for one of the following purposes:
(i)
expenses for medical care described in section 213(d) of the Code previously incurred by the Participant, the Participant’s spouse or any dependents of the Participant (as defined in section 152 of the Code) or necessary for these persons to obtain medical care described in section 213(d) of the Code,

(ii)	costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments),
(iii)
payment of tuition, related educational fees and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, or the Participant’s spouse, children or dependents (as defined in section 152 of the Code), or

(iv)	payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage of that principal residence.
Such purposes shall be considered to be an immediate and heavy financial need of the Participant.
(b)
Limitations. In no event shall the cumulative amount of hardship distributions withdrawn from a Participant’s Earnings Reduction Account exceed the amount of contributions to that Account (i.e., hardship distributions from that Account shall not include any earnings on such contributions or any curative allocations or earnings on curative allocations made pursuant to Section 2.3 of Appendix D). The amount of the hardship distribution shall not exceed the amount of the Participant’s immediate and heavy financial need; provided, however, that the amount of the immediate and heavy financial need may include amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. In addition, a hardship distribution shall not be allowed unless the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans (at the time of the loan) currently available under all plans maintained by the Employer and Affiliates. Other funds are not currently available unless the funds are available prior to or coincidently with the date the hardship distribution is available.

(c)	Spousal Consent Not Required. Spousal consent shall not be required to make a hardship distribution to a married Participant.

(d)
Coordination with Other Plans. The rules described in this Section 7.2.4(d) apply only if the hardship distribution includes a portion of the Participant’s Earnings Reduction Account. The Participant’s Earnings Reduction Agreement and elective contributions and employee contributions under all other plans maintained by the Employer and Affiliates shall be canceled for twelve (12) months after receipt of a hardship distribution and shall not be automatically reinstated. Thereafter, the Participant may, upon giving prior notice to the Committee, enter into a new Earnings Reduction Agreement effective as of any subsequent Enrollment Date following such twelve (12) month period, provided the Participant is in Recognized Employment on that date. Effective with respect to hardship distributions processed on or after May 1, 2002, the twelve (12) month cancellation period referred to in the preceding sentence shall be reduced to six (6) months. For the purposes of this Section 7.2.4(d), all other plans maintained by the Employer and Affiliates shall mean all qualified and nonqualified plans of deferred compensation maintained by the Employer and Affiliates (including stock option, stock purchase or similar plans).

(e)	Sequence of Accounts. Each hardship distribution made pursuant to this Section 7.2.4 shall first be taken from and charged to the Participant’s Accounts in the following sequence:
Voluntary Account
Rollover Account
Transfer Account
Earnings Reduction Account.
(f)
Coordination with Section 5.1. If the hardship distribution is made from an Account which is invested in more than one (1) Subfund, the amount withdrawn shall be charged to each Subfund in the same proportions as the Account is invested in each Subfund.

7.3. Distribution to Beneficiary.
7.3.1. Application For Distribution Required. To receive a distribution, a Beneficiary must complete and submit a request for the distribution in the form and manner established by the Benefits Administration Committee. The Benefits Administration Committee may, but need not, permit such application to be made by telephonic, electronic or similar methods, in lieu of an application in writing, and shall determine what information shall be required to be furnished in connection with the Beneficiary’s request.
(a)
Exception for Small Amounts. Upon the death of a Participant whose Total Account does not exceed Five Thousand Dollars ($5,000), such Participant’s Total Account shall be distributed to the Beneficiary in a single lump sum as soon as administratively practicable following such Participant’s death without an application for distribution.

(b)
Exception for Required Distributions. Any Total Account for which no application has been timely received on or before the required beginning date effective as to a Beneficiary under Section 7.3.4, shall be distributed automatically in a single lump sum without an application for distribution.

7.3.2. Form of Distribution. The only form of distribution available under the Plan is a single lump sum payment.
7.3.3. Time of Distribution. Upon receipt of a complete and properly submitted request from the Beneficiary for distribution after the Participant’s death, and after the right of the Beneficiary to receive a distribution has been established, the Benefits Administration Committee shall cause the Trustee to determine the value of the Participant’s Total Account and to commence distribution of the portion of such Total Account that is distributable to the Beneficiary in a single lump sum as soon as administratively practicable thereafter.
7.3.4. Required Beginning Date. Notwithstanding any other provision of the Plan Statement, distribution to the Beneficiary of the entire interest of a Participant shall be made not later than December 31 of the calendar year in which occurs the fifth (5th) anniversary of the Participant’s death or, in the case of a Beneficiary who was the surviving spouse of the Participant, not later than the later of (i) December 31 of the calendar year in which occurs the first (1st) anniversary of the Participant’s death, or (ii) December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70-1/2) years.
7.4. Designation of Beneficiaries.
7.4.1. Right To Designate. Each Participant may designate, upon forms to be furnished by and filed with the Benefits Administration Committee, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of the Participant’s Total Account in the event of the Participant’s death. The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary. No such designation, change or revocation shall be effective unless signed by the Participant and received by the Benefits Administration Committee during the Participant’s lifetime. The Benefits Administration Committee may establish rules for the use of electronic signatures. Until such rules are established, electronic signatures shall not be effective.
7.4.2 Spousal Consent. Notwithstanding anything in Section 7.4.1 to the contrary, a designation will not be valid for the purpose of paying benefits from the Plan to anyone other than a surviving spouse of the Participant (if there is a surviving spouse) unless that surviving spouse consents in writing to the designation of another person as Beneficiary. To be valid, the consent of such spouse must be in writing, must acknowledge the effect of the designation of the Beneficiary and must be witnessed by a notary public. The consent of the spouse must be to the designation of a specific named Beneficiary which may not be changed without further spousal consent. The consent of the surviving spouse need not be given at the time the designation is made. The consent of the surviving spouse need not be given before the death of the Participant. The consent of the surviving spouse will be required, however, before benefits can be paid to any person other than the surviving spouse. The consent of a spouse shall be irrevocable and shall be effective only with respect to that spouse.

7.4.3. Failure of Designation. If a Participant:
(a)	fails to designate a Beneficiary,
(b)	designates a Beneficiary and thereafter such designation is revoked without another Beneficiary being named, or
(c)	designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant, such Participant’s Total Account, or the part thereof as to which such Participant’s designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of the Participant’s surviving issue) in equal shares if there is more than one member in such class surviving the Participant:
Participant’s surviving spouse
Participant’s surviving issue per stirpes and not per capita
Participant’s surviving parents
Participant’s surviving brothers and sisters
Representative of Participant’s estate.
7.4.4. Disclaimers by Beneficiaries. A Beneficiary entitled to a distribution of all or a portion of a deceased Participant’s Total Account may disclaim his or her interest therein subject to the following requirements. To be eligible to disclaim, such Beneficiary must be a natural person, must not have received a distribution of all or any portion of a Total Account at the time such disclaimer is executed and delivered, and must have attained at least age twenty-one (21) years as of the date of the Participant’s death. Any disclaimer must be in writing and must be signed by the Beneficiary and acknowledged by a notary public. A disclaimer shall state that the Beneficiary’s entire interest in the undistributed Total Account is disclaimed or shall specify what portion thereof is disclaimed. To be effective, duplicate original signed copies of the disclaimer must be both signed and actually delivered to both the Benefits Administration Committee and to the Trustee after the date of the Participant’s death but not later than nine (9) months after the date of the Participant’s death. A disclaimer shall be irrevocable when delivered to both the Benefits Administration Committee and the Trustee. A disclaimer shall be considered to be delivered to the Benefits Administration Committee or the Trustee only when actually received by the Benefits Administration Committee or the Trustee (and in the case of a corporate Trustee, shall be considered to be delivered only when actually received by a trust officer familiar with the affairs of the Plan). The Benefits Administration Committee (and not the Trustee) shall be the sole judge of the content, interpretation and validity of a purported disclaimer. Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed. A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest in violation of the provisions of Section 8 and shall not be considered to be an assignment or alienation of benefits in violation of federal law prohibiting the assignment or alienation of benefits under the Plan. No other form of attempted disclaimer shall be recognized by either the Benefits Administration Committee or the Trustee.

7.4.5. Definitions. When the following terms are used herein and, unless the Participant has otherwise specified in the Participant’s Beneficiary designation, they shall have the following meaning:
(a)	Issue — all persons who are lineal descendants of the person whose issue are referred to, subject to the following:
(i)	a legally adopted child and the adopted child’s lineal descendants always shall be lineal descendants of each adoptive parent (and of each adoptive parent’s lineal ancestors);
(ii)
a legally adopted child and the adopted child’s lineal descendants never shall be lineal descendants of any former parent whose parental rights were terminated by the adoption (or of that former parent’s lineal ancestors); except that if, after a child’s parent has died, the child is legally adopted by a stepparent who is the spouse of the child’s surviving parent, the child and the child’s lineal descendants shall remain lineal descendants of the deceased parent (and the deceased parent’s lineal ancestors);

(iii)
if the person (or a lineal descendant of the person) whose issue are referred to is the parent of a child (or is treated as such under applicable law) but never received the child into that parent’s home and never openly held out the child as that parent’s child (unless doing so was precluded solely by death), then neither the child nor the child’s lineal descendants shall be issue of the person.

(b)	Child — an issue of the first generation.
(c)
Per stirpes — in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child.

(d) Survive and Surviving — living after the death of the Participant.
7.4.6. Special Rules. Unless the Participant has otherwise specified in the Participant’s Beneficiary designation, the following rules shall apply:
(a)
If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

(b)
The automatic Beneficiaries specified in Section 7.4.3 and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant’s death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary’s estate.

(c)
If the Participant designates as a Beneficiary the person who is the Participant’s spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation. (The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form signed by the Participant and received by the Benefits Administration Committee after the date of the legal termination of the marriage between the Participant and such former spouse, and during the Participant’s lifetime.)

(d)
Any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant’s death.

(e)
Any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant’s death.

A Beneficiary designation is permanently void if it either is signed or is filed by a Participant who, at the time of such signing or filing, is then a minor under the law of the state of the Participant’s legal residence. The Benefits Administration Committee (and not the Trustee) shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.

7.5. General Distribution Rules.
7.5.1. Notices. The Benefits Administration Committee will issue such notices as may be required under sections 402(f), 411(a)(11), and other sections of the Code in connection with distributions from the Plan, and no distribution will be made unless it is consistent with such notice requirements. Generally, distributions may not commence as of a date that is more than ninety (90) days or less than thirty (30) days after such notices are given to the Participant. Distribution may commence less than thirty (30) days after the notice required under section 1.411(a)-11(c) of the income tax regulations or the notice required under section 1.402(f)-2T of the income tax regulations is given, provided however, that:
(a)
the Benefits Administration Committee clearly informs the distributee that the distributee has a right to a period of at least thirty (30) days after receiving such notices to consider whether or not to elect distribution; and

(b)	the distributee, after receiving the notice, affirmatively elects a distribution.
7.5.2. Direct Rollover. A distributee who is eligible to elect a direct rollover may elect, at the time and in the manner prescribed by the Benefits Administration Committee, to have all or any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. A distributee who is eligible to elect a direct rollover includes only a Participant, a Beneficiary who is the surviving spouse of a Participant and a Participant’s spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Appendix C.
(a)
Eligible rollover distribution means any distribution of all or any portion of a Total Account to a distributee who is eligible to elect a direct rollover except (i) any distribution that is one of a series of substantially equal installments payable not less frequently than annually over the life expectancy of such distributee or the joint and last survivor life expectancy of such distributee and such distributee’s “designated beneficiary” as determined under section 401(a)(9) of the Code, and (ii) any distribution that is one of a series of substantially equal installments payable not less frequently than annually over a specified period of ten (10) years or more, and (iii) any distribution to the extent such distribution is required under section 401(a)(9) of the Code, and (iv) any hardship distribution, and (v) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

To the extent an eligible rollover distribution consists of after-tax employee contributions which are not includible in gross income, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or 408(b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(b)
Eligible retirement plan means (i) an individual retirement account described in section 408(a) of the Code, or (ii) an individual retirement annuity described in section 408(b) of the Code, or (iii) a plan described in section 403(a) or section 403(b) of the Code, or (iv) a qualified trust described in section 401(a) of the Code that accepts the eligible rollover distribution, or (v) eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is an Alternate Payee.

(c)	Direct rollover means the payment of an eligible rollover distribution by the Plan to the eligible retirement plan specified by the distributee who is eligible to elect a direct rollover.
7.5.3. Compliance with Section 401(a)(9) of the Code. Notwithstanding the foregoing provisions of this Section 7, all distributions under the Plan shall comply with the minimum distribution requirements of section 401(a)(9) of the Code.
7.5.4. Distribution in Cash. Distribution of a Participant’s Total Account shall be made in cash (or cash equivalents). If, however, the Total Account to be distributed consists in whole or in part of a Participant’s unpaid promissory note, the notes shall be distributed in kind. If the Total Account to be distributed is in whole or in part invested in a Subfund devoted substantially to investment in Qualifying Employer Securities the Participant may elect distribution of that portion of the Participant’s Total Account in one of the following ways:
(a)	Qualifying Employer Securities and such cash as may be necessary to represent fractional shares of such stock and other assets allocated to such Subfund, or
(b)	entirely in cash, to the extent cash is available in such Subfund.
In the absence of an election to receive Qualifying Employer Securities, the portion of the Participant’s Total Account invested in such Subfund shall be distributed entirely in cash. In the case of cash distributions in lieu of shares or fractional shares of Qualifying Employer Securities, such shares or fractional shares shall be valued as of the Valuation Date as of which distribution is made.

7.5.5. Facility of Payment. In case of the legal disability, including minority, of any person entitled to receive any distribution under the Plan, payment shall be made, if the Benefits Administration Committee shall be advised of the existence of such condition:
(a)	To the duly appointed guardian, conservator, attorney-in-fact or other legal representative of such person, or
(b)
To a individual or institution entrusted with the care or maintenance of such person, provided, however, such individual or institution has satisfied the Benefits Administration Committee that the payment will be used for the best interest and to assist in the care of such person, and provided further, that no prior claim for said payment has been made by a duly appointed guardian, conservator, attorney-in-fact or other legal representative of such person.

Any payment made in accordance with the foregoing provisions of this Section shall constitute a complete discharge of any liability or obligation of the Employer, the Benefits Administration Committee, the Trustee and the Fund therefor.
7.6. Loans. The provisions of this Section shall be subject to the following rules, conditions and limitations:
7.6.1. Availability. Loans shall be made available to all Participants who are actively employed by the Employer or an Affiliate subject to limitations and conditions established under this Section by the Benefits Administration Committee on a reasonably equivalent basis. Loans shall not be made available to Highly Compensated Employees in an amount (expressed as a percentage of their Total Account) greater than is made available to other employees.
7.6.2. Spousal Consent. Spousal consent shall not be required to make a loan to a married Participant unless the Benefits Administration Committee establishes a rule to the contrary for all similarly situated Participants, or both: (i) the Participant’s Account includes assets attributable to a transfer or merger described in Section 9.3 that are subject to the survivor annuity rules of Code Section 401(a)(11), and (ii) the amount to be loaned includes such assets. In the event that spousal consent is required, no loan shall be made pursuant to this Section 7.6 unless the spouse of the Participant, consents to the loan. To be valid, the consent of such spouse must be in writing, must acknowledge the effect of the loan and the use of the Account as security for the loan and must be witnessed by a notary public. The consent of the spouse must be given within ninety (90) days prior to the date the loan is made and must relate to that specific loan. The consent given by the spouse to whom the Participant was married at the time the loan was made shall be effective with respect to that spouse and each subsequent spouse of the Participant. A new consent shall be required if the Account is used for renegotiation, extension, renewal or other revision of the loan.

7.6.3. Administration. Loan requests shall be granted or denied solely on the basis of this Section. There shall be no discretion to grant or deny a loan request. Denials shall be processed under the claims procedure rules of the Plan. Loans shall be approved (or denied) by the Benefits Administration Committee. The Benefits Administration Committee shall be contacted for this purpose at the address shown in the summary plan description. A copy of these rules, loan application forms, specimen promissory notes and any other information that is available concerning loans shall be made available at that address upon written request. Loans under the Plan and any other plan maintained by the Employer will be considered separate loans. Therefore, separate loan applications and promissory notes will need to be completed for loans from the Plan or any other plan. A loan will be made upon completion of a loan application, the execution of a promissory note and the completing of such other forms and the furnishing of such other information as may be required to comply with this Section. The promissory note will be a negotiable instrument. The Trustee will not, however, sell any note. The Benefits Administration Committee may prescribe rules regarding the form of such application, the method of filing such application (including telephonic, electronic or similar methods) and the information required to be furnished in connection with such application.
7.6.4. Loan Terms. The total amount of such loans to any Participant shall not exceed the lesser of:
(a)	Fifty percent (50%) (or such lower percentages as the Benefit Administration Committee may establish from time to time) of the Vested amount of that Participant’s Total Account, or
(b)	Fifty Thousand Dollars ($50,000);
provided, however, that the Fifty Thousand Dollar ($50,000) limitation shall be reduced by the excess (if any) of: (i) the highest outstanding balance of loans from the Plan (and all other plans of the Employer and all Affiliates) to such Participant during the one-year period ending on the day before the new loan is made, over (ii) the outstanding balance of all loans from the Plan (and all other plans of the Employer and all Affiliates) to such Participant on the day the new loan is made.
Except for any permitted suspension of payments during a leave of absence, any such loan must be repaid at least monthly in substantially level amounts, including principal and interest, over the term of the loan. Any such loan shall provide that it shall be repaid within a definite period of time to be specified by the Participant in the loan application and the promissory note. That period shall not exceed five (5) years unless such loan is to a Participant and is used to acquire a principal residence (as defined in section 121 of the Code) for the Participant and then it shall not exceed fifteen (15) years.
7.6.5. Collateral. Every loan made under these rules shall be secured by that portion of the Participant’s Account which does not exceed fifty percent (50%) of the sum total of the Participant’s Total Account. This dollar amount shall be determined immediately after the origination of the loan (and shall be reduced by the amount of any unpaid principal and interest on any earlier loan which is similarly secured). This security interest shall exist without regard to whether it is or is not referenced in the loan documents. The Plan shall be permitted to realize on this collateral (as hereinafter provided) by any means including (but not limited to) foreclosure (i.e., offset). No other collateral shall be permitted or required.

7.6.6. Loan Rules. The Benefits Administration Committee may adopt rules for the administration of loans that are not inconsistent with any prior provisions of this Section. Unless amended by the Benefits Administration Committee, the following rules shall apply:
(a)	Loan Amount. Loans will not be made in a principal amount less than One Thousand Dollars ($1,000) nor in increments of less than One Hundred Dollars ($100).
(b)
Loan Interest Rate. The interest rate on any loan shall be equal to the prime rate (the base rate on corporate loans at large United States money center commercial banks) as published for the first business day of the calendar month in which the loan is granted by The Wall Street Journal in its Money Rates column or any comparable successor rate so published, plus one percent (1%). If the prime rate is published as a range of rates, the highest prime rate in the range shall be used.

(c)
Accounting for Loan. For the purpose of determining the extent to which a Total Account is entitled to share in income, gains or losses of the Fund under Section 5, the same shall be deemed to be reduced by the unpaid balance of any outstanding loans to the Participant, and the interest payments on such loans shall be credited to the Participant’s Total Account. If a loan is made to a person who has assets in more than one Account, such loan shall be deemed to have been made from the Accounts in the following sequence:

Voluntary Account
Rollover Account Matching
Contribution Account Earnings
Reduction Account Transfer
Account.
Repayments of principal on loans and payments of interest shall be apportioned among the Accounts from which the loan was made in proportion to the amounts by which the Accounts were initially reduced in order to make the loan. If a loan is made from an Account which is invested in more than one Subfund authorized and established under Section 5.1, the amount withdrawn in order to make the loan shall be charged to each Subfund in the same proportions as the Account is invested in each Subfund. All repayments of principal and interest shall be reinvested in the same manner as contributions under the Participant’s investment elections in effect at the time the repayment is received.
(d)
Payments. All Participants shall make payment of loans by monthly or more frequent payroll deduction to the extent of their available pay. The making of the loan shall be considered an irrevocable authorization for payroll deduction.

(e)	Prepayments. The loan may be prepaid in whole at any time.
(f)
Termination of Employment. The entire outstanding principal and unpaid interest shall be due and payable on the date ninety (90) days after the Participant’s termination of employment with the Employer and all Affiliates, unless the Participant’s termination of employment entitles him or her to receive severance payments from the Employer. For the purposes of this Section 7.6.6(f), “severance payments” means payments made at regular payroll intervals under any severance plan of the Participant’s Employer. If the Participant receives severance payments from the Employer, then the entire outstanding principal and unpaid interest shall be due and payable on the date ninety (90) days after the date the Employer pays the last regular severance payment to the Participant. If the entire outstanding principal and unpaid interest is not paid within the ninety (90) day period following the Participant’s termination of employment or, if applicable, the date the Employer pays the last regular severance payment to the Participant, then the unpaid principal and interest due and owing on that date shall be offset against the Participant’s Total Account.

(g)
Death of the Participant. The death of the Participant shall terminate the loan. The unpaid principal and interest due and owing on the date of the Participant’s death shall be offset against the Participant’s Total Account. No payments shall be permitted after the Participant’s death. The tax consequences of the offset shall be reported to the Participant or the Participant’s estate and not to the Beneficiary.

(h)
Event of Default. Subject to subsections (f) and (i) of this Section 7.6.6, nonpayment on or before the last day of the quarter following the quarter in which the payment is due shall be an event of default. If a payment following an event of default is not made by payroll deduction, then payment shall be considered made for this purpose only when it is received in fact by the Trustee or the Benefits Administration Committee as agent for the Trustee. Upon the occurrence of an event of default, the Participant’s Accounts in the Plan given as security shall be offset by the amount of the then outstanding balance of the loan in default (including, to the extent required under the Code, interest on the amount in default from the time of the default until the time of the offset). In the case of a Participant who has not had an Event of Maturity, however, this offset shall be deferred until an Event of Maturity as to such Participant, and, in the interim, it shall be possible to cure the default. Such offset shall be automatic. No notice shall be required prior to offset.

(i)
Suspension of Payments During Unpaid Leave of Absence. If the Participant is on an authorized unpaid leave of absence as determined by the Committee, then loan payments are automatically suspended for a period of time beginning after the unpaid leave of absence commences and ending not later than the earlier of (i) the duration of the authorized unpaid leave of absence, or (ii) twelve (12) consecutive calendar months following the calendar month that the Participant’s authorized unpaid leave of absence began; provided, however, that the Participant’s death or termination of employment even while payments are suspended shall accelerate the loan as provided in subsection (g). Upon the expiration of the suspension period, the then outstanding principal and interest on the loan shall be reamortized into equal periodic payments which the Participant shall resume paying over the remaining term of the loan; provided, however, that the interest rate used in the reamortization is the same as in the loan note and the final payment on the loan is due by the original maturity date of the loan. Any such reamortization shall not be considered a new loan or a rewriting or extension of the existing loan.

(j)
Suspension of Payments Due to Military Service. If a Participant is called upon or volunteers to perform service in the uniformed services (as defined in chapter 43 of title 38, United States Code), the Plan shall suspend the obligation to repay the loan during the period the Participant performs such service until the Participant returns to employment with the Employer or terminates employment with the Employer. The Participant may voluntarily elect to continue to make loan payments during the period the Participant performs service in the uniformed services.

(k)
Miscellaneous. The Benefits Administration Committee may direct that loans shall not be made by the Plan during any designated month or months and shall determine the frequency with which loans shall be made. No Participant shall be permitted to borrow if such Participant then has two loans outstanding. A loan in default that has not yet been offset as provided in subsection (h) above shall be considered an outstanding loan for purposes of the preceding sentence.

(l)
Fees. The loan shall be subject to any origination and periodic maintenance fees charged by the Trustee and approved by the Committee. No loan application shall be approved unless it is accompanied by any required origination fee.

(m)
Form of Payment. Prepayments, payments following an event of default, and payments following acceleration in accordance with subsection (f) above, must be made by cashier’s check, certified check or money order (and not by personal check) if they are not made by payroll deduction. The Benefits Administration Committee may permit payment by personal check in any other case.

(n)	Loans Outstanding on the Effective Date. Nothing in this Section 7.6.6 shall alter the terms and conditions of any loan to a Participant that was outstanding immediately prior to the Effective Date.
7.6.7. Tax Reporting. To the extent required by section 72(p) of the Code, the Trustee shall report, from time to time, distributions of income in connection with loans made under the Plan. The operation of those tax rules is entirely independent of the rules of the Plan.
7.6.8. Truth in Lending. The Plan shall make all disclosures required under federal truth-in-lending regulations (Regulation Z issued by the Board of Governors of the Federal Reserve System).
7.6.9. Effect of Participant in Bankruptcy. To the extent required by bankruptcy laws, loans shall be subject to stay, discharge, reinstatement and other matters.
7.6.10. ERISA Compliance — Loans Available to Parties in Interest. Notwithstanding anything to the contrary in this Section 7.6, loans shall be available to Participants and Beneficiaries who are parties in interest as defined in section 3(14) of ERISA. An Alternate Payee shall be considered a Beneficiary for this purpose only after the domestic relations order has been finally determined to be a qualified domestic relations order as defined in Appendix C to this Plan Statement.
7.7. U.S. Money. All payments hereunder shall be in lawful money of the United States of America.

SECTION 8
SPENDTHRIFT PROVISIONS
No Participant or Beneficiary shall have any transmissible interest in any Total Account nor shall any Participant or Beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while in the possession or control of the Trustee, nor shall the Trustee, the Benefits Administration Committee, or the Employer recognize any assignment thereof, either in whole or in part, nor shall any Total Account be subject to attachment, garnishment, execution following judgment or other legal process while in the possession or control of the Trustee.
The power to designate Beneficiaries to receive the Total Account of a Participant in the event of the Participant’s death shall not permit or be construed to permit such power or right to be exercised by the Participant so as thereby to anticipate, pledge, mortgage or encumber the Participant’s Total Account or any part thereof, and any attempt of a Participant so to exercise said power in violation of this provision shall be of no force and effect and shall be disregarded by the Trustee, the Benefits Administration Committee, and the Employer.
This Section shall not prevent the Trustee, the Benefits Administration Committee, or the Employer from exercising, in their discretion, any of the applicable powers and options granted to them upon the occurrence of an Event of Maturity, as such powers may be conferred upon them by any applicable provision hereof, nor prevent the Plan from offsetting a Participant’s Total Account by the amount of the then outstanding balance of the loan in default. This Section shall not prevent the Benefits Administration Committee or the Trustee from observing the terms of a qualified domestic relations order as provided in the Appendix C to this Plan Statement.

SECTION 9
AMENDMENT AND TERMINATION
9.1. Amendment. The Employer hereby reserves the power to amend this Plan Statement, either prospectively or retroactively or both, as follows:
(a)	in any respect by resolution of its Board of Directors of the Company (including, without limitation, ratification of any action by a committee of the Board), and
(b)
to conform the Plan to the requirements of federal law or in any respect that does not materially increase the cost of the Plan to the Employer, either by written action of an officer of the Company or by action of the Benefits Administration Committee, provided that no amendment shall be effective to reduce or divest the Total Account of any Participant unless the same (i) shall have been adopted with the consent of the Secretary of Labor pursuant to the provisions of ERISA, or in order to comply with the provisions of the Code and the regulations and rulings thereunder affecting the tax-qualified status of the Plan and the deductibility of Employer contributions thereto, or (ii) is otherwise permitted by Code section 411(d)(6) and the regulations issued thereunder. Notwithstanding the foregoing, no amendment shall be effective to increase the duties of the Trustee without its consent.
9.2. Discontinuance of Contributions and Termination of Plan. The Company reserves the right to reduce, suspend or discontinue its contributions to the Plan and to terminate the Plan in its entirety at any time.
9.3. Merger or Spinoff of Plans.
9.3.1. In General. The Benefits Administration Committee may cause all or a part of the Plan to be merged with all or a part of any other plan and may cause all or a part of the assets and liabilities to be transferred from the Plan to another plan. In the case of merger or consolidation of the Plan with, or transfer of assets and liabilities of the Plan to, any other plan, each Participant shall (if such other plan were then terminated) receive a benefit immediately after the merger, consolidation or transfer which is not less than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated). If the Benefits Administration Committee agrees to a transfer of assets and liabilities to or from another plan, the agreement under which such transfer is concluded (or an amendment of or appendix to this Plan Statement) shall specify the Accounts to which the transferred amounts are to be credited.

9.3.2. Limitations. In the event the Benefits Administration Committee:
(a)
causes assets to be transferred to the Plan from any plan that offers one or more optional forms of benefit that must be preserved with respect to the transferred assets in order to satisfy the optional form of benefit requirements of Code Section 411(d)(6)(B)(ii) (or where applicable, the distribution rules of section 401(k) of the Code), or

(b)	causes the Plan to merge with such a plan,
the Plan shall be deemed amended, effective as of the time of the transfer or merger, to preserve all such optional forms of benefit, but only with respect to all amounts attributable to such transferred or merging assets. In no event shall assets be transferred from the Plan to any other plan unless such other plan complies (or has been amended to comply) with the optional form of benefit requirements of section 411(d)(6)(B)(ii) of the Code and the distribution rules of section 401(k) of the Code with respect to such transferred assets.
9.3.3. Beneficiary Designations. If assets and liabilities are transferred from another plan to the Plan, Beneficiary designations made under that plan shall become void on the date as of which such transfer is made and the Beneficiary designation rules of this Plan Statement shall apply beginning on such date.
9.3.4. Consolidation or Merger of Plans. If the Plan consolidates or merges with any other plan or the assets of the Plan are transferred to any other Plan, each Participant will be entitled to a benefit immediately after the merger, consolidation or transfer (if the Plan were then terminated) equal to or greater than the benefit immediately before such merger, consolidation or transfer (if the Plan had then terminated).
9.4. Adoption by Affiliates.
9.4.1. Adoption with Consent. In addition to the corporations listed in Schedule I, the Benefits Administration Committee may consent to the adoption of the Plan by other corporations affiliated in ownership with U.S. Bancorp subject to such conditions as the Benefits Administration Committee may impose.
9.4.2. Procedure for Adoption. Any such adopting corporation shall initiate its adoption of the Plan by delivery of a certified copy of the resolutions of its board of directors adopting this Plan Statement to the Benefits Administration Committee. Upon the consent by the Benefits Administration Committee of the adoption by the adopting corporation, and the delivery to the Trustee of written evidence of the consent of the Benefits Administration Committee, the adoption of the Plan by the adopting corporation shall be effective as of the date specified by the Benefits Administration Committee. (These corporations listed in Schedule I shall not be required to obtain approval for their continued participation in the Plan.)

9.4.3. Effect of Adoption. Upon the adoption of the Plan by an adopting corporation as heretofore provided, the adopting corporation shall be an Employer hereunder in all respects. Each corporation listed in Schedule I and each other adopting corporation, as a condition of continued participation in the Plan, delegates to the Company the sole power and authority:
(a)
to terminate the Plan (except that each adopting corporation shall have the power to terminate the Plan as applied to it); to amend this Plan Statement (except that each adopting corporation shall have the power to amend this Plan Statement as applied to it by establishing a successor plan to which assets and liabilities may be transferred as provided in this Section);

(b)
to appoint, remove and accept the resignation of a Trustee; to appoint or remove members of the Benefits Administration Committee; to appoint or remove an Investment Manager; to act as the plan administrator;

(c)	to direct the Trustee to return an Employer contribution that was made by mistake or which is not deductible;
(d)	to designate Affiliates; to establish conditions and limitations upon such adoption of the Plan by affiliated employers; and
(e)	to cause the Plan to be merged with another plan and to transfer assets and liabilities between the Plan and another.
Each reference herein to the Employer shall include the Company and all adopting corporations unless the context clearly requires otherwise. Employment with the Company or any adopting corporation shall be credited with the Employer for the purposes of determining Eligibility Service and the minimum annual service requirement for allocation of contributions. Contributions of the Company and each adopting corporation shall be allocated only among those persons who were their employees during the Plan Year with respect to which the contribution is made.

SECTION 10
CONCERNING THE TRUSTEE
10.1. Dealings with Trustee.
(a)
No person, firm or corporation dealing with the Trustee shall be required to take cognizance of the provisions of this Plan Statement or be required to make inquiry as to the authority of the Trustee to do any act which the Trustee shall do hereunder. Any such person, firm or corporation shall be entitled to assume conclusively that the Trustee is properly authorized to do any act which it shall do hereunder. Any such person, firm or corporation shall be under no liability to anyone whomsoever for any act done hereunder pursuant to the written direction of the Trustee.

(b)
Any such person, firm or corporation may conclusively assume that the Trustee has full power and authority to receive and receipt for any money or property becoming due and payable to the Trustee. No such person shall be bound to inquire as to the disposition or application of any money or property paid to the Trustee or paid in accordance with the written directions of the Trustee.

(c)
No person, firm or corporation dealing with the Trustee shall be required to see either to the administration of the Plan or Fund or to the faithful performance by the Trustee of its duties hereunder (except to the extent otherwise provided by the ERISA).

10.2. Compensation of Trustee. If a corporate Trustee shall be acting hereunder, the corporate Trustee shall be entitled to receive compensation for its services as Trustee hereunder. Any individual Trustee who already receives full-time pay from the Employer shall receive no compensation for the Participant’s services hereunder. Other individual Trustees shall likewise serve without compensation unless they shall otherwise specifically agree with the Employer to the contrary. In any event, however, the Trustee (whether corporate or individual Trustees be acting) shall be entitled to receive reimbursement for reasonable expenses, fees, costs and other charges incurred by it or payable by it on account of the administration of the Plan and the Fund. Such items of expense and compensation shall be payable out of the Fund in a fair and equitable manner as determined by the Trustee, except to the extent that the Employer, in its discretion, directly pays the Trustee.
10.3. Resignation and Removal of Trustee.
(a)
The Trustee (or in the event two or more co-trustees are acting, any such co-trustee) may resign by giving thirty (30) days’ notice of intention so to do to the Employer or such shorter notice as the Employer may approve.

(b)	The Employer may remove any Trustee or successor Trustee hereunder by giving such Trustee (or any co-trustee) thirty (30) days’ written notice of removal by certified mail.
(c)	The Employer shall have the power to appoint one or more individual or corporate Trustees, or both, as additional or successor Trustees.
(d)
When any person or corporation appointed, qualified and serving as a Trustee hereunder shall cease to be a Trustee of the Fund, the remaining Trustee or Trustees then serving hereunder, or the successor Trustee or Trustees appointed hereunder, as the case may be, shall thereupon be and become vested with full title and right to possession of all assets and records of the Plan and Fund in the possession or control of such prior Trustee, and the prior Trustee shall forthwith account for and deliver the same to such remaining or successor Trustee or Trustees.

(e)
By designating a corporate Trustee, original or successor, hereunder, there is included in such designation and as a part thereof any other corporation possessing trust powers and authorized by law to accept the Plan and Fund into which or with which the designated corporate Trustee, original or successor, shall be converted, consolidated or merged, and the corporation into which or with which any corporate Trustee hereunder shall be so converted, consolidated or merged shall continue to be the corporate Trustee of the Plan and Fund.

(f)
No Trustee shall be or become liable for any act or omission of a co-trustee serving hereunder with him or it (except to the extent that liability is imposed under ERISA) or of a prior Trustee hereunder, it being the purpose and intent that each Trustee shall be liable only for the Trustee’s own acts or omissions during the Trustee’s term of service as Trustee hereunder.

(g)
If there shall at any time be two (2) or more co-trustees serving hereunder, such Trustees, in addition to all other powers and authorities vested in them by law or conferred upon them by any provision of this Plan Statement, shall have power to allocate and reallocate from time to time to any one or more of their number specific responsibilities, obligations or duties and may delegate and redelegate from time to time to any one or more of their number the exercise of any right, power or discretion vested in the Trustees by law or conferred upon them by any provision of this Plan Statement, and any person, firm or corporation dealing with the co-trustees with respect to the Plan or the Fund may assume conclusively that any action taken or instrument executed by any one of such co-trustees is the action of all the co-trustees serving hereunder, and that authority for the doing of such act or the execution of such instrument has been conferred upon and delegated to the Trustee doing such act or executing such instrument. If any responsibility, obligation, duty, right, power or discretion vested in the Trustee is allocated or delegated to one or more co-trustees, the remaining co-trustees shall not be or become liable for an act or omission by the co-trustees to whom a right, power or discretion was delegated while such co-trustees were acting pursuant to such delegation.

(h)
If there shall at any time be three (3) or more co-trustees serving hereunder who are qualified to perform a particular act, the same may be performed, on behalf of all, by a majority of those qualified, with or without the concurrence of the minority. No person who failed to join or concur in such act shall be held liable for the consequences thereof, except to the extent that liability is imposed under ERISA.

10.4. Accountings by Trustee.
(a)
The Trustee shall render to the Employer and to the Benefits Administration Committee an account and report as soon as practicable after the Annual Valuation Date in each year showing all transactions affecting the administration of the Plan and the Fund, including, but not necessarily limited to, such information concerning the Plan and the Fund and the administration thereof by the Trustee as shall be requested in writing by the Employer or the Benefits Administration Committee.

(b)
The Trustee shall also render such further reports from time to time as may be requested by the Employer or the Benefits Administration Committee and shall submit its final report and account to the Employer and the Benefits Administration Committee when it shall cease to be Trustee hereunder, whether by resignation or other cause.

10.5. Trustee’s Power to Protect Itself on Account of Taxes. The Trustee, as a condition to the making of distribution of a former Participant’s Total Account during the Participant’s lifetime, may require the former Participant, or in the event of the Participant’s death may require the person or persons entitled to receive the Participant’s Total Account in such event, to furnish the Trustee with proof of payment of all income, inheritance, estate, transfer, legacy and/or succession taxes and all other taxes of any different type or kind that may be imposed under or by virtue of any state or federal statute or law upon the payment, transfer, descent or distribution of such Matured Account and for the payment of which the Trustee may, in its judgment, be directly or indirectly liable. In lieu of the foregoing, the Trustee may deduct, withhold and transmit to the proper taxing authorities any such tax which it may be permitted or required to deduct and withhold and the Matured Account to be distributed in such case shall be correspondingly reduced.

10.6. Other Trust Powers. Except to the extent that the Trustee is subject to the authorized and properly given investment directions of a Participant, Beneficiary or Investment Manager (and in extension, but not in limitation, of the rights, powers and discretions conferred upon the Trustee herein), the Trustee shall have and may exercise from time to time in the administration of the Plan and the Fund, for the purpose of distribution after the termination thereof, and for the purpose of distribution of Total Accounts, without order or license of any court, any one or more or all of the following rights, powers and discretions:
(a)
To invest and reinvest any Subfunds established pursuant to Section 5 in accordance with the investment characteristics and objectives determined therefor and to invest and reinvest the assets of the Fund in any securities or properties in which an individual could invest the individual’s own funds and which it deems for the best interest of the Fund, without limitation by any statute, rule of law or regulation of any governmental body prescribing or limiting the investment of trust assets by corporate or individual trustees, in or to certain kinds, types or classes of investments or prescribing or limiting the portion of the Fund which may be invested in any one property or kind, type or class of investment. Specifically and without limiting the generality of the foregoing, the Trustee may invest and reinvest principal and accumulated income of the Fund in any real or personal property; preferred or common stocks of any kind or class of any corporation, including but not limited to investment and small business investment companies of all types; voting trust certificates; interests in investment trusts; shares of mutual funds (including shares of mutual funds for which the Trustee or any affiliate of the Trustee serves as investment advisor, administrator, distributor, custodian or other service provider as disclosed in the current prospectus for any such mutual fund); interests in any limited or general partnership or other business enterprise, however organized and for whatever purpose; group or individual annuity contracts (which may involve investment in the issuer’s general account or any of its separate accounts); interests in common or collective trusts, variable interest notes or any other type of collective fund maintained by a bank or similar institution (whether or not the Trustee hereunder); bonds, notes and debentures, secured or unsecured; mortgages, leases or other interests in real or personal property; interests in mineral, gas, oil or timber properties or other wasting assets; options; commodity or financial futures contracts; foreign currency; savings or certificate deposits in the commercial or savings department of the Trustee or any bank or financial institution affiliated with the Trustee; insurance contracts on the life of any “keyman” or shareholder of the Employer; or conditional sales contracts; securities issued by the Employer or an Affiliate of the Employer and real property leased to the Employer or an Affiliate of the Employer; provided, however, that the Plan may not acquire or hold any Employer security which is not a “qualifying employer security” (within the meaning of section 407(d)(5) of ERISA) nor any Employer real property which is not “qualifying employer real property” (within the meaning of section 407(d)(4) of ERISA). Investment of the entire Fund in common stocks shall be deemed appropriate at any phase of the economic business cycle, but it is not, however, the purpose hereof to direct that the Fund shall be invested either entirely or to any extent whatsoever in such common stocks. Prior to maturity and distribution of the Total Accounts of Participants, the Trustee shall commingle the Accounts of Participants and former Participants in each subfund and invest, reinvest, control and manage each of the same as a common trust fund.

(b)	To sell, exchange or otherwise dispose of any asset of whatsoever character at any time held by the Trustee in trust hereunder.
(c)
To segregate any part or portion of the Fund for the purpose of administration or distribution thereof and, in its sole discretion, to hold the Fund uninvested whenever and for so long as, in the Trustee’s discretion, the same is likely to be required for the payment in cash of Total Accounts normally expected to mature in the near future, or whenever, and for as long as, market conditions are uncertain, or for any other reason which, in the Trustee’s discretion, requires such action or makes such action advisable.

(d)
In connection with the Trustee’s power to hold uninvested reasonable amounts of cash whenever it is deemed advisable to do so, to deposit the same, with or without interest, in the commercial or savings departments of any corporate Trustee serving hereunder or of any other bank, trust company or other financial institution including those affiliated with the Trustee.

(e)
To register any investment held in the Fund in the name of the Trustee, without trust designation, or in the name of a nominee or nominees, and to hold any investment in bearer form, but the records of the Trustee shall at all times show that all such investments are part of the Fund, and the Trustee shall be as responsible for any act or default of any such nominee as for its own.

(f)
Subject to the prior approval of the Benefits Administration Committee, to retain and employ such attorneys, agents and servants as may be necessary or desirable, in the opinion of the Trustee, in the administration of the Fund, and to pay them such reasonable compensation for their services as may be agreed upon as an expense of administration of the Fund, including power to employ and retain counsel upon any matter of doubt as to the meaning of or interpretation to be placed upon this Plan Statement or any provisions thereof with reference to any question arising in the administration of the Fund or pertaining to the distribution thereof or pertaining to the rights and liabilities of the Trustee hereunder or to the rights and claims of Participants and Beneficiaries. The Trustee, in any such event, may act in reliance upon the advice, opinions, records, statements and computations of any attorneys and agents and on the records, statements and computations of any servants so selected by it in good faith and shall be released and exonerated of and from all liability to anyone in so doing (except to the extent that liability is imposed under ERISA).

(g)
Subject to the prior approval of the Benefits Administration Committee, to institute, prosecute and maintain, or to defend, any proceeding at law or in equity concerning the Plan or the Fund or the assets thereof or any claims thereto, or the interests of Participants and Beneficiaries hereunder at the sole cost and expense of the Fund or at the sole cost and expense of the Total Account of the Participant who may be concerned therein or who may be affected thereby as, in the Trustee’s opinion, shall be fair and equitable in each case, and to compromise, settle and adjust all claims and liabilities asserted by or against the Plan or the Fund or asserted by or against the Trustee, on such terms as the Trustee, in each such case, shall deem reasonable and proper. The Trustee shall be under no duty or obligation to institute, prosecute, maintain or defend any suit, action or other legal proceeding unless it shall be indemnified to its satisfaction against all expenses and liabilities which it may sustain or anticipate by reason thereof.

(h)
To institute, participate and join in any plan of reorganization, readjustment, merger or consolidation with respect to the issuer of any securities held by the Trustee hereunder, and to use any other means of protecting and dealing with any of the assets of the Fund which it believes reasonably necessary or proper and, in general, to exercise each and every other power or right with respect to each asset or investment held by it hereunder as individuals generally have and enjoy with respect to their own assets and investment, including power to vote upon any securities or other assets having voting power which it may hold from time to time, and to give proxies with respect thereto, with or without power of substitution or revocation, and to deposit assets or investments with any protective committee, or with trustees or depositaries designated by any such committee or by any such trustees or any court. Notwithstanding the foregoing, an Investment Manager shall have any or all of such powers and rights with respect to Plan assets for which it has investment responsibility but only if (and only to the extent that) such powers and rights are expressly given to such Investment Manager in a written agreement signed by it and acknowledged in writing by the Trustee. In all other cases, such powers and rights shall be exercised solely by the Trustee.

(i)
In any matter of doubt affecting the meaning, purpose or intent of any provision of this Plan Statement which directly affects its duties, to determine such meaning, purpose or intent; and the determination of the Trustee in any such respect shall be binding and conclusive upon all persons interested or who may become interested in the Plan or the Fund.

(j)
To require, as a condition to distribution of any Total Account, proof of identity or of authority of the person entitled to receive the same, including power to require reasonable indemnification on that account as a condition precedent to its obligation to make distribution hereunder.

(k)
To collect, receive, receipt and give quittance for all payments that may be or become due and payable on account of any asset in trust hereunder which has not, by act of the Trustee taken pursuant thereto, been made payable to others; and payment thereof by the company issuing the same, or by the party obligated thereon, as the case may be, when made to the Trustee hereunder or to any person or persons designated by the Trustee, shall acquit, release and discharge such company or obligated party from any and all liability on account thereof.

(l)
To determine from time to time, as required for the purpose of distribution or for the purpose of allocating trust income or for any other purpose of the Plan, the then value of the Fund and the Accounts in the Fund, the Trustee, in each such case, using and employing for that purpose the fair market value of each of the assets constituting the Fund. Each such determination so made by the Trustee in good faith shall be binding and conclusive upon all persons interested or becoming interested in the Plan or the Fund.

(m)
To receive and retain contributions made in a form other than cash in the form in which the same are received until such time as the Trustee, in its sole discretion, deems it advisable to sell or otherwise dispose of such assets.

(n)
To commingle, for investment purposes, the assets of the Fund with the assets of any other qualified retirement plan trust fund of the Employer, provided that the records of the Trustee shall reflect the relative interests of the separate trusts in such commingled fund.

(o)
To grant an option or options for the purchase of a trust asset (“call option”), including the granting of options for the purchase of common stock held in the Fund (“covered call options”) in return for the receipt of a premium or other consideration by the Fund from the optionee, it being expressly intended that such options may be in such form and terms as to permit their being freely traded on an option exchange (such as a “stock index call option”); to repurchase any such option granted, or in lieu thereof, to repurchase an option identical in terms to the one granted; to issue an option or options requiring the purchase into the Fund of assets held by the optionee (“put option”), in return for the receipt of premium or other consideration by the Fund from the optionee, it being expressly intended that said options may be in such form and terms as to permit their being freely traded on an option exchange (such as a “stock index put option”); to repurchase any such option issued, or in lieu thereof, to repurchase an option identical in terms to the one issued; to pledge assets of the Fund in connection with such option transactions.

(p)	To have and to exercise such other and additional powers as may be advisable or proper in its opinion for the effective and economical administration of the Fund.
(q)
Incorporated by reference into this Agreement is the following bank collective investment fund declaration of trust: PLAN AND DECLARATION OF TRUST - U.S. BANK NATIONAL ASSOCIATION COLLECTIVE INVESTMENT FUNDS FOR EMPLOYEE RETIREMENT BENEFIT TRUSTS, as amended from time to time(the “Declaration of Trust”). Notwithstanding any other provision of this Plan Statement to the contrary, the Trustee may cause any part or all of the Fund, without limitation as to amount, to be commingled with the money of trusts created by others, by causing such money to be invested as a part of any or all of the funds created by the aforementioned Declaration of Trust and the Fund so added to any of said funds at any time shall be subject to all of the provisions of said Declaration of Trust as it is amended from time to time.

(r)
To deposit any part or all of the assets in any collective trust fund which is now or hereafter maintained by the Trustee as a medium for the collective investment of funds of pension, profit sharing or other employee benefit plans, and which is qualified under section 401(a) and exempt from taxation under section 501(a) of the Code, as amended, and to withdraw any part or all of the assets so deposited and any assets deposited with the trustee of a collective trust fund shall be held and invested by the trustee thereunder pursuant to all the terms and conditions of the trust agreement or declaration of trust establishing the fund, which are hereby incorporated herein by reference and shall prevail over any contrary provisions of this Plan Statement.

(s)
To deposit any part or all of the assets with the trustee of any master investment trust maintained by U.S. Bancorp for the investment of assets of qualified pension, profit sharing or stock bonus plans it or its subsidiaries maintain and to withdraw any part or all of the assets so deposited, and any assets deposited with the trustee of a master investment trust shall be held and invested by that trustee pursuant to the terms and conditions of the master investment trust document, which is hereby incorporated herein by reference and shall prevail over any contrary provision of this Plan Statement.

(t)
The Trustee is expressly authorized to the fullest extent permitted by law to (i) retain the services of U.S. Bancorp Piper Jaffray Inc. and/or U.S. Bancorp Investments, Inc., each being affiliates of U.S. Bank National Association, and/or any other registered broker-dealer organization hereafter affiliated with U.S. Bank National Association, and any future successors in interest thereto (collectively, including U.S. Bank National Association and its other affiliates, for the purposes of this paragraph referred to as the “Affiliated Entities”), to provide services to assist in or facilitate the purchase or sale of investment securities in the Trust, (ii) acquire as assets of the Trust shares of mutual funds to which Affiliated Entities provides, for a fee, services in any capacity and (iii) acquire in the Trust any other services or products of any kind or nature from the Affiliated Entities regardless of whether the same or similar services or products are available from other institutions. The Trust may directly or indirectly (through mutual funds fees and charges for example) pay management fees, transaction fees and other commissions to the Affiliated Entities for the services or products provided to the Trust and/or such mutual funds at such Affiliated Entities’ standard or published rates without offset (unless required by law) from any fees charged by the Trustee for its services as Trustee. The Trustee may also deal directly with the Affiliated Entities regardless of the capacity in which it is then acting, to purchase, sell, exchange or transfer assets of the Trust even though the Affiliated Entities are receiving compensation or otherwise profiting from such transaction or are acting as a principal in such transaction. Each of the Affiliated Entities is authorized to (i) effect transactions on national securities exchanges for the Trust as directed by the Trustee, and (ii) retain any transactional fees related thereto, consistent with Section 11(a)(1) of the Securities Exchange Act of 1934, as amended, and related Rule 11a2-2(T). Included specifically, but not by way of limitation, in the transactions authorized by this provision are transactions in which any of the Affiliated Entities are serving as an underwriter or member of an underwriting syndicate for a security being purchased or are purchasing or selling a security for its own account. In the event the Trustee is directed by the Named Fiduciary, any designated investment manager, Participant and/or Beneficiary, as applicable hereunder (collectively referred to for purposes of this paragraph as the “Directing Party”), the Directing Party shall be authorized, and expressly retains the right hereunder, to direct the Trustee to retain the services of, and conduct transactions with, Affiliated Entities fully in the manner described above.

10.7. Investment Managers. The Employer shall have the power to appoint from time to time one or more Investment Managers to direct the Trustee in the investment of, or to assume complete investment responsibility over, all or any portion of the Fund. An Investment Manager may be any person or firm (a) which is either (1) registered as an investment adviser under the Investment Advisers Act of 1940, (2) a bank, or (3) an insurance company which is qualified to perform the services of an Investment Manager under the laws of more than one state; and (b) which acknowledges in writing that it is a fiduciary with respect to the Plan. The conditions prescribed in the preceding sentence shall apply to the issuer of any group annuity contract hereunder only if, and to the extent that, such issuer would otherwise be considered a “fiduciary” with respect to the Plan, within the meaning of ERISA. The Employer may remove any such Investment Manager and shall have the power to appoint a successor or successors from time to time in succession to any Investment Manager who shall be removed, shall resign or shall otherwise cease to serve hereunder. The Trustee shall comply with all investment directions given to the Trustee with respect to the designated portion of the Fund, and the Trustee shall be released and exonerated of and from all liability for or on account of any action taken or not taken by it pursuant to the directions of such Investment Manager, except to the extent that liability is imposed under ERISA. Neither the Employer, nor any officer, director or employee thereof, nor any member of the Benefits Administration Committee or the Employer shall be liable for the acts or omissions of the Trustee or of any Investment Manager appointed hereunder. The fees and expenses of any Investment Manager, as agreed upon from time to time between the Investment Manager and the Employer, shall be charged to and paid from the Fund in a fair and equitable manner, except to the extent that the Employer, in its discretion, may pay such directly to the Investment Manager.
10.8. Fiduciary Principles. The Trustee and each other fiduciary hereunder, in the exercise of each and every power or discretion vested in them by the provisions of this Plan Statement, shall (subject to the provisions of ERISA) discharge their duties with respect to the Plan solely in the interest of the Participants and Beneficiaries and:
(a)	for the exclusive purpose of:
(i)	providing benefits to Participants and Beneficiaries, and
(ii)	defraying reasonable expenses of administering the Plan;
(b)
with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(c)	by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and
(d)	in accordance with the documents and instruments governing the Plan, insofar as they are consistent with the provisions of ERISA.
Notwithstanding anything in this Plan Statement to the contrary, any provision hereof which purports to relieve a fiduciary from responsibility or liability for any responsibility, obligation or duty under Part 4 of Subtitle B of Title I of ERISA shall, to the extent the same is inconsistent with said Part 4, be deemed void.

10.9. Prohibited Transactions. Except as may be permitted by law, no Trustee or other fiduciary hereunder shall permit the Plan to engage, directly or indirectly, in any of the following transactions with a person who is a “disqualified person” (as defined in section 4975 of the Code) or a “party in interest” (as defined in section 3(14) of ERISA):
(a)	sale, exchange or leasing of any property between the Plan and such person;

(b)	lending of money or other extension of credit between the Plan and such person;
(c)	furnishing of goods, services or facilities between the Plan and such person;
(d)	transfer to, or use by or for the benefit of, such person of the income or assets of the Plan;
(e)	act by such person who is a fiduciary hereunder whereby the person deals with the income or assets of the Plan in the person’s own interest or for the person’s own account; or
(f)
receipt of any consideration for the person’s own personal account by such person who is a fiduciary from any party dealing with the Plan in connection with a transaction involving the income or assets of the Plan.

10.10. Indemnity. Each individual (as distinguished from corporate) trustee of the Plan or officer, director or employee of the Employer shall, except as prohibited by law, be indemnified and held harmless by the Employer from any and all liabilities, costs and expenses (including legal fees), to the extent not covered by liability insurance, arising out of any action taken by such individual with respect to the Plan, whether imposed under ERISA or otherwise, unless such liability arises from the individual’s claim for the individual’s own benefit, the proven gross negligence, the bad faith or, if the individual had reasonable cause to believe the individual’s own conduct was unlawful, the criminal misconduct of such individual. This indemnification shall continue as to an individual who has ceased to be a trustee of the Plan or officer, director or employee of the Employer and shall inure to the benefit of the heirs, executors and administrators of such an individual.

SECTION 11
DETERMINATIONS — RULES AND REGULATIONS
11.1. Determinations. The Benefits Administration Committee shall make such determinations as may be required from time to time in the administration of the Plan. The Benefits Administration Committee shall have the sole discretion, authority and responsibility to interpret and construe this Plan Statement and all relevant documents and information, and to determine all factual and legal questions under the Plan, including but not limited to the entitlement of all persons to benefits and the amounts of their benefits. Its discretionary authority shall include all matters arising under the Plan including, but not limited to, the determination of whether a domestic relations order is a qualified domestic relations order and the interpretation and administration of a qualified domestic relations order.
11.2. Claims and Review Procedure. Until modified by the Benefits Administration Committee, the claims and review procedure set forth in this Section shall be the mandatory claims and review procedure for the resolution of disputes and disposition of claims filed under the Plan. An application for benefits shall be considered as a claim for the purposes of this Section.
11.2.1. Initial Claim. An individual may, subject to any applicable deadline, file with the Benefits Administration Committee a written claim for benefits under the Plan in a form and manner prescribed by the Benefits Administration Committee.
(a)	If the claim is denied in whole or in part, the Benefits Administration Committee shall notify the claimant of the adverse benefit determination within ninety (90) days after receipt of the claim.
(b)
The ninety (90) day period for making the claim determination may be extended for ninety (90) days if the Benefits Administration Committee determines that special circumstances require an extension of time for determination of the claim, provided that the Benefits Administration Committee notifies the claimant, prior to the expiration of the initial ninety (90) day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

11.2.2. Notice of Initial Adverse Determination. A notice of an adverse determination shall set forth in a manner calculated to be understood by the claimant:
(a)	the specific reasons for the adverse determination;
(b)	references to the specific provisions of the Plan Statement (or other applicable Plan document) on which the adverse determination is based;

(c)	a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and
(d)
a description of the claims review procedure, including the time limits applicable to such procedure, and a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse determination on review.

11.2.3. Request for Review. Within sixty (60) days after receipt of an initial adverse benefit determination notice, the claimant may file with the Benefits Administration Committee a written request for a review of the adverse determination and may, in connection therewith submit written comments, documents, records and other information relating to the claim benefits. Any request for review of the initial adverse determination not filed within sixty (60) days after receipt of the initial adverse determination notice shall be untimely.
11.2.4. Claim on Review. If the claim, upon review, is denied in whole or in part, the Benefits Administration Committee shall notify the claimant of the adverse benefit determination within sixty (60) days after receipt of such a request for review.
(a)
The sixty (60) day period for deciding the claim on review may be extended for sixty (60) days if the Benefits Administration Committee determines that special circumstances require an extension of time for determination of the claim, provided that the Benefits Administration Committee notifies the claimant, prior to the expiration of the initial sixty (60) day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

(b)
In the event that the time period is extended due to a claimant’s failure to submit information necessary to decide a claim on review, the claimant shall have sixty (60) days within which to provide the necessary information and the period for making the claim determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information or, if earlier, the expiration of sixty (60) days.

(c)
The Benefits Administration Committee’s review of a denied claim shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

11.2.5. Notice of Adverse Determination for Claim on Review. A notice of an adverse determination for a claim on review shall set forth in a manner calculated to be understood by the claimant:
(a)	the specific reasons for the denial;
(b)	references to the specific provisions of the Plan Statement (or other applicable Plan document) on which the adverse determination is based;
(c)
a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(d)	a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures; and
(e)	a statement of the claimant’s right to bring an action under ERISA section 502(a).
11.3. Rules and Regulations.
11.3.1. Adoption of Rules. Any rule not in conflict or at variance with the provisions hereof may be adopted by the Benefits Administration Committee.
11.3.2. Specific Rules.
(a)
No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the established claim procedures. The Benefits Administration Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Benefits Administration Committee upon request.

(b)
All decisions on claims and on requests for a review of denied claims shall be made by the Benefits Administration Committee unless delegated as provided for in the Plan, in which case references in this Section 11 to the Benefits Administration Committee shall be treated as references to the Benefits Administration Committee’s delegate.

(c)
Claimants may be represented by a lawyer or other representative at their own expense, but the Benefits Administration Committee reserves the right to require the claimant to furnish written authorization and establish reasonable procedures for determining whether an individual has been authorized to act on behalf of a claimant. A claimant’s representative shall be entitled to copies of all notices given to the claimant.

(d)
The decision of the Benefits Administration Committee on a claim and on a request for a review of a denied claim may be provided to the claimant in electronic form instead of in writing at the discretion of the Benefits Administration Committee.

(e)
In connection with the review of a denied claim, the claimant or the claimant’s representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.

(f)
The time period within which a benefit determination will be made shall begin to run at the time a claim or request for review is filed in accordance with the claims procedures, without regard to whether all the information necessary to make a benefit determination accompanies the filing.

(g)
The claims and review procedures shall be administered with appropriate safeguards so that benefit claim determinations are made in accordance with governing plan documents and, where appropriate, the plan provisions have been applied consistently with respect to similarly situated claimants.

(h)
For the purpose of this Section, a document, record, or other information shall be considered “relevant” if such document, record, or other information: (i) was relied upon in making the benefit determination; (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; (iii) demonstrates compliance with the administration processes and safeguards designed to ensure that the benefit claim determination was made in accordance with governing plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants; and (iv) constitutes a statement of policy or guidance with respect to the Plan concerning the denied treatment option or benefit for the claimant’s diagnosis, without regard to whether such advice or statement was relied upon in making the benefit determination.

(i)	The Benefits Administration Committee may, in its discretion, rely on any applicable statute of limitation or deadline as a basis for denial of any claim.
11.4. Deadline to File Claim. To be considered timely under the Plan’s claim and review procedure, a claim must be filed with the Benefits Administration Committee within one (1) year after the claimant knew or reasonably should have known of the principal facts upon which the claim is based.

11.5. Exhaustion of Administrative Remedies. The exhaustion of the claim and review procedure is mandatory for resolving every claim and dispute arising under the Plan. As to such claims and disputes:
(a)
no claimant shall be permitted to commence any legal action to recover Plan benefits or to enforce or clarify rights under the Plan under section 502 or section 510 of ERISA or under any other provision of law, whether or not statutory, until the claim and review procedure set forth herein have been exhausted in their entirety; and

(b)
in any such legal action all explicit and all implicit determinations by the Benefits Administration Committee (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.

11.6. Deadline to File Legal Action. No legal action to recover Plan benefits or to enforce or clarify rights under the Plan under section 502 or section 510 of ERISA or under any other provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to the Plan unless the legal action is commenced in the proper forum before the earlier of:
(a)	thirty (30) months after the claimant knew or reasonably should have known of the principal facts on which the claim is based, or
(b)	six (6) months after the claimant has exhausted the claim and review procedure.
11.7. Knowledge of Fact by Participant Imputed to Beneficiary. Knowledge of all facts that a Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a Beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.

SECTION 12
OTHER ADMINISTRATIVE MATTERS
12.1. Company.
12.1.1. Officers. Except as hereinafter provided, functions generally assigned to the Employer shall be discharged by the officers of U.S. Bancorp or delegated and allocated as provided herein.
12.1.2. Chief Executive Officer. Except as hereinafter provided, the Chief Executive Officer of U.S. Bancorp may delegate or redelegate and allocate and reallocate to one or more persons or to a committee of persons jointly or severally, and whether or not such persons are directors, officers or employees, such functions assigned to the Chief Executive Officer or to the Employer hereunder as the Chief Executive Officer may from time to time deem advisable.
12.2. Benefits Administration Committee.
12.2.1. Appointment and Removal. The general operation and administration of the Plan shall be supervised by the Benefits Administration Committee, which shall consist of such members as may be determined and appointed from time to time by the Chief Executive Officer of U.S. Bancorp and who shall serve at the pleasure of the Chief Executive Officer of U.S. Bancorp. Members of the Benefits Administration Committee shall serve without compensation, but their reasonable expenses shall be an expense of the administration of the Fund and shall be paid by the Trustee from and out of the Fund except to the extent U.S. Bancorp, in its discretion, directly pays such expenses. The Benefits Administration Committee may elect such officers as the Benefits Administration Committee may decide upon.
12.2.2. Automatic Removal. If any individual who is a member of the Benefits Administration Committee is a director, officer or employee when appointed as a member of the Committee, then such individual shall be automatically removed as a member of the Benefits Administration Committee at the earliest time such individual ceases to be a director, officer or employee. This removal shall occur automatically and without any requirement for action by the Chief Executive Officer of the Company or any notice to the individual so removed.
12.2.3. Authority. The Benefits Administration Committee may elect such officers as the Benefits Administration Committee may decide upon. The Benefits Administration Committee, in accordance with written bylaws issued by the Executive Officer of the Company shall:
(a)
establish rules for the functioning of the Benefits Administration Committee, including the times and places for holding meetings, the notices to be given in respect of such meetings and the number of members who shall constitute a quorum for the transaction of business;

(b)
organize and delegate to such of its members as it shall select authority to execute or authenticate rules, advisory opinions or instructions, and other instruments adopted or authorized by the Benefits Administration Committee; adopt such bylaws or regulations as it deems desirable for the conduct of its affairs; appoint a secretary, who need not be a member of the Benefits Administration Committee, to keep its records and otherwise assist the Benefits Administration Committee in the performance of its duties; keep a record of all its proceedings and acts and keep all books of account, records and other data as may be necessary for the proper administration of the Plan; notify the Employer and the Trustee of any action taken by the Benefits Administration Committee and, when required, notify any other interested person or persons;

(c)	determine from the records of the Employer the compensation, service records, status and other facts regarding Participants and other employees;
(d)
cause to be compiled at least annually, from the records of the Benefits Administration Committee and the reports and accountings of the Trustee, a report and accounting of the status of the Plan and the benefits of the Participants and make it available to each Participant who shall have the right to examine that part or portion of such report and accounting (or a true and correct copy of such part) which sets forth the Participant’s benefits and the Participant’s ratable interest in the Fund;

(e)	prescribe forms to be used for applications for participation, benefits, notifications, etc., as may be required in the administration of the Plan;
(f)	set up such rules, applicable to all Participants similarly situated, as are deemed necessary to carry out the terms of this Plan Statement;
(g)	perform all other acts reasonably necessary for administering the Plan and carrying out the provisions of this Plan Statement and performing the duties imposed on it;
(h)	resolve all questions of administration of the Plan not specifically referred to in this Section;
(i)	in accordance with regulations of the Secretary of Labor:
(i)
provide adequate notice in writing to any Participant or Beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the Participant, and

(ii)	afford a reasonable opportunity to any Participant whose claim for benefits has been denied for a full and fair review by the Benefits Administration Committee of the decision denying the claim; and
(j)
delegate or redelegate to one or more persons, jointly or severally, and whether or not such persons are members of the Benefits Administration Committee or employees of the Employer, such functions assigned to the Benefits Administration Committee hereunder as it may from time to time deem advisable.

12.2.4. Majority Decisions. If there shall at any time be three (3) or more members of the Benefits Administration Committee serving hereunder who are qualified to perform a particular act, the same may be performed, on behalf of all, by a majority of those qualified, with or without the concurrence of the minority. No person who failed to join or concur in such act shall be held liable for the consequences thereof, except to the extent that liability is imposed under ERISA.
12.3. Limitation on Authority.
12.3.1. Fiduciaries Generally. No action taken by any fiduciary, if authority to take such action has been delegated or redelegated to it hereunder, shall be the responsibility of any other fiduciary except as may be required by the provisions of ERISA. Except to the extent imposed by ERISA, no fiduciary shall have the duty to question whether any other fiduciary is fulfilling all of the responsibility imposed upon such other fiduciary by this Plan Statement or by ERISA or by any regulations or rulings issued thereunder.
12.3.2. Trustee. The Trustee shall have no authority or duty to determine or enforce payment of any Employer contribution under the Plan or to determine the existence, nature or extent of any individual’s rights in the Fund or under the Plan or question any determination made by the Benefits Administration Committee or the Employer regarding the same. Nor shall the Trustee be responsible in any way for the manner in which the Company, Benefits Administration Committee or Employer carries out its responsibilities under this Plan Statement or, more generally, under the Plan. The Trustee shall give the Company notice of (and tender to the Company) the prosecution or defense of any litigation involving the Plan, the Fund or other fiduciaries of the Plan.
12.4. Conflict of Interest. If any Trustee, any member of the Benefits Administration Committee or the Employer, any member of the Board of Directors or any officer or employee of the Employer to whom authority has been delegated or redelegated hereunder shall also be a Participant in the Plan, that individual shall have no authority as such Trustee, member, officer or employee with respect to any matter specially affecting the Participant’s individual interest hereunder (as distinguished from the interests of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to the other Trustees, members, officers or employees, as the case may be, to the exclusion of such Participant, and such Participant shall act only in the Participant’s individual capacity in connection with any such matter.

12.5. Dual Capacity. Individuals, firms, corporations or partnerships identified herein or delegated or allocated authority or responsibility hereunder may serve in more than one fiduciary capacity.
12.6. Administrator. The Company shall be the administrator for purposes of section 3(16)(A) of ERISA.
12.7. Named Fiduciaries. The Company, the Trustee, and the Benefits Administration Committee shall be named fiduciaries for the purpose of section 402(a) of ERISA.
12.8. Service of Process. In the absence of any designation to the contrary by the Benefits Administration Committee, the Secretary and General Counsel of U.S. Bancorp is designated as the appropriate and exclusive agent for the receipt of service of process directed to the Plan in any legal proceeding, including arbitration, involving the Plan.
12.9. Administrative Expenses. The reasonable expenses of administering the Plan shall be payable out of the Fund except to the extent that the Employer, in its discretion, directly pays the expenses.
12.10. IRS Qualification. The Plan is intended to qualify under section 401(a) of the Code as a defined contribution profit sharing plan that contains a qualified cash or deferred arrangement under section 401(k) of the Code, a portion of which is a profit sharing plan (the Profit Sharing portion) and a portion of which is an employee stock ownership plan under section 4975(e)(7) of the Code (the ESOP Portion). The Plan is not as a defined contribution money purchase pension plan or a defined benefit pension plan.
12.11. Method of Executing Instruments.
(a)
Information to be supplied or written notices to be made or consents to be given by an Employer or the Benefits Administration Committee pursuant to any provision of this Plan Statement may be signed in the name of the Employer by any officer thereof who has been authorized to make such certification or to give such notices or consents or by any Benefits Administration Committee member.

(b)
Any instrument or written notice required, necessary or advisable to be made or given by the Trustee may be signed by any Trustee, if all Trustees serving hereunder are individuals, or by any authorized officer or employee of the Trustee, if a corporate Trustee shall be acting hereunder as sole Trustee, or by any such officer or employee of the corporate Trustee or by an individual Trustee acting hereunder, if corporate and individual Trustees shall be serving as co-trustees hereunder.

12.12. Receipt of Documents. If a form or document must be filed with or received by the Benefits Administration Committee, Employer, or Trustee, it must be actually received by the appropriate entity to be effective. The determination of whether or when a form or document has been received by the appropriate entity shall be made by the Benefits Administration Committee on the basis of what documents are acknowledged by the appropriate entity to be in its actual possession without regard to the “mailbox rule” or similar rule of evidence. The absence of a document in the appropriate entity’s records and files shall be conclusive and binding proof that the document was not received by the appropriate entity.
12.13. Powers of Attorney. The Plan shall recognize as valid a document submitted to the Benefits Administration Committee by which a Participant, Beneficiary, or Alternate Payee appoints another person as his or her attorney in fact, under the following rules:
(a)
that neither the Plan Sponsor or the Benefits Administration Committee shall be required to determine whether the document complies with the applicable state law regarding powers of attorneys or attorneys in fact;

(b)
that if the document enumerates one or more specific powers in addition to a general power to act, the enumeration of one or more specific powers shall not be deemed to limit the generality of the general power to act; in other words, the general power shall continue to be in force; and

(c)	that the document is signed by the Participant and is notarized.
The Benefits Administration Committee may establish additional rules for the acceptance of powers of attorneys for Plan purposes. The Benefits Administration Committee, in its sole discretion, may review the document as to whether it complies with the Plan’s rules and the Benefits Administration Committee’s rules. If there is a conflict between the action of a court appointed guardian or conservator and an attorney in fact, then the authority of the court appointed guardian or conservator shall be recognized as superior to that of an attorney in fact.
12.14. Guardians and Conservators. The Plan shall recognize the authority of a court appointed guardian or conservator to act on behalf of a Participant, Beneficiary, or Alternate Payee to the extent such action is within the authority granted to the court appointed guardian or conservator.

SECTION 13
IN GENERAL
13.1. Disclaimers.
(a)
Neither the terms of this Plan Statement nor the benefits hereunder nor the continuance thereof shall be a term of the employment of any employee, and the Employer shall not be obliged to continue the Plan.

(b)	The terms of this Plan Statement shall not give any employee the right to be retained in the employment of any Employer.
(c)
Neither the Employer nor any of its officers or members of its Board of Directors nor the Trustee nor any member of the Benefits Administration Committee in any way guarantee the Fund against loss or depreciation, nor do they guarantee the payment of any benefit or amount which may become due and payable hereunder to any Participant or Beneficiary. Each Participant, Beneficiary or other person entitled at any time to payments hereunder shall look solely to the assets of the Fund for such payments.

(d)
Neither the Employer nor any of its officers or members of its Board of Directors nor any members of the Benefits Administration Committee shall in any manner be liable to any Participant, Beneficiary or other person for any act or omission of the Trustee (except to the extent that liability is imposed under ERISA).

(e)
Neither the Employer nor any of its officers or members of its Board of Directors nor the Trustee nor any members of the Benefits Administration Committee shall be under any liability or responsibility (except to the extent that liability is imposed under ERISA) for failure to effect any of the objectives or purposes of the Plan by reason of loss or fluctuation in the value of Fund or for the form, genuineness, validity, sufficiency or effect of any Fund asset at any time held hereunder, or for the failure of any person, firm or corporation indebted to the Fund to pay such indebtedness as and when the same shall become due or for any delay occasioned by reason of any applicable law, order or regulation or by reason of any restriction or provision contained in any security or other asset held by the Fund.

(f)
Except as is otherwise provided in ERISA, the Employer, its officers and the members of its Board of Directors, the Trustee, the members of the Benefits Administration Committee and other fiduciaries shall not be liable for an act or omission of another person with regard to a fiduciary responsibility that has been allocated to or delegated to such other person pursuant to the terms of this Plan Statement or pursuant to procedures set forth in this Plan Statement.

(g)
Neither the Employer nor the Benefits Administration Committee nor the Trustee guarantees that the benefits to be developed hereunder for each Participant shall equal those which are assumed for the purpose of determining and measuring the contributions of the Employer.

(h)
Neither the Employer nor the Benefits Administration Committee nor the Trustee shall be liable or responsible for any error in the computation of the Account of a Participant resulting from any misstatement of fact made by the Participant, directly or indirectly, to the Employer, the Benefits Administration Committee or the Trustee and used by them in determining the Participant’s Account. Neither the Employer nor the Benefits Administration Committee nor the Trustee shall be obligated or required to increase the Account of such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the Account of any Participant which is overstated by reason of any such misstatement shall be reduced to the amount appropriate for the Participant in view of the truth. Any reduction of an Account shall be retained in the Fund and used to reduce the next succeeding contribution of the Employer to the Plan.

13.2. Reversion of Fund Prohibited. The Fund from time to time hereunder shall at all times be a trust fund separate and apart from the assets of the Employer, and no part thereof shall be or become available to the Employer or to creditors of the Employer under any circumstances other than those specified in this Plan Statement. Prior to the termination of the Plan and except as permitted by ERISA and the Code (e.g., for the transfer of assets permitted under section 420 of the Code), it shall be impossible for any part of the corpus or income of the Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants and Beneficiaries (except as herein provided). Notwithstanding the foregoing, if the Benefits Administration Committee is unable to locate a Participant or Beneficiary after making reasonable efforts to do so and if such Participant or Beneficiary shall have been unavailable for a period of three (3) years or more, the Benefits Administration Committee shall be authorized to dispose of the Account believed to belong to such Participant or Beneficiary under any unclaimed property or escheat law of the state in which such Participant or Beneficiary was last known to reside.
13.3. Continuity. The tenure and membership of the Benefits Administration Committee previously appointed, the rules of administration adopted and the Beneficiary designations in effect under the Prior Plan Statement immediately before the Effective Date shall, to the extent not inconsistent with this Plan Statement, continue in full force and effect until altered as provided herein.

13.4. Contingent Top Heavy Plan Rules. The terms of Appendix B (concerning additional provisions that apply if the Plan becomes top heavy under the terms of the Tax Equity and Fiscal Responsibility Act of 1982) are incorporated herein.
13.5. Compliance with Uniformed Services Employment and Re-employment Rights Act of 1994 (USERRA). Effective for veterans rehired or re-hired on or after December 12, 1994, and notwithstanding any provision of the Plan Statement to the contrary, contributions, benefits or service credits, if any, will be provided in accordance with section 414(u) of the Code.
13.6. Sunset Provision. Unless Congress acts to extend the provisions enacted into law under Economic Growth and Tax Reconciliation Relief Act of 2001 (“EGTRRA”) that sunset as of December 31, 2010, the amendments to the Plan based on EGTRRA shall also sunset as of that date.
13.7. Rules of Interpretation. An individual shall be considered to have attained a given age on the individual’s birthday for that age (and not on the day before). The birthday of any individual born on a February 29 shall be deemed to be February 28 in any year that is not a leap year. Notwithstanding any other provision of this Plan Statement or any election or designation made under the Plan, any individual who feloniously and intentionally kills a Participant or Beneficiary shall be deemed for all purposes of the Plan and all elections and designations made under the Plan to have died before such Participant or Beneficiary. A final judgment of conviction of felonious and intentional killing is conclusive for the purposes of this section. In the absence of a conviction of felonious and intentional killing, the Benefits Administration Committee shall determine whether the killing was felonious and intentional for the purposes of this section. Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words “hereof,” “herein” or “hereunder” or other similar compounds of the word “here” shall mean and refer to this entire Plan Statement and not to any particular paragraph or section of this Plan Statement unless the context clearly indicates to the contrary. The titles given to the various sections of this Plan Statement are inserted for convenience of reference only and are not part of this Plan Statement, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof. Any reference in this Plan Statement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation. This document has been executed and delivered in the State of Minnesota and has been drawn in conformity to the laws of that State and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Minnesota.

IN WITNESS WHEREOF, Each of the parties hereto has caused these presents to be executed, all as of the day and year first above written.

U.S. BANCORP

By	/s/ Jennie P. Carlson

	Its	Executive Vice President

And	/s/ Ellen M. Peterson

	Its	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION

By	/s/ Kathleen T. Donnelly

	Its	Vice President

And	/s/ Michael J. Clark

	Its	Vice President

SCHEDULE I
PARTICIPATING EMPLOYERS
(As of January 1, 2002)

CC Management Inc.	36-4477930
Firstar Finance Corp of Kentucky	61-0902130
Housing Capital Company	94-3206669
Key Merchant Services LLC	58-2359974
Lyon Financial Services Inc.	41-1400571
Nova Information Systems	58-1916822
Quasar Dist. LLC	39-1982827
Rocky Mountain Bankcard System Inc.	84-1010148
Universal Leasing Inc.	84-0689279
U.S. Bancorp Asset Management Inc.	41-2003732
U.S. Bancorp Card Services Inc.	41-1558798
U.S. Bancorp Equipment Finance Inc.	93-0594454
U.S. Bancorp Fund Services LLC	39-1939072
U.S. Bancorp Information Services Inc.	41-0880291
U.S. Bancorp Insurance Services LLC	39-1914078
U.S. Bancorp Investments Inc.	84-1019337
U.S. Bancorp Licensing	41-1970658
U.S. Bancorp Oliver Allen Technology Leasing	94-2234252
U.S. Bancorp Piper Jaffray Inc.	41-0953246
U.S. Bancorp Service Center Inc.	45-0442309
U.S. Bank National Association	31-0841368
U.S. Bank National Association ND	41-1881896
U.S. Bank National Association SD	41-1899865
U.S. Bank Trust National Association	13-3781471
U.S. Bank Trust National Association	41-1973763
Voyager Fleet Systems Inc.	76-0476053

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APPENDIX A
LIMITATION ON ANNUAL ADDITIONS
SECTION 1
INTRODUCTION
Terms defined in the Plan Statement shall have the same meanings when used in this Appendix. In addition, when used in this Appendix, the following terms shall have the following meanings:
1.1. Annual Addition. Annual addition means, with respect to any Participant for a limitation year, the sum of:
(i)
all employer contributions (including employer contributions of the Participant’s earnings reductions under section 401(k), section 403(b) and section 408(k) of the Code) allocable as of a date during such limitation year to the Participant under all defined contribution plans;

(ii)	all forfeitures allocable as of a date during such limitation year to the Participant under all defined contribution plans; and
(iii)	all Participant contributions made as of a date during such limitation year to all defined contribution plans.
1.1.1. Specific Inclusions. With regard to a plan which contains a qualified cash or deferred arrangement or matching contributions or employee contributions, excess contributions and excess aggregate contributions (whether or not distributed during or after the limitation year) shall be considered annual additions in the year contributed. Excess deferrals that are not distributed in accordance with the regulations under section 402(g) of the Code are annual additions.
1.1.2. Specific Exclusions. The annual addition shall not, however, include any portion of a Participant’s rollover contributions or any additions to accounts attributable to a plan merger or a transfer of plan assets or liabilities or any other amounts excludable under law. Excess deferrals that are distributed in accordance with the regulations under section 402(g) of the Code are not annual additions.

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1.1.3. ESOP Rules. In the case of an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code, annual additions shall not include any dividends or gains on sale of employer securities held by the employee stock ownership plan (regardless of whether such dividends or gains are (i) on securities which are allocated to Participants’ accounts or (ii) on securities which are not allocated to Participants’ accounts which, in the case of dividends used to pay principal on an employee stock ownership plan loan, result in employer securities being allocated to Participants’ accounts or, in the case of a sale, result in sale proceeds being allocated to Participants’ accounts). In the case of an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code under which no more than one-third (1/3rd) of the employer contributions for a limitation year which are deductible under section 404(a)(9) of the Code are allocated to highly compensated employees (as defined in section 414(q) of the Code), annual additions shall not include forfeitures of employer securities under the employee stock ownership plan if such securities were acquired with the proceeds of an exempt loan or, if the Employer is not an S corporation as defined in section 1361(a)(1) of the Code, employer contributions to the employee stock ownership plan which are deductible by the employer under section 404(a)(9)(B) of the Code and charged against the Participant’s account (i.e., interest payments).
1.2. Controlled Group Member. Controlled group member means the Employer and each member of a controlled group of corporations (as defined in section 414(b) of the Code and as modified by section 415(h) of the Code), all commonly controlled trades or businesses (as defined in section 414(c) of the Code and as modified by section 415(h) of the Code), affiliated service groups (as defined in section 414(m) of the Code) of which the Employer is a part and other organizations required to be aggregated for this purpose under section 414(o) of the Code.
1.3. Defined Contribution Plans. Defined contribution plan shall have the meaning assigned to that term by section 415(k)(1) of the Code. Whenever reference is made to defined contribution plans in this Appendix, it shall include all such plans maintained by the Employer and all controlled group members.
1.4. Individual Medical Account. Individual medical account means an account, as defined in section 415(1)(2) of the Code maintained by the Employer or a controlled group member which provides an annual addition.
1.5. Limitation Year. Limitation year means the Plan Year.
1.6. Maximum Permissible Addition.
1.6.1. General Rule. Maximum permissible addition (a term that is relevant only with respect to defined contribution plans) means, for any one (1) limitation year, the lesser of
(i)	Forty Thousand Dollars ($40,000), as adjusted automatically for increases in the cost of living by the Secretary of the Treasury, or
(ii)	one hundred percent (100%) of the Participant’s § 415 compensation for such limitation year.
1.6.2. Medical Benefits. The dollar limitation in Section 1.6.1(i), but not the amount determined in Section 1.6.1(ii), shall be reduced by the amount of employer contributions which are allocated to a separate account established for the purpose of providing medical benefits or life insurance benefits with respect to a key employee (as defined in section 416 of the Code) under a welfare benefit fund or an individual medical account.

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1.7. Section 415 Compensation. Section 415 compensation (sometimes, “§ 415 compensation”) shall mean, with respect to any limitation year, the total wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer and all controlled group members to the extent that such amounts are includible in gross income but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code). Without regard to whether it is or is not includible in gross income, subject to other limitations and rules of this Section, (i) § 415 compensation shall include foreign earned income as defined in section 911(b) of the Code whether or not excludable from gross income under section 911 of the Code, and (ii) § 415 compensation shall be determined without regard to the exclusions from gross income in section 931 and section 933 of the Code. Section 415 compensation shall be determined on a cash basis. Section 415 compensation shall also include any elective deferral as defined in section 402(g)(3) of the Code and any amount which is contributed or deferred by an Employer at the election of the employee and which is not includible in the gross income of the employee by reason of section 125, section 132(f) or section 457 of the Code.
1.8. Welfare Benefit Fund. Welfare benefit fund means a fund as defined in section 419(e) of the Code which provides post-retirement medical benefits allocated to separate accounts for key employees as defined in section 419A(d)(3).
SECTION 2
DEFINED CONTRIBUTION LIMITATION
Notwithstanding anything to the contrary contained in the Plan Statement, there shall not be allocated to the account of any Participant under a defined contribution plan for any limitation year an amount which would cause the annual addition for such Participant to exceed the maximum permissible addition.
SECTION 3
REMEDIAL ACTION
3.1. Abatement. If a Participant’s annual additions for a limitation year would exceed the maximum permissible addition, to the extent necessary to eliminate the excess the following shall occur in the following sequence.

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3.2. Employee After Tax Contributions and Elective Deferrals. The defined contribution plan shall:
(i)
return any unmatched employee contributions made by the Participant for the limitation year to the Participant (adjusted for their proportionate share of gains but not losses while held in the defined contribution plan), and

(ii)
distribute unmatched elective deferrals (within the meaning of section 402(g)(3) of the Code) made for the limitation year to the Participant (adjusted for their proportionate share of gains but not losses while held in the defined contribution plan), and

(iii)
return any matched employee contributions made by the Participant for the limitation year to the Participant (adjusted for their proportionate share of gains but not losses while held in the defined contribution plan), and

(iv)
distribute matched elective deferrals (within the meaning of section 402(g)(3) of the Code) made for the limitation year to the Participant (adjusted for their proportionate share of gains but not losses while held in the defined contribution plan).

To the extent matched employee contributions are returned or any matched elective deferrals are distributed, any matching contribution made with respect thereto shall be forfeited and reallocated to Participants as provided in the defined contribution plan.
3.3. Employer Contributions. If, after taking all the actions contemplated by Section 3.2, an excess still exists, the defined contribution plan shall dispose of the excess as follows.
(a)
Covered. If that Participant is covered by the defined contribution plan at the end of the limitation year, the Employer shall cause such excess to be used to reduce employer contributions for the next limitation year (“second limitation year”) and succeeding limitation years, as necessary, for that Participant.

(b)
Not Covered. If the Participant is not covered by the defined contribution plan at the end of the limitation year, however, then the excess amounts must be held unallocated in an “excess account” for the second limitation year (or succeeding limitation years) and allocated and reallocated in the second limitation year (or succeeding limitation year) to all the remaining Participants in the defined contribution plan as if an employer contribution for the second limitation year (or succeeding limitation year). However, if the allocation or reallocation of the excess amounts pursuant to the provisions of the defined contribution plan causes the limitations of this Appendix to be exceeded

A-4

with respect to each Participant for the second limitation year (or succeeding limitation years), then these amounts must be held unallocated in an excess account. If an excess account is in existence at any time during the second limitation year (or any succeeding limitation year), all amounts in the excess account must be allocated and reallocated to Participants’ accounts (subject to the limitations of this Appendix) as if they were additional employer contributions before any employer contribution and any Participant contributions which would constitute annual additions may be made to the defined contribution plan for that limitation year. Furthermore, the excess amounts must be used to reduce employer contributions for the second limitation year (and succeeding limitation years, as necessary) for all of the remaining Participants.
(c)	No Distributions. Excess amounts may not be distributed from the defined contribution plan to Participants or former Participants.
If an excess account is in existence at any time during a limitation year, the gains and losses and other income attributable to the excess account shall be allocated to such excess account. To the extent that investment gains or other income or investment losses are allocated to the excess account, the entire amount allocated to Participants from the excess account, including any such gains or other income or less any losses, shall be considered as an annual addition. If the defined contribution plan should be terminated prior to the date any such temporarily held, unallocated excess can be allocated to the Accounts of Participants, the date of termination shall be deemed to be an Annual Valuation Date for the purpose of allocating such excess and, if any portion of such excess cannot be allocated as of such deemed Annual Valuation Date by reason of the limitations of this Appendix, such remaining excess shall be returned to the Employer.
3.4. Sequence of Plans. Each step of remedial action under Section 3.2 and Section 3.3 as may be necessary to correct an excess allocation shall be made in all defined contribution plans before the next step of remedial action is made. Each such step shall be made in the defined contribution plans in the following sequence:
(i)	all profit sharing and stock bonus plans containing cash or deferred arrangements,
(ii)	all money purchase pension plans other than money purchase pension plans that are part of employee stock ownership plans,
(iii)	all profit sharing and stock bonus plans other than profit sharing and stock bonus plans containing cash or deferred arrangements and employee stock ownership plans,
(iv)	all employee stock ownership plans.
If an excess allocation occurs in two (2) or more plans in the same category, correction of the excess allocation shall be made in chronological order as determined by the effective date of each plan (using the original effective date of the plan) beginning with the most recently established plan.

A-5

APPENDIX B
CONTINGENT TOP HEAVY PLAN RULES
Notwithstanding any of the foregoing provisions of the Plan Statement, if, after applying the special definitions set forth in Section 1 of this Appendix, this Plan is determined under Section 2 of this Appendix to be a top heavy plan for a Plan Year, then the special rules set forth in Section 3 of this Appendix shall apply. For so long as this Plan is not determined to be a top heavy plan, the special rules in Section 3 of this Appendix shall be inapplicable to this Plan.
SECTION 1
SPECIAL DEFINITIONS
Terms defined in the Plan Statement shall have the same meanings when used in this Appendix. In addition, when used in this Appendix, the following terms shall have the following meanings:
1.1. Aggregated Employers. Aggregated employers means the Employer and each other corporation, partnership or proprietorship which is a “predecessor” to the Employer, or is under “common control” with the Employer, or is a member of an “affiliated service group” that includes the Employer, as those terms are defined in section 414(b), (c), (m) or (o) of the Code.
1.2. Aggregation Group. Aggregation group means a grouping of this Plan and:
(a)
if any Participant in the Plan is a key employee, each other qualified pension, profit sharing or stock bonus plan of the aggregated employers in which a key employee is a Participant (and for this purpose, a key employee shall be considered a Participant only during periods when he is actually accruing benefits and not during periods when he has preserved accrued benefits attributable to periods of participation when he was not a key employee), and

(b)
each other qualified pension, profit sharing or stock bonus plan of the aggregated employers which is required to be taken into account for this Plan or any plan described in paragraph (a) above to satisfy the qualification requirements under section 410 or section 401(a)(4) of the Code, and

(c)
each other qualified pension, profit sharing or stock bonus plan of the aggregated employers which is not included in paragraph (a) or (b) above, but which the Employer elects to include in the aggregation group and which, when included, would not cause the aggregation group to fail to satisfy the qualification requirements under section 410 or section 401(a)(4) of the Code.

B-1

1.3. Compensation. Unless the context clearly requires otherwise, compensation means the wages, tips and other compensation paid to the Participant by the Employer and reportable in the box designated “wages, tips, other compensation” on Treasury Form W-2 (or any comparable successor box or form) for the applicable period but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code). Compensation for this purpose shall include elective contributions made by the Employer on behalf of the Participant that are not includible in gross income under sections 125, 132(f), 402(e)(3), 402(h), 403(b), 414(h)(2) and 457 of the Code including elective contributions authorized by the Participant under a cafeteria plan or any qualified cash or deferred arrangement under section 401(k) of the Code. For the purposes of this Appendix (excluding Section 1.6 of this Appendix), compensation for a Plan Year shall not exceed the annual compensation limit under section 401(a)(17) of the Code (which is Two Hundred Thousand Dollars ($200,000) for the Plan Year ending December 31, 2002, and shall be adjusted thereafter as provided under the Code).
1.4. Determination Date. Determination date means, for the first (1st) Plan Year of a plan, the last day of such first (1st) Plan Year, and for each subsequent Plan Year, the last day of the immediately preceding Plan Year.
1.5. Five Percent Owner. Five percent owner means for each aggregated employer that is a corporation, any person who owns (or is considered to own within the meaning of the shareholder attribution rules) more than five percent (5%) of the value of the outstanding stock of the corporation or stock possessing more than five percent (5%) of the total combined voting power of the corporation, and, for each aggregated employer that is not a corporation, any person who owns more than five percent (5%) of the capital interest or the profits interest in such aggregated employer. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity.
1.6. Key Employee. Key employee means each Participant (whether or not then an employee) who at any time during the Plan Year is:
(a)
an officer of any aggregated employer (excluding persons who have the title of an officer but not the authority and including persons who have the authority of an officer but not the title) having an annual compensation from all aggregated employers for such Plan Year in excess of one hundred thirty thousand dollars ($130,000) for such Plan Year (adjusted as provided in section 416(i)(1)(A) of the Code), or

(b)	a five percent owner, or
(c)	a one percent owner having an annual compensation from the aggregated employers of more than One Hundred Fifty Thousand Dollars ($150,000);

B-2

provided, however, that no more than fifty (50) employees (or, if lesser, the greater of three of all the aggregated employers’ employees or ten percent of all the aggregated employers’ employees) shall be treated as officers. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity. For the purpose of determining compensation, all compensation received from all aggregated employers shall be taken into account. The term “key employee” shall include the beneficiaries of a deceased key employee.
1.7. One Percent Owner. One percent owner means, for each aggregated employer that is a corporation, any person who owns (or is considered to own within the meaning of the shareholder attribution rules) more than one percent (1%) of the value of the outstanding stock of the corporation or stock possessing more than one percent (1%) of the total combined voting power of the corporation, and, for each aggregated employer that is not a corporation, any person who owns more than one percent (1%) of the capital or the profits interest in such aggregated employer. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity.
1.8. Shareholder Attribution Rules. Shareholder attribution rules means the rules of section 318 of the Code, (except that subparagraph (C) of section 318(a)(2) of the Code shall be applied by substituting “5 percent” for “50 percent”) or, if the Employer is not a corporation, the rules determining ownership in such Employer which shall be set forth in regulations prescribed by the Secretary of the Treasury.
1.9. Top Heavy Aggregation Group. Top heavy aggregation group means any aggregation group for which, as of the determination date, the sum of:
(i)	the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such aggregation group, and
(ii)	the aggregate of the accounts of key employees under all defined contribution plans included in such aggregation group, exceed sixty percent (60%) of a similar sum determined for all employees. In applying the foregoing, the following rules shall be observed:
(a)
For the purpose of determining the present value of the cumulative accrued benefit for any employee under a defined benefit plan, or the amount of the account of any employee under a defined contribution plan, such present value or amount shall be increased by the aggregate distributions made with respect to such employee under the plan on account of separation from service, death or disability during the one (1) year period ending on the determination date and the aggregate distributions made with respect to such employee under the plan for any other reason during the five (5) year period ending on the determination date.

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(b)
Any rollover contribution (or similar transfer) initiated by the employee, made from a plan maintained by one employer to a plan maintained by another employer and made after December 31, 1983, to a plan shall not be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group). Any rollover contribution (or similar transfer) not described in the preceding sentence shall be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group).

(c)
If any individual is not a key employee with respect to a plan for any Plan Year, but such individual was a key employee with respect to a plan for any prior Plan Year, the cumulative accrued benefit of such employee and the account of such employee shall not be taken into account.

(d)	The determination of whether a plan is a top heavy plan shall be made once for each Plan Year of the plan as of the determination date for that Plan Year.
(e)
In determining the present value of the cumulative accrued benefits of employees under a defined benefit plan, the determination shall be made as of the actuarial valuation date last occurring during the twelve (12) months preceding the determination date and shall be determined on the assumption that the employees terminated employment on the valuation date except as provided in section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The accrued benefit of any employee (other than a key employee) shall be determined under the method which is used for accrual purposes for all plans of the employer or if there is no method which is used for accrual purposes under all plans of the employer, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under section 411(b)(1)(C) of the Code. In determining this present value, the mortality and interest assumptions shall be those which would be used by the Pension Benefit Guaranty Corporation in valuing the defined benefit plan if it terminated on such valuation date. The accrued benefit to be valued shall be the benefit expressed as a single life annuity.

B-4

(f)
In determining the accounts of employees under a defined contribution plan, the account values determined as of the most recent asset valuation occurring within the twelve (12) month period ending on the determination date shall be used. In addition, amounts required to be contributed under either the minimum funding standards or the plan’s contribution formula shall be included in determining the account. In the first year of the plan, contributions made or to be made as of the determination date shall be included even if such contributions are not required.

(g)
If any individual has not performed any services for any employer maintaining the plan at any time during the one (1) year period ending on the determination date, any accrued benefit of the individual under a defined benefit plan and the account of the individual under a defined contribution plan shall not be taken into account.

(h)
For this purpose, a terminated plan shall be treated like any other plan and must be aggregated with other plans of the employer if it was maintained within the last five (5) years ending on the determination date for the Plan Year in question and would, but for the fact that it terminated, be part of the aggregation group for such Plan Year.

1.10. Top Heavy Plan. Top heavy plan means a qualified plan under which (as of the determination date):
(i)
if the plan is a defined benefit plan, the present value of the cumulative accrued benefits for key employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits for all employees, and

(ii)	if the plan is a defined contribution plan, the aggregate of the accounts of key employees exceeds sixty percent (60%) of the aggregate of all of the accounts of all employees.
In applying the foregoing, the following rules shall be observed:
(a)	Each plan of an Employer required to be included in an aggregation group shall be a top heavy plan if such aggregation group is a top heavy aggregation group.
(b)
For the purpose of determining the present value of the cumulative accrued benefit for any employee under a defined benefit plan, or the amount of the account of any employee under a defined contribution plan, such present value or amount shall be increased by the aggregate distributions made with respect to such employee under the plan during the five (5) year period ending on the determination date.

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(c)
Any rollover contribution (or similar transfer) initiated by the employee, made from a plan maintained by one employer to a plan maintained by another employer and made after December 31, 1983, to a plan shall not be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group). Any rollover contribution (or similar transfer) not described in the preceding sentence shall be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group).

(d)
If any individual is not a key employee with respect to a plan for any Plan Year, but such individual was a key employee with respect to the plan for any prior Plan Year, the cumulative accrued benefit of such employee and the account of such employee shall not be taken into account.

(e)	The determination of whether a plan is a top heavy plan shall be made once for each Plan Year of the plan as of the determination date for that Plan Year.
(f)
In determining the present value of the cumulative accrued benefits of employees under a defined benefit plan, the determination shall be made as of the actuarial valuation date last occurring during the twelve (12) months preceding the determination date and shall be determined on the assumption that the employees terminated employment on the valuation date except as provided in section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The accrued benefit of any employee (other than a key employee) shall be determined under the method which is used for accrual purposes for all plans of the employer or if there is no method which is used for accrual purposes under all plans of the employer, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under section 411(b)(1)(C) of the Code. In determining this present value, the mortality and interest assumptions shall be those which would be used by the Pension Benefit Guaranty Corporation in valuing the defined benefit plan if it terminated on such valuation date. The accrued benefit to be valued shall be the benefit expressed as a single life annuity.

(g)
In determining the accounts of employees under a defined contribution plan, the account values determined as of the most recent asset valuation occurring within the twelve (12) month period ending on the determination date shall be used. In addition, amounts required to be contributed under either the minimum funding standards or the plan’s contribution formula shall be included in determining the account. In the first year of the plan, contributions made or to be made as of the determination date shall be included even if such contributions are not required.

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(h)
If any individual has not performed any services for any employer maintaining the plan at any time during the five (5) year period ending on the determination date, any accrued benefit of the individual under a defined benefit plan and the account of the individual under a defined contribution plan shall not be taken into account.

(i)
For this purpose, a terminated plan shall be treated like any other plan and must be aggregated with other plans of the employer if it was maintained within the last five (5) years ending on the determination date for the Plan Year in question and would, but for the fact that it terminated, be part of the aggregation group for such Plan Year.

(j)
A plan shall not be a top heavy plan if it consists solely of (i) a cash or deferred arrangement which meets the requirements of section 401(k)(12) of the Code, and (ii) matching contributions with respect to which the requirements of section 401(m)(11) are met. If, but for the preceding sentence, a plan would be treated as a top heavy plan because it is a member of an aggregation group which is a top heavy group, contributions under the Plan may be taken into account in determining whether any other plan in the group meets the requirements of Section 3.3.

SECTION 2
DETERMINATION OF TOP HEAVINESS
Once each Plan Year, as of the determination date for that Plan Year, the administrator of this Plan shall determine if this Plan is a top heavy plan.
SECTION 3
CONTINGENT PROVISIONS
3.1. When Applicable. If this Plan is determined to be a top heavy plan for any Plan Year, the following provisions shall apply for that Plan Year (and, to the extent hereinafter specified, for subsequent Plan Years), notwithstanding any provisions to the contrary in the Plan.

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3.2. Vesting Requirement.
3.2.1. General Rule. During any Plan Year that the Plan is determined to be a Top Heavy Plan, then all accounts of all Participants in a defined contribution plan that is a top heavy plan and the accrued benefits of all Participants in a defined benefit plan that is a top heavy plan shall be vested and nonforfeitable in accordance with the following schedule if, and to the extent, that it is more favorable than other provisions of the Plan:

If the Participant Has	His Vested
Completed the Following	Percentage
Years of Vesting Service:	Shall Be:

Less than 2 years	0%
2 years but less than 3 years	20%
3 years but less than 4 years	40%
4 years but less than 5 years	60%
5 years but less than 6 years	80%
6 years or more	100%
3.2.2. Subsequent Year. In each subsequent Plan Year that the Plan is determined not to be a top heavy plan, the other nonforfeitability provisions of the Plan Statement (and not this section) shall apply in determining the vested and nonforfeitable rights of Participants who do not have five (5) or more years of Vesting Service (three or more years of Vesting Service for Participants who have one or more Hours of Service in any Plan Year beginning after December 31, 1988) as of the beginning of such subsequent Plan Year; provided, however, that they shall not be applied in a manner which would reduce the vested and nonforfeitable percentage of any Participant.
3.2.3. Cancellation of Benefit Service. If this Plan is a defined benefit plan and if the Participant’s vested percentage is determined under this Appendix and if a Participant receives a lump sum distribution of the present value of the vested portion of his accrued benefit, the Plan shall:
(a)	thereafter disregard the Participant’s service with respect to which he received such distribution in determining his accrued benefit, and
(b)
permit the Participant who receives a distribution of less than the present value of his entire accrued benefit to restore this service by repaying (after returning to employment covered under the Plan) to the trustee the amount of such distribution together with interest at the interest rate of five percent (5%) per annum compounded annually (or such other interest rate as is provided by law for such repayment). If the distribution was on account of separation from service such repayment must be made before the earlier of,

(i)	five (5) years after the first date on which the Participant is subsequently reemployed by the employer, or

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(ii)	the close of the first period of five (5) consecutive one-year breaks in service commencing after the distribution.
If the distribution was on account of any other reason, such repayment must be made within five (5) years after the date of the distribution.
3.3. Defined Contribution Plan Minimum Benefit Requirement.
3.3.1. General Rule. If this Plan is a defined contribution plan, then for any Plan Year that this Plan is determined to be a top heavy plan, the Employer shall make a contribution for allocation to the account of each employee who is a Participant for that Plan Year and who is not a key employee in an amount (when combined with other Employer contributions and forfeited accounts allocated to his account) which is at least equal to three percent (3%) of such Participant’s compensation. (This minimum contribution amount shall be further reduced by all other Employer contributions to this Plan or any other defined contribution plans.) This contribution shall be made for each Participant who has not separated from service with the Employer at the end of the Plan Year (including for this purpose any Participant who is then on temporary layoff or authorized leave of absence or who, during such Plan Year, was inducted into the Armed Forces of the United States from employment with the Employer) including, for this purpose, each employee of the Employer who would have been a Participant if he had: (i) completed one thousand (1,000) Hours of Service (or the equivalent) during the Plan Year, and (ii) made any mandatory contributions to the Plan, and (iii) earned compensation in excess of the stated amount required for participation in the Plan.
3.3.2. Special Rule. Subject to the following rules, the percentage referred to in Section 3.3.1 of this Appendix shall not exceed the percentage at which contributions are made (or required to be made) under this Plan for the Plan Year for that key employee for whom that percentage is the highest for the Plan Year.
(a)	The percentage referred to above shall be determined by dividing the Employer contributions for such key employee for such Plan Year by his compensation for such Plan Year.
(b)	For the purposes of this Section 3.3, all defined contribution plans required to be included in an aggregation group shall be treated as one (1) plan.
(c)
The exception contained in this Section 3.3.2 shall not apply to (be available to) this Plan if this Plan is required to be included in an aggregation group if including this Plan in an aggregation group enables a defined benefit plan to satisfy the qualification requirements of section 410 or section 401(a)(4) of the Code.

3.3.3. Salary Reduction and Matching Contributions. For the purpose of this Section 3.3, all Employer contributions attributable to a salary reduction or similar arrangement shall be taken into account for the purpose of determining the minimum percentage contribution required to be made for a particular Plan Year for a Participant who is not a key employee but not for the purpose of determining whether that minimum contribution requirement has been satisfied.

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3.4. Defined Benefit Plan Minimum Benefit Requirement.
3.4.1. General Rule. If this Plan is a defined benefit plan, then for any Plan Year that the Plan is determined to be a top heavy plan, the accrued benefit for each Participant who is not a key employee shall not be less than one-twelfth (l/12th) of the applicable percentage of the Participant’s average compensation for years in the testing period.
3.4.2. Special Rules and Definitions. In applying the general rule of Section 3.4.1 of this Appendix, the following special rules and definitions shall apply:
(a)	The term “applicable percentage” means the lesser of:
(i)	two percent (2%) multiplied by the number of years of service with the Employer, or
(ii)	twenty percent (20%).
(b)
For the purpose of this Section 3.4, a Participant’s years of service with the Employer shall be equal to the Participant’s Vesting Service except that a year of Vesting Service shall not be taken into account if:

(i)	the Plan was not a top heavy plan for any Plan Year ending during such year of Vesting Service, or
(ii)	such year of Vesting Service was completed in a Plan Year beginning before January l, 1984, or
(iii)	the service occurs during a Plan Year when the Plan benefits (within the meaning of section 410(b) of the Code) no key employee or former key employee.
(c)	A Participant’s “testing period” shall be the period of five (5) consecutive years during which the Participant had the greatest compensation from the Employer; provided, however, that:
(i)	the years taken into account shall be properly adjusted for years not included in a year of service, and
(ii)	a year shall not be taken into account if such year ends in a Plan Year beginning before January l, 1984, or such year begins after the close of the last year in which the Plan was a top heavy plan.

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(d)
An individual shall be considered a Participant for the purpose of accruing the minimum benefit only if such individual has at least one thousand (1,000) Hours of Service during a benefit accrual computation period (or equivalent service determined under Department of Labor regulations). Furthermore, such individual shall accrue a minimum benefit only for a benefit accrual computation period in which such individual has one thousand (1,000) Hours of Service (or equivalent service). An individual shall not fail to accrue the minimum benefit merely because the individual: (i) was not employed on a specified date, or (ii) was excluded from participation (or otherwise failed to accrue a benefit) because the individual’s compensation was less than a stated amount, or (iii) because the individual failed to make any mandatory contributions.

3.4.3. Accruals Preserved. In years subsequent to the last Plan Year in which this Plan is a top heavy plan, the other benefit accrual rules of the Plan Statement shall be applied to determine the accrued benefit of each Participant, except that the application of such other rules shall not serve to reduce a Participant’s accrued benefit as determined under this Section 3.4.
3.5. Priorities Among Plans. In applying the minimum benefit provisions of this Appendix in any Plan Year that this Plan is determined to be a top heavy plan, the following rules shall apply:
(a)	If an employee participates only in this Plan, the employee shall receive the minimum benefit applicable to this Plan.
(b)
If an employee participates in both a defined benefit plan and a defined contribution plan and only one (1) of such plans is a top heavy plan for the Plan Year, the employee shall receive the minimum benefit applicable to the plan which is a top heavy plan.

(c)
If an employee participates in both a defined contribution plan and a defined benefit plan and both are top heavy plans, then the employee, for that Plan Year, shall receive the defined benefit plan minimum benefit unless for that Plan Year the employee has received employer contributions and forfeitures allocated to his account in the defined contribution plan in an amount which is at least equal to five percent (5%) of his compensation.

(d)
If an employee participates in two (2) or more defined contribution plans which are top heavy plans, then the employee, for that Plan Year, shall receive the defined contribution plan minimum benefit in that defined contribution plan which has the earliest original effective date.

3.6. Bargaining Units. The requirements of Section 3.2 through Section 3.5 of this Appendix shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one (1) or more employers if there is evidence that retirement benefits are the subject of good faith bargaining between such employee representatives and such employer or employers.

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APPENDIX C
QUALIFIED DOMESTIC RELATIONS ORDERS
SECTION 1
GENERAL MATTERS
Terms defined in the Plan Statement shall have the same meanings when used in this Appendix.
1.1. General Rule. The Plan shall not honor the creation, assignment or recognition of any right to any benefit payable with respect to a Participant pursuant to a domestic relations order unless that domestic relations order is a qualified domestic relations order.
1.2. Alternate Payee Defined. The only persons eligible to be considered alternate payees with respect to a Participant shall be that Participant’s spouse, former spouse, child or other dependent.
1.3. DRO Defined. A domestic relations order is any judgment, decree or order (including an approval of a property settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant and which is made pursuant to a state domestic relations law (including a community property law).
1.4. QDRO Defined. A qualified domestic relations order is a domestic relations order which creates or recognizes the existence of an alternate payee’s right to (or assigns to an alternate payee the right to) receive all or a portion of the Account of a Participant under the Plan and which satisfies all of the following requirements.
1.4.1. Names and Addresses. The order must clearly specify the name and the last known mailing address, if any, of the Participant and the name and mailing address of each alternate payee covered by the order.
1.4.2. Amount. The order must clearly specify the amount or percentage of the Participant’s Account to be paid by the Plan to each such alternate payee or the manner in which such amount or percentage is to be determined.
1.4.3. Payment Method. The order must clearly specify the number of payments or period to which the order applies.
1.4.4. Plan Identity. The order must clearly specify that it applies to this Plan.

1.4.5. Settlement Options. Except as provided in Section 1.4.8 of this Appendix, the order may not require the Plan to provide any type or form of benefits or any option not otherwise provided under the Plan.
1.4.6. Increased Benefits. The order may not require the Plan to provide increased benefits.
1.4.7. Prior Awards. The order may not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a qualified domestic relations order.
1.4.8. Exceptions. The order will not fail to meet the requirements of Section 1.4.5 of this Appendix if:
(a)
The order requires payment of benefits be made to an alternate payee before the Participant has separated from service but as of a date that is on or after the date on which the Participant attains (or would have attained) the earliest payment date described in Section 1.4.10 of this Appendix; and

(b)
The order requires that payment of benefits be made to an alternate payee as if the Participant had retired on the date on which payment is to begin under such order (but taking into account only the present value of benefits actually accrued); and

(c)
The order requires payment of benefits to be made to an alternate payee in any form in which benefits may be paid under the Plan to the Participant (other than in the form of a joint and survivor annuity with respect to the alternate payee and his or her subsequent spouse).

In lieu of the foregoing, the order will not fail to meet the requirements of Section 1.4.5 of this Appendix if the order: (1) requires that payment of benefits be made to an alternate payee in a single lump sum as soon as is administratively feasible after the order is determined to be a qualified domestic relations order, and (2) does not contain any of the provisions described in Section 1.4.9 of this Appendix, and (3) provides that the payment of such single lump sum fully and permanently discharges all obligations of the Plan to the alternate payee.
1.4.9. Deemed Spouse. Notwithstanding the foregoing:
(a)
The order may provide that the former spouse of a Participant shall be treated as a surviving spouse of such Participant for the purposes of Section 7 of the Plan Statement (and that any subsequent or prior spouse of the Participant shall not be treated as a spouse of the Participant for such purposes), and

(b)
The order may provide that, if the former spouse has been married to the Participant for at least one (1) year at any time, the surviving former spouse shall be deemed to have been married to the Participant for the one (1) year period ending on the date of the Participant’s death.

1.4.10. Payment Date Defined. For the purpose of Section 1.4.8 of this Appendix, the earliest payment date means the earlier of:
(a)	The date on which the Participant is entitled to a distribution under the Plan; or
(b)
The later of (i) the date the Participant attains age fifty (50) years, or (ii) the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant separated from service.

SECTION 2
PROCEDURES
2.1. Actions Pending Review. During any period when the issue of whether a domestic relations order is a qualified domestic relations order is being determined by the Committee, the Committee shall cause the Plan to separately account for the amounts which would be payable to the alternate payee during such period if the order were determined to be a qualified domestic relations order.
2.2. Reviewing DROs. Upon the receipt of a domestic relations order, the Committee shall determine whether such order is a qualified domestic relations order.
2.2.1. Receipt. A domestic relations order shall be considered to have been received only when the Committee shall have received a copy of a domestic relations order which is complete in all respects and is originally signed, certified or otherwise officially authenticated.
2.2.2. Notice to Parties. Upon receipt of a domestic relations order, the Committee shall notify the Participant and all persons claiming to be alternate payees and all prior alternate payees with respect to the Participant that such domestic relations order has been received. The Committee shall include with such notice a copy of this Appendix.
2.2.3. Comment Period. The Participant and all persons claiming to be alternate payees and all prior alternate payees with respect to the Participant shall be afforded a comment period of thirty (30) days from the date such notice is mailed by the Committee in which to make comments or objections to the Committee concerning whether the domestic relations order is a qualified domestic relations order. By the unanimous written consent of the Participant and all persons claiming to be alternate payees and all prior alternate payees with respect to the Participant, the thirty (30) day comment period may be shortened.

2.2.4. Initial Determination. Within a reasonable period of time after the termination of the comment period, the Committee shall give written notice to the Participant and all persons claiming to be alternate payees and all prior alternate payees with respect to the Participant of its decision that the domestic relations order is or is not a qualified domestic relations order. If the Committee determines that the order is not a qualified domestic relations order or if the Committee determines that the written objections of any party to the order being found a qualified domestic relations order are not valid, the Committee shall include in its written notice:
(i)	the specific reasons for its decision;
(ii)	the specific reference to the pertinent provisions of this Plan Statement upon which its decision is based;
(iii)	a description of additional material or information, if any, which would cause the Committee to reach a different conclusion; and
(iv)	an explanation of the procedures for reviewing the initial determination of the Committee.
2.2.5. Appeal Period. The Participant and all persons claiming to be alternate payees and all prior alternate payees with respect to the Participant shall be afforded an appeal period of sixty (60) days from the date such an initial determination and explanation is mailed in which to make comments or objections concerning whether the original determination of the Committee is correct. By the unanimous written consent of the Participant and all persons claiming to be alternate payees and all prior alternate payees with respect to the Participant, the sixty (60) day appeal period may be shortened.
2.2.6. Final Determination. In all events, the final determination of the Committee shall be made not later than eighteen (18) months after the date on which first payment would be required to be made under the domestic relations order if it were a qualified domestic relations order. The final determination shall be communicated in writing to the Participant and all persons claiming to be alternate payees and all prior alternate payees with respect to the Participant.
2.3. Final Disposition. If the domestic relations order is finally determined to be a qualified domestic relations order and all comment and appeal periods have expired, the Plan shall pay all amounts required to be paid pursuant to the domestic relations order to the alternate payee entitled thereto. If the domestic relations order is finally determined not to be a qualified domestic relations order and all comment and appeal periods have expired, benefits under the Plan shall be paid to the person or persons who would have been entitled to such amounts if there had been no domestic relations order.

2.4. Orders Being Sought. If the Committee has notice that a domestic relations order is being or may be sought but has not received the order, the Committee shall not (in the absence of a written request from the Participant) delay payment of benefits to a Participant or Beneficiary which otherwise would be due. If the Committee has determined that a domestic relations order is not a qualified domestic relations order and all comment and appeal periods have expired, the Committee shall not (in the absence of a written request from the Participant) delay payment of benefits to a Participant or Beneficiary which otherwise would be due even if the Committee has notice that the party claiming to be an alternate payee or the Participant or both are attempting to rectify any deficiencies in the domestic relations order. Notwithstanding the above, after the commencement of a divorce action, the Committee shall comply with a restraining order, duly issued by the court handling the divorce, reasonably prohibiting the disposition of a Participant’s benefits pending the submission to the Committee of a domestic relations order or prohibiting the disposition of a Participant’s benefits pending resolution of a dispute with respect to a domestic relations order.
SECTION 3
PROCESSING OF AWARD
3.1. General Rules. If a benefit is awarded to an alternate payee pursuant to an order which has been finally determined to be a qualified domestic relations order, the following rules shall apply.
3.1.1. Source of Award. If a Participant shall have a Vested interest in more than one Account under the Plan, the benefit awarded to an alternate payee shall be withdrawn from the Participant’s Accounts in proportion to his Vested interest in each of them.
3.1.2. Effect on Account. For all purposes of the Plan, the Participant’s Account (and all benefits payable under the Plan which are derived in whole or in part by reference to the Participant’s Account) shall be permanently diminished by the portion of the Participant’s Account which is awarded to the alternate payee. The benefit awarded to an alternate payee shall be considered to have been a distribution from the Participant’s Account for the limited purpose of applying any rules of the Plan Statement relating to distributions from an Account that is only partially Vested.

3.1.3. After Death. After the death of an alternate payee, all amounts awarded to the alternate payee which have not been distributed to the alternate payee and which continue to be payable shall be paid in a single lump sum distribution to the personal representative of the alternate payee’s estate as soon as administratively feasible, unless the qualified domestic relations order clearly provides otherwise. The Participant’s Beneficiary designation shall not be effective to dispose of any portion of the benefit awarded to an alternate payee, unless the qualified domestic relations order clearly provides otherwise.
3.1.4. In-Service Benefits. Any in-service distribution provisions of the Plan Statement shall not be applicable to the benefit awarded to an alternate payee.
3.2. Segregated Account. If the Committee determines that it would facilitate the administration or the distribution of the benefit awarded to the alternate payee or if the qualified domestic relations order so requires, the benefit awarded to the alternate payee shall be established on the books and records of the Plan as a separate account belonging to the alternate payee.
3.3. Former Alternate Payees. If an alternate payee has received all benefits to which the alternate payee is entitled under a qualified domestic relations order, the alternate payee will not at any time thereafter be deemed to be an alternate payee or prior alternate payee for any substantive or procedural purpose of this Plan.

APPENDIX D
401(k), 401(m) & 402(g) COMPLIANCE
Introduction. This Appendix D contains rules for complying with the nondiscrimination provisions of sections 401(k) and 401(m) of the Code and the limitations imposed under section 402(g) of the Code.
Priority. Determinations under this Appendix shall be made in the following order:
(1)	Excess deferrals under Section 1,
(2)	If required to satisfy Code section 401(k) because the requirements of Code section 401(k)(12) have not been met, excess contributions under Section 2,
(3)	If required to satisfy Code section 401(m) because the requirements of Code section 401(m)(11) have not been met, excess aggregate contributions under Section 3.
The amount of excess contributions shall be reduced by excess deferrals previously distributed to such Participant for the Participant’s taxable year ending with or within such Plan Year.
SECTION 1
SECTION 402(g) COMPLIANCE
1.1 Excess Deferrals.
1.1.1. In General. A Participant may attribute to this Plan any excess deferrals made during a taxable year of the Participant by notifying the Committee in writing not later than the March 1 following such taxable year of the amount of the excess deferral to be assigned to the Plan. A Participant shall be deemed to have notified the Plan of excess deferrals to the extent the Participant has excess deferrals for the taxable year calculated by taking into account only the amount of elective contributions allocated to the Participant’s Earnings Reduction Account and to any other plan of the Employer and Affiliates. Notwithstanding any other provision of the Plan Statement, a Participant’s excess deferrals, plus any income and minus any loss allocable thereto, shall be distributed to the Participant no later than the first April 15 following the close of the Participant’s taxable year.
1.1.2. Definitions. For purposes of this Appendix, excess deferrals shall mean the amount of elective contributions allocated to the Participant’s Earnings Reduction Account for a Participant’s taxable year and which the Participant or the Employer, where applicable, allocates to this Plan pursuant to the claim procedure described below.

D-1

1.1.3. Claims. The Participant’s claim shall be in writing; shall be submitted to the Committee not later than March 1 with respect to the immediately preceding taxable year; shall specify the amount of the Participant’s excess deferrals for the preceding taxable year; and shall be accompanied by the Participant’s written statement that if such amounts are not distributed, such excess deferrals, when added to amounts deferred under other plans or arrangements described in sections 401(k), 408(k) or 403(b) of the Code, will exceed the limit imposed on the Participant by section 402(g) of the Code for the taxable year in which the deferral occurred. The Employer shall notify the Plan on behalf of the Participant where the excess deferrals occur in the Plan or the combined plans of the Employer and Affiliates.
1.1.4. Determination of Income or Loss. The excess deferrals shall be adjusted for income or loss. Unless the Committee and the Trustee agree otherwise in writing, the income or loss allocable to excess deferrals shall be determined by multiplying the income or loss allocable to the Participant’s elective contributions for the Plan Year ending within such preceding taxable year by a fraction, the numerator of which is the excess deferrals on behalf of the Participant for such preceding taxable year and the denominator of which is the Participant’s Earnings Reduction Account balance attributable to elective contributions on the Valuation Date coincident with or immediately before the last day of such preceding taxable year without regard to any income or loss occurring during such taxable year.
1.1.5. Accounting for Excess Deferrals. Excess deferrals shall be distributed from the Participant’s Earnings Reduction Account.
1.1.6. Orphaned Matching Contributions. If excess deferrals are distributed pursuant to this Section 1.1, applicable Matching Contributions under Section 3.3 of the Plan Statement shall be treated as forfeitures and reallocated as if such forfeitures were Employer Matching Contributions under Section 3.3 of the Plan Statement made for those Participants who were entitled to receive an Employer Matching Contribution for that Plan Year.
SECTION 2
SECTION 401(k) COMPLIANCE
2.1. Section 401(k) Compliance.
2.1.1. Safe Harbor Compliance. If the Plan satisfies the requirements of section 401(k)(12) of the Code for any Plan Year beginning after December 31, 1998, the provisions of this Section 2.1 of Appendix D shall not apply to the Plan for such Plan Year.

D-2

2.1.2. Special Definitions. For purposes of this Section 2, the following special definitions shall apply:
(a)	An eligible employee means an individual who is entitled to provide an Earnings Reduction Agreement for all or a part of the Plan Year (whether or not the individual does so).
(b)	An eligible Highly Compensated Employee means an eligible employee who is a Highly Compensated Employee.
(c)	Deferral percentage means the ratio (calculated separately for each eligible employee) of:
(i)
the total amount, for the Plan Year, of Employer contributions credited to the eligible employee’s Earnings Reduction Account excluding any Employer contributions to the Earnings Reduction Account used in determining the contribution percentage in Section 3.1.2(c)(i) and including, if the Committee elects, all or a portion of the amount of Employer contributions credited to the eligible employee’s Employer Matching Account that are not used in determining the contribution percentage in Section 3.1.2(c)(i), provided such Employer matching contributions are fully (100%) vested and not available for in-service distribution prior to the Participant’s attainment of age 59-1/2, whether for hardship or otherwise, to

(ii)	the eligible employee’s compensation, as defined below for the portion of such Plan Year that the employee is an eligible employee.
For this purpose, Employer contributions will be considered made in the Plan Year if they are allocated as of a date during such Plan Year and are delivered to the Trustee within twelve (12) months after the end of such Plan Year.
(d)
Compensation means compensation for services performed for the Employer defined as “§ 415 compensation” in Appendix A to this Plan Statement. Notwithstanding the definition of “§ 415 compensation” in Appendix A to this Plan Statement compensation shall always be determined on a cash (and not on an accrual) basis and compensation shall be determined on a Plan Year basis (which is not necessarily the same as the limitation year). An eligible employee’s compensation for a Plan Year shall not exceed the annual compensation limit under section 401(a)(17) of the Code (which is Two Hundred Thousand Dollars ($200,000) for the Plan Year ending December 31, 2002, and shall be adjusted thereafter as provided under the Code).

D-3

(e)	Average deferral percentage means, for a specified group of eligible employees for the Plan Year, the average of the deferral percentages for all eligible employees in such group.
2.1.3. Special Rules. For purposes of this Section 2.1, the following special rules apply:
(a)	Rounding. The deferral percentage of each eligible employee and the average deferral percentage for each group of eligible employees shall be calculated to the nearest one-hundredth of one percent.
(b)
Multiple Plans. In the case of an eligible Highly Compensated Employee who participates in any other plan of the Employer and Affiliates (other than an employee stock ownership plan described in sections 409(a) and 4975(e)(7) of the Code) to which Employer contributions are made on behalf of the eligible Highly Compensated Employee pursuant to a salary reduction agreement, all such Employer contributions, and if used to determine the deferral percentage of eligible employees, matching contributions (as defined in section 401(m)(4)(A) of the Code) which meet the requirements of sections 401(k)(2)(B) and 401(k)(2)(C) of the Code, shall be aggregated for purposes of determining the eligible Highly Compensated Employee’s deferral percentage; provided, however, that such Employer contributions made under an employee stock ownership plan shall not be aggregated.

(c)
Permissive Aggregation. If this Plan satisfies the requirements of sections 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 2.1 shall be applied by determining the average deferral percentage of eligible employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy section 401(k) of the Code only if they have the same Plan Year and use the same 401(k) testing method.

2.1.4. The 401(k) Tests. Notwithstanding the foregoing provisions, at least one of the following two (2) tests must be satisfied for each Plan Year:
Test 1:
The average deferral percentage for the group of eligible Highly Compensated Employees for the current Plan Year is not more than the average deferral percentage of all other eligible employees for the current Plan Year multiplied by one and twenty-five hundredths (1.25).

Test 2:
The excess of the average deferral percentage for the group of eligible Highly Compensated Employees for the current Plan Year over the average deferral percentage of all other eligible employees for the current Plan Year is not more than two (2) percentage points, and the average deferral percentage for the group of eligible Highly Compensated Employees for the current Plan Year is not more than the average deferral percentage of all other eligible employees for the current Plan Year multiplied by two (2).

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The Committee may, however, elect in accordance with further guidance issued by the Secretary of the Treasury to substitute the average deferral percentage of all other eligible employees for the preceding Plan Year for the average deferral percentage of all other eligible employees for the current Plan Year in Tests 1 and 2 above. Any election made by the Committee to use the average deferral percentage of all other eligible employees for the preceding Plan Year in Tests 1 and 2 above, may only be changed in the manner prescribed by the Secretary of the Treasury.
2.1.5. Preventative Action Prior to Plan Year End. If the Committee determines that neither of the tests described in Section 2.1.4 will be satisfied (or may not be satisfied) for a Plan Year, then during such Plan Year, the Committee may from time to time establish (and modify) a maximum amount of contributions that can be made pursuant to an Earnings Reduction Agreement by eligible Highly Compensated Employees that is less than the amount that would otherwise be permitted. No contributions shall be permitted to be made in excess of that maximum after the date such maximum is effective. The Committee shall prescribe rules concerning such modifications, including the frequency of applying the tests described in Section 2.1.4 and the commencement and termination dates for any modifications.
2.2. Distribution of Excess Contributions.
2.2.1. In General. Notwithstanding any other provision of the Plan Statement, excess contributions for a Plan Year, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of the following Plan Year, to eligible Highly Compensated Employees as determined in this Section.
2.2.2. Determining Excess Contributions. For purposes of this Section 2.2, excess contributions shall mean, with respect to any Plan Year, the excess of:
(a)	the aggregate amount of Employer contributions taken into account in computing the average deferral percentage of eligible Highly Compensated Employees for such Plan Year, over
(b)
the maximum amount of such contributions permitted by the section 401(k) test described in Section 2.1 of this Appendix. Such maximum amount of contributions shall be determined by reducing (not distributing) eligible Highly Compensated Employees’ contributions as follows:

(i)
The contributions made pursuant to an Earnings Reduction Agreement of the eligible Highly Compensated Employee who has the highest deferral percentage (as defined in Section 2.1 of this Appendix) shall be reduced by the amount required to cause such eligible Highly Compensated Employee’s deferral percentage to equal the next highest deferral percentage of an eligible Highly Compensated Employee.

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(ii)
If neither the tests is satisfied after such reduction, the contributions made pursuant to an Earnings Reduction Agreement of the eligible Highly Compensated Employees who then have the highest deferral percentage (including those eligible Highly Compensated Employees whose contributions were reduced under (i) above) shall be reduced by the amount required to cause such eligible Highly Compensated Employees’ deferral percentage to equal the next highest deferral percentage of an eligible Highly Compensated Employee.

(iii)	If neither of the tests is satisfied after such reduction, this method of reduction shall be repeated one or more additional times until one of the tests is satisfied.
2.2.3. Method of Distributing Excess Contributions. Excess contributions, plus any income and minus any loss allocable thereto, shall be distributed from the Earnings Reduction Account and Employer Matching Account, if applicable, in proportion to the Participant’s elective contributions and matching contributions, if applicable, (as defined in section 401(m)(4)(A) of the Code which meet the requirements of sections 401(k)(2)(B) and 401(k)(2)(C) of the Code) for the Plan Year. The amount of excess contributions to be distributed on behalf of each eligible Highly Compensated Employee for the Plan Year shall be equal to the amount of reduction determined as follows:
(a)
The contributions made pursuant to an Earnings Reduction Agreement of the eligible Highly Compensated Employee who has the highest dollar amount of such contributions shall be reduced by the amount required to cause such eligible Highly Compensated Employee’s contributions to equal the next highest dollar amount contributed by eligible Highly Compensated Employees (and the amount credited pursuant to Section 3.2 of the Plan Statement, and the applicable amount of Employer matching contributions, if any, credited pursuant to Sections 3.3 and 3.4 of the Plan Statement, shall be reduced accordingly).

(b)
If any excess contributions remain after performing (a), then the eligible Highly Compensated Employees who have the next highest dollar amount of contributions made pursuant to an Earnings Reduction Agreement (including those eligible Highly Compensated Employees reduced under (a) above) shall be reduced by the amount required to cause such eligible Highly Compensated Employees’ contributions to equal the next highest dollar amount contributed by eligible Highly Compensated Employees (and the amount credited pursuant to Section 3.2 of the Plan Statement, and the applicable amount of Employer matching contributions, if any, credited pursuant to Sections 3.3 and 3.4 of the Plan Statement, shall be reduced accordingly).

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(c)	If any excess contributions remain after performing (a) and (b), this method of reduction shall be repeated one or more additional times until no excess contributions remain.
Provided, however, if the total amount of reduction determined in (a), (b) and (c) would be greater than the amount of excess contributions, then the final reduction amount shall be decreased so that the total amount of reductions equals the amount of excess contributions.
2.2.4. Determination of Income or Loss. The excess contributions to be distributed to any eligible Highly Compensated Employee shall be adjusted for income or loss. Unless the Committee and the Trustee agree otherwise in writing, the income or loss allocable to excess contributions to be distributed shall be determined by multiplying the income or loss allocable to the eligible Highly Compensated Employee’s elective contributions, and if used to determine an eligible Highly Compensated Employee’s deferral percentage under Section 2.1 of this Appendix, matching contributions (as defined in section 401(a)(4) of the Code which meet the requirements of sections 401(k)(2)(B) and 401(k)(2)(C) of the Code) for the Plan Year by a fraction, the numerator of which is the excess contributions to be distributed to the eligible Highly Compensated Employee for the Plan Year and the denominator of which is the sum of the eligible Highly Compensated Employee’s account balances attributable to elective contributions and such matching contributions on the last day of the Plan Year, without regard to any income or loss occurring during such Plan Year.
2.2.5. Orphaned Matching Contributions. If excess contributions are distributed pursuant to this Section 2.2, applicable matching contributions under Section 3.3 of the Plan Statement shall be treated as forfeitures and reallocated as if such forfeitures were Employer matching contributions under Section 3.3 of the Plan Statement made for those Participants who were entitled to receive an Employer matching contribution for that Plan Year.
2.3. Section 401(k) Curative Allocation.
2.3.1. Amount and Eligibility. If neither of the section 401(k) tests set forth in Section 2.1 of this Appendix has been satisfied and a distribution of “excess contributions” has not been made pursuant to Section 2.2 of this Appendix, then the Employer shall make a discretionary contribution for that Plan Year. Only those Participants who were not eligible Highly Compensated Employees for that Plan Year and for whom some contribution was made pursuant to Section 3.2 of the Plan Statement for such Plan Year shall share in such allocation. This allocation shall be made first to the Participant with the least amount of compensation and then, in ascending order of compensation, to other Participants. The amount of the Employer discretionary contribution to be so allocated shall be that amount required to cause the Plan to satisfy either of the section 401(k) tests set forth in Section 2.1 of this Appendix for the Plan Year; provided, however, that in no case shall amounts be so allocated to cause a Participant’s deferral percentage to exceed twenty percent (20%). Such Employer discretionary contribution shall be treated as elective contributions subject to section 1.401(k)-1(b)(5) of the Income Tax Regulations, which is incorporated herein.

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2.3.2. Crediting to Account. The Employer discretionary contribution which is so allocated to a Participant shall be allocated to that Participant’s Earnings Reduction Account for the Plan Year with respect to which it is made and, for the purposes of Section 4, shall be credited as soon as practicable after it is received by the Trustee.
SECTION 3
SECTION 401(m) COMPLIANCE
3.1. Section 401(m) Compliance.
3.1.1. Safe Harbor Compliance. If the Plan satisfies the requirements of section 401(m)(11) of the Code for any Plan Year beginning after December 31, 1998, the provisions of this Section 3.1 of Appendix D shall not apply to the Plan for such Plan Year.
3.1.2. Special Definitions. For purposes of this Section 3, the following special definitions shall apply:
(a)	An eligible employee means an individual who is eligible to receive an Employer matching contribution for any portion of the Plan Year (whether or not the individual does so).
(b)	An eligible Highly Compensated Employee means an eligible employee who is a Highly Compensated Employee.
(c)	Contribution percentage means the ratio (calculated separately for each eligible employee) of:
(i)
the total amount, for the Plan Year, of Employer contributions credited to the eligible employee’s Employer Matching Account excluding any Employer matching contributions used in determining the deferral percentage under Section 2.1.2(c)(i) of this Appendix, and including, if the Committee elects, all or a portion of the amount of Employer contributions credited to the eligible employee’s Earnings Reduction Account, provided that the 401(k) compliance testing under Section 2.1 of this Appendix is satisfied both with and without exclusion of such Employer contributions, to

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(ii)	the eligible employee’s compensation, as defined below for the portion of such Plan Year that the employee is an eligible employee.
For this purpose, Employer contributions will be considered made in the Plan Year if they are allocated as of a date during such Plan Year and are delivered to the Trustee within twelve (12) months after the end of such Plan Year.
(d)
Compensation means compensation for services performed for the Employer defined as “§ 415 compensation” in Appendix A to this Plan Statement. Notwithstanding the definition of “§ 415 compensation” in Appendix A to this Plan Statement, compensation shall always be determined on a cash (and not on an accrual) basis and compensation shall be determined on a Plan Year basis (which is not necessarily the same as the limitation year). An eligible employee’s compensation for a Plan Year shall not exceed the limit on annual compensation under section 401(a)(17) of the Code (which is Two Hundred Thousand Dollars ($200,000) for the Plan Year ending December 31, 2002, and shall be adjusted thereafter as provided under the Code).

(e)	Average contribution percentage means, for a specified group of eligible employees for the Plan Year, the average of the contribution percentages for all eligible employees in such group.
3.1.3. Special Rules. For purposes of this Section 3.1, the following special rules apply:
(a)
Rounding. The contribution percentage of each eligible employee and the average contribution percentage for each group of eligible employees shall be calculated to the nearest one-hundredth of one percent.

(b)
Multiple Plans. In the case of an eligible Highly Compensated Employee who participates in any other plan of the Employer and Affiliates (other than an employee stock ownership plan described in sections 409(a) and 4975(e)(7) of the Code) to which Employer matching contributions are made on behalf of the eligible Highly Compensated Employee, all such Employer matching contributions, and if used to determine the contribution percentage of eligible employees, Employer contributions made pursuant to a salary reduction agreement shall be aggregated for purposes of determining the eligible Highly Compensated Employee’s contribution percentage; provided, however, that such Employer contributions made under an employee stock ownership plan shall not be aggregated.

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(c)
Permissive Aggregation. If this Plan satisfies the requirements of sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 3.1 shall be applied by determining the average contribution percentage of eligible employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy section 401(m) of the Code only if they have the same Plan Year and they use the same 401(m) testing method.

3.1.4. The 401(m) Tests. Notwithstanding the foregoing provisions, at least one of the following two tests must be satisfied for each Plan Year:
Test 1:
The average contribution percentage for the group of eligible Highly Compensated Employees for the current Plan Year is not more than the average contribution percentage of all other eligible employees for the current Plan Year multiplied by one and twenty-five hundredths (1.25).

Test 2:
The excess of the average contribution percentage for the group of eligible Highly Compensated Employees for the current Plan Year over the average contribution percentage of all other eligible employees for the current Plan Year is not more than two (2) percentage points, and the average contribution percentage for the group of eligible Highly Compensated Employees for the current Plan Year is not more than the average contribution percentage of all other eligible employees for the current Plan Year multiplied by two (2).

The Committee may, however, elect in accordance with further guidance issued by the Secretary of the Treasury to substitute the average contribution percentage of all other eligible employees for the preceding Plan Year for the average contribution percentage of all other eligible employees for the current Plan Year in Tests 1 and 2 above. Any election made by the Committee to use the average contribution percentage of all other eligible employees for the preceding Plan Year in Tests 1 and 2 above may only be changed in the manner prescribed by the Secretary of the Treasury.
3.1.5. Preventative Action Prior to Plan Year End. If the Committee determines that neither of the tests described in Section 3.1.4 will be satisfied (or may not be satisfied) for a Plan Year, then during such Plan Year, the Committee may from time to time establish (and modify) maximums for Employer matching contributions of eligible Highly Compensated Employees that are less than the contributions which would otherwise be permitted or provided. No Employer matching contributions shall be made in excess of such maximums after the date such maximums are effective. The Committee shall prescribe rules concerning such modifications, including the frequency of applying the tests designed in Section 3.1.4 and the commencement and termination dates for any modifications.

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3.2. Distribution of Excess Aggregate Contributions.
3.2.1. In General. Notwithstanding any other provision of the Plan Statement, excess aggregate contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of the following Plan Year to eligible Highly Compensated Employees as determined in this Section.
3.2.2. Determining Excess Aggregate Contributions. For purposes of this Section, excess aggregate contributions shall mean, with respect to any Plan Year, the excess of:
(a)	the aggregate amount of contributions taken into account in computing the average contribution percentage of eligible Highly Compensated Employees for such Plan Year, over
(b)
the maximum amount of such contributions permitted by the section 401(m) tests described in Section 3.1 of this Appendix. Such maximum amount of contributions shall be determined by reducing (not distributing) eligible Highly Compensated Employees’ contributions as follows:

(i)
The Employer matching contributions for the eligible Highly Compensated Employee who has the highest contribution percentage shall be reduced by the amount required to cause such eligible Highly Compensated Employee’s contribution percentage to equal the next highest contribution percentage of an eligible Highly Compensated Employee.

(ii)
If neither of the tests is satisfied after such reduction, the Employer matching contributions for eligible Highly Compensated Employees who then have the highest contribution percentage (including those reduced under (i) above) shall be reduced by the amount required to cause such eligible Highly Compensated Employees’ contribution percentage to equal the next highest contribution percentage of an eligible Highly Compensated Employee.

(iii)	If neither of the tests is satisfied after such reductions, this method of reduction shall be repeated one or more additional times until one of the tests is satisfied.

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3.2.3. Distribution of Excess Aggregate Contributions. Excess aggregate contributions, plus any income and minus any loss allocable thereto, shall be distributed from the Participant’s Employer Matching Account (and, if applicable, the Participant’s Earnings Reduction Account in proportion to the Participant’s Employer matching contributions, and if used to determine the contribution percentage under Section 3.1 of this Appendix, elective contributions for the Plan Year. The amount of excess aggregate contributions to be distributed on behalf of each eligible Highly Compensated Employee for the Plan Year shall be equal to the amount of reduction determined as follows:
(a)
The Employer matching contributions of the eligible Highly Compensated Employee who has the highest dollar amount of such contributions shall be reduced by the amount required to cause such eligible Highly Compensated Employee’s contributions to equal the next highest dollar amount received by eligible Highly Compensated Employees.

(b)
If any excess aggregate contributions remain after performing (a), then the eligible Highly Compensated Employees who have the next highest dollar amount of Employer matching contributions (including those reduced under (a) above) shall be reduced by the amount required to cause such eligible Highly Compensated Employees’ contributions to equal the next highest dollar amount received by eligible Highly Compensated Employees.

(c)	If any excess aggregate contributions remain after performing (a) and (c), this method of reduction shall be repeated one or more additional times until no excess aggregate contributions remain.
Provided, however, if the total amount of reduction determined in (a) through (c) would be greater than the amount of excess aggregate contributions, then the final reduction amount shall be decreased so that the total amount of reductions equals the amount of excess aggregate contributions.
3.2.4. Determination of Income or Loss. The excess aggregate contributions to be distributed to any eligible Highly Compensated Employee shall be adjusted for income or loss. Unless the Committee and the Trustee agree otherwise in writing, the income or loss allocable to excess aggregate contributions to be distributed shall be determined by multiplying the income or loss allocable to the eligible Highly Compensated Employee’s Employer matching contributions (to the extent used to determine the eligible Highly Compensated Employee’s contribution percentage under Section 3.1 of this Appendix), and if used to determine an eligible Highly Compensated Employee’s contribution percentage under Section 3.1 of this Appendix, elective contributions for the Plan Year by a fraction, the numerator of which is the excess aggregate contributions to be distributed to the eligible Highly Compensated Employee for the Plan Year and the denominator of which is the sum of the eligible Highly Compensated Employee’s account balances attributable to Employer matching contributions and such elective contributions or qualified nonelective contributions, or both, on the last day of the Plan Year, without regard to any income or loss occurring during such Plan Year.

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3.2.5. Orphaned Matching Contributions. If elective contributions treated as excess aggregate contributions are distributed pursuant to this Section 3.2, applicable matching contributions under Section 3.3 of the Plan Statement shall be treated as forfeitures and reallocated as if such forfeitures were an Employer matching contribution under Section 3.3 of the Plan Statement made for those Participants who were entitled to receive an Employer matching contribution for that Plan Year.
3.3. Section 401(m) Curative Allocation.
3.3.1. Amount and Eligibility. If neither of the section 401(m) tests set forth in Section 3.1 of this Appendix has been satisfied and a distribution of “excess aggregate contributions” has not been made pursuant to Section 3.2 of this Appendix, then the Employer shall make an additional matching contribution for that Plan Year. Only those Participants who were not eligible Highly Compensated Employees for that Plan Year and who were entitled to receive an Employer matching contribution shall share in such allocation. This allocation shall be made first to the Participant with the least amount of compensation and then, in ascending order of compensation, to other Participants. The amount of the Employer matching contribution to be so allocated shall be that amount required to cause the Plan to satisfy either of the section 401(m) tests set forth in Section 3.1 of this Appendix for the Plan Year.
3.3.2. Crediting to Account. The Employer matching contribution which is so allocated to a Participant shall be allocated to that Participant’s Employer Matching Account for the Plan Year with respect to which it is made and, for the purposes of Section 4, shall be credited as soon as practicable after it is received by the Trustee.

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APPENDIX E

SPECIAL RULES
1.1. Eligibility Service (Related to Section 2.1.12). Employment prior to the Effective Date that was required to be taken into account for the purpose of determining Eligibility Service under the Predecessor Plans shall be recognized to the same extent under this Plan for the purpose of determining Eligibility Service.
1.2. Predecessor Plan Participants (Related to Section 2.1.25). Any person who was a participant in one of the Predecessor Plans immediately prior to the Effective Date shall be a Participant on the Effective Date if the person is then in Recognized Employment; provided, however, that any person who was a participant in the Piper Jaffray Companies 401(k) Plan or the Piper Jaffray Companies ESOP (collectively the “Piper Plans”) and who is a non-U.S. citizen working in a foreign country shall be considered a Participant in this Plan solely for the purpose of receiving a distribution. Any other person who participated in one of the Predecessor Plans shall be eligible to begin Earnings Reduction Contributions no later than the first day of the month following the month in which the person returns to Recognized Employment.
1.3. Restoration of Accounts of Participants in Certain Merged Plans (Related to Section 4.10). The non-vested accounts in the Dakota Bankshares, Inc. 401(k) Plan (“DBI 401(k)”) of all participants who were not actively employed on June 30, 1992, shall be restored and fully vested only if the participant returns to active employment with the Employer or an Affiliate prior to five (5) consecutive one-year breaks in service (as determined under the DBI 401(k) Plan documents) and satisfies any requirements for restoration of such accounts imposed under the terms of the DBI 401(k) Plan documents as they existed immediately prior to July 1, 1992. The non-vested accounts in the Colorado National Bankshares, Inc. Employee Savings Incentive Plan (“CNB 401(k) Plan”) of all participants who were not previously fully vested shall be restored and fully vested only if the participant returns to active employment with the Employer or an Affiliate prior to a break in service (as that term is defined in the CNB 401(k) Plan documents) and satisfies any requirements for restoration of such accounts imposed under the terms of the CNB 401(k) Plan documents as they existed immediately prior to May 29, 1993. The non-vested accounts in the American Bank Mankato Profit Sharing and Savings Plan (“ABM 401(k) Plan”) of all participants who were not previously fully vested shall be restored and fully vested only if the participant returns to active employment with the Employer or an Affiliate prior to a break in service (as that term is defined in the ABM 401(k) Plan documents) and satisfies any requirements for restoration of such accounts imposed under the terms of the ABM 401(k) Plan documents as they existed immediately prior to February 28, 1994.
1.4. Diversification of Firstar Plan Stock (Relating to Section 5.2.3). Notwithstanding anything in Section 5.2.3 of the Plan Statement to the contrary, the portion of a Participant’s Matching Contribution Account that is attributable to the Participant’s “Employer Contributions Account” under the Firstar Thrift Savings 401(k) Plan may not be diversified prior to the earlier of the date the Participant attains age 55 or March 1, 2002.

1.5. In Service Withdrawal — Firstar Thrift Savings 401(k) Plan Participants (Related to Section 7.2). In addition to the opportunities for distribution prior to a Participant’s severance from employment stated in Section 7.2 of the Plan Statement, the portion of a Participant’s Total Account that is attributable to the balance to the credit of the Participant in the Firstar Thrift Savings 401(k) Plan (“Firstar Plan”) immediately prior to the Effective Date shall be distributable prior to the Participant’s severance from employment as follows:
(a)
all or any portion of such amounts that are attributable to amounts that were, immediately prior to the Effective Date, held in the Participant’s Deductible Deposits Account may be distributed at any time prior to the Participant’s severance from employment;

(b)
all or any portion of such amounts that are attributable to “Employer Contributions” within the meaning of the Firstar Plan, that were made under the Firstar Corporation Thrift and Sharing Plan prior to September 1, 1999 may be distributed at any time prior to the Participant’s severance from employment; and

(c)
all or any portion of such amount may be distributed at any time prior to the Participant’s severance from employment by a Participant who has incurred a “Total Disability” within the meaning of the Firstar Plan.

Amounts distributed pursuant to subsections (a) through (c) above that come from more than one Account shall be withdrawn from the portions of the Participant’s Total Account that correspond to the following Accounts under the Firstar Plan in the following order of priority: After-Tax Contributions Account, Deductible Deposits Account, Rollover Contributions Account, Employer Contributions Account and Tax Deferred Contributions Account. Notwithstanding the preceding sentence, a former participant in the Firstar Plan shall be permitted to specify a different order of priority for withdrawals authorized by this Section 1.4 of Appendix F, and shall be permitted to specify a different order of priority for withdrawals pursuant to Section 7.2.3 of the Plan Statement to the extent such withdrawals include the portion of a Participant’s Total Account that is attributable to the balance to the credit of the Participant in the Firstar Thrift Savings 401(k) Plan (“Firstar Plan”) immediately prior to the Effective Date.
1.6. In Service Withdrawal — U.S. Bancorp 401(k) Savings Plan Participants (Relating to Section 7.2). In addition to the opportunities for distribution prior to a Participant’s severance from employment stated in Section 7.2 of the Plan Statement, all or any portion of the Participant’s Total Account that is attributable to amounts credited to the Participant’s “Account A” or “Account B” within the meaning of the U.S. Bancorp 401(k) Savings Plan (“Bancorp Plan”) immediately prior to the Effective Date, may be distributed at any time prior to the Participant’s severance from employment, provided, however, that unless and until the Participant has been a Participant in the Plan and the Bancorp Plan for five (5) full years, the Participant shall not be entitled to a withdraw from either of those accounts any contributions that were contributed during the two consecutive Plan Years ending coincident with or immediately before the Valuation Date as of which the withdrawal is being made.

1.7. In Service Withdrawal — Merged Plans Generally. To the extent that its distribution prior to severance from employment is not authorized elsewhere in this Appendix E or by the other provisions of this Plan Statement, any portion of a Participant’s Total Account that:
(a)	is attributable to amounts that were held by a Predecessor Plan or by a plan that merged into this Plan after the Effective Date and
(b)
immediately prior to the Effective Date, in the case of Predecessor Plan amounts, or immediately prior to the merger date, in the case of other amounts, was available for distribution prior to severance from employment, shall continue to be available for such distribution to the same extent such distribution was permitted immediately prior to the Effective Date (in the case of Predecessor Plan amounts) or the merger date (in the case of other amounts).
1.8. Accounting for Loans (Relating to Section 7.6.6(c)). Notwithstanding anything in Section 7.6.6(c) of the Plan Statement to the contrary, the amount for a loan shall be withdrawn from the Transfer Account only to the extent that they are available for loans at the time they are merged into the Plan. There shall also be excluded from the amounts available for loans any amounts that are attributable to amounts that were, immediately prior to the Effective Date, held in the Participant’s Deductible Deposits Account under the Firstar Thrift Savings 401(k) Plan.
1.9. Beneficiary Designations (Relating to Section 9.3.3). Notwithstanding anything in Section 9.3.3 of the Plan Statement to the contrary, the beneficiary designation forms in effect under the Firstar Thrift Savings 401(k) Plan before the merger of that plan into the Plan, whether filed under the Firstar Thrift Savings 401(k) Plan or of a predecessor plan merged into that plan, shall continue to be in effect.
1.10. Leader Mortgage Participants (Relating to Sections 2.1.12 and 3.1). Notwithstanding anything in Sections 2.1.12 and 3.1 of the Plan Statement to the contrary, any person who became an Employee of the Employer as of April 1, 2002, as a result of the acquisition of The Leader Mortgage Company LLC (“Leader”) from First Federal Bank of the Midwest shall be credited with Eligibility Service under this Plan Statement for his or her service with Leader and its affiliates from his or her most recent date of hire prior to such acquisition to the extent not otherwise credited under this Plan Statement, and any such person who immediately prior to such acquisition was enrolled in the tax-qualified defined contribution retirement plan for Leader employees shall become a participant in this Plan on April 1, 2002.

WRITTEN ACTION OF
OFFICER OF
U.S. BANCORP
(Adoption of First Amendment to the
U.S. Bancorp 401(k) Savings Plan)
I, Jennie Carlson, certify that I am the Executive Vice President of U.S. Bancorp, a Delaware corporation, and that, pursuant to authority granted by Section 9.1(a) of the U.S. Bancorp 401(k) Savings Plan, the document entitled “FIRST AMENDMENT OF U.S. BANCORP 401(k) SAVINGS PLAN (2002 Restatement)” is approved and adopted. I certify that the document attached is a true and correct copy of the amendment.

Dated: December 26, 2002	/s/ Jennie Carlson

FIRST AMENDMENT OF
U.S. BANCORP 401(K) SAVINGS PLAN
(2002 Restatement)
The U.S. Bancorp 401(k) Savings Plan (2002 Restatement) (hereinafter referred to as the “Plan Statement”) is hereby amended in the following respects:
1. ELIGIBILITY SERVICE. Effective January 1, 2002, Section 2.1.12(a) of the Plan Statement is modified by substituting the term “employee” for the term “Participant”.
2. SHORT-TERM DISABILITY HOURS OF SERVICE. Effective January 1, 2002, item (i) of subsection (b) of Section 2.1.21 of the Plan Statement is modified to read in full as follows:
(i)
no more than five hundred one (501) Hours of Service shall be credited on account of a single continuous period during which the employee performs no duties (whether or not such period occurs in a single computation period) unless such Hours of Service in excess of five hundred one (501) Hours are due to Disability or to a period for which the employee is entitled to short-term disability pay continuation benefits;

3. RECOGNIZED EMPLOYMENT. Effective January 1, 2002, Section 2.1.33(a)(iv) of the Plan Statement is modified by substituting the term “Recognized Employment” for the term “Covered Employment”.
4. ROLLOVER OF LOANS. Effective January 1, 2002, the first sentence of Section 4.5.1 of the Plan Statement is modified to read in full as follows:
An employee in Recognized Employment may contribute to the Plan, in such form and manner as may be prescribed by the Benefits Administration Committee in accordance with those provisions of federal law relating to rollover contributions, cash (or the cash proceeds from distributed property) and, solely in the case of employees whose Recognized Employment began as a result of the Employer’s acquisition by merger, asset purchase or otherwise of all or a portion of a trade or business, promissory notes for loans made to the employee under the tax-qualified plan of the employee’s previous employer, that in either case are received by the employee in an eligible rollover distribution.

5. CATCH-UP CONTRIBUTIONS. Effective July 1, 2002, Section 4 of the Plan Statement is modified so that Section 4.6 is renumbered as Section 4.7, subsequent sections are renumbered as appropriate, references are renumbered as appropriate, and a new Section 4.6 is added that reads in whole as follows:
4.6. Catch-up Contributions.
4.6.1. Enrollment. A Participant who attains age fifty (50) or more during a calendar year and whose Earnings Reduction Contributions for that calendar year reach the dollar limit under Code section 402(g) (the “402(g) limit”) before the last day of that calendar year will be deemed to have elected to make additional contributions from his or her Recognized Compensation. Such additional contributions shall be in the same percent of Recognized Compensation as the percent in effect for the Participant’s Earnings Reduction Contributions when the 402(g) limit was reached and shall continue for the remainder of the calendar year, subject to the Participant’s election to discontinue contributions or to contribute a different percent of Recognized Compensation. If a Participant is not expected to reach the 402(g) limit but has elected to defer the maximum percent of Recognized Compensation permitted under Section 4.2 for the entire calendar year, the Participant may elect to contribute an additional amount of his or her Recognized Compensation. Contributions authorized by this Section 4.6.1 shall be referred to as “Catch-up Contributions”. No Catch- up Contributions shall be permitted prior to July 1, 2002.
4.6.2. Separate Subaccount. Catch-up Contributions deducted by an Employer from the Participant’s Recognized Compensation shall be credited to a separate subaccount in that Participant’s Earnings Reduction Account.
4.6.3. Limitations and Testing. Except as hereinafter provided for re-characterized Catch-up Contributions and notwithstanding any other provision of this Plan Statement to the contrary, the following rules shall apply to Catch-up Contributions.
(a)
Section 402(g) Annual Limit. Catch-up Contributions shall not be subject to the annual contribution limit under section 402(g) of the Code, but shall be subject to the applicable annual contribution limit specified in section 414(v) of the Code (e.g., $1,000 in 2002).

(b)	ADP Testing. Catch- up Contributions shall not be subject to the average deferral percentage test under section 401(k) of the Code and Appendix D of this Plan Statement.
(c)
§ 415(c) Annual Addition Limit. Catch- up Contributions shall not be subject to the limitation on annual additions to the Participant’s Account under section 415(c) of the Code and Appendix A of this Plan Statement.

(d)
Matching Contributions. Catch-up Contributions, whether initially designated under Section 4.6.1 or re-characterized as Catch-up Contributions under Section 4.6.5, shall not be eligible for any Employer matching contributions.

4.6.4. Re-characterization of Catch-up Contributions as Elective Contributions. To the extent that, apart from Catch-up Contributions, a Participant has failed to make the maximum allowable elective contributions for the Participant’s taxable year (e.g., the Participant could have made additional elective contributions (i) without exceeding the 402(g) limit, (ii) without exceeding the maximum allowed after the application of the average deferral percentage test specified in section 401(k) of the Code and Appendix D of this Plan Statement, (iii) without exceeding the limitations on annual additions under section 415(c) of the Code and Appendix A of this Plan Statement, and (iv) without exceeding any other limit imposed under the Plan), any amounts initially characterized as Catch- up Contributions shall be, as of the last day of the calendar year, re-characterized as Earnings Reduction Contributions (and not Catch-up Contributions). Any amounts re-characterized shall be treated as Earnings Reduction Contributions (and not Catch-up Contributions) for all purposes of the Plan, except such contributions shall not be eligible for employer matching contributions.
4.6.5. Re-characterization of Elective Contributions as Catch-up Contributions. To the extent that (i) a Participant is eligible to make Catch-up Contributions as provided under Section 4.6.1, (ii) the Participant has excess elective deferrals (either in excess of the annual contribution limit under section 402(g) of the Code, in excess of the percent limit in Section 4.2.1 of this Plan Statement, or in excess of the average deferral percentage test specified in section 401(k) of the Code and Appendix D of this Plan Statement), and (iii) the Participant has not exceeded the applicable annual contribution limit specified in section 414(v) of the Code, any amount initially characterized as Earnings Reduction Contributions (and not as Catch-up Contributions) shall be re-characterized as Catch-up Contributions to the extent permitted under section 414(v) of the Code. Any amounts re-characterized shall be treated as Catch-up Contributions (and not Earnings Reduction Contributions) for all purposes of the Plan.
6. RETURN OF CONTRIBUTIONS. Effective January 1, 2002, the first sentence of Section 4.9 of the Plan Statement is modified to be two sentences which shall read in full as follows:
All Employer contributions to the Plan are conditioned on their qualification for deduction for federal income tax purposes under section 404 of the Code. If such deduction should be disallowed, in whole or in part, for any Employer contribution to the Plan for any year, or if any Employer contribution to the Plan is made by reason of a mistake of fact, then there shall be calculated the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake in determining the deduction or a mistake of fact.
7. TRANSFERS INTO STOCK FUND. Effective May 1, 2002, subsection (a) of Section 5.2.1 of the Plan Statement is modified to read in full as follows:
(a)
All Earnings Reduction Contributions credited to a Participant’s Account after the Effective Date that are to be invested in the Company Stock Fund shall be initially invested in the Non-ESOP Subfund. All Matching Contributions credited to a Participant’s Account after the Effective Date and all amounts transferred after the Effective Date from another Subfund to the Company Stock Fund shall be invested in the ESOP Subfund.

8. SMALL AMOUNT CASH OUTS (Inclusion or Exclusion of Rollover Contributions). Effective January 1, 2002, Section 7.1.1(a) of the Plan Statement is modified to add a final sentence that reads in full as follows:
The value of a Participant’s Vested Total Account shall be determined by including that portion of the Account that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.
9. MINIMUM REQUIRED DISTRIBUTIONS. Effective January 1, 2003, in accordance with the final and temporary regulations under section 401(a)(9) of the Code governing minimum required distributions published on April 17, 2002, Section 7.1.1(b) of the Plan Statement is modified to read in full as follows:
(b)
Exception for Required Distributions. If no application has been timely received within a reasonable period of time before the date by which distributions are required to be made pursuant to section 401(a)(9) of the Code or, if earlier, pursuant to the Plan, then the Total Account shall be distributed automatically in a lump sum without an application for distribution.

10. WITHDRAWALS FROM ROLLOVER ACCOUNTS. Effective July 1, 2002, Section 7 of the Plan Statement is modified so that Section 7.2.2 is renumbered as Section 7.2.3, subsequent sections are renumbered as appropriate, references are renumbered as appropriate, and a new Section 7.2.2 is added that reads in full as follows:
7.2.2. Withdrawals From Rollover Accounts. A Participant may make withdrawals while employed from time to time from the Participant’s Rollover Account. To receive such a withdrawal, the Participant must complete and submit a request for the withdrawal in the form and manner established by the Benefits Administration Committee. The Benefits Administration Committee may, but need not, permit such application to be made by telephonic, electronic or similar methods, in lieu of an application in writing, and shall determine what information shall be required to be furnished in connection with the Participant’s request in addition to the dollar amount to be withdrawn. Such withdrawal shall be made in a lump sum payment as soon as administratively practicable following approval of the request.
(a)	Spousal Consent Not Required. Spousal consent shall not be required for a withdrawal to a married Participant.
(b)
Coordination with Section 5.1. If the Rollover Account is invested in more than one (1) Subfund authorized and established under Section 5.1, the amount withdrawn shall be charged to each Subfund in the same proportions as the Rollover Account is invested in each Subfund.

11. SMALL AMOUNT CASH OUTS (Inclusion or Exclusion of Rollover Contributions). Effective January 1, 2002, Section 7.3.1(a) of the Plan Statement is modified to add a final sentence that reads in full as follows:
The value of a Participant’s Vested Total Account shall be determined by including that portion of the Account that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.
12. MINIMUM REQUIRED DISTRIBUTIONS. Effective January 1, 2003, in accordance with the final and temporary regulations under section 401(a)(9) of the Code governing minimum required distributions published on April 17, 2002, Section 7.3.1(b) of the Plan Statement is modified to read in full as follows:
(b)
Exception for Required Distributions. If no application has been timely received within a reasonable period of time before the date by which distributions are required to be made pursuant to section 401(a)(9) of the Code or, if earlier, pursuant to the Plan, then the Total Account shall be distributed automatically in a lump sum without an application for distribution.

13. MINIMUM REQUIRED DISTRIBUTIONS (Eligible Rollover Distributions). Effective January 1, 2003, in accordance with the final and temporary regulations under section 401(a)(9) of the Code governing minimum required distributions published on April 17, 2002, Section 7.5.2(a)(i) of the Plan Statement is modified to read as follows: “(i) any distribution that is one of a series of substantially equal installments payable monthly, quarterly or annually over a period of time not extending beyond the remaining life expectancy of such distributee or pursuant to the applicable table under section 1.401(a)(9)-9 of the income tax regulations”.
14. LOAN ROLLOVERS. Effective January 1, 2002, the Plan Statement is modified by adding the following new Section 7.6.11 which shall read in full as follows:
7.6.11 Loan Rollovers. Notwithstanding any of the foregoing provisions of this Section 7.6, the terms and conditions of any plan loan that was made to a Participant under the tax-qualified plan of the Participant’s prior employer and that was acquired by the Plan as a result of a direct rollover following the Employer’s acquisition by merger, asset purchase or otherwise of all or a portion of a trade or business maintained by the Participant’s prior employer (an “acquired loan”), shall continue in effect after such rollover, subject to the following modifications:
(a)
any provision requiring accelerated payment of the acquired loan upon termination of the Participant ’s employment with the prior employer shall be deemed modified to the extent necessary to prevent such acceleration from occurring prior to termination of the Participant’s employment with the Employer and the Affiliates;

(b)	any payroll deduction authorization for the making of payments on the acquired loan shall be deemed to apply to the Participant’s pay from the Employer and any Affiliate; and
(c)
the loan rules contained in Section 7.6 will apply to the acquired loan to the extent that they are not inconsistent with the terms and conditions otherwise applicable to such loan (as modified by subsections (a) and (b) above).

Participants whose plan loans are to be rolled over to the Plan shall be notified of the foregoing modifications. If a Participant rolls over a plan loan after receiving such notice, the Participant shall be deemed to have consented to these modifications. If a payment with respect to an employee’s acquired loan is received prior to the date on which the employee first executes an Earnings Reduction Agreement, such payment shall be reinvested in the same manner as the non- loan portion of the employee’s rollover contribution. (Payments received on or after the date on which the employee first executes an Earnings Reduction Agreement shall be reinvested in the same manner as contributions under the Participant’s investment election in effect at the time the payment is received.)
15. LIMITATION ON ANNUAL ADDITIONS. Effective January 1, 2002, Appendix A to the Plan Statement is modified by substituting therefore the Appendix A attached to this amendment.
16. CONTINGENT TOP HEAVY APPENDIX. Effective January 1, 2002, Appendix B to the Plan Statement is modified by substituting therefore the Appendix B attached to this amendment.
17. PIPER EMPLOYEE PARTICIPATION. Effective January 1, 2002, Appendix E to the Plan Statement is modified by adding the following new Section 1.11:
1.11 Piper Employee Participation. Notwithstanding anything in Section 2.1.33(a)(vii) to the contrary, service shall not be excluded from Recognized Employment solely on account of a right to accrue benefits under the U.S. Bancorp Piper Jaffray Companies Profit Sharing Plan.
18. SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.

APPENDIX A
LIMITATION ON ANNUAL ADDITIONS
Incorporating amendments of Code §415(c) enacted by §611(b) and §632(a) of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA; P.L. 107-16; June 4, 2001) effective for limitation years beginning after December 31, 2001.
SECTION 1
INTRODUCTION
Terms defined in the Plan Statement shall have the same meanings when used in this Appendix. In addition, when used in this Appendix, the following terms shall have the following meanings:
1.1. Annual Addition. Annual addition means, with respect to any Participant for a limitation year, the sum of:
(i)
all employer contributions (including employer contributions of the Participant’s earnings reductions under section 401(k), section 403(b) and section 408(k) of the Code) allocable as of a date during such limitation year to the Participant under all defined contribution plans;

(ii)	all forfeitures allocable as of a date during such limitation year to the Participant under all defined contribution plans; and
(iii)	all Participant contributions made as of a date during such limitation year to all defined contribution plans.
1.1.1. Specific Inclusions. With regard to a plan which contains a qualified cash or deferred arrangement or matching contributions or employee contributions, excess contributions and excess aggregate contributions (whether or not distributed during or after the limitation year) shall be considered annual additions in the year contributed. Excess deferrals that are not distributed in accordance with the regulations under section 402(g) of the Code are annual additions.
1.1.2. Specific Exclusions. The annual addition shall not, however, include any portion of a Participant’s rollover contributions or any additions to accounts attributable to a plan merger or a transfer of plan assets or liabilities or any other amounts excludable under law. Excess deferrals that are distributed in accordance with the regulations under section 402(g) of the Code are not annual additions.

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1.1.3. ESOP Rules. In the case of an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code, annual additions shall not include any dividends or gains on sale of employer securities held by the employee stock ownership plan (regardless of whether such dividends or gains are (i) on securities which are allocated to Participants’ accounts or (ii) on securities which are not allocated to Participants’ accounts which, in the case of dividends used to pay principal on an employee stock ownership plan loan, result in employer securities being allocated to Participants’ accounts or, in the case of a sale, result in sale proceeds being allocated to Participants’ accounts). In the case of an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code under which no more than one-third (1/3rd) of the employer contributions for a limitation year which are deductible under section 404(a)(9) of the Code are allocated to highly compensated employees (as defined in section 414(q) of the Code), annual additions shall not include forfeitures of employer securities under the employee stock ownership plan if such securities were acquired with the proceeds of an exempt loan or, if the Employer is not an S corporation as defined in section 1361(a)(1) of the Code, employer contributions to the employee stock ownership plan which are deductible by the employer under section 404(a)(9)(B) of the Code and charged against the Participant’s account (i.e., interest payments).
1.2. Controlled Group Member. Controlled group member means the Employer and each member of a controlled group of corporations (as defined in section 414(b) of the Code and as modified by section 415(h) of the Code), all commonly controlled trades or businesses (as defined in section 414(c) of the Code and as modified by section 415(h) of the Code), affiliated service groups (as defined in section 414(m) of the Code) of which the Employer is a part and other organizations required to be aggregated for this purpose under section 414(o) of the Code.
1.3. Defined Contribution Plans. Defined contribution plan shall have the meaning assigned to that term by section 415(k)(1) of the Code. Whenever reference is made to defined contribution plans in this Appendix, it shall include all such plans maintained by the Employer and all controlled group members.
1.4. Individual Medical Account. Individual medical account means an account, as defined in section 415(1)(2) of the Code maintained by the Employer or a controlled group member which provides an annual addition.
1.5. Limitation Year. Limitation year means the Plan Year.
1.6. Maximum Permissible Addition.
1.6.1. General Rule. Maximum permissible addition (a term that is relevant only with respect to defined contribution plans) means, for any one (1) limitation year, the lesser of
(i)	Forty Thousand Dollars ($40,000), as adjusted automatically for increases in the cost of living by the Secretary of the Treasury pursuant to section 415(d) of the Code, or
(ii)	one hundred percent (100%) of the Participant’s § 415 compensation for such limitation year.

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1.6.2. Medical Benefits. The dollar limitation in Section 1.6.1(i), but not the amount determined in Section 1.6.1(ii), shall be reduced by the amount of employer contributions which are allocated to a separate account established for the purpose of providing medical benefits or life insurance benefits with respect to a key employee (as defined in section 416 of the Code) under a welfare benefit fund or an individual medical account.
1.7.Section 415 Compensation. Section415 compensation (sometimes, “§ 415 compensation”) shall mean, with respect to any limitation year, the total wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer and all controlled group members to the extent that such amounts are includible in gross income but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code). Without regard to whether it is or is not includible in gross income, subject to other limitations and rules of this Section, (i) § 415 compensation shall include foreign earned income as defined in section 911(b) of the Code whether or not excludable from gross income under section 911 of the Code, and (ii) § 415 compensation shall be determined without regard to the exclusions from gross income in section931 and section933 of the Code. Section415 compensation shall be determined on a cash basis. Section 415 compensation shall also include any elective deferral as defined in section 402(g)(3) of the Code and any amount which is contributed or deferred by an Employer at the election of the employee and which is not includible in the gross income of the employee by reason of section 125, section 132(f) or section 457 of the Code.
1.8. Welfare Benefit Fund. Welfare benefit fund means a fund as defined in section 419(e) of the Code which provides post-retirement medical benefits allocated to separate accounts for key employees as defined in section 419A(d)(3).
SECTION 2
DEFINED CONTRIBUTION LIMITATION
Notwithstanding anything to the contrary contained in the Plan Statement, there shall not be allocated to the account of any Participant under a defined contribution plan for any limitation year an amount which would cause the annual addition for such Participant to exceed the maximum permissible addition.

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SECTION 3
REMEDIAL ACTION
3.1. Abatement. If a Participant’s annual additions for a limitation year would exceed the maximum permissible addition due to the allocation of forfeitures, a reasonable error in estimating a Participant’s annual compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of section 402(g)(3) of the Code) that may be made with respect to any individual under the limits of section 415 of the Code or under other limited facts and circumstances that the Commissioner finds justify the availability of the rules in Treas. Regulation § 1.415-6(b)(6), to the extent necessary to eliminate the excess the following shall occur in the following sequence.
3.2. Employee After Tax Contributions and Elective Deferrals. The defined contribution plan shall:
(i)
return any unmatched employee contributions made by the Participant for the limitation year to the Participant (adjusted for their proportionate share of gains but not losses while held in the defined contribution plan), and

(ii)
distribute unmatched elective deferrals (within the meaning of section 402(g)(3) of the Code) made for the limitation year to the Participant (adjusted for their proportionate share of gains but not losses while held in the defined contribution plan), and

(iii)
return any matched employee contributions made by the Participant for the limitation year to the Participant (adjusted for their proportionate share of gains but not losses while held in the defined contribution plan), and

(iv)
distribute matched elective deferrals (within the meaning of section 402(g)(3) of the Code) made for the limitation year to the Participant (adjusted for their proportionate share of gains but not losses while held in the defined contribution plan).

To the extent matched employee contributions are returned or any matched elective deferrals are distributed, any matching contribution made with respect thereto shall be forfeited and reallocated to Participants as provided in the defined contribution plan.

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3.3. Employer Contributions. If, after taking all the actions contemplated by Section 3.2, an excess still exists, the defined contribution plan shall dispose of the excess as follows.
(a)
Covered. If that Participant is covered by the defined contribution plan at the end of the limitation year, the Employer shall cause such excess to be used to reduce employer contributions for the next limitation year (“second limitation year”) and succeeding limitation years, as necessary, for that Participant.

(b)
Not Covered. If the Participant is not covered by the defined contribution plan at the end of the limitation year, however, then the excess amounts must be held unallocated in an “excess account” for the second limitation year (or succeeding limitation years) and allocated and reallocated in the second limitation year (or succeeding limitation year) to all the remaining Participants in the defined contribution plan as if an employer contribution for the second limitation year (or succeeding limitation year). However, if the allocation or reallocation of the excess amounts pursuant to the provisions of the defined contribution plan causes the limitations of this Appendix to be exceeded with respect to each Participant for the second limitation year (or succeeding limitation years), then these amounts must be held unallocated in an excess account. If an excess account is in existence at any time during the second limitation year (or any succeeding limitation year), all amounts in the excess account must be allocated and reallocated to Participants’ accounts (subject to the limitations of this Appendix) as if they were additional employer contributions before any employer contribution and any Participant contributions which would constitute annual additions may be made to the defined contribution plan for that limitation year. Furthermore, the excess amounts must be used to reduce employer contributions for the second limitation year (and succeeding limitation years, as necessary) for all of the remaining Participants.

(c)	No Distributions. Excess amounts may not be distributed from the defined contribution plan to Participants or former Participants.
If an excess account is in existence at any time during a limitation year, the gains and losses and other income attributable to the excess account shall be allocated to such excess account. To the extent that investment gains or other income or investment losses are allocated to the excess account, the entire amount allocated to Participants from the excess account, including any such gains or other income or less any losses, shall be considered as an annual addition. If the defined contribution plan should be terminated prior to the date any such temporarily held, unallocated excess would otherwise be allocated to the Accounts of Participants, such excess shall be allocated as of the date of termination and, if any portion of such excess cannot be allocated as of the date of termination by reason of the limitations of this Appendix, such remaining excess shall be returned to the Employer.

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3.4. Sequence of Plans. Each step of remedial action under Section 3.2 and Section 3.3 as may be necessary to correct an excess allocation shall be made in all defined contribution plans before the next step of remedial action is made. Each such step shall be made in the defined contribution plans in the following sequence:
(i)	all profit sharing and stock bonus plans containing cash or deferred arrangements,
(ii)	all money purchase pension plans other than money purchase pension plans that are part of employee stock ownership plans,
(iii)	all profit sharing and stock bonus plans other than profit sharing and stock bonus plans containing cash or deferred arrangements and employee stock ownership plans,

(iv)	all employee stock ownership plans.
If an excess allocation occurs in two (2) or more plans in the same category, correction of the excess allocation shall be made in chronological order as determined by the effective date of each plan (using the original effective date of the plan) beginning with the most recently established plan.

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APPENDIX B
CONTINGENT TOP HEAVY PLAN RULES
Incorporating amendments of Code §416 enacted by §613 of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA; P.L. 107 -16; June 4, 2001) effective for years beginning after December 31, 2001.
Notwithstanding any of the foregoing provisions of the Plan Statement, if, after applying the special definitions set forth in Section 1 of this Appendix, this Plan is determined under Section 2 of this Appendix to be a top heavy plan for a Plan Year, then the special rules set forth in Section 3 of this Appendix shall apply. For so long as this Plan is not determined to be a top heavy plan, the special rules in Section 3 of this Appendix shall be inapplicable to this Plan.
SECTION 1
SPECIAL DEFINITIONS
Terms defined in the Plan Statement shall have the same meanings when used in this Appendix. In addition, when used in this Appendix, the following terms shall have the following meanings:
1.1. Aggregated Employers. Aggregated employers means the Employer and each other corporation, partnership or proprietorship which is a “predecessor” to the Employer, or is under “common control” with the Employer, or is a member of an “affiliated service group” that includes the Employer, as those terms are defined in section 414(b), (c), (m) or (o) of the Code.
1.2. Aggregation Group. Aggregation group means a grouping of this Plan and:
(a)
if any Participant in the Plan is a key employee, each other qualified pension, profit sharing or stock bonus plan of the aggregated employers in which a key employee is a Participant (and for this purpose, a key employee shall be considered a Participant only during periods when he is actually accruing benefits and not during periods when he has preserved accrued benefits attributable to periods of participation when he was not a key employee), and

(b)
each other qualified pension, profit sharing or stock bonus plan of the aggregated employers which is required to be taken into account for this Plan or any plan described in paragraph (a) above to satisfy the qualification requirements under section 410 or section 401(a)(4) of the Code, and

(c)
each other qualified pension, profit sharing or stock bonus plan of the aggregated employers which is not included in paragraph (a) or (b) above, but which the Employer elects to include in the aggregation group and which, when included, would not cause the aggregation group to fail to satisfy the qualification requirements under section 410 or section 401(a)(4) of the Code.

1.3. Compensation. Unless the context clearly requires otherwise, compensation means the wages, tips and other compensation paid to the Participant by the Employer and reportable in the box designated “wages, tips, other compensation” on Treasury Form W-2 (or any comparable successor box or form) for the applicable period but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code). Compensation for this purpose shall include elective contributions made by the Employer on behalf of the Participant that are not includible in gross income under sections 125, 132(f), 402(e)(3), 402(h), 403(b), 414(h)(2) and 457 of the Code including elective contributions authorized by the Participant under a cafeteria plan or any qualified cash or deferred arrangement under section 401(k) of the Code. For the purposes of this Appendix (excluding Section 1.6 of this Appendix), compensation for a Plan Year shall not exceed the annual compensation limit under section 401(a)(17) of the Code (which is Two Hundred Thousand Dollars ($200,000) for the Plan Year ending December 31, 2002, as adjusted under the Code for cost-of-living increases).
1.4. Determination Date. Determination date means, for the first (1st) Plan Year of a plan, the last day of such first (1st) Plan Year, and for each subsequent Plan Year, the last day of the immediately preceding Plan Year.
1.5. Five Percent Owner. Five percent owner means for each aggregated employer that is a corporation, any person who owns (or is considered to own within the meaning of the shareholder attribution rules) more than five percent (5%) of the value of the outstanding stock of the corporation or stock possessing more than five percent (5%) of the total combined voting power of the corporation, and, for each aggregated employer that is not a corporation, any person who owns more than five percent (5%) of the capital interest or the profits interest in such aggregated employer. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity.
1.6. Key Employee. Key employee means each Participant (whether or not then an employee) who at any time during the Plan Year is:
(a)
an officer of any aggregated employer (excluding persons who have the title of an officer but not the authority and including persons who have the authority of an officer but not the title) having an annual compensation from all aggregated employers for such Plan Year in excess of one hundred thirty thousand dollars ($130,000) for such Plan Year (adjusted as provided in section 416(i)(1)(A) of the Code), or

(b)	a five percent owner, or
(c)	a one percent owner having an annual compensation from the aggregated employers of more than One Hundred Fifty Thousand Dollars ($150,000);
provided, however, that no more than fifty (50) employees (or, if lesser, the greater of three of all the aggregated employers’ employees or ten percent of all the aggregated employers’ employees) shall be treated as officers. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity. For the purpose of determining compensation, all compensation received from all aggregated employers shall be taken into account. The term “key employee” shall include the beneficiaries of a deceased key employee.
1.7. One Percent Owner. One percent owner means, for each aggregated employer that is a corporation, any person who owns (or is considered to own within the meaning of the shareholder attribution rules) more than one percent (1%) of the value of the outstanding stock of the corporation or stock possessing more than one percent (1%) of the total combined voting power of the corporation, and, for each aggregated employer that is not a corporation, any person who owns more than one percent (1%) of the capital or the profits interest in such aggregated employer. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity.
1.8. Shareholder Attribution Rules. Shareholder attribution rules means the rules of section 318 of the Code, (except that subparagraph (C) of section 318(a)(2) of the Code shall be applied by substituting “5 percent” for “50 percent”) or, if the Employer is not a corporation, the rules determining ownership in such Employer which shall be set forth in regulations prescribed by the Secretary of the Treasury.
1.9. Top Heavy Aggregation Group. Top heavy aggregation group means any aggregation group for which, as of the determination date, the sum of:
(i)	the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such aggregation group, and
(ii)	the aggregate of the accounts of key employees under all defined contribution plans included in such aggregation group, exceed sixty percent (60%) of a similar sum determined for all employees. In applying the foregoing, the following rules shall be observed:
(a)
For the purpose of determining the present value of the cumulative accrued benefit for any employee under a defined benefit plan, or the amount of the account of any employee under a defined contribution plan, such present value or amount shall be increased by the aggregate distributions made with respect to such employee under the plan on account of separation from service, death or disability during the one (1) year period ending on the determination date and the aggregate distributions made with respect to such employee under the plan for any other reason during the five (5) year period ending on the determination date.

(b)
Any rollover contribution (or similar transfer) initiated by the employee, made from a plan maintained by one employer to a plan maintained by another employer and made after December 31, 1983, to a plan shall not be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group). Any rollover contribution (or similar transfer) not described in the preceding sentence shall be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group).

(c)
If any individual is not a key employee with respect to a plan for any Plan Year, but such individual was a key employee with respect to a plan for any prior Plan Year, the cumulative accrued benefit of such employee and the account of such employee shall not be taken into account.

(d)	The determination of whether a plan is a top heavy plan shall be made once for each Plan Year of the plan as of the determination date for that Plan Year.
(e)
In determining the present value of the cumulative accrued benefits of employees under a defined benefit plan, the determination shall be made as of the actuarial valuation date last occurring during the twelve (12) months preceding the determination date and shall be determined on the assumption that the employees terminated employment on the valuation date except as provided in section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The accrued benefit of any employee (other than a key employee) shall be determined under the method which is used for accrual purposes for all plans of the employer or if there is no method which is used for accrual purposes under all plans of the employer, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under section 411(b)(1)(C) of the Code. In determining this present value, the mortality and interest assumptions shall be those which would be used by the Pension Benefit Guaranty Corporation in valuing the defined benefit plan if it terminated on such valuation date. The accrued benefit to be valued shall be the benefit expressed as a single life annuity.

(f)
In determining the accounts of employees under a defined contribution plan, the account values determined as of the most recent asset valuation occurring within the twelve (12) month period ending on the determination date shall be used. In addition, amounts required to be contributed under either the minimum funding standards or the plan’s contribution formula shall be included in determining the account. In the first year of the plan, contributions made or to be made as of the determination date shall be included even if such contributions are not required.

(g)
If any individual has not performed any services for any employer maintaining the plan at any time during the one (1) year period ending on the determination date, any accrued benefit of the individual under a defined benefit plan and the account of the individual under a defined contribution plan shall not be taken into account.

(h)
For this purpose, a terminated plan shall be treated like any other plan and must be aggregated with other plans of the employer if it was maintained within the last five (5) years ending on the determination date for the Plan Year in question and would, but for the fact that it terminated, be part of the aggregation group for such Plan Year.

1.10. Top Heavy Plan. Top heavy plan means a qualified plan under which (as of the determination date):
(i)
if the plan is a defined benefit plan, the present value of the cumulative accrued benefits for key employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits for all employees, and

(ii)	if the plan is a defined contribution plan, the aggregate of the accounts of key employees exceeds sixty percent (60%) of the aggregate of all of the accounts of all employees.
In applying the foregoing, the following rules shall be observed:
(a)	Each plan of an Employer required to be included in an aggregation group shall be a top heavy plan if such aggregation group is a top heavy aggregation group.

(b)
For the purpose of determining the present value of the cumulative accrued benefit for any employee under a defined benefit plan, or the amount of the account of any employee under a defined contribution plan, such present value or amount shall be increased by the aggregate distributions made with respect to such employee under the plan on account of separation from service, death or disability during the one (1) year period ending on the determination date and the aggregate distributions made with respect to such employee under the plan for any other reason during the five (5) year period ending on the determination date.

(c)
Any rollover contribution (or similar transfer) initiated by the employee, made from a plan maintained by one employer to a plan maintained by another employer and made after December 31, 1983, to a plan shall not be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group). Any rollover contribution (or similar transfer) not described in the preceding sentence shall be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group).

(d)
If any individual is not a key employee with respect to a plan for any Plan Year, but such individual was a key employee with respect to the plan for any prior Plan Year, the cumulative accrued benefit of such employee and the account of such employee shall not be taken into account.

(e)	The determination of whether a plan is a top heavy plan shall be made once for each Plan Year of the plan as of the determination date for that Plan Year.
(f)
In determining the present value of the cumulative accrued benefits of employees under a defined benefit plan, the determination shall be made as of the actuarial valuation date last occurring during the twelve (12) months preceding the determination date and shall be determined on the assumption that the employees terminated employment on the valuation date except as provided in section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The accrued benefit of any employee (other than a key employee) shall be determined under the method which is used for accrual purposes for all plans of the employer or if there is no method which is used for accrual purposes under all plans of the employer, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under section 411(b)(1)(C) of the Code. In determining this present value, the mortality and interest assumptions shall be those which would be used by the Pension Benefit Guaranty Corporation in valuing the defined benefit plan if it terminated on such valuation date. The accrued benefit to be valued shall be the benefit expressed as a single life annuity.

(g)
In determining the accounts of employees under a defined contribution plan, the account values determined as of the most recent asset valuation occurring within the twelve (12) month period ending on the determination date shall be used. In addition, amounts required to be contributed under either the minimum funding standards or the plan’s contribution formula shall be included in determining the account. In the first year of the plan, contributions made or to be made as of the determination date shall be included even if such contributions are not required.

(h)
If any individual has not performed any services for any employer maintaining the plan at any time during the one (1) year period ending on the determination date, any accrued benefit of the individual under a defined benefit plan and the account of the individual under a defined contribution plan shall not be taken into account.

(i)
For this purpose, a terminated plan shall be treated like any other plan and must be aggregated with other plans of the employer if it was maintained within the last five (5) years ending on the determination date for the Plan Year in question and would, but for the fact that it terminated, be part of the aggregation group for such Plan Year.

(j)
A plan shall not be a top heavy plan if it consists solely of (i) a cash or deferred arrangement which meets the requirements of section 401(k)(12) of the Code, and (ii) matching contributions with respect to which the requirements of section 401(m)(11) are met. If, but for the preceding sentence, a plan would be treated as a top heavy plan because it is a member of an aggregation group which is a top heavy group, contributions under the Plan may be taken into account in determining whether any other plan in the group meets the requirements of Section 3.3.

SECTION 2
DETERMINATION OF TOP HEAVINESS
Once each Plan Year, as of the determination date for that Plan Year, the administrator of this Plan shall determine if this Plan is a top heavy plan.

SECTION 3
CONTINGENT PROVISIONS
3.1. When Applicable. If this Plan is determined to be a top heavy plan for any Plan Year, the following provisions shall apply for that Plan Year (and, to the extent hereinafter specified, for subsequent Plan Years), notwithstanding any provisions to the contrary in the Plan.
3.2. Vesting Requirement.
3.2.1. General Rule. During any Plan Year that the Plan is determined to be a Top Heavy Plan, then all accounts of all Participants in a defined contribution plan that is a top heavy plan and the accrued benefits of all Participants in a defined benefit plan that is a top heavy plan shall be vested and nonforfeitable in accordance with the following schedule if, and to the extent, that it is more favorable than other provisions of the Plan:

If the Participant Has	His Vested
Completed the Following	Percentage
Years of Vesting Service:	Shall Be:

Less than 2 years	0%
2 years but less than 3 years	20%
3 years but less than 4 years	40%
4 years but less than 5 years	60%
5 years but less than 6 years	80%
6 years or more	100%
3.2.2. Subsequent Year. In each subsequent Plan Year that the Plan is determined not to be a top heavy plan, the other nonforfeitability provisions of the Plan Statement (and not this section) shall apply in determining the vested and nonforfeitable rights of Participants who do not have five (5) or more years of Vesting Service (three or more years of Vesting Service for Participants who have one or more Hours of Service in any Plan Year beginning after December 31, 1988) as of the beginning of such subsequent Plan Year; provided, however, that they shall not be applied in a manner which would reduce the vested and nonforfeitable percentage of any Participant.
3.2.3. Cancellation of Benefit Service. If this Plan is a defined benefit plan and if the Participant’s vested percentage is determined under this Appendix and if a Participant receives a lump sum distribution of the present value of the vested portion of his accrued benefit, the Plan shall:
(a)	thereafter disregard the Participant’s service with respect to which he received such distribution in determining his accrued benefit, and

(b)
permit the Participant who receives a distribution of less than the present value of his entire accrued benefit to restore this service by repaying (after returning to employment covered under the Plan) to the trustee the amount of such distribution together with interest at the interest rate of five percent (5%) per annum compounded annually (or such other interest rate as is provided by law for such repayment). If the distribution was on account of severance from employment such repayment must be made before the earlier of,

(i)	five (5) years after the first date on which the Participant is subsequently reemployed by the employer, or
(ii)	the close of the first period of five (5) consecutive one-year breaks in service commencing after the distribution.
If the distribution was on account of any other reason, such repayment must be made within five (5) years after the date of the distribution.
3.3. Defined Contribution Plan Minimum Benefit Requirement.
3.3.1. General Rule. If this Plan is a defined contribution plan, then for any Plan Year that this Plan is determined to be a top heavy plan, the Employer shall make a contribution for allocation to the account of each employee who is a Participant for that Plan Year and who is not a key employee in an amount (when combined with other Employer contributions and forfeited accounts allocated to his account, including matching contributions as defined in section 401(m)(4)(A) of the Code) which is at least equal to three percent (3%) of such Participant’s compensation. (This minimum contribution amount shall be further reduced by all other Employer contributions to this Plan or any other defined contribution plans.) This contribution shall be made for each Participant who has not separated from service with the Employer at the end of the Plan Year (including for this purpose any Participant who is then on temporary layoff or authorized leave of absence or who, during such Plan Year, was inducted into the Armed Forces of the United States from employment with the Employer) including, for this purpose, each employee of the Employer who would have been a Participant if he had: (i) completed one thousand (1,000) Hours of Service (or the equivalent) during the Plan Year, and (ii) made any mandatory contributions to the Plan, and (iii) earned compensation in excess of the stated amount required for participation in the Plan.

3.3.2. Special Rule. Subject to the following rules, the percentage referred to in Section 3.3.1 of this Appendix shall not exceed the percentage at which contributions are made (or required to be made) under this Plan for the Plan Year for that key employee for whom that percentage is the highest for the Plan Year.
(a)	The percentage referred to above shall be determined by dividing the Employer contributions for such key employee for such Plan Year by his compensation for such Plan Year.
(b)	For the purposes of this Section 3.3, all defined contribution plans required to be included in an aggregation group shall be treated as one (1) plan.
(c)
The exception contained in this Section 3.3.2 shall not apply to (be available to) this Plan if this Plan is required to be included in an aggregation group if including this Plan in an aggregation group enables a defined benefit plan to satisfy the qualification requirements of section 410 or section 401(a)(4) of the Code.

3.4. Defined Benefit Plan Minimum Benefit Requirement.
3.4.1. General Rule. If this Plan is a defined benefit plan, then for any Plan Year that the Plan is determined to be a top heavy plan, the accrued benefit for each Participant who is not a key employee shall not be less than one-twelfth (l/12th) of the applicable percentage of the Participant’s average compensation for years in the testing period.
3.4.2. Special Rules and Definitions. In applying the general rule of Section 3.4.1 of this Appendix, the following special rules and definitions shall apply:
(a)	The term “applicable percentage” means the lesser of:
(i)	two percent (2%) multiplied by the number of years of service with the Employer, or

(ii)	twenty percent (20%).
(b)
For the purpose of this Section 3.4, a Participant’s years of service with the Employer shall be equal to the Participant’s Vesting Service except that a year of Vesting Service shall not be taken into account if:

(i)	the Plan was not a top heavy plan for any Plan Year ending during such year of Vesting Service, or
(ii)	such year of Vesting Service was completed in a Plan Year beginning before January l, 1984, or
(iii)	the service occurs during a Plan Year when the Plan benefits (within the meaning of section 410(b) of the Code) no key employee or former key employee.

(c)	A Participant’s “testing period” shall be the period of five (5) consecutive years during which the Participant had the greatest compensation from the Employer; provided, however, that:
(i)	the years taken into account shall be properly adjusted for years not included in a year of service, and
(ii)	a year shall not be taken into account if such year ends in a Plan Year beginning before January l, 1984, or such year begins after the close of the last year in which the Plan was a top heavy plan.
(d)
An individual shall be considered a Participant for the purpose of accruing the minimum benefit only if such individual has at least one thousand (1,000) Hours of Service during a benefit accrual computation period (or equivalent service determined under Department of Labor regulations). Furthermore, such individual shall accrue a minimum benefit only for a benefit accrual computation period in which such individual has one thousand (1,000) Hours of Service (or equivalent service). An individual shall not fail to accrue the minimum benefit merely because the individual: (i) was not employed on a specified date, or (ii) was excluded from participation (or otherwise failed to accrue a benefit) because the individual’s compensation was less than a stated amount, or (iii) because the individual failed to make any mandatory contributions.

3.4.3. Accruals Preserved. In years subsequent to the last Plan Year in which this Plan is a top heavy plan, the other benefit accrual rules of the Plan Statement shall be applied to determine the accrued benefit of each Participant, except that the application of such other rules shall not serve to reduce a Participant’s accrued benefit as determined under this Section 3.4.
3.5. Priorities Among Plans. In applying the minimum benefit provisions of this Appendix in any Plan Year that this Plan is determined to be a top heavy plan, the following rules shall apply:
(a)	If an employee participates only in this Plan, the employee shall receive the minimum benefit applicable to this Plan.
(b)
If an employee participates in both a defined benefit plan and a defined contribution plan and only one (1) of such plans is a top heavy plan for the Plan Year, the employee shall receive the minimum benefit applicable to the plan which is a top heavy plan.

(c)
If an employee participates in both a defined contribution plan and a defined benefit plan and both are top heavy plans, then the employee, for that Plan Year, shall receive the defined benefit plan minimum benefit unless for that Plan Year the employee has received employer contributions and forfeitures allocated to his account in the defined contribution plan in an amount which is at least equal to five percent (5%) of his compensation.

(d)
If an employee participates in two (2) or more defined contribution plans which are top heavy plans, then the employee, for that Plan Year, shall receive the defined contribution plan minimum benefit in that defined contribution plan which has the earliest original effective date.

3.6. Bargaining Units. The requirements of Section 3.2 through Section 3.5 of this Appendix shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one (1) or more employers if there is evidence that retirement benefits are the subject of good faith bargaining between such employee representatives and such employer or employers.

CERTIFICATION BY
OFFICER OF
U.S. BANCORP
(Adoption of Second Amendment to the
U.S. Bancorp 401(k) Savings Plan)
I, Jennie Carlson, certify that I am the Executive Vice President, Human Resources of U.S. Bancorp, a Delaware corporation, and that, pursuant to authority granted by Section 9.1(a) of the U.S. Bancorp 401(k) Savings Plan, the Compensation Committee of the Board of Directors approved and adopted the document entitled “SECOND AMENDMENT OF U.S. BANCORP 401(k) SAVINGS PLAN (2002 Restatement)” on November 18, 2003.
I certify that the document attached is a true and correct copy of the amendment.

Dated: November 18, 2003	/s/ Jennie Carlson
Jennie Carlson
Executive Vice President, Human Resources

SECOND AMENDMENT
OF
U.S. BANCORP 401(k) SAVINGS PLAN
(2002 Restatement)
The U.S. Bancorp 401(k) Savings Plan (2002 Restatement) (hereinafter referred to as the “Plan Statement”) is hereby amended in the following respects:
1. RECOGNIZED COMPENSATION (Excluded Items). Effective October 1, 2003, Section 2.1.32(b) of the Plan Statement is amended to delete the word “and” before “(ix)”, and to add the following after the phrase “retention bonuses”: “, and (x) amounts paid under the U. S. Bancorp Incentive Cash Bonus and Retention Plan.”.
2. SPECIAL RULES (Piper Jaffray). Effective as of December 1, 2003, Appendix E of the Plan Statement is amended by adding a new Section 1.12 that reads in whole as follows:
1.12. Piper Jaffray Companies (Relating to Sections 4, 4.1.3, 4.3.2, and 7.1.4). Notwithstanding anything in the Plan Statement to the contrary, the following special rules shall apply with respect to the spin-off of U.S. Bancorp Piper Jaffray Inc., as provided for in the Separation and Distribution Agreement between U. S. Bancorp and Piper Jaffray Companies (“Separation Agreement”). Such spin off is referred to herein as the “Piper Jaffray Spin-off”.
(a)
Piper Jaffray Companies Stock Subfund. There shall be created under the Plan a Piper Jaffray Companies Stock Subfund to receive the shares of Piper Jaffray Companies common stock issued in connection with the Piper Jaffray Spin-off. The Piper Jaffray Companies Stock Subfund shall be a frozen fund. Except for Matching Contributions as authorized under paragraph (c) below, and the reinvestment of dividends under paragraph (b)(iv) below, no other contributions to the Plan will be allowed into the Piper Jaffray Companies Stock Subfund, and Participants may not direct that other assets in their Total Account be invested in such Subfund.

(b)	Voting of Shares in the Piper Jaffray Companies Stock Fund. The Trustee shall vote shares held in the Piper Jaffray Companies Stock Subfund as specified below.
(i)
Issuance of Proxies. As soon as practicable after notice of any shareholders’ meeting is received by the Trustee from Piper Jaffray Companies, the Trustee shall prepare and deliver to each Participant and Beneficiary of a deceased Participant a form of proxy (and related materials, all of which shall be the same in form and content as are issued to shareholders in general) directing the Trustee as to how it shall vote at such meeting, or any adjournment thereof, the Participant’s or Beneficiary’s Piper Jaffray Companies common stock with voting rights held in the Piper Jaffray Stock Subfund as of the most recent Valuation Date for which a valuation has been completed.

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(ii)
Voting of Securities. The Trustee shall vote all Piper Jaffray Companies common stock with voting rights for which it has received timely directions from Participants and Beneficiaries, as they direct. The combined fractional shares of Participants and Beneficiaries shall be voted to the extent possible to reflect the directions of the Participants and Beneficiaries with fractional shares. The Trustee shall not honor or recognize any proxy given by any Participant or Beneficiary to any person other than the Trustee. The directions received by the Trustee from Participants and Beneficiaries shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of an Employer or any Affiliate, except as necessary to administer the Plan.

(iii)
Nonresponse. The Trustee shall vote any Piper Jaffray Companies common stock for which it has not received instructions at least five (5) days prior to the shareholder meeting in the same proportions as the Piper Jaffray Companies common stock for which it did receive timely instructions.

(iv)
Dividends Reinvested. Dividends (if any) on Piper Jaffray Companies common stock held in the Piper Jaffray Companies Stock Subfund shall be allocated to each Participant who has a portion of his Total Account invested in such Subfund in proportion to his Piper Jaffray Companies Stock Subfund balance on the applicable dividend record date, and any such dividends so allocated will be invested in the Piper Jaffray Companies Stock Subfund.

(c)
Last Day Rule With Respect to Matching Contributions for Employees of Piper Jaffray Companies. Notwithstanding Section 4.3.2 of the Plan Statement to the contrary, any Participant who, immediately prior to the Piper Jaffray Spin-off is actively employed by, or is then on an approved leave of absence from, Piper Jaffray Companies or its subsidiaries shall not be required to be employed on the last business day of the Plan Year to receive a Matching Contribution.

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(d)
Form of Matching Contribution for Employees of Piper Jaffray Companies. Section 4.1.3 permits Matching Contributions to be paid either in cash or in common shares of the Employer or of any successor or in other assets of any character of a value equal to the amount of the contribution or in any combination of the foregoing ways.

(e)
Time of Distribution. Notwithstanding Section 7.1.4 of the Plan Statement to the contrary, a distribution to employees of the Employer who become employees of Piper Jaffray Companies at the time of and in connection with the Piper Jaffray Spin-off shall be delayed until the Employer has contributed the applicable Matching Contributions for such employees to the Plan and such contributions have been credited to their Total Accounts.

3. SAVINGS CLAUSE. Except as amended above, the Plan Statement shall continue in full force and effect.

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SUGGESTED RESOLUTIONS
FOR MEETING OF
COMPENSATION COMMITTEE
OF
BOARD OF DIRECTORS
OF
U.S. BANCORP
RESOLVED, That the document entitled “SECOND AMENDMENT OF U.S. BANCORP 401(k) SAVINGS PLAN” is approved and adopted effective as of the dates provided in the amendment.
RESOLVED FURTHER, That the officers of U.S. Bancorp are authorized and directed to take all actions necessary or desirable to carry said document into full force and effect.

WRITTEN ACTION OF OFFICER OF
U.S. BANCORP
(Adoption of Third Amendment to the
U.S. Bank 401(k) Savings Plan)
I, Jennie Carlson, certify that I am the Executive Vice President, Human Resources of U.S. Bancorp, a Delaware corporation, and that, pursuant to authority granted by Section 9.1(a) of the U.S. Bancorp 401(k) Savings Plan (the U.S. Bank 401(k) Savings Plan as of January 1, 2004), I take the following actions:
1. Adoption of Third Amendment.
The document entitled “THIRD AMENDMENT OF U.S. BANK 401(k) SAVINGS PLAN (2002 Restatement)” is approved and adopted.
2. Eligibility Service.
If a person commences employment with an Employer after January 1, 2000 and before January 1, 2002, such employment is described in the limitation on Recognized Employment stated in Section 2.1.33(a)(v) and the Benefits Administration Committee declares such employment to be Recognized Employment, the person’s pre-acquisition service for the acquired trade or business from the person’s most recent date of hire prior to such acquisition to the extent not otherwise credited under this Plan Statement shall be recognized for the purpose of determining such person’s Eligibility Service unless, in its declaration, the Benefits Administration Committee specifically provides to the contrary.
3. Non-Qualified Plan Names.
If the name of a U.S. Bancorp sponsored non-qualified plan is changed, effective upon the date of the name change all references to that non-qualified plan in this plan shall be amended to reflect the name change.
I certify that the document attached is a true and correct copy of the amendment.

Dated: December 31, 2003	/s/ Jennie Carlson
Jennie Carlson
Executive Vice President, Human Resources

THIRD AMENDMENT
OF
U.S. BANK 401(K) SAVINGS PLAN
(2002 Restatement)
The U.S. Bank 401(k) Savings Plan (2002 Restatement) (hereinafter referred to as the “Plan Statement”) is hereby amended in the following respects:
1. HISTORY (Horizon Investment and Savings Plan). Effective January 1, 2003, the Plan Statement is amended by adding a new Section 1.1.3 (with Section 1.1.3 renumbered as Section 1.1.4) that reads as follows:
1.1.3. Horizon Investment and Savings Plan. Mercantile Bancorporation Inc. established a profit sharing plan, which was amended and restated effective as of July 1, 1990, and was amended on numerous occasions thereafter in a plan entitled Mercantile Bancorporation Inc. Profit-Sharing Plan and Trust. Effective January 1, 1995, the plan was renamed the “Horizon Investment and Savings Plan” (the “Horizon Plan”). The Horizon Plan was amended and restated effective as of January 1, 1998. Since then, the Horizon Plan has been amended by a First Amendment (adopted June 28, 2000, but effective June 29, 2000), a Second Amendment (adopted February 26, 2002, but effective January 1, 1998, January 1, 2000, June 29, 2000, August 1, 2000, January 1, 2002 and March 1, 2002), and a Third Amendment (adopted December 26, 2002, but effective July 1, 2001, January 1, 2002, July 1, 2002 and December 31, 2002).
2. HISTORY (Merger). Effective January 1, 2003, the Plan Statement is amended by adding two new sentences to the end of Section 1.1.4 (formerly Section 1.1.3) that read as follows:
Effective January 1, 2003, the Horizon Plan was merged into the U.S. Bancorp 401(k) Savings Plan, and the terms of the “U.S. Bancorp 401(k) Savings Plan (2002 Restatement)” apply with respect to the former participants in the Horizon Plan. Effective January 1, 2004, the Plan’s name was changed to “U.S. Bank 401(k) Savings Plan” and the name of the Plan Statement was changed to “U.S. Bank 401(k) Savings Plan (2002 Restatement).”
3. HORIZON INVESTMENT AND SAVINGS PLAN. Effective January 1, 2003, Section 1.2 of the Plan Statement is amended to read in whole as follows:
Section 1.2. Relation to the Horizon Investment and Savings Plan. Prior to January 1, 2003, Employees who were eligible to participate in the Horizon Plan maintained by U.S. Bancorp as successor to Mercantile Bancorporation Inc. were not eligible to participate in the Plan. The Horizon Plan was merged into the Plan as of January 1, 2003, and those employees who were eligible to participate in the Horizon Plan became participants in the U.S. Bancorp 401(k) Savings Plan as of January 1, 2003.

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4. PLAN. Effective January 1, 2004, Section 2.1.26 of the Plan Statement is amended by changing the name of the plan to be “U.S. BANK 401(k) SAVINGS PLAN”. Other references to the plan name (except those in Section 1) shall also be changed to reflect the change in the name.
5. PLAN STATEMENT. Effective January 1, 2004, Section 2.1.27 of the Plan Statement is amended by changing the name of the plan statement to be “U.S. BANK 401(k) SAVINGS PLAN (2002 Restatement)”. Other references to the plan statement (except those in Section 1) shall also be changed to reflect the change in the name.
6. RECOGNIZED COMPENSATION. Effective January 1, 2004, Sub-Section 2.1.32(h) of the Plan Statement is amended to re ad in whole as follow:
(h)	Annual Maximum. A Participant’s Recognized Compensation shall be limited as required by applicable law.
7. ELIGIBILITY (General Eligibility Rule). Effective January 1, 2004, Section 3.1 of the Plan Statement is amended to reads in whole as follows:
3.1. General Eligibility Rule.
3.1.1. Participation and Eligibility Continued After Effective Date. An employee who was a participant in a Predecessor Plan immediately prior to the Effective Date and who is in Recognized Employment on the Effective Date shall be a Participant on the Effective Date, and eligible to make Earnings Reduction Contributions and to receive Employer Matching Contributions.
3.1.2. Participation and Eligibility to Make Earning Reduction Contributions.
(a)
Eligibility for Employees Regularly Scheduled 20 Hours a Week or More. If an employee is then employed in Recognized Employment and is regularly scheduled to work at least 20 hours per week, the employee shall become a Participant on the first day of the month following the month in which the employee will have completed three (3) months of continuous service; provided, however, that if the employee’s first Hour of Service occurred on the first day of a month and the employee completed three (3) months of continuous service, the employee shall become a Participant on the first day of the second month following the month in which the employee completes three (3) months of continuous service (subject to being in Recognized Employment on that day). If the employee is not then employed in Recognized Employment, the employee shall not become a Participant until the first day of the month following the month in which the employee enters Recognized Employment.

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(b)
Default Eligibility Rule. Except as provided in Section 3.1.2(a), if an employee is employed in Recognized Employment, the employee shall become a Participant on the first day of the month following the month in which the employee will have completed one (1) year of Eligibility Service; provided, however, that if the employee’s first Hour of Service occurred on the first day of a month and the employee completed a year of Eligibility Service in his or her first computation period, the employee shall become a Participant on the first day of the second month following the month in which the employee completes one (1) year of Eligibility Service (subject to being in Recognized Employment on that day). If the employee is not then employed in Recognized Employment, the employee shall not become a Participant until the first day of the month following the month in which the employee enters Recognized Employment.

3.1.3. Eligibility to Receive Employer Matching Contributions. On and after the Effective Date, if an employee is then a Participant and is making Earnings Reduction Contributions, the employee shall become eligible to receive Employer Matching Contributions on the first day of the month following the month in which the employee will have completed one (1) year of Eligibility Service; provided, however, that if the employee’s first Hour of Service occurred on the first day of a month and the employee completed a year of Eligibility Service in his or her first computation period, the employee shall become eligible to receive Employer Matching Contributions on the first day of the second month following the month in which the employee completes one (1) year of Eligibility Service (subject to being in Recognized Employment on that day). If the employee is not then employed in Recognized Employment, the employee shall not become a Participant until the first day of the month following the month in which the employee enters Recognized Employment.
8. ELIGIBILITY (Former Participants). Effective January 1, 2004, Section 3.2 of the Plan Statement is amended to reads in whole as follows:
3.2. Special Rule for Former Participants.
3.2.1. Participation and Eligibility to Make Earning Reduction Contributions. A Participant whose employment with the Employer terminates and who subsequently is reemployed by the Employer shall be eligible to resume Earnings Reduction Contributions no later than the first day of the month following the month in which the Participant returns to Recognized Employment.
3.2.2. Eligibility to Receive Employer Matching Contributions. If a Participant whose employment with the Employer terminates and who subsequently is reemployed by the Employer previously was eligible to receive Employer Matching Contributions such Participant shall be eligible to receive Employer Matching Contributions when the Participant is eligible to resume Earnings Reduction Contributions. If a Participant whose employment with the Employer terminates and who subsequently is reemployed by the Employer previously was not eligible to receive Employer Matching Contributions, then the Participant must satisfy the eligibility requirements in order to receive Employer Matching Contributions.

3

9. ESTABLISHING COMMINGLED SUBFUNDS. Effective January 1, 2002, Section 5.1.1 the Plan Statement is amended to read in whole as follows:
5.1.1. Establishing Commingled Subfunds. The Company may direct the Trustee to divide the Fund into two (2) or more Subfunds, which shall serve as vehicles for the investment of Participants’ Accounts. The Company shall select the Subfunds and shall determine whether the Subfunds shall be managed by the Trustee or by one or more Investment Managers. The Company shall determine, with the advice of the Trustee or such Investment Manager or Managers, the general investment characteristics and objectives of each Subfund. The Trustee or Investment Manager, as the case may be, shall have complete investment discretion over each Subfund assigned to it, subject only to the general investment characteristics and objectives established for the particular Subfund. The Company may delegate its authority with respect to the Subfunds to the Compensation Committee.
10. ROLLOVERS (Loans). Effective December 1, 2003, Sub -Section 7.5.2(a) of the Plan Statement is amended by adding a new paragraph to the end of the Sub-Section that reads as follows:
In the case of employees whose Recognized Employment ended as a result of the Employer’s disposition or spin-off of all or a portion of a trade or business, an eligible rollover distribution may include promissory notes for loans made to the employee under the Plan that are to be rolled over to another tax-qualified plan, provided that the Benefits Administration Committee approves of the rollover and that the tax-qualified plan to which the promissory note or loan is being rolled over accepts the promissory note or loan.
11. LOANS (Sarbanes-Oxley). Effective August 1, 2002, Section 7.6 of the Plan Statement is clarified by adding a new Section 7.6.6(o) that reads as follows:
(o)
Prohibition on Loans to Executive Officers and Directors. Until such date as the Securities and Exchange Commission issues guidance permitting loans to executive officers and directors, if a Participant is an executive officer or director, then as permitted under Department of Labor’s Field Assistance Bulletin 2003-1, the Participant shall not be eligible for a loan.

12. LOAN ROLLOVERS (Into the Plan). Effective January 1, 2002, the Plan Statement is amended by changing the title of Section 7.6.11 to “Loan Rollovers Into The Plan”.

4

13. LOANS ROLLOVERS (Out of the Plan). Effective December 1, 2003, the Plan Statement is amended by adding a new Section 7.6.12 that reads as follows:
7.6.12. Loan Rollovers Out of The Plan. Notwithstanding any of the foregoing provisions of this Section 7.6, the terms and conditions of any plan loan that was made under the Plan to employees whose Recognized Employment ended as a result of the Employer’s disposition or spin-off of all or a portion of a trade or business, and for whom the Benefits Administration Committee has permitted the plan loan to be rolled over to another tax-qualified plan, shall not be subject to the foregoing provisions:
(a)	Section 7.6.6(d), except that employees shall be responsible for making monthly payments on the loan on an after-tax basis until the loan is rolled over into another tax-qualified retirement plan;
(b)
Section 7.6.6(f), except to the extent either (i) the tax-qualified retirement plan which is to receive the plan loan declines to take the plan loan, (ii) an employee fails to authorize the roll over, or (iii) the roll over does not occur within six months of an employee’s termination of employment; and

An employee that elects to roll over a loan must roll over the entire amount of all outstanding loans.
14. FIDUCIARY MATTERS. Effective January 1, 2002, as the language in Sections 10.8 and 10.9 covering fiduciary duties and prohibited transactions is merely a restatement of the language found in the Employee Retirement Income Security Act of 1974, those Sections are deleted (with Section 10.10 renumbered as Section 10.8).
15. BENEFITS ADMINISTRATION COMMITTEE (Appointment and Removal). Effective January 1, 2002, Section 12.2.1 of the Plan Statement is amended to add two sentences to the end of the Section that read as follows:
The Benefits Administration Committee may consist of one or more members. If the Chief Executive Officer does not appoint a Benefits Administration Committee or the Benefits Administration Committee has no members, the Benefits Administration Committee shall consist of the Executive Vice President of Human Resources and such individuals as designated by the Executive Vice President of Human Resources (or similar officer).
16. ADMINISTRATIVE EXPENSES (Paying Expenses With Plan Assets). Effective January 1, 2003, Section 12.9 of the Plan Statement is clarified to read in whole as follows:
12.9 Administrative Expenses. The reasonable expenses of administering the Plan shall be payable out of the Fund except to the extent that the Employer, in its discretion, directly pays the expenses. The Benefits Administration Committee, acting in its fiduciary capacity, shall determine the appropriate allocation of such expenses among the Accounts in the Plan. The Fund may reimburse the Employer for a reasonable expense incurred in administering the Plan paid by the Employer if, at the time the Employer paid the expense, the Employer intended to have the Fund reimburse the Employer for the expense. The Fund may pay the Employer for the reasonable expenses of administering the Plan that the Employer incurs.

5

17. REVERSION OF FUND. Effective January 1, 2003, Section 13.2 of the Plan Statement is clarified to read in whole as follows:
13.2. Reversion of Fund Prohibited. The Fund from time to time hereunder shall at all times be a trust fund separate and apart from the assets of the Employer, and no part thereof shall be or become available to the Employer or to creditors of the Employer under any circumstances other than those specified in this Plan Statement. It shall be impossible for any part of the corpus or income of the Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants and Beneficiaries (except as herein provided).
18. PARTICIPATING EMPLOYERS. Effective as of December 31, 2003, Schedule I of the Plan Statement shall be amended to delete U.S. Bancorp Piper Jaffray Inc. as a participating employer. Effective as of January 1, 2004, Schedule I of the Plan Statement is replaced with the attached Schedule I.
19. SPECIAL RULES (Participation Due to Acquisition). Effective January 1, 2002, Appendix E of the Plan Statement is amended by deleting Section 1.10 (with subsequent sections and cross references renumbered as appropriate). This deletion shall not affect Eligibility Service of the Leader Mortgage participants.
20. SAVINGS CLAUSE. Except as amended above, the Plan Statement shall continue in full force and effect.

6

SCHEDULE I
PARTICIPATING EMPLOYERS
(As of January 1, 2004)

CC Management Inc.	36-4477930
First Security Investor Reporting	36-3900357
Housing Capital Company	94-3206669
LADCO Financial Group	95-3433174
Lyon Financial Services Inc.	41-1400571
Nova Information Systems	58-1916822
Quasar Dist. LLC	39-1982827
U.S. Bancorp Asset Management Inc.	41-2003732
U.S. Bancorp Card Services Inc.	41-1558798
U.S. Bancorp Consumer Finance of Kentucky	61-0902130
U.S. Bancorp Equipment Finance Inc.	93-0594454
U.S. Bancorp Fund Services LLC	39-1939072
U.S. Bancorp Insurance Services LLC	39-1914078
U.S. Bancorp Investments Inc.	41-1233380
U.S. Bancorp Licensing	41-1970658
U.S. Bancorp Oliver Allen Technology Leasing	94-2234252
U.S. Bancorp Service Providers, LLC	39-2019998
U.S. Bank National Association	31-0841368
U.S. Bank National Association ND	41-1881896
U.S. Bank National Association SD	41-1899865
U.S. Bank Trust National Association	41-1973763
Voyager Fleet Systems Inc.	76-0476053

SI-1

WRITTEN ACTION OF
OFFICER OF
U.S. BANCORP
(Adoption of Fourth Amendment to the
U.S. Bank 401(k) Savings Plan)
I, Jennie Carlson, certify that I am the Executive Vice President, Human Resources of U.S. Bancorp, a Delaware corporation, and that, pursuant to authority granted by Section 9.1(a) of the U.S. Bank 401(k) Savings Plan, I take the following actions:
The document entitled “FOURTH AMENDMENT OF U.S. BANK 401(k) SAVINGS PLAN (2002 Restatement)” is approved and adopted.
I certify that the document attached is a true and correct copy of the amendment.

Dated: November 8, 2004	/s/ Jennie Carlson
Jennie Carlson
Executive Vice President, Human Resources

FOURTH AMENDMENT
OF
U.S. BANK 401(K) SAVINGS PLAN
(2002 Restatement)
The U.S. Bank 401(k) Savings Plan (2002 Restatement) (hereinafter referred to as the “Plan Statement”) is hereby amended in the following respects:
1. TRADING RESTRICTIONS. Effective July 1, 2004, the Plan Statement is amended by adding a new Section 5.6 that read as follows:
5.6. Trading Restrictions.
5.6.1. Subfund Restrictions. To the extent a Subfund imposes a trading restriction on investors in the Subfund that temporarily restricts for a period of more than three (3) business days the ability of a Participant, Beneficiary, or Alternate Payee to direct or diversify assets in an Account, to obtain a loan from the Plan, or to obtain a distribution from the Plan, such a trading restriction shall be incorporated into the Plan. Such a trading restriction shall apply to each Participant, Beneficiary, and Alternate Payee invested in the Subfund.
5.6.2. Committee Restrictions. In addition to those trading restrictions that apply and may be considered imposed by a Subfund or by applicable law, the Benefits Administration Committee shall have the power and authority to impose trading restrictions whether generally or individually with respect to each Subfund, Participant, Beneficiary, and Alternate Payee.
2. DISTRIBUTION OF SMALL AMOUNTS. Effective January 1, 2005, Sub- section 7.1.1(c) of the Plan Statement is amended to read as follows:
(c)
Rollover of Small Amounts. If a distribution of a Participant’s Total Account exceeds one thousand dollars ($1,000) but does not exceed five thousand dollars ($5,000) and the Participant does not elect to roll over the distribution or receive the distribution directly, the Benefits Administration Committee shall cause the Trustee to transfer the distribution to an individual retirement account or annuity described in section 408(a) or 408(b) of the Code. If a distribution of a Participant’s Total Account does not exceed one thousand dollars ($1,000) and the Participant does not elect to roll over the distribution or receive the distribution directly, the Benefits Ad ministration Committee may cause the Trustee to transfer the distribution to an individual retirement account or annuity described in section 408(a) or 408(b) of the Code or may distribute the amount in another manner determined by the Benefits Administration Committee.

1

3. DISTRIBUTION OF SMALL AMOUNTS. Effective January 1, 2003, Sub-section 7.6.6(a) of the Plan Statement is amended to read as follows:
(a)	Loan Amount. Loans will not be made in a principal amount less than one thousand dollars ($1,000) nor in increments of less than one dollar ($1).
4. SCHEDULE II (Recognized Employment of United States Citizens Outside the United States). Effective October 1, 2004, the Plan Statement is amended by adding the attached Schedule II.
5. SAVINGS CLAUSE. Except as amended above, the Plan Statement shall continue in full force and effect.

2

SCHEDULE II
RECOGNIZED EMPLOYMENT OF
UNITED STATES CITIZENS OUTSIDE THE UNITED STATES
(As of October 1, 2004)
Nova Information Systems
For United States citizens and United States resident aliens who are (i) employees of Nova Information Systems, (ii) paid through Nova Information Systems on U.S. Bancorp’s United States payroll, and (iii) temporarily assigned to work outside the United States (generally for a period not to exceed five (5) years or as otherwise determined by the Benefits Administration Committee), service outside the United States on and after October 1, 2004 shall constitute Recognized Employment. To the extent Nova Information Systems provides compensation to such employees through U.S. Bancorp’s United States payroll, the compensation shall be considered to be Recognized Compensation, subject to the rules and restrictions of that definition. The compensation received by such employees under a foreign (non-U.S.) payroll or from a foreign affiliate of Nova Information Systems or an Employer shall not constitute compensation under the definition of Recognized Compensation.

SII-1

WRITTEN ACTION OF
OFFICER OF
U.S. BANCORP
(Adoption of Fifth Amendment to the
U.S. Bank 401(k) Savings Plan)
I, Jennie Carlson, certify that I am the Executive Vice President, Human Resources of U.S. Bancorp, a Delaware corporation, and that, pursuant to authority granted by Section 9.1(a) of the U.S. Bank 401(k) Savings Plan, I take the following actions:
1. Adoption of Fifth Amendment.
The document entitled “FIFTH AMENDMENT OF U.S. BANK 401(k) SAVINGS PLAN (2002 Restatement)” is approved and adopted.
2. Enrollment Transition Rules.
The following employees employed in Recognized Employment on June 30, 2005 shall be eligible to make Earnings Reduction Contributions effective as of July 1, 2005:
(i) employees hired on or after April 1, 2005 through June 30, 2005, and
(ii) employees regularly scheduled to work less than 20 hours per week hired on or before June 30, 2005.
If such employees enter into an Earnings Reduction Agreement, as provided in Section 3.3 of the Plan Statement, then such employees shall become Participants.
I certify that the document attached is a true and correct copy of the amendment.

Dated: June 29, 2005	/s/ Jennie Carlson
Jennie Carlson
Executive Vice President, Human Resources

FIFTH AMENDMENT
OF
U.S. BANK 401(k) SAVINGS PLAN
(2002 Restatement)
The U.S. Bank 401(k) Savings Plan (2002 Restatement) (hereinafter referred to as the “Plan Statement”) is hereby amended in the following respects:
1. ENROLLMENT DATE. Effective as of July 1, 2005, Section 2.1.14 of the Plan Statement is amended to read as follows:
2.1.14. Enrollment Date — the first day of the full payroll period occurring as soon as administratively practicable following an employee’s date of hire (generally, the first day of the first full payroll period following an employee’s date of hire).
2. PARTICIPATION AND ELIGIBILITY TO MAKE EARNING REDUCTION CONTRIBUTIONS. Effective for employees hired on or after July 1, 2005, Section 3.1.2 of the Plan Statement is amended to read as follows:
3.1.2. Participation and Eligibility to Make Earning Reduction Contributions. Each employee who is hired or re-hired into Recognized Employment shall become a Participant automatically enrolled as of the next Enrollment Date. If the employee is not initially hired or re-hired into Recognized Employment, the employee shall not become a Participant until the first Enrollment Date following the date on which the employee enters Recognized Employment.
3. PARTICIPATION AND ELIGIBILITY TO MAKE EARNING REDUCTION CONTRIBUTIONS. Effective for employees hired on or after July 1, 2005, Section 3.2 of the Plan Statement is amended to read as follows:
3.2. Special Rule for Former Participants — Eligibility to Receive Employer Matching Contributions. If a Participant eligible to receive Employer Matching Contributions terminates employment with the Employer and is subsequently reemployed by the Employer, then such employee shall be eligible to receive Employer Matching Contributions as of that Enrollment Date. If a Participant not eligible to receive Employer Matching Contributions terminates employment with the Employer and is subsequently reemployed by the Employer, then such employee must satisfy the eligibility requirements of Section 3.1.3 in order to receive Employer Matching Contributions.

4. ENROLLMENT. Effective for employees hired on or after July 1, 2005, Section 3.3 of the Plan Statement is amended to read as follows:
3.3. Enrollment. An employee who is employed in Recognized Employment shall be automatically enrolled to become a Participant unless the employee (i) elects not to be automatically enrolled, and (ii) does not enter into an Earnings Reduction Agreement. If an employee declines to enroll when first eligible to do so, the employee may enroll as of any subsequent Enrollment Date by completing an Earnings Reduction Agreement and delivering it to the Benefits Administration Committee prior to that Enrollment Date. The Benefits Administration Committee may, but need not, permit such enrollment to be made by telephonic, electronic or similar methods, in lieu of an enrollment in writing, and shall determine what information shall be required to be furnished in connection with the Participant’s enrollment.
5. EARNINGS REDUCTION — AUTOMATIC ENROLLMENT. Effective July 1, 2005, Section 4.2.1 of the Plan Statement is amended so that Section 4.2.1 is renumbered as Section 4.2.2, subsequent sections are renumbered as appropriate, references are renumbered as appropriate, and a new Section 4.2.1 is added that reads as follows:
4.2.1. Earnings Reduction — Automatic Enrollment. Each employee who becomes a Participant shall be automatically enrolled in the Plan with an Earnings Reduction Agreement of two percent (2%) of the amount of Recognized Compensation which otherwise would be paid to the Participant by the Employer each payday, and for equal amounts to be contributed by the Employer to the Plan (“Earnings Reduction Contributions”). An employee may terminate, increase or decrease this Earnings Reduction Agreement as provided in this Section prior to and after this automatic enrollment becoming effective. The Benefits Administration Committee may from time to time establish rules amending the automatic enrollment features of the Plan. The automatic reduction shall be made by the Employer from the Participant’s Recognized Compensation each payday until terminated, increased or decreased by the Participant. Such Earnings Reduction Contributions and any elective contributions made under any other plans of the Employer and Affiliates for a taxable year of a Participant, however, shall not exceed the limit in effect for such taxable year under Code section 402(g).
6. EARNINGS REDUCTION AGREEMENTS. Effective January 1, 2005, Section 4.2.1 (Section 4.2.2 as of July 1, 2005) of the Plan Statement is amended by adding a sentence to the end of the Section that reads as follows:
The Benefits Administration Committee may impose at any time restrictions on the percent of the amount of Recognized Compensation that a Highly Compensated Employee may contribute, including but not limited to reducing the percent of the amount elected by a Highly Compensated Employee under an Earnings Reduction Agreement.
7. MATCHING CONTRIBUTIONS. Effective January 1, 2004, Section 4.6.3(d) of the Plan Statement shall be amended so that the term “matching contributions” is amended to read as “Matching Contributions”, and Section 4.6.4 of the Plan Statement shall be amended so that the term “employer matching contributions” is amended to read as “Employer Matching Contributions”.

8. AMOUNT AND ELIGIBILITY. Effective January 1, 2004, Section 2.3.1 of Appendix D of the Plan Statement is amended such that (i) the phrase “for whom some contribution was made” is amended to read “who were eligible to make a contribution”, and (ii) the phrase “twenty percent (20%)” in the second to last sentence is amended to read as the phrase “one hundred percent (100%)”.
9. AMOUNT AND ELIGIBILITY. Effective January 1, 2004, Section 3.3.1 of Appendix D of the Plan Statement is amended such that (i) the word “matching” in the first sentence is deleted, (ii) the word “entitled” is amended to read “eligible”, (iii) the second sentence is amended to insert “(without regard as to whether the Participant is making Earnings Reduction Contributions or employed on the last day of the Plan Year)” after the phrase “Employer matching contribution”, and (iv) the word “matching” in the final sentence is deleted.
10. CREDITING TO ACCOUNT. Effective January 1, 2004, Section 3.3.2 of Appendix D of the Plan Statement is amended such that the first use of the word “matching” is deleted.
11. 401(k), 401(m) & 402(g) COMPLIANCE. Effective January 1, 2006, Appendix D to the Plan Statement is amended by substituting the Appendix D attached to this amendment.
12. SAVINGS CLAUSE. Except as amended above, the Plan Statement shall continue in full force and effect.

APPENDIX D
401(k), 401(m) & 402(g) COMPLIANCE
Introduction. This Appendix D contains rules for complying with the nondiscrimination provisions of sections 401(k) and 401(m) of the Code and the limitations imposed under section 402(g) of the Code.
Priority. Determinations under this Appendix shall be made in the following order:
(1)	Excess deferrals under Section 1,

(2)	Excess contributions under Section 2,

(3)	Excess aggregate contributions under Section 3.
The amount of excess contributions shall be reduced by excess deferrals previously distributed to such Participant for the Participant’s taxable year ending with or within such Plan Year.
SECTION 1
SECTION 402(g) COMPLIANCE
1.1. Excess Deferrals.
1.1.1. In General. A Participant may attribute to this Plan any excess deferrals made during a taxable year of the Participant by notifying the Committee in writing not later than the March 1 following such taxable year of the amount of the excess deferral to be assigned to the Plan. A Participant shall be deemed to have notified the Plan of excess deferrals to the extent the Participant has excess deferrals for the taxable year calculated by taking into account only the amount of elective contributions allocated to the Participant’s Earnings Reduction Account and to any other plan of the Employer and Affiliates. Notwithstanding any other provision of the Plan Statement, a Participant’s excess deferrals, plus any income and minus any loss allocable thereto, shall be distributed to the Participant no later than the first April 15 following the close of the Participant’s taxable year.
1.1.2. Definitions. For purposes of this Appendix, excess deferrals shall mean the amount of elective contributions allocated to the Participant’s Earnings Reduction Account for a Participant’s taxable year and which the Participant or the Employer, where applicable, allocates to this Plan pursuant to the claim procedure described below.

1.1.3. Claims. The Participant’s claim shall be in writing; shall be submitted to the Committee not later than March 1 with respect to the immediately preceding taxable year; shall specify the amount of the Participant’s excess deferrals for the preceding taxable year; and shall be accompanied by the Participant’s written statement that if such amounts are not distributed, such excess deferrals, when added to amounts deferred under other plans or arrangements described in sections 401(k), 408(k) or 403(b) of the Code, will exceed the limit imposed on the Participant by section 402(g) of the Code for the taxable year in which the deferral occurred. The Employer shall notify the Plan on behalf of the Participant where the excess deferrals occur in the Plan or the combined plans of the Employer and Affiliates.
1.1.4. Determination of Income or Loss. The excess deferrals shall be adjusted for income or loss. Unless the Committee and the Trustee agree otherwise in writing, the income or loss allocable to excess deferrals shall be equal to the sum of:
(a)
Income or Loss for Year of Deferral. The income or loss allocable to the Participant’s elective contributions for the Plan Year ending within such preceding taxable year by a fraction, the numerator of which is the excess deferrals on behalf of the Participant for such preceding taxable year and the denominator of which is the Participant’s Earnings Reduction Account balance attributable to elective contributions on the Valuation Date coincident with or immediately before the last day of such preceding taxable year.

(b)
Income or Loss for Gap Period. Ten percent (10%) of the income or loss allocable to the distributable excess deferrals for the applicable taxable year (as determined in (a) above) multiplied by the number of whole calendar months that have elapsed since the end of such taxable year including the month of distribution if distribution occurs after the fifteenth (15th) of such month.

1.1.5. Accounting for Excess Deferrals. Excess deferrals shall be distributed from the Participant’s Earnings Reduction Account.
1.1.6. Orphaned Matching Contributions. If excess deferrals are distributed pursuant to this Section 1.1, applicable Matching Contributions under Sections 4.3 and 4.4 of the Plan Statement shall be treated as forfeitures and reallocated as if such forfeitures were Employer Matching Contributions under Section 4.3 of the Plan Statement made for those Participants who were entitled to receive an Employer Matching Contribution for that Plan Year.

SECTION 2
SECTION 401(k) COMPLIANCE
2.1. Section 401(k) Compliance.
2.1.1. Special Definitions. For purposes of this Section 2, the following special definitions shall apply:
(a)
An eligible employee means an individual who is entitled to provide an Earnings Reduction Agreement for all or a part of the Plan Year (whether or not the individual does so). If, for any Plan Year, the individuals who have not satisfied the minimum age and service requirements specified in section 410(a)(1) of the Code (i.e., have not completed one (1) year of service and attained age twenty-one (21) years), would satisfy the requirements of section 410(b)(1) (i.e., the “ratio percentage” or “average benefit percentage” coverage test) if tested separately from other eligible employees, then for that Plan Year, the individuals who have not satisfied the minimum age and service requirements with respect to that Plan Year may, at the election of the Committee, be entirely excluded from consideration in determining who is an eligible employee. Alternatively, the Committee may, if it so elects, exclude from consideration in determining who is an eligible employee only those individuals who have not satisfied the minimum age and service requirements specified in section 410(a)(1) of the Code and are not Highly Compensated Employees with respect to that Plan Year.

(b)	An eligible Highly Compensated Employee means an eligible employee who is a Highly Compensated Employee.
(c)	An eligible Nonhighly Compensated Employee means an eligible employee who is not a Highly Compensated Employee.
(d)	Deferral percentage means the ratio (calculated separately for each eligible employee) of:
(i)	the total amount, for the Plan Year, of Employer contributions credited to the eligible employee’s Earnings Reduction Account excluding:
(A)	any catch-up contributions,

(B)	the excess deferrals, as defined in Section 1 of this Appendix, of any eligible Nonhighly Compensated Employee, and

(C)	any Employer contributions to the Earnings Reduction Account used in determining the contribution percentage in Section 3.1.1(d)(i), and including:
(A)
the excess deferrals, as defined in Section 1 of this Appendix, of any eligible Highly Compensated Employee but only to the extent such excess deferrals are attributable to this Plan (or any other plan of the Employer and all Affiliates), and

(B)
if the Committee elects, all or a portion of the amount of Employer contributions credited to the eligible employee’s Matching Contribution Account that are not used in determining the contribution percentage in Section 3.1.1(d)(i), provided such Employer matching contributions are fully (100%) vested and not available for in-service distribution prior to the Participant’s attainment of age 59-1/2, whether for hardship or otherwise, to

(ii)	the eligible employee’s compensation, as defined below, for the portion of such Plan Year that the employee is an eligible employee.
For this purpose, Employer contributions will be considered made in the Plan Year if they are allocated as of a date during such Plan Year and are delivered to the Trustee within twelve (12) months after the end of such Plan Year.
(e)
Compensation means compensation for services performed for the Employer defined as “§ 415 compensation” in Appendix A to this Plan Statement. Notwithstanding the definition of “§ 415 compensation” in Appendix A to this Plan Statement compensation shall always be determined on a cash (and not on an accrual) basis and compensation shall be determined on a Plan Year basis (which is not necessarily the same as the limitation year). An eligible employee’s compensation for a Plan Year shall not exceed the annual compensation limit under section 401(a)(17) of the Code, which is Two Hundred Ten Thousand Dollars ($210,000) for 2005 (as adjusted under the Code for cost-of-living increases).

(f)	Average deferral percentage means, for a specified group of eligible employees for the Plan Year, the average of the deferral percentages for all eligible employees in such group.

(g)	Plan’s 401(k) representative contribution rate means the greater of:
(i)
the lowest applicable contribution rate of any eligible Nonhighly Compensated Employee among a group of eligible Nonhighly Compensated Employees that consists of at least one-half (1/2) of all eligible Nonhighly Compensated Employees for the Plan Year; or

(ii)	the lowest applicable contribution rate of any eligible Nonhighly Compensated Employee in the group of all eligible Nonhighly Compensated Employees who are employed on the last day of the Plan Year.
(h)	Applicable contribution rate means, for an eligible Nonhighly Compensated Employee for the Plan Year, the ratio of:
(i)
the total amount, for the Plan Year, of Employer contributions credited to the eligible Nonhighly Compensated Employee’s Matching Contribution Account that are used in determining the deferral percentage in Section 2.1.1(d)(i) of this Appendix and of Employer qualified nonelective contributions credited to the eligible Nonhighly Compensated Employee’s Earnings Reduction Account that are used in determining the deferral percentage in Section 2.1.1(d)(i) of this Appendix, to

(ii)	the eligible employee’s compensation, as defined above, for the portion of such Plan Year that the employee is an eligible employee.
2.1.2. Special Rules. For purposes of this Section 2.1, the following special rules apply:
(a)	Rounding. The deferral percentage of each eligible employee and the average deferral percentage for each group of eligible employees shall be calculated to the nearest one-hundredth of one percent.

(b)
Highly Compensated Employees Eligible to Participate in Multiple Plans. The deferral percentage of any eligible Highly Compensated Employee who is eligible to participate in any other plan of the Employer and Affiliates to which Employer contributions are made on behalf of the eligible Highly Compensated Employee pursuant to a deferral election (whether direct or indirect), shall be equal to the ratio of:

(i)
the sum of all Employer contributions, and if used to determine the deferral percentage of eligible employees, matching contributions (as defined in section 401(m)(4)(A) of the Code which meet the requirements of sections 401(k)(2)(B) and 401(k)(2)(C) of the Code) or qualified nonelective contributions (within the meaning of section 401(m)(4)(C) of the Code), or both, under all such plans for the Plan Year, to

(ii)	the eligible Highly Compensated Employee’s compensation (as defined in Section 2.1.1 above) for the entire Plan Year.
(c)
Permissive Aggregation. If this Plan satisfies the requirements of sections 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 2.1 shall be applied by determining the average deferral percentage of eligible employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy section 401(k) of the Code only if they have the same Plan Year and use the same 401(k) testing method.

2.1.3. The 401(k) Tests — Current Year Testing Method. Notwithstanding the foregoing provisions, at least one of the following two (2) tests must be satisfied for each Plan Year:
Test 1:
The average deferral percentage for the group of eligible Highly Compensated Employees for the current Plan Year is not more than the average deferral percentage for the group of all eligible Nonhighly Compensated Employees for the current Plan Year multiplied by one and twenty-five hundredths (1.25).

Test 2:
The excess of the average deferral percentage for the group of eligible Highly Compensated Employees for the current Plan Year over the average deferral percentage for the group of eligible Nonhighly Compensated Employees for the current Plan Year is not more than two (2) percentage points, and the average deferral percentage for the group of eligible Highly Compensated Employees for the current Plan Year is not more than the average deferral percentage for the group of eligible Nonhighly Compensated Employees for the current Plan Year multiplied by two (2).

The Committee may, however, elect to substitute the average deferral percentage for the group of eligible Nonhighly Compensated Employees for the preceding Plan Year for the average deferral percentage for the group of eligible Nonhighly Compensated Employees for the current Plan Year in Tests 1 and 2 above (i.e., elect the prior year testing method) only if:
(a)
the Plan has used the current year testing method for each of the five (5) preceding Plan Years (or if lesser, the number of Plan Years the Plan has been in existence, including years in which the Plan was a portion of another plan); or

(b)
as a result of a merger or acquisition described in section 410(b)(6)(C)(i) of the Code, the Employer maintains this Plan, which uses the current year testing method, and another plan, which uses the prior year testing, and the Committee changes this Plan’s testing method to the prior year testing method within the transition period described in section 410(b)(6)(C)(ii) of the Code.

2.1.4. Preventative Action Prior to Plan Year End. If the Committee determines that neither of the tests described in Section 2.1.3 will be satisfied (or may not be satisfied) for a Plan Year, then during such Plan Year, the Committee may from time to time establish (and modify) a maximum amount of contributions that can be made pursuant to an Earnings Reduction Agreement by eligible Highly Compensated Employees that is less than the amount that would otherwise be permitted. No contributions shall be permitted to be made in excess of that maximum after the date such maximum is effective. The Committee shall prescribe rules concerning such modifications, including the frequency of applying the tests described in Section 2.1.3 and the commencement and termination dates for any modifications.
2.2. Distribution of Excess Contributions.
2.2.1. In General. Notwithstanding any other provision of the Plan Statement, excess contributions for a Plan Year, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of the following Plan Year, to eligible Highly Compensated Employees as determined in this Section.
2.2.2. Determining Excess Contributions. For purposes of this Section 2.2, excess contributions shall mean, with respect to any Plan Year, the excess of:
(a)	the aggregate amount of Employer contributions taken into account in computing the average deferral percentage of eligible Highly Compensated Employees for such Plan Year, over

(b)
the maximum amount of such contributions permitted by the section 401(k) test described in Section 2.1 of this Appendix. Such maximum amount of contributions shall be determined by reducing (not distributing) eligible Highly Compensated Employees’ contributions as follows:

(i)
The contributions made pursuant to an Earnings Reduction Agreement of the eligible Highly Compensated Employee who has the highest deferral percentage (as defined in Section 2.1 of this Appendix) shall be reduced by the amount required to cause such eligible Highly Compensated Employee’s deferral percentage to equal the next highest deferral percentage of an eligible Highly Compensated Employee.

(ii)
If neither the tests is satisfied after such reduction, the contributions made pursuant to an Earnings Reduction Agreement of the eligible Highly Compensated Employees who then have the highest deferral percentage (including those eligible Highly Compensated Employees whose contributions were reduced under (i) above) shall be reduced by the amount required to cause such eligible Highly Compensated Employees’ deferral percentage to equal the next highest deferral percentage of an eligible Highly Compensated Employee.

(iii)	If neither of the tests is satisfied after such reduction, this method of reduction shall be repeated one or more additional times until one of the tests is satisfied.
2.2.3. Method of Distributing Excess Contributions. Excess contributions, plus any income and minus any loss allocable thereto, shall be distributed from the Earnings Reduction Account and Matching Contribution Account, if applicable, in proportion to the Participant’s elective contributions and matching contributions, if applicable, (as defined in section 401(m)(4)(A) of the Code which meet the requirements of sections 401(k)(2)(B) and 401(k)(2)(C) of the Code) for the Plan Year. The amount of excess contributions to be distributed on behalf of each eligible Highly Compensated Employee for the Plan Year shall be equal to the amount of reduction determined as follows:
(a)
The contributions made pursuant to an Earnings Reduction Agreement of the eligible Highly Compensated Employee who has the highest dollar amount of such contributions shall be reduced by the amount required to cause such eligible Highly Compensated Employee’s contributions to equal the next highest dollar amount contributed by eligible Highly Compensated Employees (and the amount credited pursuant to Section 4.2 of the Plan Statement, and the applicable amount of Employer matching contributions, if any, credited pursuant to Sections 4.3 and 4.4 of the Plan Statement shall be reduced accordingly).

(b)
If any excess contributions remain after performing (a), then the eligible Highly Compensated Employees who have the next highest dollar amount of contributions made pursuant to an Earnings Reduction Agreement (including those eligible Highly Compensated Employees reduced under (a) above) shall be reduced by the amount required to cause such eligible Highly Compensated Employees’ contributions to equal the next highest dollar amount contributed by eligible Highly Compensated Employees (and the amount credited pursuant to Section 4.2 of the Plan Statement, and the applicable amount of Employer matching contributions, if any, credited pursuant to Sections 4.3 and 4.4 of the Plan Statement shall be reduced accordingly).

(c)	If any excess contributions remain after performing (a) and (b), this method of reduction shall be repeated one or more additional times until no excess contributions remain.
Provided, however, if the total amount of reduction determined in (a), (b) and (c) would be greater than the amount of excess contributions, then the final reduction amount shall be decreased so that the total amount of reductions equals the amount of excess contributions.
2.2.4. Determination of Income or Loss. The excess contributions to be distributed to any eligible Highly Compensated Employee shall be adjusted for income or loss. Unless the Committee and the Trustee agree otherwise in writing, the income or loss allocable to excess contributions to be distributed shall be equal to the sum of:
(a)
Income or Loss for Plan Year. The income or loss allocable to the eligible Highly Compensated Employee’s elective contributions, and if used to determine an eligible Highly Compensated Employee’s deferral percentage under Section 2.1 of this Appendix, matching contributions (as defined in section 401(m)(4) of the Code which meet the requirements of sections 401(k)(2)(B) and 401(k)(2)(C) of the Code for the Plan Year multiplied by a fraction, the numerator of which is the excess contributions to be distributed to the eligible Highly Compensated Employee for the Plan Year and the denominator of which is the sum of the eligible Highly Compensated Employee’s account balances attributable to elective contributions and such matching contributions on the last day of the Plan Year.

(b)
Income or Loss for Gap Period. The income or loss allocable for the gap period shall be equal to ten percent (10%) of the income or loss allocable to the distributable excess contributions for the applicable Plan Year (as determined in (a) above) multiplied by the number of whole calendar months that have elapsed since the end of such Plan Year including the month of distribution if distribution occurs after the fifteenth (15th) of such month.

2.2.5. Orphaned Matching Contributions. If excess contributions are distributed pursuant to this Section 2.2, applicable matching contributions under Sections 4.3 and 4.4 of the Plan Statement shall be treated as forfeitures and reallocated as if such forfeitures were Employer matching contributions under Section 4.3 of the Plan Statement made for those Participants who were entitled to receive an Employer matching contribution for that Plan Year.
2.3. Section 401(k) Curative Allocation.
2.3.1. Amount and Eligibility. If neither of the section 401(k) tests set forth in Section 2.1 of this Appendix has been satisfied and a distribution of “excess contributions” has not been made pursuant to Section 2.2 of this Appendix, then the Employer shall make a discretionary contribution for that Plan Year. Only those Participants who were eligible Nonhighly Compensated Employees for that Plan Year and for whom some contribution was made pursuant to Section 4.2 of the Plan Statement for such Plan Year shall share in such allocation. This allocation shall be made first to the Participant with the least amount of compensation and then, in ascending order of compensation, to other Participants. The amount of the Employer discretionary contribution to be so allocated shall be that amount required to cause the Plan to satisfy either of the section 401(k) tests set forth in Section 2.1 of this Appendix for the Plan Year; provided, however, that in no case shall any amounts be allocated to a Participant in excess of an amount equal to the Participant’s Recognized Compensation for such Plan Year multiplied by the greater of:
(a)	five percent (5%); or
(b)	the Plan’s 401(k) representative contribution rate (as defined in Section 2.1 above) for such Plan Year multiplied by two (2).
Such Employer discretionary contribution shall be treated as a qualified nonelective contribution as defined in section 1.401(k)-6 of the Income Tax Regulations and shall be subject to the requirements of section 1.401(k)-2(a)(6) of the Income Tax Regulations, which is incorporated herein.
2.3.2. Crediting to Account. The Employer discretionary contribution which is so allocated to a Participant shall be allocated to that Participant’s Earnings Reduction Account for the Plan Year with respect to which it is made and, for the purposes of Section 4, shall be credited as soon as practicable after it is received by the Trustee.

SECTION 3
SECTION 401(m) COMPLIANCE
3.1. Section 401(m) Compliance.
3.1.1. Special Definitions. For purposes of this Section 3, the following special definitions shall apply:
(a)
An eligible employee means an individual who is eligible to receive an Employer matching contribution for any portion of the Plan Year (whether or not the individual does so). If, for any Plan Year, the individuals who have not satisfied the minimum age and service requirements specified in section 410(a)(1) of the Code (i.e., have not completed one (1) year of service and attained age twenty-one (21) years), would satisfy the requirements of section 410(b)(1) (i.e., the “ratio percentage” or “average benefit percentage” coverage test) if tested separately from other eligible employees, then for that Plan Year, the individuals who have not satisfied the minimum age and service requirements with respect to that Plan Year may, at the election of the Committee, be entirely excluded from consideration in determining who is an eligible employee. Alternatively, the Committee may, if it so elects, exclude from consideration in determining who is an eligible employee only those individuals who have not satisfied the minimum age and service requirements specified in section 410(a)(1) of the Code and are not Highly Compensated Employees with respect to that Plan Year.

(b)	An eligible Highly Compensated Employee means an eligible employee who is a Highly Compensated Employee.
(c)	An eligible Nonhighly Compensated Employee means an eligible employee who is not a Highly Compensated Employee.
(d)	Contribution percentage means the ratio (calculated separately for each eligible employee) of:
(i)	the total amount, for the Plan Year, of Employer contributions credited to the eligible employee’s Matching Contribution Account excluding:
(A)	any Employer matching contributions used in determining the deferral percentage under Section 2.1.1(d)(i) of this Appendix, and

(B)	any Employer matching contributions of eligible Highly Compensated Employees that are forfeited pursuant to Sections 1.1.6 or 2.2.5 of this Appendix, and including, if the Committee elects, all or a portion of the Employer contributions credited to the eligible employee’s Earnings Reduction Account, provided that the 401(k) compliance testing under Section 2.1 of this Appendix is satisfied both with and without exclusion of such Employer contributions, to
(ii)	the eligible employee’s compensation, as defined below for the portion of such Plan Year that the employee is an eligible employee.
For this purpose, Employer contributions will be considered made in the Plan Year if they are allocated as of a date during such Plan Year and are delivered to the Trustee within twelve (12) months after the end of such Plan Year.
(e)
Compensation means compensation for services performed for the Employer defined as “§ 415 compensation” in Appendix A to this Plan Statement. Notwithstanding the definition of “§ 415 compensation” in Appendix A to this Plan Statement, compensation shall always be determined on a cash (and not on an accrual) basis and compensation shall be determined on a Plan Year basis (which is not necessarily the same as the limitation year). An eligible employee’s compensation for a Plan Year shall not exceed the limit on annual compensation under section 401(a)(17) of the Code, which is Two Hundred Ten Thousand Dollars ($210,000) for 2005 (as adjusted under the Code for cost-of-living expenses).

(f)	Average contribution percentage means, for a specified group of eligible employees for the Plan Year, the average of the contribution percentages for all eligible employees in such group.
(g)	Plan’s 401(m) representative contribution rate means the greater of:
(i)
the lowest applicable 401(m) contribution rate of any eligible Nonhighly Compensated Employee among a group of eligible Nonhighly Compensated Employees that consists of at least one half (1/2) of all eligible Nonhighly Compensated Employees for the Plan Year; or

(ii)
the lowest applicable 401(m) contribution rate of any eligible Nonhighly Compensated Employee in the group of all eligible Nonhighly Compensated Employees who are employed by the Employer on the last day of the Plan Year.

(h)	Applicable 401(m) contribution rate means, for an eligible Nonhighly Compensated Employee for the Plan Year, the ratio of:
(i)
the total amount, for the Plan Year, of Employer matching contributions credited to the eligible Nonhighly Compensated Employee’s Matching Contribution Account that are used in determining the contribution percentage in Section 3.1.1(d)(i) of this Appendix and of the Employer qualified nonelective contributions (if any) credited to the eligible Nonhighly Compensated Employee’s Matching Contribution Account that are used in determining the contribution percentage in Section 3.1.1(d)(i) of this Appendix, to

(ii)	the eligible employee’s compensation, as defined above, for the portion of such Plan Year that the employee is an eligible employee.
3.1.2. Special Rules. For purposes of this Section 3.1, the following special rules apply:
(a)
Rounding. The contribution percentage of each eligible employee and the average contribution percentage for each group of eligible employees shall be calculated to the nearest one-hundredth of one percent.

(b)
Highly Compensated Employees Eligible to Participate in Multiple Plans. The contribution percentage of any eligible Highly Compensated Employee who is eligible to participate in any other plan of the Employer and Affiliates to which nondeductible voluntary contributions and Employer matching contributions are made on behalf of the eligible Highly Compensated Employee shall be equal to the ratio of:

(i)
the sum of all such nondeductible voluntary contributions and Employer matching contributions, and if used to determine the contribution percentage of eligible employees, Employer contributions made pursuant to a deferral election or qualified nonelective contributions (within the meaning of section 401(m)(4)(C) of the Code), or both, under all such plans for the Plan Year, to

(ii)	the eligible Highly Compensated Employee’s compensation (as defined in Section 3.1.1 above) for the entire Plan Year.

(c)
Disproportionate Contributions for Nonhighly Compensated Employees Not Taken into Account. Employer matching contributions shall not be taken into account in determining the contribution percentage of any eligible Nonhighly Compensated Employee to the extent such matching contributions exceed the greater of:

(i)	Five percent (5%) of the eligible Nonhighly Compensated Employee’s Recognized Compensation for such Plan Year;
(ii)	the eligible Nonhighly Compensated Employee’s elective contributions for such Plan Year; or
(iii)	the product of (A) multiplied by (B), where (A) and (B) are:
(A)	two (2); and
(B)	the Plan’s representative matching rate (as defined below) multiplied by the eligible Nonhighly Compensated Employee’s elective contributions for the Plan Year.
For purposes of Section 3 of this Appendix, the “Plan’s representative matching rate” means, for any eligible Nonhighly Compensated Employee for the Plan Year, the greater of:
(i)
the lowest matching rate (as defined below) for any eligible Nonhighly Compensated Employee among a group of eligible Nonhighly Compensated Employees that consists of one-half (1/2) of all eligible Nonhighly Compensated Employees in the Plan for the Plan Year who made elective contributions for the Plan Year; or

(ii)
the lowest matching rate (as defined below) for all eligible Nonhighly Compensated Employees in the Plan who are employed by the Employer on the last day of the Plan Year and who made elective contributions for the Plan Year.

For purposes of Section 3 of this Appendix, the “matching rate” means the ratio (calculated separately for each eligible Nonhighly Compensated Employee) of:
(i)	the total amount, for the Plan Year, of Employer matching contributions credited to the eligible Nonhighly Compensated Employee’s Matching Contribution Account, to
(ii)	the total amount, for the Plan Year, of elective contributions credited to the eligible Nonhighly Compensated Employee’s Earnings Reduction Account.
If, however, the matching contribution is not the same for all levels of elective contributions for an eligible Nonhighly Compensated Employee, such employee’s matching rate shall be determined assuming that the employee’s elective contributions for the Plan Year are equal to six percent (6%) of the employee’s Recognized Compensation for the Plan Year.
(d)
Permissive Aggregation. If this Plan satisfies the requirements of sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 3.1 shall be applied by determining the average contribution percentage of eligible employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy section 401(m) of the Code only if they have the same Plan Year and they use the same 401(m) testing method.

3.1.3. The 401(m) Tests — Current Year Testing Method. Notwithstanding the foregoing provisions, at least one of the following two tests must be satisfied for each Plan Year:
Test 1:
The average contribution percentage for the group of eligible Highly Compensated Employees for the current Plan Year is not more than the average contribution percentage for the group of eligible Nonhighly Compensated Employees for the current Plan Year multiplied by one and twenty-five hundredths (1.25).

Test 2:
The excess of the average contribution percentage for the group of eligible Highly Compensated Employees for the current Plan Year over the average contribution percentage for the group of eligible Nonhighly Compensated Employees for the current Plan Year is not more than two (2) percentage points, and the average contribution percentage for the group of eligible Highly Compensated Employees for the current Plan Year is not more than the average contribution percentage for the group of eligible Nonhighly Compensated Employees for the current Plan Year multiplied by two (2).

The Committee may, however, elect to substitute the average contribution percentage for the group of eligible Nonhighly Compensated Employees for the preceding Plan Year for the average contribution percentage for the group of eligible Nonhighly Compensated Employees for the current Plan Year in Tests 1 and 2 above (i.e., elect the prior year testing method) only if:
(a)
the Plan has used the current year testing method for each of the five (5) preceding Plan Years (or if lesser, the number of Plan Years the Plan has been in existence, including years in which the Plan was a portion of another plan); or

(b)
as a result of a merger or acquisition described in section 410(b)(6)(C)(i) of the Code, the Employer maintains this Plan, which uses the current year testing method, and another plan, which uses the prior year testing, and the Committee changes this Plan’s testing method to the prior year testing method within the transition period described in section 410(b)(6)(C)(ii) of the Code.

3.1.4. Preventative Action Prior to Plan Year End. If the Committee determines that neither of the tests described in Section 3.1.3 will be satisfied (or may not be satisfied) for a Plan Year, then during such Plan Year, the Committee may from time to time establish (and modify) maximums for Employer matching contributions of eligible Highly Compensated Employees that are less than the contributions which would otherwise be permitted or provided. No Employer matching contributions shall be made in excess of such maximums after the date such maximums are effective. The Committee shall prescribe rules concerning such modifications, including the frequency of applying the tests designed in Section 3.1.3 and the commencement and termination dates for any modifications.
3.2. Distribution of Excess Aggregate Contributions.
3.2.1. In General. Notwithstanding any other provision of the Plan Statement, excess aggregate contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of the following Plan Year to eligible Highly Compensated Employees as determined in this Section.
3.2.2. Determining Excess Aggregate Contributions. For purposes of this Section, excess aggregate contributions shall mean, with respect to any Plan Year, the excess of:
(a)	the aggregate amount of contributions taken into account in computing the average contribution percentage of eligible Highly Compensated Employees for such Plan Year, over

(b)
the maximum amount of such contributions permitted by the section 401(m) tests described in Section 3.1 of this Appendix. Such maximum amount of contributions shall be determined by reducing (not distributing) eligible Highly Compensated Employees’ contributions as follows:

(i)
The Employer matching contributions for the eligible Highly Compensated Employee who has the highest contribution percentage shall be reduced by the amount required to cause such eligible Highly Compensated Employee’s contribution percentage to equal the next highest contribution percentage of an eligible Highly Compensated Employee.

(ii)
If neither of the tests is satisfied after such reduction, the Employer matching contributions for eligible Highly Compensated Employees who then have the highest contribution percentage (including those reduced under (i) above) shall be reduced by the amount required to cause such eligible Highly Compensated Employees’ contribution percentage to equal the next highest contribution percentage of an eligible Highly Compensated Employee.

(iii)	If neither of the tests is satisfied after such reductions, this method of reduction shall be repeated one or more additional times until one of the tests is satisfied.
3.2.3. Method of Distributing Excess Aggregate Contributions. Excess aggregate contributions, plus any income and minus any loss allocable thereto, shall be distributed from the Participant’s Matching Contribution Account (and, if applicable, the Participant’s Earnings Reduction Account in proportion to the Participant’s Employer matching contributions, and if used to determine the contribution percentage under Section 3.1 of this Appendix, elective contributions for the Plan Year. The amount of excess aggregate contributions to be distributed on behalf of each eligible Highly Compensated Employee for the Plan Year shall be equal to the amount of reduction determined as follows:
(a)
The Employer matching contributions of the eligible Highly Compensated Employee who has the highest dollar amount of such contributions shall be reduced by the amount required to cause such eligible Highly Compensated Employee’s contributions to equal the next highest dollar amount received by eligible Highly Compensated Employees.

(b)
If any excess aggregate contributions remain after performing (a), then the eligible Highly Compensated Employees who have the next highest dollar amount of Employer matching contributions (including those reduced under (a) above) shall be reduced by the amount required to cause such eligible Highly Compensated Employees’ contributions to equal the next Highest dollar amount received by eligible Highly Compensated Employees.

(c)	If any excess aggregate contributions remain after performing (a) and (b), this method of reduction shall be repeated one or more additional times until no excess aggregate contributions remain.
Provided, however, if the total amount of reduction determined in (a) through (c) would be greater than the amount of excess aggregate contributions, then the final reduction amount shall be decreased so that the total amount of reductions equals the amount of excess aggregate contributions.
3.2.4. Determination of Income or Loss. The excess aggregate contributions to be distributed to any eligible Highly Compensated Employee shall be adjusted for income or loss. Unless the Committee and the Trustee agree otherwise in writing, the income or loss allocable to excess aggregate contributions to be distributed shall be equal to the sum of:
(a)
Income or Loss for Plan Year. The income or loss allocable to the eligible Highly Compensated Employee’s Employer matching contributions (to the extent used to determine the eligible Highly Compensated Employee’s contribution percentage under Section 3.1 of this Appendix), and if used to determine an eligible Highly Compensated Employee’s contribution percentage under Section 3.1 of this Appendix, elective contributions for the Plan Year multiplied by a fraction, the numerator of which is the excess aggregate contributions to be distributed to the eligible Highly Compensated Employee for the Plan Year and the denominator of which is the sum of the eligible Highly Compensated Employee’s account balances attributable to Employer matching contributions and such elective contributions on the last day of the Plan Year.

(b)
Income or Loss for Gap Period. The income or loss allocable for the gap period shall be equal to ten percent (10%) of the income or loss allocable to the distributable excess aggregate contribution for the applicable Plan Year (as determined in (a) above) multiplied by the number of whole calendar months that have elapsed since the end of such Plan Year including the month of distribution if distribution occurs after the fifteenth (15th) of such month.

3.2.5. Orphaned Matching Contributions. If elective contributions treated as excess aggregate contributions are distributed pursuant to this Section 3.2, applicable matching contributions under Sections 4.3 and 4.4 of the Plan Statement shall be treated as forfeitures and reallocated as if such forfeitures were an Employer matching contribution under Section 4.3 of the Plan Statement made for those Participants who were entitled to receive an Employer matching contribution for that Plan Year.

3.3. Section 401(m) Curative Allocation.
3.3.1. Amount and Eligibility. If neither of the section 401(m) tests set forth in Section 3.1 of this Appendix has been satisfied and a distribution of “excess aggregate contributions” has not been made pursuant to Section 3.2 of this Appendix, then the Employer shall make a discretionary contribution for that Plan Year. Only those Participants who were eligible Nonhighly Compensated Employees for that Plan Year and who were entitled to receive an Employer matching contribution shall share in such allocation. This allocation shall be made first to the Participant with the least amount of compensation and then, in ascending order of compensation, to other Participants. The amount of the Employer discretionary contribution to be so allocated shall be that amount required to cause the Plan to satisfy either of the section 401(m) tests set forth in Section 3.1 of this Appendix for the Plan Year; provided, however, that in no case shall any amounts be allocated to a Participant in excess of an amount equal to the Participant’s Recognized Compensation for such Plan Year multiplied by the greater of:
(a)	five percent (5%); or
(b)	the Plan’s 401(m) representative contribution rate (as defined in Section 3.1 above) for such Plan Year multiplied by two (2).
Such Employer discretionary contribution shall be treated as a qualified nonelective contribution as defined in section 1.401(k)-6 of the Income Tax Regulations and shall be subject to the requirements of section 1.401(m)-2(a)(6) of the Income Tax Regulations, which is incorporated herein.
3.3.2. Crediting to Account. The Employer matching contribution which is so allocated to a Participant shall be allocated to that Participant’s Matching Contribution Account for the Plan Year with respect to which it is made and, for the purposes of Section 4, shall be credited as soon as practicable after it is received by the Trustee.

WRITTEN ACTION OF
OFFICER OF
U.S. BANCORP
(Adoption of Sixth Amendment to the
U.S. Bank 401(k) Savings Plan)
I, Jennie Carlson, certify that I am the Executive Vice President, Human Resources of U.S. Bancorp, a Delaware corporation, and that, pursuant to authority granted by Section 9.1(a) of the U.S. Bank 401(k) Savings Plan, I take the following actions:
1. Adoption of Sixth Amendment.
The document entitled “SIXTH AMENDMENT OF U.S. BANK 401(k) SAVINGS PLAN (2002 Restatement)” is approved and adopted.
2. Clarification.
Items 10 and 11 from 5th Amendment of U.S. Bank 401(k) Savings Plan (2002 Restatement) are amended to clarify the effective date as being the plan years beginning on and after January 1, 2006.
I certify that the document attached is a true and correct copy of the amendment.

Dated: 12/31/2005	/s/ Jennie Carlson
Jennie Carlson
Executive Vice President, Human Resources

SIXTH AMENDMENT
OF
U.S. BANK 401(k) SAVINGS PLAN
(2002 Restatement)
The U.S. Bank 401(k) Savings Plan (2002 Restatement) (hereinafter referred to as the “Plan Statement”) is hereby amended in the following respects:
1. EARNINGS REDUCTION AGREEMENTS. Effective for plan years beginning on and after January 1, 2006, Section 4.2.2 of the Plan Statement is amended so that the phrase “fifty percent (50%) of the amount of Recognized Compensation” is amended to read “seventy-five percent (75%) of the amount of Recognized Compensation (after other deductions been taken and taxes withheld from Recognized Compensation)”.
2. EMPLOYER STOCK SUBFUND. Effective for plan years beginning on and after January 1, 2006, Section 5.2.1 of the Plan Statement is amended to read as follows:
5.2.1. ESOP Subfund. In addition to the Subfunds created pursuant to Section 5.1.1, the Trustee shall also maintain a ESOP Subfund that shall be invested in Qualifying Employer Securities. The ESOP Subfund shall be primarily invested in Qualifying Employer Securities and shall constitute the ESOP Portion of the Plan. All Earnings Reduction Contributions credited to a Participant’s Account that are to be invested in Qualifying Employer Securities shall be invested in the ESOP Subfund. All Matching Contributions credited to a Participant’s Account and all amounts transferred from another Subfund to be invested in Qualifying Employer Securities shall be invested in the ESOP Subfund.
3. FORM OF DISTRIBUTION. Effective for plan years beginning on or after January 1, 2006, Section 7.1.3 of the Plan Statement is amended to add a new sentence after the first sentence that reads as follows:
A Participant who (i) elected a form of distribution other than a lump sum cash payment under the Plan or a Predecessor Plan, and (ii) is currently receiving payment may elect to receive the remainder of the Participant’s Account in a lump sum cash payment (unless the Account contains an amount subject to the qualified joint and survivor annuity rules under section 401(a)(11) of the Code).

4. HARDSHIP DISTRIBUTIONS. Effective January 1, 2006, Section 7.2.5(a) of the Plan Statement is amended (i) to remove the word “or” at the end of sub-paragraph (iii), (ii) to remove the “.” at the end of sub-paragraph (iv) and to replace it with a “,”, and (iii) to add the following sub-paragraphs (v) and (vi):
(v)
payments for burial or funeral expenses for the employee’s deceased parent, spouse, children, or dependents (as defined in section 152, and, for taxable years beginning on or after January 1, 2006, without regard to section 152(d)(1)(B)), or

(vi)
expenses for the repair of damage to the employee’s principal residence that would qualify for the casualty deduction under section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

5. LOAN RULES. Effective for loans made for plan years beginning on or after January 1, 2006, Section 7.6.6(k) of the Plan Statement is amended to add a new sentence after the second sentence that reads as follows:
If a Participant has more than one loan outstanding, the Participant’s request for a new loan shall not be processed until the pay off of one of the outstanding loans has been completely processed.
6. SCHEDULE I (Participating Employers). Effective for plan years beginning on or after January 1, 2006, Schedule I of the Plan Statement is replaced with the attached Schedule I.
7. SAVINGS CLAUSE. Except as amended above, the Plan Statement shall continue in full force and effect.

SCHEDULE I
PARTICIPATING EMPLOYERS
(As of January 1, 2006)

CC Management Inc.	36-4477930
First Security Investor Reporting	36-3900357
Genpass Technologies LLC	75-2879017
Genpass Service Solutions LLC	75-2882615
Housing Capital Company	94-3206669
LADCO Financial Group	95-3433174
Lyon Financial Services Inc.	41-1400571
Nova Information Systems	58-1916822
Quasar Dist. LLC	39-1982827
U.S. Bancorp Asset Management Inc.	41-2003732
U.S. Bancorp Card Services Inc.	41-1558798
U.S. Bancorp Equipment Finance Inc.	93-0594454
U.S. Bancorp Fund Services LLC	39-1939072
U.S. Bancorp Insurance Services LLC	39-1914078
U.S. Bancorp Investments Inc.	41-1233380
U.S. Bancorp Licensing	41-1970658
U.S. Bancorp Oliver Allen Technology Leasing	94-2234252
U.S. Bancorp Service Providers, LLC	39-2019998
U.S. Bank National Association	31-0841368
U.S. Bank National Association ND	41-1881896
U.S. Bank National Association SD	41-1899865
U.S. Bank Trust National Association	41-1973763
Ultron, Inc.	36-4311745
Voyager Fleet Systems Inc.	76-0476053

SI-1

CERTIFICATION
(Adoption of Seventh Amendment to the
U.S. Bank 401(k) Savings Plan)
I, Jennie Carlson, certify that I am the Executive Vice President, Human Resources of U.S. Bancorp, a Delaware corporation, and that the Compensation Committee of U.S. Bancorp on July 17, 2006, pursuant to authority granted by Section 9.1(a) of the U.S. Bank 401(k) Savings Plan, approved and adopted the document entitled “SEVENTH AMENDMENT OF U.S. BANK 401(k) SAVINGS PLAN (2002 Restatement)”. I certify that the document attached is a true and correct copy of the amendment.

Dated: 4-30-2007	/s/ Jennie Carlson
Jennie Carlson
Executive Vice President, Human Resources

SEVENTH AMENDMENT
OF
U.S. BANK 401(k) SAVINGS PLAN
(2002 Restatement)
The U.S. Bank 401(k) Savings Plan (2002 Restatement) (hereinafter referred to as the “Plan Statement”) is hereby amended in the following respects:
1. NO REDUCTION OF PROTECTED BENEFITS. Effective for plan years beginning on and after August 1, 2006, the first sentence of Section 1.4 of the Plan Statement is amended to delete the word “employer”.
2. BENEFITS ADMINISTRATION COMMITTEE. Effective for plan years beginning on and after August 1, 2006, Section 2.1.6 of the Plan Statement is amended to read as follows:
2.1.6. Benefits Administration Committee — a committee of the Company which, in general, is responsible for the administration of the Plan as outlined in this Plan Statement and its bylaws (this responsibility does not include selecting, monitoring and terminating investments and Subfunds of the Plan).
3. COMPENSATION COMMITTEE. Effective for plan years beginning on and after August 1, 2006, a new Section 2.1.9 is added to the Plan Statement (with current Section 2.1.9, subsequent Sections, and cross-references renumbered as appropriate) to read as follows:
2.1.9. Compensation Committee — the Compensation Committee of the Board of Directors of the Company which, in general, is responsible for (i) determining the types of investments in which the Fund is to be invested, (ii) setting the number of Proprietary Subfunds and Non-Proprietary Subfunds, (iii) selecting, monitoring and terminating Proprietary Subfunds, (iv) selecting, monitoring and terminating investment advisors, and (v) selecting, monitoring and terminating the Trustee.
4. INVESTMENT COMMITTEE. Effective for plan years beginning on and after August 1, 2006, a new Section 2.1.23 is added to the Plan Statement (with current Section 2.1.23, subsequent Sections, and cross-references renumbered as appropriate) to read as follows:
2.1.23. Investment Committee — a committee of the Company which, in general, is responsible for the selection, monitoring and termination of Non-Proprietary Subfunds offered under the Plan (to the extent the Compensation Committee authorizes the offering of Non-Proprietary Subfunds). The Investment Committee may hire an investment advisor to monitor the performance of investments and report to the Investment Committee. The Investment Committee shall have no responsibility or authority with respect to Plan investment in the securities of the Company or its Affiliates (employer securities).

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5. COMPANY. Effective for plan years beginning on and after August 1, 2006, Sections 2.1.2, 2.1.9, 2.1.12 (flush language), 2.1.20, 2.1.21, 2.1.23, 2.1.26, 2.1.32(a), 2.1.32(b), 4.4.1, 4.5.1, 4.8.1, 4.8.2, 4.10, 5.2.7(b), 5.2.7(c), 5.2.7(e), 5.2.7(g), 6, 7.2.5(b), 7.2.5(d), 7.5.2(a), 7.5.5, 7.6.1, 7.6.3, 7.6.4, 7.6.11, 7.6.12, 10.6(n), and 13.2, Appendix A Sections 1.1.3, 1.2, 1.3, and 1.7, and Appendix B Section 1.8, and Appendix D Section 1.1.1, and Appendix E Section 1.3, 1.11(d), and 1.11(e) of the Plan Statement are amended to replace the phrase “the Employer” with the phrase “the Company” (with the possessive “the Employer’s” amended to read “the Company’s” and excluding occurrences of the phrase “the employer”). In addition, effective for plan years beginning on and after August 1, 2006, Sections 5.2.5(b), and 5.2.6(b) of the Plan Statement are amended to replace the phrase “an Employer” with the term “the Company”. In addition, effective for plan years beginning on and after August 1, 2006, Sections 2.1.12(a), 2.1.32 (flush language), 2.1.32(c), 2.1.32(d), 2.1.33, 7.6.6(j), and 10.2, and Appendix D Section 2.1.1(e) of the Plan Statement are amended to replace the term “Employer” with the phrase “Company and its Affiliates”.
6. EMPLOYER. Effective for plan years beginning on and after August 1, 2006, Section 2.1.25, 4.1.2, 4.1.3, 4.2.1, 4.2.2, and 4.3.1, and Appendix B Section 1.3 is amended to replace the phrase “the Employer” with the phrase “an Employer”.
7. NON-PROPRIETARY SUBFUNDS. Effective for plan years beginning on and after August 1, 2006, a new Section 2.1.26 is added to the Plan Statement (with current Section 2.1.26, subsequent Sections, and cross-references renumbered as appropriate) to read as follows:
2.1.26. Non-Proprietary Subfunds — a separate pool of assets of the Fund set aside for investment purposes under Section 5 managed by an entity other than the Company or an Affiliate of the Company.
8. PROPRIETARY SUBFUNDS. Effective for plan years beginning on and after August 1, 2006, a new Section 2.1.34 is added to the Plan Statement (with current Section 2.1.34, subsequent Sections, and cross-references renumbered as appropriate) to read as follows:
2.1.34. Proprietary Subfunds — a separate pool of assets of the Fund set aside for investment purposes under Section 5 managed by the Company or an Affiliate of the Company.
9. TRUSTEE. Effective for plan years beginning on and after August 1, 2006, Section 2.1.35 of the Plan Statement is amended to add a new final sentence that read as follows:
The Trustee shall be selected, monitored and terminated by the Compensation Committee.

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10. AMOUNT. Effective for plan years beginning on and after August 1, 2006, Section 4.2.4 of the Plan Statement is amended to read as follows:
4.2.4. Amount. An Employer shall contribute to the Trustee for deposit in the Fund the reduction in Recognized Compensation which was agreed to by each Participant pursuant to an Earnings Reduction Agreement.
11. ADDITIONAL ALLOCATION. Effective for plan years beginning on and after August 1, 2006, Section 4.4.2 of the Plan Statement is amended (i) to delete the term “Employer” from the second paragraph, and (ii) to amend the first paragraph to read as follows:
4.4.2. Additional Allocation. Any portion of the Company’s Discretionary Contribution not allocated as provided in Appendix D shall be allocable to the Accounts of individuals who were Participants during that Plan Year. No other Participant shall be eligible to share in the allocation of the Company’s Discretionary Contribution.
12. SPECIFIC REVIEW. Effective for plan years beginning on and after August 1, 2006, Section 4.5.2 of the Plan Statement is amended to delete the clause “on the part of the Employer, the Trustee, the Benefits Administration Committee or the Plan”.
13. ESTABLISHING COMMINGLED SUBFUNDS. Effective for plan years beginning on and after August 1, 2006, Section 5.1.1 of the Plan Statement is amended (i) to replace each occurrence of the term “Company” with the term “Compensation Committee”, and (ii) to delete the final sentence.
14. INDIVIDUAL SUBFUNDS. Effective for plan years beginning on and after August 1, 2006, Section 5.1.2 of the Plan Statement is amended to read as follows:
5.1.2 Individual Subfunds. The Compensation Committee may (but is not required to) establish additional Subfunds that consist solely of all or a part of the assets of a single Participant’s Total Account, which assets the Participant controls by investment directives to the Trustee and which may not be commingled with the assets of any other Participant’s Accounts.
(a)
Number of Subfunds. The Compensation Committee shall determine the number (if any) of Proprietary Subfunds and Non-Proprietary Subfunds offered as investment options to Participants. The Compensation Committee may, from time to time, increase or decrease the number of Subfunds offered as investments.

(b)
Proprietary Subfunds. The Compensation Committee shall set the types of Proprietary Subfunds offered as investments. The Compensation Committee shall select, monitor and terminate Proprietary Subfunds.

(c)
Non-Proprietary Subfunds. The Compensation Committee shall set the types of Non-Proprietary Subfunds offered as investments. The Investment Committee shall select, monitor and terminate Non-Proprietary Subfunds.

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(d)
Investment Advice. The Compensation Committee may select one or more entities to provide investment advice to the Compensation Committee and the Investment Committee and to assist the Compensation Committee and Investment Committee with monitoring Subfunds.

(e)
Limitations. In no event shall a Participant be allowed to direct the investment of assets in an individual Subfund in any work of art, rug or antique, metal or gem, stamp or coin, alcoholic beverage or other similar tangible personal property if the investment in such property shall have been prohibited by the Secretary of the Treasury. Notwithstanding anything to the contrary in Section 10, each Participant, each Beneficiary and each Alternate Payee for whom an individually directed Subfund is maintained shall be responsible for the exercise of any voting or similar rights which exist with respect to assets in such individually directed Subfund. The Trustee shall cooperate with Participants, Beneficiaries and Alternate Payees to permit them to exercise such rights. The Trustee shall not independently exercise such rights. Any Beneficiary of a deceased Participant with an individually directed Subfund shall have the responsibility to direct investments for such Subfund until the Beneficiary directs the Trustee otherwise in writing.

15. OPERATIONAL RULES. Effective for plan years beginning on and after August 1, 2006, Section 5.1.3 of the Plan Statement is amended to read as follows:
5.1.3. Operational Rules. The Compensation Committee may (but is not required to) establish additional Subfunds that consist solely of all or a part of the assets of a single Participant’s Total Account, which assets the Participant controls by investment directives to the Trustee and which may not be commingled with the assets of any other Participant’s Accounts.
(a)
Automatic Investment. The Investment Committee shall determine the Subfund or Subfunds that shall be used to invest the Participant’s Account if the Participant fails to make an investment election in an investment or Subfund.

(b)
Maximum and Minimum Percentage Investments. There is no maximum or minimum amount or percentage of an Account that may be invested in a particular investment or Subfund. In its sole discretion, the Compensation Committee may establish a maximum, a minimum or both as to the amount or percentage of an Account which may be invested in a particular investment or Subfund.

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(c)
Limits. The Compensation Committee may limit participation in a particular Subfund. The Compensation Committee may also limit the ability of Participants to direct investments, request distributions or request loans from one or more investments or Subfunds.

(d)
Investment Procedures. The Benefits Administration Committee shall determine the procedures for making or changing investment elections and the effect of a Participant’s or Beneficiary’s failure to make an effective investment election with respect to all or any portion of an Account.

16. REVISING SUBFUNDS. Effective for plan years beginning on and after August 1, 2006, Section 5.1.4 of the Plan Statement is deleted.
17. FUTURE INVESTMENTS. Effective for plan years beginning on and after August 1, 2006, Section 5.2.6(g) of the Plan Statement is amended to replace the term “Benefits Administration Committee” with the term “Compensation Committee”.
18. VALUATION OF SECURITIES. Effective for plan years beginning on and after August 1, 2006, Section 5.2.8 of the Plan Statement is amended to replace the term “Benefits Administration Committee” with the term “Compensation Committee”.
19. ERISA SECTION 404(c) COMPLIANCE. Effective for plan years beginning on and after August 1, 2006, Section 5.3 of the Plan Statement is amended (i) to replace the term “Benefits Administration Committee” with the term “Compensation Committee”, (ii) to replace the phrase “Employer securities” with the term “Qualifying Employer Securities”, and (iii) to remove the phrase “and Beneficiaries”.
20. HARDSHIP DISTRIBUTIONS. Effective for plan years beginning on and after August 1, 2006, the last sentence of Section 7.2.5(d) of the Plan Statement is amended to read as follows:
For the purposes of this Section 7.2.5(d), all other plans maintained by the Company and Affiliates shall mean all qualified plans of deferred compensation maintained by the Company and Affiliates.
21. ROLLOVER DISTRIBUTIONS. Effective for plan years beginning on and after August 1, 2006, Section 7.5.2(a) of the Plan Statement is amended to replace the phrase “employer securities” with the term “Qualifying Employer Securities”.
22. LOANS – TERMINATION OF EMPLOYMENT. Effective for plan years beginning on and after August 1, 2006, Section 7.6.6(f) of the Plan Statement is amended (i) to replace the term “the Employer” in the first sentence with the term “the Company”, (ii) to replace the phrase “Participant’s Employer” in the second sentence with the phrase “Company or its Affiliates”, and (iii) to replace the term “the Employer” in the third and fourth sentences with the phrase “the Company or its Affiliates”.

5

23. SPENDTHRIFT. Effective for plan years beginning on and after August 1, 2006, Section 8 of the Plan Statement is amended (i) to replace the clause “nor shall the Trustee, the Benefits Administration Committee, or the Employer” in the first paragraph with the clause “nor shall the Trustee or the Benefits Administration Committee”, (ii) to replace the clause “by the Trustee, the Benefits Administration Committee, and the Employer” in the second paragraph with the clause “by the Trustee and the Benefits Administration Committee”, and (iii) to replace the clause “the Trustee, the Benefits Administration Committee, or the Employer” in the third sentence with the clause “the Trustee or the Benefits Administration Committee”.
24. AMENDMENT. Effective for plan years beginning on and after August 1, 2006, Section 9.1 of the Plan Statement is amended to read as follows:
9.1. Amendment. The Company hereby reserves the power to amend this Plan Statement, either prospectively or retroactively or both, as follows:
(a)	in any respect by resolution of the Compensation Committee, and
(b)
to conform the Plan to the requirements of federal law or in any respect that does not materially increase the cost of the Plan to the Company, either by written action of an officer of the Company or by action of the Benefits Administration Committee, provided that no amendment shall be effective to reduce or divest the Total Account of any Participant unless the same (i) shall have been adopted with the consent of the Secretary of Labor pursuant to the provisions of ERISA or in order to comply with the provisions of the Code and the regulations and rulings thereunder affecting the tax-qualified status of the Plan and the deductibility of contributions thereto, or (ii) is otherwise permitted by Code section 411(d)(6) and the regulations issued thereunder. Notwithstanding the foregoing, no amendment shall be effective to increase the duties of the Trustee without its consent.
25. EFFECT OF ADOPTION. Effective for plan years beginning on and after August 1, 2006, Section 9.4.3 of the Plan Statement is amended to read as follows:
9.4.3. Effect of Adoption. Upon the adoption of the Plan by an adopting corporation as heretofore provided, the adopting corporation shall be an Employer hereunder in all respects. Each corporation listed in Schedule I and each other adopting corporation, as a condition of continued participation in the Plan, agrees to the Plan’s terms and delegates all fiduciary responsibility as provided under the Plan. In addition, the Employer shall have the authority to terminate the Plan (except that each adopting corporation shall have the power to terminate the Plan as applied to it), to amend this Plan Statement (except that each adopting corporation shall have the power to amend this Plan Statement as applied to it by establishing a successor plan to which assets and liabilities may be transferred as provided in this Section) or take any other action with respect to the Plan unless specifically provided for by the Plan or directed by the Benefits Administration Committee or the Compensation Committee. Employment with the Company or any adopting corporation shall be credited with the Employer for the purposes of determining Eligibility Service and the minimum annual service requirement for allocation of contributions. Contributions of the Company and each adopting corporation shall be allocated only among those persons who were their employees during the Plan Year with respect to which the contribution is made.

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26. BENEFITS ADMINISTRATION COMMITTEE. Effective for plan years beginning on and after August 1, 2006, the last sentence of Section 10.2 and Appendix A Section 3.3, and Appendix B Section 1.1 and Section 1.2(c), and Appendix D Section 1.1.2 of the Plan Statement is amended to replace the phrase “the Employer” with the phrase “the Benefits Administration Committee”.
27. COMPENSATION COMMITTEE. Effective for plan years beginning on and after August 1, 2006, Sections 10.3(a), 10.3(b), 10.3(c), and 10.7 of the Plan Statement are amended to replace the term “Employer” with the term “Compensation Committee”.
28. ACCOUNTINGS BY TRUSTEE. Effective for plan years beginning on and after August 1, 2006, Section 10.4 of the Plan Statement is amended to delete the clause “to the Employer and” and “the Employer or”.
29. OTHER TRUSTEE DUTIES. Effective for plan years beginning on or after August 1, 2006, Section 10.6(a) of the Plan Statement is amended to replace the clause “securities issued by the Employer or an Affiliate of the Employer and real property leased to the Employer or an Affiliate of the Employer; provided, however, that the Plan may not acquire or hold any Employer security which is not a ‘qualifying employer security’ (within the meaning of section 407(d)(5) of ERISA) nor any Employer real property” with the clause “securities issued by the Company or an Affiliate and real property leased to the Company or an Affiliate; provided, however, that the Plan may not acquire or hold any Company or Affiliate security which is not a Qualifying Employer Security nor any Company or Affiliate owned real property”.
30. INDEMNIFICATION. Effective for plan years beginning on or after August 1, 2006, Section 10.8 of the Plan Statement is amended to read as follows:
10.8. Indemnity. Except as prohibited by applicable law, the Company shall defend, indemnify and hold harmless from any and all liabilities, costs and expenses (including legal fees), to the extent not covered by insurance, each individual (as distinguished from corporate) trustee of the Plan, and each officer, director or employee of the Company and its Affiliates, who is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding with respect to the Plan, whether imposed under ERISA or otherwise, wherever brought, whether civil, criminal, administrative or investigative by reason of the fact that the individual is or was a fiduciary or administrator of the Plan (as defined in ERISA), or by reason of acting in any other capacity in connection with such plans. No such indemnification, however, shall be required or provided if such liability arises (i) from the individual’s claim for the individual’s own benefit, (ii) from the proven willful misconduct, fraud or the bad faith of the individual, or (iii) from the criminal misconduct of such individual if the individual had reason to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the individual’s conduct was unlawful. This indemnification shall continue as to an individual who has ceased to be a trustee of the Plan or officer, director or employee of the Company and its Affiliates and shall inure to the benefit of the heirs, executors and administrators of such an individual.

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31. COMPANY. Effective for plan years beginning on and after August 1, 2006, Section 12.1 of the Plan Statement is amended to read as follows:
12.1. Company. Except as otherwise provided in the Plan Statement, functions generally assigned to the Company shall be discharged by the Benefits Administration Committee except to the extent the Benefits Administration Committee delegates such functions.
32. COMMITTEES. Effective for plan years beginning on and after August 1, 2006, Section 12.2.1 of the Plan Statement is amended to read as follows:
12.2.1. Committees. Three committees have responsibility with respect to the Plan: The Benefits Administration Committee, the Compensation Committee and the Investment Committee.
33. MEMBERSHIP. Effective for plan years beginning on and after August 1, 2006, Section 12.2.2 of the Plan Statement is amended to read as follows:
12.2.2. Membership and Authority. The membership of each committee shall be that specified in the bylaws for the committee. The authority of each committee shall be the authority specified in this Plan Statement and the bylaws for that committee.
34. AUTHORITY. Effective for plan years beginning on and after August 1, 2006, Section 12.2.3 of the Plan Statement is deleted.
35. MAJORITY DECISIONS. Effective for plan years beginning on and after August 1, 2006, Section 12.2.4 of the Plan Statement is deleted.
36. TRUSTEE. Effective for plan years beginning on or after August 1, 2006, Section 12.3.2 of the Plan Statement is amended to read as follows:
12.3.2. Trustee. The Trustee shall have no authority or duty to determine or enforce payment of any contribution under the Plan or to determine the existence, nature or extent of any individual’s rights in the Fund or under the Plan or question any determination made by the Benefits Administration Committee regarding the same. Nor shall the Trustee be responsible in any way for the manner in which the Benefits Administration Committee, Compensation Committee or Investment Committee carries out its responsibilities under this Plan Statement or, more generally, under the Plan. The Trustee shall give the Benefits Administration Committee notice of and tender to the Benefits Administration Committee) the prosecution or defense of any litigation involving the Plan, the Fund or other fiduciaries of the Plan.

8

37. CONFLICT OF INTEREST. Effective for plan years beginning on and after August 1, 2006, Section 12.4 of the Plan Statement is amended to read as follows:
12.4. Conflict of Interest. If any Trustee, any member of the Benefits Administration Committee, the Compensation Committee or the Investment Committee, or any officer or employee of the Company to whom authority has been delegated or redelegated hereunder shall also be a Participant in the Plan, that individual shall have no authority as such Trustee, member, officer or employee with respect to any matter specially affecting the Participant’s individual interest hereunder (as distinguished from the interests of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to the other Trustees, members, officers or employees, as the case may be, to the exclusion of such Participant, and such Participant shall act only in the Participant’s individual capacity in connection with any such matter.
38. ADMINISTRATOR. Effective for plan years beginning on and after August 1, 2006, Section 12.6 of the Plan Statement is amended to delete the term “Company” and replace it with the term “Benefits Administration Committee”.
39. NAMED FIDUCIARIES. Effective for plan years beginning on and after August 1, 2006, Section 12.7 of the Plan Statement is amended to read as follows:
12.7. Named Fiduciaries. The Trustee, the Benefits Administration Committee, the Compensation Committee and the Investment Committee shall be named fiduciaries for the purpose of section 402(a) of ERISA.
40. ADMINISTRATIVE EXPENSES. Effective for plan years beginning on and after August 1, 2006, Section 12.9 of the Plan Statement is amended to read as follows:
12.9. Administrative Expenses. The reasonable expenses of administering the Plan shall be payable out of the Fund except to the extent that the Benefits Administration Committee, directs the Company to directly pay the expenses. The Benefits Administration Committee, acting in its fiduciary capacity, shall determine the appropriate allocation of such expenses among the Accounts in the Plan. The Fund may reimburse the Company for a reasonable expense incurred in administering the Plan paid by the Company if, at the time the Company paid the expense, the Benefits Administration Committee intended to have the Fund reimburse the Company for the expense. The Fund may pay the Company for the reasonable expenses of administering the Plan that the Company incurs.
41. METHOD OF EXECUTING INSTRUMENTS. Effective for plan years beginning on and after August 1, 2006, Section 12.11 of the Plan Statement is amended to read as follows:
12.11. Method of Executing Instruments.

9

12.11.1. Company. Information to be supplied or written notices to be made or consents to be given by the Company pursuant to any provision of this Plan Statement may be signed in the name of the Company by any officer thereof who has been authorized to make such certification or to give such notices or consents.
12.11.2. Committees. Information to be supplied or written notices to be made or consents to be given by the Benefits Administration Committee, the Compensation Committee or the Investment Committee pursuant to any provision of this Plan Statement may be signed in the name of the committee by any member thereof who has been authorized to make such certification or to give such notices or consents.
12.11.3. Trustee. Any instrument or written notice required, necessary or advisable, to be made or given by the Trustee may be signed by any Trustee, if all Trustees serving hereunder are individuals, or by any authorized officer or employee of the Trustee, if a corporate Trustee shall be acting hereunder as sole Trustee, or by any such officer or employee of the corporate Trustee or by an individual Trustee acting hereunder, if corporate and individual Trustees shall be serving as co-trustees hereunder.
42. RECEIPT OF DOCUMENTS. Effective for plan years beginning on and after August 1, 2006, Section 12.12 of the Plan Statement is amended to read as follows:
12.12. Receipt of Documents. If a form or document must be filed with or received by the Company, the Benefits Administration Committee, the Compensation Committee, the Investment Committee, or Trustee, it must be actually received by the appropriate entity to be effective. The determination of whether or when a form or document has been received by the appropriate entity shall be made by the Benefits Administration Committee on the basis of what documents are acknowledged by the appropriate entity to be in its actual possession without regard to the “mailbox rule” or similar rule of evidence. The absence of a document in the appropriate entity’s records and files shall be conclusive and binding proof that the document was not received by the appropriate entity
43. POWERS OF ATTORNEY. Effective for plan years beginning on and after August 1, 2006, Section 12.13 of the Plan Statement is amended to replace the term “Plan Sponsor” with the term “Company”.
44. DISCLAIMERS. Effective for plan years beginning on and after August 1, 2006, Section 13.1 of the Plan Statement is amended to read as follows:
13.1. Disclaimers.
(a)
Neither the terms of this Plan Statement nor the benefits hereunder nor the continuance thereof shall be a term of the employment of any employee, and the Company shall not be obliged to continue the Plan.

(b)	The terms of this Plan Statement shall not give any employee the right to be retained in the employment by the Company or an Affiliate.

10

(c)
Neither the Company, its Affiliates, their officers, their employees or members of their Boards of Directors, nor the Trustee nor the Benefits Administration Committee, Compensation Committee or Investment Committee, nor any member of those committees in any way guarantee the Fund against loss or depreciation, nor do they guarantee the payment of any benefit or amount which may become due and payable hereunder to any Participant or Beneficiary. Each Participant, Beneficiary or other person entitled at any time to payments hereunder shall look solely to the assets of the Fund for such payments.

(d)
Neither the Company, its Affiliates, their officers, their employees or members of their Boards of Directors, nor the Trustee nor the Benefits Administration Committee, Compensation Committee or Investment Committee, nor any member of those committees shall in any manner be liable to any Participant, Beneficiary or other person for any act or omission of the Trustee (except to the extent one of the foregoing is a fiduciary and liability is imposed under ERISA).

(e)
Neither the Company, its Affiliates, their officers, their employees or members of their Boards of Directors, nor the Trustee nor the Benefits Administration Committee, Compensation Committee or Investment Committee, nor any member of those committees shall be under any liability or responsibility (except to the extent that one of the foregoing is a fiduciary and liability is imposed under ERISA) for failure to effect any of the objectives or purposes of the Plan by reason of loss or fluctuation in the value of Fund or for the form, genuineness, validity, sufficiency or effect of any Fund asset at any time held hereunder, or for the failure of any person, firm or corporation indebted to the Fund to pay such indebtedness as and when the same shall become due or for any delay occasioned by reason of any applicable law, order or regulation or by reason of any restriction or provision contained in any security or other asset held by the Fund.

(f)
Except as is otherwise provided in ERISA, a fiduciary shall not be liable for an act or omission of another person with regard to a fiduciary responsibility that has been allocated to or delegated to such other person pursuant to the terms of this Plan Statement or pursuant to procedures set forth in this Plan Statement.

(g)
Neither the Company, its Affiliates, their officers, their employees or members of their Boards of Directors, nor the Trustee nor the Benefits Administration Committee, Compensation Committee or Investment Committee, nor any member of those committees guarantees that the benefits to be developed hereunder for each Participant shall equal those which are assumed for the purpose of determining and measuring the contributions of the Employer.

11

(h)
Neither the Company, its Affiliates, their officers, their employees or members of their Boards of Directors, nor the Trustee nor the Benefits Administration Committee, Compensation Committee or Investment Committee, nor any member of those committees shall be liable or responsible for any error in the computation of the Account of a Participant resulting from any misstatement of fact made by the Participant, directly or indirectly, to the Benefits Administration Committee or the Trustee and used by them in determining the Participant’s Account. There shall be no obligation to increase the Account of such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the Account of any Participant which is overstated by reason of any such misstatement shall be reduced to the amount appropriate for the Participant in view of the truth. Any reduction of an Account shall be retained in the Fund and used to reduce the next succeeding contribution of the Company to the Plan.

45. ANNUAL ADDITIONS. Effective for plan years beginning on and after August 1, 2006, Appendix A, Section 1.1(i) of the Plan Statement is amended to replace the phrase “all employer contributions” with the phrase “all contributions”.
46. ESOP RULES. Effective for plan years beginning on and after August 1, 2006, Appendix A, Section 1.1.3 of the Plan Statement is amended to replace the phrase “employer securities” with the phrase “Qualifying Employer Securities”.
47. ACTIONS PENDING REVIEW. Effective for plan years beginning on and after August 1, 2006, Appendix C, Section 2.2.3 of the Plan Statement is amended to replace the phrase “by the Committee” with the phrase “by the Committee (which for these QDRO Procedures shall be the Benefits Administration Committee)”.
48. DETERMINATION OF INCOME OR LOSS. Effective for plan years beginning on and after August 1, 2006, Appendix D, Section 1.1.4 of the Plan Statement is amended to replace the phrase “Unless the Committee” with the phrase “Unless the Committee (which for this Appendix shall be the Benefits Administration Committee)”.
49. DEFERRAL PERCENTAGE. Effective for plan years beginning on and after August 1, 2006, Appendix D, Section 2.1.1(d) of the Plan Statement is amended to replace the phrase “the Employer and all Affiliates” with the phrase “the Company and its Affiliates”.
50. SAVINGS CLAUSE. Except as amended above, the Plan Statement shall continue in full force and effect.

12

WRITTEN ACTION OF
OFFICER OF
U.S. BANCORP
(Adoption of Eighth Amendment to
U.S. Bank 401(k) Savings Plan)
I, Jennie Carlson, certify that I am the Executive Vice President, Human Resources of U.S. Bancorp, a Delaware corporation, and that, pursuant to authority granted by Section 9.1(a) of the U.S. Bank 401(k) Savings Plan, I take the following actions:
The document entitled “EIGHTH AMENDMENT OF U.S. BANK 401(k) SAVINGS PLAN (2002 Restatement)” is approved and adopted.
I certify that the document attached is a true and correct copy of the amendment.

Dated: 12-29-2006	/s/ Jennie Carlson
Jennie Carlson
Executive Vice President, Human Resources

EIGHTH AMENDMENT
OF
U.S. BANK 401(k) SAVINGS PLAN
(2002 Restatement)
The U.S. Bank 401(k) Savings Plan (2002 Restatement) (hereinafter referred to as the “Plan Statement”) is hereby amended in the following respects:
1.	HARDSHIP DISTRIBUTIONS. Effective for all hardship distributions made on or after January 1, 2006, Section 7.2.5(a) of the Plan Statement shall be amended to read in full as follows:
(a)	Purposes. In-service hardship distributions shall be allowed only if the Participant establishes that the in-service hardship distribution is to be made for one of the following purposes:
(i)
expenses for (or necessary to obtain) medical care for the Participant, the Participant’s spouse or any dependents of the Participant (as defined in section 152 of the Code and without regard to sections 152(b)(1), 152(b)(2) and 152(d)(1)(B) of the Code) that would be deductible under section 213 of the Code (determined without regard to whether the expenses exceed seven and one-half percent (7.5%) of adjusted gross income),

(ii)	costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments),
(iii)
payment of tuition, room and board and related educational fees for the next twelve (12) months of post-secondary education for the Participant or the Participant’s spouse, children or dependents (as defined in section 152 of the Code and without regard to sections 152(b)(1), 152(b)(2) and 152(d)(1)(B) of the Code),

(iv)	payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage of that principal residence,
(v)
(v) payments for burial or funeral expenses of the Participant’s deceased parent, spouse, children or dependents (as defined in section 152 of the Code and without regard to section 152(d)(1)(B) of the Code), or

(vi)
expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income). Such purposes shall be considered to be an immediate and heavy financial need of the Participant.

2. HARDSHIP DISTRIBUTIONS. Effective for all hardship distributions made on or after January 1, 2006, the last sentence of Section 7.2.5(b) of the Plan Statement shall be amended to read in full as follows:
In addition, a hardship distribution shall not be allowed unless the Participant has obtained all distributions, including distribution of ESOP dividends under section 404(k) of the Code but not including other hardship distributions, and all nontaxable loans (at the time of the loan) currently available under all plans maintained by the Employer and Affiliates. Other funds are not currently available unless the funds are available prior to or coincident with the date the hardship distribution is available.
3. BENEFICIARY’S REQUIRED BEGINNING DATE. Effective for Plan Years beginning on or after January 1, 2005, Section 7.3.4 of the Plan Statement is amended to read in full as follows:
7.3.4. Beneficiary’s Required Beginning Date. Notwithstanding any other provision of this Plan Statement, distribution to the Beneficiary of a Participant shall be made by the December 31 of the calendar year in which occurs the fifth (5th) anniversary of the Participant’s death. If the Participant’s sole Beneficiary is the Participant’s spouse, then distribution to the Beneficiary shall be made by the later of (1) the December 31 of the calendar year in which occurs the fifth (5th) anniversary of the Participant’s death, and (2) the December 31 of the calendar year in which the Participant would have reached the Participant’s required beginning date.
4. DIRECT ROLLOVER TO NON-SPOUSE BENEFICIARY. Effective for direct rollovers made on or after January 1, 2007, the first paragraph of Section 7.5.2 of the Plan Statement is amended to read in full as follows:
7.5.2. Direct Rollover. A distributee who is eligible to elect a direct rollover may elect, at the time and in the manner prescribed by the Benefits Administration Committee, to have all or any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. A distributee who is eligible to elect a direct rollover includes only a Participant, a Beneficiary and a Participant’s spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Appendix C.

5. DIRECT ROLLOVER TO NON-SPOUSE BENEFICIARY. Effective for direct rollovers made on or after January 1, 2007, Section 7.5.2(b) of the Plan Statement is amended to read in full as follows:
(b)
Eligible retirement plan means (i) an individual retirement account described in section 408(a) of the Code, or (ii) an individual retirement annuity described in section 408(b) of the Code, or (iii) a plan described in section 403(a) of the Code or an annuity contract described under section 403(b) of the Code, or (iv) a qualified defined contribution plan described in section 401(a) of the Code that accepts the eligible rollover distribution, or (v) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse or to a spouse or former spouse who is an Alternate Payee. In the case of a Beneficiary who is not the surviving spouse of a Participant, the definition of an eligible retirement plan shall include only an individual retirement account or annuity described in sections 408(a) or (b) of the Code.

6. LOANS (Suspension of Payments During a Leave of Absence). Effective for Plan Years beginning on or after January 1, 2006, Section 7.6.6(i) shall be amended so that the clause “subsection (g)” is changed to read “subsections (g) and (f) (respectively)”.
7. SCHEDULE I (Participating Employers). Effective for Plan Years beginning on or after January 1, 2007, Schedule I of the Plan Statement is replaced with the attached Schedule I.
8. SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.

SCHEDULE I
PARTICIPATING EMPLOYERS
(As of January 1, 2006)

CC Management Inc.	36-4477930
First Security Investor Reporting	36-3900357
Genpass Technologies LLC	75-2879017
Genpass Service Solutions LLC	75-2882615
Housing Capital Company	94-3206669
LADCO Financial Group	95-3433174
Lyon Financial Services Inc.	41-1400571
Nova Information Systems	58-1916822
Quasar Dist. LLC	39-1982827
U.S. Bancorp Asset Management Inc.	41-2003732
U.S. Bancorp Card Services Inc.	41-1558798
U.S. Bancorp Equipment Finance Inc.	93-0594454
U.S. Bancorp Fund Services LLC	39-1939072
U.S. Bancorp Insurance Services LLC	39-1914078
U.S. Bancorp Investments Inc.	41-1233380
U.S. Bancorp Licensing	41-1970658
U.S. Bancorp Oliver Allen Technology Leasing	94-2234252
U.S. Bancorp Service Providers, LLC	39-2019998
U.S. Bank National Association	31-0841368
U.S. Bank National Association ND	41-1881896
U.S. Bank National Association SD	41-1899865
U.S. Bank Trust National Association	41-1973763
Ultron, Inc.	36-4311745
Voyager Fleet Systems Inc.	76-0476053

WRITTEN ACTION OF
OFFICER OF
U.S. BANCORP
(Adoption of Ninth Amendment to
U.S. Bank 401(k) Savings Plan)
I, Jennie Carlson, certify that I am the Executive Vice President, Human Resources of U.S. Bancorp, a Delaware corporation, and that, pursuant to authority granted by Section 9.1(a) of the U.S. Bank 401(k) Savings Plan, I take the following actions:
The document entitled “NINTH AMENDMENT OF U.S. BANK 401(k)
SAVINGS PLAN (2002 Restatement)” is approved and adopted.
I certify that the document attached is a true and correct copy of the amendment.

Dated: 9-25-2007	/s/ Jennie Carlson
Jennie Carlson
Executive Vice President, Human Resources

NINTH AMENDMENT OF
U.S. BANK 401(k) SAVINGS PLAN
(2002 Restatement)
The U.S. Bank 401(k) Savings Plan (2002 Restatement) (hereinafter referred to as the “Plan Statement”) is hereby amended in the following respects:
1. OTHER TRUST POWERS. Effective October 5, 2005, Subsection 106(r) of the Plan Statement is amended to read as follows:
(r)
To deposit any part or all of the assets in any collective trust fund which is now or hereafter maintained by the Trustee, an agent of the Trustee, an Investment Manager or other financial services firm as a medium for the collective investment of funds of pension, profit sharing or other employee benefit plans, and which is qualified under section 40 1(a) of the Code and exempt from taxation. under section 501(a) of the Code, and to withdraw any part or all of the assets so deposited, and any assets deposited with the trustee of a collective trust fund shall be held and invested by the trustee thereunder pursuant to all the terms and conditions of the trust agreement or declaration of trust establishing the fund, which are hereby incorporated herein by reference and shall prevail over any contrary provisions of this Plan Statement.

2. OTHER TRUST POWERS. Effective October 5, 2005, the Plan Statement is amended by adding a new Subsection 10.6(u) to read as follows:
(u)
Incorporated by reference into this Plan Statement is the following bank collective investment fund declaration of trust: PLAN AND DECLARATION OF TRUST — STATE STREET BANK AND TRUST COMPANY INVESTMENT FUNDS FOR TAX EXEMPT RETIREMENT PLANS, as amended from time to time (the “Declaration of Trust”). Notwithstanding any provision of this Plan Statement to the contrary, the Trustee may cause all or any part of the Fund, without limitation as to amount, to be commingled with the money of trusts created by others by causing such money to be invested in any or all funds created by the Declaration of Trust, and the part of the Fund so added to any said fund shall be subject to all the provisions of the Declaration of Trust as it is amended from time to time.”

3. SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.

WRITTEN ACTION OF
OFFICER OF
U.S. BANCORP
(Adoption of Tenth Amendment to
U.S. Bank 401(k) Savings Plan)
I, Jennie Carlson, certify that I am the Executive Vice President, Human Resources of U.S. Bancorp, a Delaware corporation, and that, pursuant to authority granted by section 9.1(b) of the U.S. Bank 401(k) Savings Plan, I take the following actions:
The document entitled “TENTH AMENDMENT OF U.S. BANK 401(k) SAVINGS PLAN (2002 Restatement)” is approved and adopted.
I certify that the document attached is a true and correct copy of the amendment.

Dated: 12-31-2007	/s/ Jennie Carlson
Jennie Carlson
Executive Vice President, Human Resources

TENTH AMENDMENT
OF
U.S. BANK 401(k) SAVINGS PLAN
(2002 Restatement)
The U.S. Bank 401(K) Savings Plan (2002 Restatement) (hereinafter referred to as the “Plan statement”) is hereby amended in the following respects:
1. ELIGIBILITY TO RECEIVE EMPLOYER MATCHING CONTRIBUTION. Effective as of January 1, 2008, Section 3.1.3 of the Plan Statement is deleted (with subsequent Section and cross references renumbered).
2. SPECIAL RULE. Effective as of January 1, 2008, Section 3.2 of the Plan Statement is deleted (with subsequent Section and cross references renumbered).
3. SECTION 401(m) COMPLIANCE. The Plan Statement is being amended so that the Plan is a safe harbor plan under section 401(k)(12) and section 401(k)(11) of the Internal Revenue Code effective as of January 1, 2008 with respect to Participants who have completed one (1) year of Eligibility Service (as specified in the amendment). Therefore, effective for all matching contributions made on or after January 1, 2008, Section 4.3.2 of the Plan Statement is amended to read in full as follows:
4.3.2. Eligibility. A Participant shall be eligible to receive Employer Matching Contributions as of the first of the month following the month in which the employee will have completed one (1) year of Eligibility Service; provided, however, that if the employee’s first Hour of Service occurred on the first day of a month and the employee completed one (1) year of eligibility Service in his or her first computation period, the employee shall become eligible to receive Employer Matching Contributions on the first day of the second month following the month in which the employee completes (1) year of Eligibility Service (subject to being in Recognized Employment on that day). If a Participant eligible to receive Employer Matching Contributions terminates employment with the Company and is Affiliates and is subsequently reemployed by the Company and its Affiliates, then such employee shall be eligible to receive Employer Matching Contributions as of the subsequent Enrollment Date. If a Participant not eligible to receive Employer Matching Contributions terminates employment with the Company and Affiliates and is subsequently reemployed by the Company and its Affiliates, then such employee must complete one (1) year of Eligibility Service in order to receive Employer Matching Contributions.
4. SECTIONS 401(m) COMPLIANCE. Effective for all matching contributions made on or after January 1, 2008, Section 4.3.4 of the Plan Statement is deleted.
5. CATCH UP CONTRIBUTIONS. Effective for all catch-up contributions made on or after January 1, 2008, the last sentence of Section 4.6.3(d) of the Plan Statement shall be amended to delete the word “not”.

6. CATCH UP CONTRIBUTIONS. Effective for all catch-up contributions made on or after January 1, 2008, the last sentence of Section 4.6.4 of the Plan Statement shall be amended to read as follows:
Any amounts re-characterized shall be treated as Earnings Reduction Contributions (and not Catch-up Contributions) for all purposes of the Plan.
7. BENEFICIARY – FAILURE OF DESIGNATION. Effective for distributions made on or after January 1, 2008, Section 7.4.3 of the Plan Statement is amended to add a final paragraph that reads in full as follows:
If the Participant (i) does not have an Estate of has not appointed a Representative, and (ii) the present value of the Participant’s Total Account (or the part thereof as to which such Participant’s designation fails) is Thirty Thousand Dollars ($30,000) or less, the Participant’s Total Account shall be payable to the Participant’s surviving niece(s) and nephew(s) (the issue of the Participant’s brother and sisters) that are known to the Plan on a per capita bases. The Plan and the plan administrator shall have no duty to determine all of the Participant’s nieces and nephews and shall have no duty to conduct a search for the Participant’s niece(s) and nephew(s). In addition, if the Participant does not have an Estate of has not appointed a Representative, the Participant’s Total Account may be escheated by the Plan to the state that represents the Participant’s last known residence or work location.
8. APPENDIX D. Effective for Plan Years beginning on or after January 1, 2008, Section 2 of Appendix D of the Plan Statement are to add a Preamble below the heading that reads in full as follows:
SECTION 2
SECTION 401(k) COMPLINANCE
Effective as of January 1, 2008, the Plan is intended to be disaggregated into two (2) parts for the purposes of testing under section 401(k) of the Code. With respect to Participants who are eligible for the Employer Matching Contribution, the Plan is intended to satisfy the requirements of section 401(k)(12) of the Code for the Plan Years beginning on or after January 1, 2008. With respect to all other Participants, the provisions of this Section 2 shall apply.

8. APPENDIX D. Effective for Plan Years beginning on or after January 1, 2008, Section 3 of Appendix D of the Plan Statement are to add a Preamble below the heading that reads in full as follows:
SECTION 3
SECTION 401(m) COMPLIANCE
Effective as of January 1, 2008, the Plan is intended to be disaggregated into two (2) parts for purposes of testing under section 401(m) of the Code. With respect to Participants who are eligible for the Employer Matching Contribution, the Plan is intended to satisfy the requirements of section 401(m)(11) of the Code for the Plan Years beginning on or after January 1, 2008. With respect to all other participants, the provisions of this Section 3 shall apply.
10. SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.

WRITTEN ACTION OF
OFFICER OF
U.S. BANCORP
(Adoption of Eleventh Amendment to
U.S. Bank 401(k) Savings Plan)
I, Jennie Carlson, certify that I am the Executive Vice President, Human Resources of U.S. Bancorp, a Delaware corporation, and that, pursuant to authority granted by Section 9.1(b) of the U.S. Bank 401(k) Savings Plan, I take the following actions:
The document entitled “ELEVENTH AMENDMENT OF U.S. BANK 401(k) SAVINGS PLAN (2002 Restatement)” is approved and adopted.
I certify that the document attached is a true and correct copy of the amendment.

Dated: December 31, 2008	/s/ Jennie Carlson
Jennie Carlson
Executive Vice President, Human Resources

ELEVENTH AMENDMENT
OF
U.S. BANK 401(k) SAVINGS PLAN
(2002 Restatement)
The U.S. Bank 401(k) Savings Plan (2002 Restatement) (hereinafter referred to as the “Plan Statement”) is hereby amended in the following respects:
1. ROLLOVER OF SMALL AMOUNTS. Effective January 1, 2008, Section 7.1.1(c) of the Plan Statement (i) is amended to capitalize the stated dollar amounts, and (ii) is amended to add a new sentence after the first sentence that reads as follows:
If a financial institution refuses to accept the rollover of the Participant’s Account (where the amount in the Account exceeds One Thousand Dollars ($1,000) but does not exceed Five Thousand Dollars ($5,000)), whether due to the lack of a current street address or for any other reason, the amount shall remain in (or be returned to) the Plan.
2. NOTICE REGARDING CONSEQUENCES OF FAILING TO DEFER RECEIPT OF DISTRIBUTION. Effective for all distributions made on or after January 1, 2007, Section 7.5.1 of the Plan Statement shall be amended by adding the following sentence after the end of the first sentence of Section 7.5.1:
For all notices given in Plan Years beginning on or after January 1, 2007, such notification shall also include a description of the consequences of failing to defer receipt of a distribution.
3. ELIGIBLE ROLLOVER DISTRIBUTION. Effective for all distributions made on or after January 1, 2007, the second paragraph of Section 7.5.2(a) of the Plan Statement shall be amended to read in full as follows:
To the extent a distribution consists in part of after-tax employee contributions which are not includible in gross income, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or 408(b) of the Code, or to a qualified trust described in section 401(a) of the Code or to an annuity contract described in section 403(b) of the Code, if such trust or contract provides for separate accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

4. ROLLOVER TO ROTH IRA. Effective for all distributions made on or after January 1, 2008, Section 7.5.2 of the Plan Statement shall be amended by adding the following new paragraph (d):
(d)
Qualified Rollover Contribution to Roth IRA. Effective for distributions made on or after January 1, 2008, a distributee may elect to have all or a portion of an eligible rollover distribution rolled over to a Roth IRA described in section 408A of the Code. However, for distributions made before January 1, 2010, the distributee shall not be eligible to make a qualified rollover contribution to a Roth IRA if the distributee’s adjusted gross income exceeds One Hundred Thousand Dollars ($100,000) or the distributee is a married individual filing a separate return.

5. CHOICE OF LAW. Effective January 1, 2009, Section 11 of the Plan Statement shall be amended by the addition of the following new Section 11.8:
11.8. Choice of Law. Except to the extent that federal law is controlling, the Plan shall be construed and enforced in accordance with the laws of the State of Minnesota (except that the state law will be applied without regard to any choice of law provisions).
6. CHOICE OF VENUE. Effective January 1, 2009, Section 11 of the Plan
Statement shall be amended by the addition of the following new Section 11.9:
11.9. Choice of Venue. All litigation in any way related to the Plan (including but not limited to any and all claims brought under ERISA, such as claims for benefits and claims for breach of fiduciary duty) must be filed in the United States District Court for the District of Minnesota.
7. PLAN DOCUMENT CONTROLS. Effective for Plan Years beginning on or after January 1, 2009, Section 13 of the Plan Statement shall be amended by deleting Section 13.6 (EGTRRA Sunset Provision) and replacing it with a new Section 13.6 to read in full as follows:
13.6. Plan Statement Controls. In the event there is a conflict between the Plan Statement and any other document relating to the Plan (including but not limited to, the summary plan description, notices to employees, statements and reports), the Plan Statement shall control.
8. SCHEDULE I – PARTICIPATING EMPLOYERS. Effective January 1, 2008, the existing Schedule I listing participating employers shall be replaced with the attached Schedule I dated effective January 1, 2008.

9. SCHEDULE I – PARTICIPATING EMPLOYERS. Effective January 1, 2009, the existing Schedule I listing participating employers shall be replaced with the attached Schedule I dated effective January 1, 2009.
10. APPENDIX A – COMPLIANCE WITH FINAL 415 REGULATIONS. Effective for limitation years beginning on or after January 1, 2008, Appendix A of the Plan Statement shall be amended by substituting therefore the Appendix A attached to this amendment.
11. APPENDIX B CLARIFICATION. Effective for plan years beginning on and after August 1, 2006, Section 1.1 of Appendix B is amended by replacing the phrase “Benefits Administration Committee” with “the Company” and Section 1.8 of Appendix B is amended by replacing “the Company” with “an Employer.”
12. APPENDIX D – 402(g) EXCESS DEFERRALS. Effective January 1, 2009, Section 1.1.1 of Appendix D is amended to change “March 1” to “March 31”.
13. SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.

SCHEDULE I
PARTICIPATING EMPLOYERS
(As of January 1, 2008)

First Security Investor Reporting	36-3900357
Genpass Technologies LLC	75-2879017
Housing Capital Company	94-3206669
LADCO Financial Group	95-3433174
Lyon Financial Services Inc.	41-1400571
Nova Information Systems	58-1916822
Quasar Dist. LLC	39-1982827
U.S. Bancorp Asset Management Inc.	41-2003732
U.S. Bancorp Card Services Inc.	41-1558798
U.S. Bancorp Equipment Finance Inc.	93-0594454
U.S. Bancorp Fund Services LLC	39-1939072
U.S. Bancorp Insurance Services LLC	39-1914078
U.S. Bancorp Investments Inc.	41-1233380
U.S. Bancorp Service Providers, LLC	39-2019998
U.S. Bank National Association	31-0841368
U.S. Bank National Association ND	41-1881896
U.S. Bank National Association SD	41-1899865
U.S. Bank Trust National Association	41-1973763
Ultron, Inc.	36-4311745
Voyager Fleet Systems Inc.	76-0476053
NFC Sahara Corporation	26-1540656

SI-1

SCHEDULE I PARTICIPATING
EMPLOYERS
(As of January 1, 2009)

Elavon, Inc.	58-1916822
Housing Capital Company	94-3206669
LADCO Financial Group	95-3433174
Lyon Financial Services Inc.	41-1400571
Quasar Dist. LLC	39-1982827
FAF Advisors, Inc.	41-2003732
U.S. Bancorp Equipment Finance Inc.	93-0594454
U.S. Bancorp Fund Services LLC	39-1939072
U.S. Bancorp Insurance Services LLC	39-1914078
U.S. Bancorp Investments Inc.	41-1233380
U.S. Bancorp Service Providers, LLC	39-2019998
U.S. Bank National Association	31-0841368
U.S. Bank National Association ND	41-1881896
U.S. Bank Trust National Association SD	41-1899865
U.S. Bank Trust National Association	41-1973763
Ultron, Inc.	36-4311745
Voyager Fleet Systems Inc.	76-0476053
NFC Sahara Corporation	26-1540656

SI-1

APPENDIX A
(Customized)
LIMITATION ON ANNUAL ADDITIONS
Incorporating amendments of Code §415(c) regulations (T.D. 9313, April 5, 2007).
Effective for limitation years beginning on or after July 1, 2007.
SECTION 1
DEFINITIONS
Terms defined in the Plan Statement shall have the same meanings when used in this Appendix. In addition, when used in this Appendix, the following terms shall have the following meanings:
1.1. Annual Addition. Annual addition means, with respect to any Participant for a limitation year, the sum of:
(i)
all contributions (including employer contributions of the Participant’s earnings reductions under section 401(k), section 403(b) and section 408(k) of the Code) allocable as of a date during such limitation year to the Participant under all defined contribution plans;

(ii)	all forfeitures allocable as of a date during such limitation year to the Participant under all defined contribution plans; and
(iii)	all Participant contributions made as of a date during such limitation year to all defined contribution plans.
Notwithstanding the foregoing, if an employer contribution is made later than thirty (30) days after the due date, including extensions, of the employer’s federal income tax return for the taxable year that includes the last day of the limitation year, the employer contribution shall be considered an annual addition for the limitation year in which the contribution is made. However, if the employer contribution is made to correct a nondiscrimination violation (e.g., section 401(a)(4) or section 410(b) of the Code) that date is extended until the fifteenth (15th) day of the tenth (10th) month following the end of the limitation year. A contribution made to restore an erroneous forfeiture in a prior limitation year or on behalf of a participant who was erroneously omitted from a prior limitation year’s allocation shall be considered an annual addition for the limitation year to which it relates. If, in a particular limitation year, an amount is contributed with respect to a prior limitation year and such contribution is required by reason of such employee’s rights under chapter 43 of title 38, United States Code (USERRA), resulting from qualified military service, as specified in section 414(u)(1) of the Code, then such contribution is not considered an annual addition with respect to the employee for that limitation year in which the contribution is made, but, in accordance with section 414(u)(1)(B) of the Code, is considered an annual addition for the limitation year to which the contribution relates.

1.1.1. Specific Inclusions. With regard to a plan which contains a qualified cash or deferred arrangement or matching contributions or employee contributions, excess contributions and excess aggregate contributions (whether or not distributed during or after the limitation year) shall be considered annual additions in the year contributed. Excess deferrals that are not distributed in accordance with the regulations under section 402(g) of the Code are annual additions.
1.1.2. Specific Exclusions. The annual addition shall not, however, include any portion of a Participant’s rollover contributions or any additions to accounts attributable to a plan merger or a transfer of plan assets or liabilities or any other amounts excludable under law. Excess deferrals that are distributed in accordance with the regulations under section 402(g) of the Code are not annual additions. The annual addition shall not include (i) any payments made to restore losses to a plan resulting from action that creates a reasonable risk of liability for breach of fiduciary duty under Title I of ERISA (or, in the case of Defined Contribution Plans not subject to ERISA, any other applicable federal or state law), (ii) any “catch-up” contributions made pursuant to section 414(v) of the Code, (iii) any previously forfeited amounts restored to an account in accordance with the plan terms, and (iv) any repayments of loans.
1.1.3. ESOP Rules. In the case of an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code, annual additions shall not include any dividends or gains on sale of Qualifying Employer Securities held by the employee stock ownership plan (regardless of whether such dividends or gains are (i) on securities which are allocated to Participants’ accounts or (ii) on securities which are not allocated to Participants’ accounts which, in the case of dividends used to pay principal on an employee stock ownership plan loan, result in employer securities being allocated to Participants’ accounts or, in the case of a sale, result in sale proceeds being allocated to Participants’ accounts). In the case of an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code under which no more than one-third (1/3rd) of the employer contributions for a limitation year which are deductible under section 404(a)(9) of the Code are allocated to highly compensated employees (as defined in section 414(q) of the Code), annual additions shall not include forfeitures of Qualifying Employer Securities under the employee stock ownership plan if such securities were acquired with the proceeds of an exempt loan or, if the Company is not an S corporation as defined in section 1361(a)(1) of the Code, employer contributions to the employee stock ownership plan which are deductible by the employer under section 404(a)(9)(B) of the Code and charged against the Participant’s account (i.e., interest payments). The ESOP Committee may elect, in its sole discretion, to calculate annual additions using the fair market value of the Qualifying Employer Securities released from the suspense account due to an Exempt Loan repayment and allocated to Participants’ Accounts for the limitation year, if that amount is less than the amount determined in accordance with Section 1.1(i).

1.2. Controlled Group Member. Controlled group member means the Company and each member of a controlled group of corporations (as defined in section 414(b) of the Code and as modified by section 415(h) of the Code), all commonly controlled trades or businesses (as defined in section 414(c) of the Code and as modified by section 415(h) of the Code), affiliated service groups (as defined in section 414(m) of the Code) of which the Company is a part and other organizations required to be aggregated for this purpose under section 414(o) of the Code.
1.3. Defined Contribution Plans. Defined contribution plans shall have the meaning assigned to that term by section 415(k)(1) of the Code. Whenever reference is made to defined contribution plans in this Appendix, it shall include all such plans maintained by the Company and all controlled group members including terminated plans, plans maintained by predecessor employers and plans that were formerly maintained by the employer or a related employer but shall not include any multiemployer plan (as defined in section 414(f) of the Code).
1.4. Individual Medical Account. Individual medical account means an account, as defined in section 415(1)(2) of the Code maintained by the Company or a controlled group member which provides an annual addition.
1.5. Limitation Year. Limitation year means the Plan Year.
1.6. Maximum Permissible Addition.
1.6.1. General Rule. Maximum permissible addition (a term that is relevant only with respect to defined contribution plans) means, for any one (1) limitation year, the lesser of:
(i)	Forty Thousand Dollars ($40,000), as adjusted automatically for increases in the cost of living by the Secretary of the Treasury pursuant to section 415(d) of the Code, or
(ii)	one hundred percent (100%) of the Participant’s §415 compensation for such limitation year.
However, the dollar limit in (i) shall be prorated if all defined contribution plans are terminated before the end of the limitation year.
1.6.2. Medical Benefits. The dollar limitation in Section 1.6.1(i), but not the amount determined in Section 1.6.1(ii), shall be reduced by the amount of employer contributions which are allocated to a separate account established for the purpose of providing medical benefits or life insurance benefits with respect to a key employee (as defined in section 416 of the Code) under a welfare benefit fund or an individual medical account.

1.7. Section 415 Compensation. Section 415 compensation (sometimes, “§415 compensation”) shall mean, with respect to any limitation year, the amount determined as follows:
(a)
General Definition. Subject to the following rules, §415 compensation means the total wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Company and all controlled group members to the extent that such amounts are includible in gross income. This shall include any amount which would have been received and includible in gross income but for an election under section 125(a), section 132(f)(4), section 402(e)(3), section 402(h)(1)(B), section 402(k) or section 457 of the Code. These amounts include, but are not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursement or other expense allowances under a nonaccountable plan as described in §1.62-2(c).

(b)
Foreign Source Income. Amounts paid as compensation for services do not fail to be treated as §415 compensation merely because those amounts are not includible in gross income on account of the location of the services or merely because those amounts are paid by an employer with respect to which all compensation paid by such employer is excluded from gross income. Thus, for example, the determination of whether an amount is §415 compensation shall be made without regard to the exclusions from gross income under sections 872, 893, 894, 911, 931 and 933 of the Code.

(c)
Cash Basis. Section 415 compensation shall be included in the limitation year in which paid or made available (or would have been paid but for an election under section 125, 132(f)(4), 401(k), 403(b), 408(k), 408(p)(2)(A)(i) or 457(b) of the Code). Amounts received pursuant to a nonqualified unfunded deferred compensation plan are §415 compensation in the year actually received to the extent includible in gross income.

(d)
Comp Cap. Section 415 compensation for a limitation year shall not exceed the applicable dollar limit under section 401(a)(17) of the Code for that limitation year (e.g., $230,000 for a limitation year beginning in 2008).

(e)
Add-Backs. Section 415 compensation shall also include any elective deferral as defined in section 402(g)(3) of the Code and any amount which would have been received and includible in gross income but for an election under section 125(a), section 132(f)(4), section 402(e)(3), section 402(h)(1)(B), section 402(k) or section 457 of the Code.

(f)
Constructively Received Income. Amounts includible in federal taxable income under section 409A of the Code or section 457(f)(1)(A) of the Code and other amounts constructively received in income are §415 compensation at the time that they are so included in income. Section 415 compensation shall also include amounts includible in gross income upon making the election described in section 83(b) of the Code.

(g)
Miscellaneous. Section 415 compensation shall also include, (i) in the case of an employee who is an employee within the meaning of section 401(c)(1) of the Code and regulations promulgated under section 401(c)(1) of the Code, the employee’s earned income (as described in section 401(c)(2) of the Code and regulations promulgated under section 401(c)(2)) of the Code, plus amounts deferred at the election of the employee that would be includible in gross income but for the rules of section 402(e)(3), 402(h)(1)(B), 402(k), or 457(b) of the Code and (ii) amounts described in section 104(a)(3), 105(a), or 105(h) of the Code, but only to the extent that these amounts are includible in the gross income of the employee, and (iii) amounts paid or reimbursed by the employer for moving expenses incurred by an employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the employee under section 217 of the Code, and (iv) the value of a nonstatutory option (which is an option other than a statutory option as defined in §1.421-1(b)) granted to an employee by the employer, but only to the extent that the value of the option is includible in the gross income of the employee for the taxable year in which granted.

(h)	Exclusions. Notwithstanding the foregoing, §415 compensation shall not include any of the following.
(i)	Contributions (other than elective deferrals) to a plan of deferred compensation to the extent the contributions are not includible in gross income for the year the contribution is added.
(ii)	Amount realized from the exercise of a nonstatutory option or when restricted stock or other property either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.
(iii)	Amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option.
(iv)
Other amounts receiving special tax benefits such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in gross income and are not salary reduction amounts described in section 125 of the Code).

(i)	Post-Severance Pay. Notwithstanding the foregoing, §415 compensation shall not include any amounts received after an employee’s severance from employment except as follows.
(i)
Regular Pay. Regular pay (e.g., regular base pay, overtime, shift differential pay, commissions, bonuses and other similar compensation) shall be included if (A) it is paid not later than the end of the limitation year that includes the severance from employment date or, if later, two and one-half (2-1/2) months after the severance from employment date, and (B) it would have been paid if there had been no severance from employment.

(ii)
Unused Leave. Payments of unused accrued bona fide sick leave, vacation or other leave shall be included if it is paid not later than the end of the limitation year that includes the severance from employment date or, if later, two and one-half (2-1/2) months after severance from employment.

(iii)
NQDC. Payments of nonqualified unfunded deferred compensation plan shall be included if (A) it is received not later than the end of the limitation year that includes the severance from employment date or, if later, two and one-half (2-1/2) months after the severance from employment date, and (B) it would have been paid if there had been no severance from employment.

(iv)
Actual USERRA and Disability. Payments of compensation paid to employees performing qualified military service (e.g., “differential pay”) and to employees who are totally and permanently disabled shall be included if the payments do not exceed the amounts the employee would have received if employment had continued.

(v)
Imputed Disability Pay. The compensation an employee would have received for the limitation year shall be included if the following conditions are satisfied: (A) the employee is totally and permanently disabled within the meaning of section 22(e)(3) of the Code, and (B) either (x) the employee is not a highly compensated employee immediately before becoming disabled or (y) the terms of the plan provide for the continuation of contributions on behalf of all participants who are permanently and totally disabled for a fixed or determinable period, and (C) the plan provides that such amounts are taken into account for the purpose of making contributions, and (D) all contributions made with respect to such imputed compensation are nonforfeitable when made.

1.8. Welfare Benefit Fund. Welfare benefit fund means a fund as defined in section 419(e) of the Code which provides post-retirement medical benefits allocated to separate accounts for key employees as defined in section 419A(d)(3).
SECTION 2
DEFINED CONTRIBUTION LIMITATION
Notwithstanding anything to the contrary contained in the Plan Statement, there shall not be allocated to the account of any Participant under a defined contribution plan for any limitation year an amount which would cause the annual addition for such Participant to exceed the maximum permissible addition. Subject to the provisions of this Appendix, the limitations of section 415(c) of the Code (and regulations issued pursuant thereto) are incorporated by reference in this Appendix.
SECTION 3
SUSPENSION OF ANNUAL ADDITIONS
3.1. Temporary Suspension. If as of any date during a limitation year it is determined that a Participant’s annual additions that would be made then under other provisions of this Plan Statement would exceed the maximum permissible addition as of that date, the contributions and allocations to that Participant’s accounts shall be made only to the extent that they can be made without causing any such excess to occur. Therefore, the contributions and allocations to be made as of that date shall be made in the following sequence to the extent permitted.
(a)	Employer Contributions – Not Matching.
(i)	Employer contributions to defined contribution pension plans (e.g., money purchase pension plans including target benefit pension plans).
(ii)	Employer fixed (non-discretionary, non-matching) contributions to defined contribution profit sharing plans and stock bonus plans.
(iii)	Employer discretionary (non-matching) contributions to defined contribution profit sharing plans and stock bonus plans.
(b)	Employee Matched and Employer Matching Contributions.
(i)	Employee non-Roth matched elective deferrals (within the meaning of section 402(g)(3) of the Code) to defined contribution profit sharing plans and stock bonus plans.

(ii)	Employee Roth matched elective deferrals (within the meaning of section 402(g)(3) of the Code) to defined contribution profit sharing plans and stock bonus plans.
(iii)	Employee matched after-tax contributions to defined contribution profit sharing plans and stock bonus plans.
(iv)	Employer non-discretionary fixed matching contributions to defined contribution profit sharing and plans and stock bonus plans.
(v)	Employer discretionary matching contributions to defined contribution profit sharing plans and stock bonus plans.
(c)	Employee Contributions – Not Matched.
(i)	Employee non-Roth unmatched elective deferrals (within the meaning of section 402(g)(3) of the Code) to defined contribution profit sharing plans and stock bonus plans.
(ii)	Employee Roth unmatched elective deferrals (within the meaning of section 402(g)(3) of the Code) to defined contribution profit sharing plans and stock bonus plans.
(iii)	Employee unmatched after-tax contributions to defined contribution profit sharing plans and stock bonus plans.
(d)	Other.
(i)	All other contributions and allocations (but excluding forfeitures to be reallocated).
(ii)	Forfeitures to be reallocated.
3.2. Tie Breaker. If a contribution or allocation that would be in two (2) or more plans in the same priority cannot be made because of the foregoing rules, the contribution or allocation shall be made among the plans in chronological order as determined by the effective date of each plan (using the original effective date of the plan) beginning with the plan that was first established.

WRITTEN ACTION OF
OFFICER OF
U.S. BANCORP
(Adoption of Twelfth Amendment to
U.S. Bank 401(k) Savings Plan)
I, Jennie Carlson, certify that I am the Executive Vice President, Human Resource of U.S. Bancorp, a Delaware corporation, and that, pursuant to authority granted by Section 9.1(b) of the U.S. Bank 401(k) Savings Plan, I take the following actions:
The document entitled “TWELFTH AMENDMENT OF U.S. BANK 401(k) SAVINGS PLAN (2002 Restatement)” is approved and adopted.
I certify that the document is a true and correct copy of the amendment.

Dated: December 31, 2009	/s/ Jennie Carlson
Jennie Carlson
Executive Vice President, Human Resources

TWELFTH AMENDMENT
OF
U.S. BANK 401(k) SAVINGS PLAN
(2002 Restatement)
The U.S. Bank 401(k) Savings Plan (2002 Restatement) (hereinafter referred to as the “Plan Statement”) is hereby amended in the following respects:
1. RECOGNIZED COMPENSATION. Effective for compensation paid on or after January 1, 2010, Section 2.1.36(a) of the Plan Statement shall be amended by deleting the “and” before (ii); adding a comma after “Company” at the end of the sentence, and adding the following at the end of the sentence: “and (iii) payments for accrued vacation not taken but paid out.”
2. RECOGNIZED COMPENSATION. Effective for compensation paid on or after January 1, 2010, Section 2.1.36(b) of the Plan Statement shall be amended by deleting the words “for vacation and” from subsection (ii) of the paragraph.
3. NO ACCEPTANCE OF ROLLOVER CONTRIBUTIONS ATTRIBUTABLE TO ROTH CONTRIBUTIONS. Effective for Plan Years beginning on or after January 1, 2006, the last sentence of Section 4.5.1 of the Plan Statement shall be amended to read in full as follows:
The Plan will not accept a rollover of after-tax contributions and Roth 401(k) contributions.
4. PAYMENT TO BENEFICIARIES. Effective for distributions on or after January 1, 2010 (including for participants who died prior to January 1, 2010), Section 7.3.4 of the Plan Statement shall be amended to read in full as follows:
7.3.4. Beneficiary’s Required Beginning Date. Notwithstanding any other provision of this Plan Statement, distribution to the Beneficiary of a Participant shall be made by the December 31 of the calendar year in which occurs the first anniversary of the Participant’s death.
5. PPA-ADDITIONAL TIME TO DISTRIBUTE REQUIRED NOTICES. Effective for Plan Years beginning on or after January 1, 2010, Section 7.5.1 of the Plan Statement shall be amended by replacing all references to “ninety (90) days” with “one hundred eighty (180) days (90 days prior to January 1, 2010).”

6. PPA-DIRECT ROLLOVERS AND NONSPOUSE BENEFICIARY ROLLOVERS. Effective for all benefit payments commencing on or after January 1, 2007, Section 7.5.2 of the Plan Statement shall be amended by adding a new paragraph (d) (and all subsequent paragraphs shall be re-lettered):
(d)
Special Rule For Nonspouse Beneficiaries. A distributee who is a Beneficiary and who is not the surviving spouse of a Participant or an alternate payee may elect, at the time and the manner prescribed by the Committee, to have all or any portion of such distributee’s benefit paid directly in a trustee-to-trustee transfer to an individual retirement account or annuity described in sections 408(a) or (b) of the Code, which is treated as an inherited individual retirement account or annuity within the meaning of section 408(d)(3)(C) of the Code.

7. WRERA-NONSPOUSE BENEFICIARY ROLLOVERS. Effective for distributions payable on or after January 1, 2010, Section 7.5.2(d) of the Plan Statement shall be amended by adding the following sentences at the end thereof:
Any distribution to a nonspouse Beneficiary which is payable prior to January 1, 2010, shall not be subject to the direct rollover requirements of section 401(a)(31) of the Code and the notice requirements of section 402(f) of the Code. Any distribution to a nonspouse Beneficiary which is payable on or after January 1, 2010, shall be subject to the direct rollover requirements of section 401(a)(31) of the Code and the notice requirements of section 402(f) of the Code.
8. COMPLIANCE WITH FINAL REGULATIONS UNDER CODE SECTION 401(a)(9) REGARDING MINIMUM REQUIRED DISTRIBUTIONS. Effective for all distributions payable on or after January 1, 2003, Section 7.5.3 of the Plan Statement shall be amended to read in full as follows:
7.5.3. Compliance with Section 401(a)(9) of the Code. Notwithstanding the foregoing provisions of this Section 7, all distributions under this Plan shall comply with the minimum distribution requirements of section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirements of section 401(a)(9)(G) of the Code. Effective with respect to distributions made on or after January 1, 2003, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the final regulations issued thereunder on April 17, 2002, notwithstanding any provision to the contrary.
9. COMPLIANCE WITH HEART ACT. Effective January 1, 2009, Section 13.5 of the Plan Statement shall be amended to read in full as follows:
13.5. Compliance With Uniformed Services Employment and Reemployment Rights Act of 1994 and Heroes Earnings Assistance and Relief Tax Act of 2008. Effective for veterans rehired on or after December 12, 1994, and notwithstanding any provision of the Plan Statement to the contrary, contributions, benefits or service credits, if any, will be provided in accordance with section 414(u) of the Code. Effective January 1, 2009, and notwithstanding any provision of the Plan Statement to the contrary, (i) differential pay (as defined in section 3401(h)(2) of the Code) shall be included in compensation that is used to determine benefits, and (ii) the death after 2006 of a Participant during qualified military service (as defined in section 414(u)(5) of the Code) will be treated as death while in the employment of the Employer and all Affiliates for purposes of any benefits (other than benefit accruals related to the period of qualified military service) to which the Participant’s survivors would have been entitled had the Participant resumed employment and then terminated employment on account of death.

10. CLARIFICATION REGARDING KEY EMPLOYEE DETERMINATION. Effective for Plan Years beginning on or after January 1, 2002, the lead-in to Section 1.6 of Appendix B to the Plan Statement shall be amended to read in full as follows:
1.6. Key Employee. Key employee means each Participant (whether or not then an employee) who at any time during the Plan Year that includes the determination date is:
11. CLARIFICATION REGARDING TOP HEAVY PROVISIONS. Effective for Plan Years beginning on or after January 1, 2002, Section 1.9(a) of Appendix B to the Plan Statement shall be amended to read in full as follows:
(a)
For the purpose of determining the present value of the cumulative accrued benefit for any employee under a defined benefit plan, or the amount of the account of any employee under a defined contribution plan, such present value or amount shall be increased by the aggregate distributions made with respect to such employee under the plan on account of severance from employment, death or disability during the one (1) year period ending on the determination date and the aggregate distributions made with respect to such employee under the plan for any other reason during the five (5) year period ending on the determination date.

12. CLARIFICATION REGARDING TOP HEAVY PROVISIONS. Effective for Plan Years beginning on or after January 1, 2002, Section 1.10(b) of Appendix B to the Plan Statement shall be amended to read in full as follows:
(b)
For the purpose of determining the present value of the cumulative accrued benefit for any employee under a defined benefit plan, or the amount of the account of any employee under a defined contribution plan, such present value or amount shall be increased by the aggregate distributions made with respect to such employee under the plan on account of severance from employment, death or disability during the one (1) year period ending on the determination date and the aggregate distributions made with respect to such employee under the plan for any other reason during the five (5) year period ending on the determination date.

13. PPA-TOP HEAVY PROVISION. Effective for Plan Years beginning on or after January 1, 2008, Section 1.10(j) of Appendix B to the Plan Statement shall be amended to read in full as follows:
(j)
A plan shall not be a top heavy plan if it consists solely of (i) a cash or deferred arrangement which meets the requirements of section 401(k)(12) or section 401(k)(13) of the Code, and (ii) matching contributions which meet the requirements of section 401(m)(11) or section 401(m)(12) of the Code. If, but for the preceding sentence, a plan would be treated as a top heavy plan because it is a member of an aggregation group which is a top heavy group, contributions under the Plan may be taken into account in determining whether any other plan in the group meets the requirements of Section 3.3.

14. WRERA-ELIMINATION OF GAP PERIOD INCOME ON EXCESS DEFERRALS. Effective for taxable years beginning on or after January 1, 2008, Section 1.1.4 of Appendix D to the Plan Statement shall be amended to read in full as follows:
1.1.4. Determination of Income or Loss. The excess deferrals shall be adjusted for income or loss for the taxable year (but not the gap period). Unless the Committee (which for this Appendix shall be the Benefits Administration Committee) and the Trustee agree otherwise in writing, the income or loss allocable to excess deferrals shall be equal to the sum of the income or loss allocable to the Participant’s elective contributions for the Plan Year ending within such preceding taxable year by a fraction, the numerator of which is the excess deferrals on behalf of the Participant for such preceding taxable year and the denominator of which is the Participant’s Earnings Reduction Account balance attributable to elective contributions on the Valuation Date coincident with or immediately before the last day of such preceding taxable year.
15. PPA-ELIMINATION OF GAP PERIOD INCOME ON EXCESS CONTRIBUTIONS. Effective for purposes of determining nondiscrimination testing for Plan Years beginning on or after January 1, 2008, Section 2.2.4 of Appendix D to the Plan Statement shall be amended to read in full as follows:
2.2.4. Determination of Income or Loss. The excess contributions to be distributed to any eligible Highly Compensated Employee shall be adjusted for income or loss. Unless the Committee and the Trustee agree otherwise in writing, the income or loss allocable to excess contributions to be distributed shall be equal to the income or loss allocable to the eligible Highly Compensated Employee’s elective contributions, and if used to determine an eligible Highly Compensated Employee’s deferral percentage under Section 2.1 of this Appendix, matching contributions (as defined in section 401(m)(4) of the Code which meet the requirements of sections 401(k)(2)(B) and 401(k)(2)(C) of the Code for the Plan Year multiplied by a fraction, the numerator of which is the excess contributions to be distributed to the eligible Highly Compensated Employee for the Plan Year and the denominator of which is the sum of the eligible Highly Compensated Employee’s account balances attributable to elective contributions and such matching contributions on the last day of the Plan Year.

16. PPA-ELIMINATION OF GAP PERIOD INCOME ON EXCESS AGGREGATE CONTRIBUTIONS. Effective for purposes of determining nondiscrimination testing for Plan Years beginning on or after January 1, 2008, Section 3.2.4 of Appendix D to the Plan Statement shall be amended to read in full as follows:
3.2.4. Determination of Income or Loss. The excess aggregate contributions to be distributed to any eligible Highly Compensated Employee shall be adjusted for income or loss for the Plan Year (but not the gap period). Unless the Committee and the Trustee agree otherwise in writing, the income or loss allocable to excess aggregate contributions to be distributed shall be equal to the income or loss allocable to the eligible Highly Compensated Employee’s Employer matching contributions (to the extent used to determine the eligible Highly Compensated Employee’s contribution percentage under Section 3.1 of this Appendix), and if used to determine an eligible Highly Compensated Employee’s contribution percentage under Section 3.1 of this Appendix, elective contributions for the Plan Year multiplied by a fraction, the numerator of which is the excess aggregate contributions to be distributed to the eligible Highly Compensated Employee for the Plan Year and the denominator of which is the sum of the eligible Highly Compensated Employee’s account balances attributable to Employer matching contributions and such elective contributions on the last day of the Plan Year.
17. SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.